    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 21, 1996

                                               REGISTRATION STATEMENT 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                               ----------------

                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
         DELAWARE                    1389                   76-0252850
      (STATE OR OTHER    (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
      JURISDICTION OF      CLASSIFICATION CODE NO.)     IDENTIFICATION NO.)
      INCORPORATION)
                               2835 HOLMES ROAD
                             HOUSTON, TEXAS 77051
                                (713) 799-5100
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          JAMES F. MARONEY, III, ESQ.
                 VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION
                               2835 HOLMES ROAD
                             HOUSTON, TEXAS 77051
                                (713) 799-5100
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
            INCLUDING AREA CODE, OF REGISTRANT'S AGENT FOR SERVICE)

                               ----------------

                                  Copies to:
        PATRICK T. SEAVER, ESQ.                 SCOTT N. WULFE, ESQ.
           LATHAM & WATKINS                    VINSON & ELKINS L.L.P.
   650 TOWN CENTER DRIVE, SUITE 2000       1001 FANNIN STREET, SUITE 2300
     COSTA MESA, CALIFORNIA 92626             HOUSTON, TEXAS 77002-6760
            (714) 540-1235                         (713) 758-2222

                               ----------------

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                        PROPOSED
                                         PROPOSED       MAXIMUM
  TITLE OF EACH CLASS                    MAXIMUM       AGGREGATE     AMOUNT OF
  OF SECURITIES TO BE    AMOUNT TO BE OFFERING PRICE    OFFERING    REGISTRATION
       REGISTERED         REGISTERED   PER SHARE(1)     PRICE(1)       FEE(1)
--------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share.........  16,709,105        --       $43,886,132.80  $6,359.91
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended. The fee was computed in accordance with Rule 457(f)(2) based upon the historical book value per ordinary share, par value $.10 per share, of D.O.S. Ltd. ($1.22 as of December 31, 1995) and was reduced by $8,773.23 which was previously paid to the Securities and Exchange Commission pursuant to Rule 0-11 of the Securities and Exchange Act of 1934, as amended.

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION

              CROSS-REFERENCE SHEET BETWEEN ITEMS IN FORM S-4 AND
              PROSPECTUS PURSUANT TO ITEM 501(b) OF REGULATION S-K

 ITEM                                       LOCATION OF CAPTION IN JOINT PROXY
 NO.           FORM S-4 CAPTION                    STATEMENT/PROSPECTUS
 ----          ----------------             ----------------------------------
  1.  Forepart of the Registration
      Statement and Outside Front Cover   Facing Page of Registration Statement,
      Page of Prospectus...............   Outside Front Cover Page
  2.  Inside Front and Outside Back
      Cover Pages of                      Inside Front Cover Page; Available
      Prospectus.......................   Information; Incorporation of Certain
                                          Documents by Reference; Table of
                                          Contents
  3.  Risk Factors, Ratio of Earnings
      to Fixed Charges and Other          Summary; Summary Financial
      Information......................   Information; Risk Factors; The Annual
                                          Meeting; The Merger; Comparative Per
                                          Share Data; Drexel
  4.  Terms of the Transaction.........   Summary; The Merger; The Merger
                                          Agreement; Comparative Rights of
                                          Stockholders
  5.  Pro Forma Financial Information..   Summary Financial Information;
                                          Unaudited Pro Forma Condensed Combined
                                          Financial Statements
  6.  Material Contracts with the
      Company Being Acquired...........   The Merger
  7.  Additional Information Required
      for Reoffering by Persons and
      Parties Deemed to Be
      Underwriters.....................   Not Applicable
  8.  Interests of Named Experts and
      Counsel..........................   The Merger; Legal Matters; Experts
  9.  Disclosure of Commission Position
      on Indemnification for Securities
      Act Liabilities..................   Not Applicable
 10.  Information With Respect to S-3     Incorporation of Certain Documents by
      Registrants......................   Reference
 11.  Incorporation of Certain            Incorporation of Certain Documents by
      Information by Reference.........   Reference
 12.  Information With Respect to S-2
      or S-3 Registrants...............   Not Applicable
 13.  Incorporation of Certain
      Information by Reference.........   Not Applicable
 14.  Information With Respect to
      Registrants Other Than S-2 or S-3
      Registrants......................   Not Applicable
 15.  Information With Respect to S-3
      Companies........................   Not Applicable
 16.  Information With Respect to S-2
      or S-3 Companies.................   Not Applicable
 17.  Information With Respect to
      Companies Other Than S-2 or S-3
      Companies........................   Drexel
 18.  Information if Proxies, Consents
      or Authorizations are to be         Notice of Annual Meeting; Outside
      Solicited........................   Front Cover Page; Summary; The Annual
                                          Meeting; The Merger; Security
                                          Ownership of Certain Beneficial Owners
                                          and Management of Drexel; Security
                                          Ownership of Certain Beneficial Owners
                                          and Management of Tuboscope; Proposal
                                          to Elect Tuboscope Directors
 19.  Information if Proxies, Consents,
      or Authorizations are not to be
      Solicited, or in an Exchange
      Offer............................   Not Applicable

                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION
                                2835 HOLMES ROAD
                              HOUSTON, TEXAS 77051

                                                                  March 25, 1996

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Tuboscope Vetco International Corporation, a Delaware corporation ("Tuboscope"), to be held on April 24, 1996, at 10:00 a.m., local time, at The Ritz Carlton Hotel, 1919 Briar Oaks Lane, Houston, Texas.

  At the Annual Meeting, you will be asked to consider and vote upon a group of related proposals (the "Merger Proposals") which provide for (i) the merger (the "Merger") of Grow Acquisition Limited, a Bermuda corporation and wholly owned subsidiary of Tuboscope, with and into D.O.S. Ltd., a Bermuda corporation, (ii) the sale (the "SCF Sale") by Tuboscope to SCF-III, L.P., a Delaware limited partnership, of shares of Tuboscope Common Stock and warrants to purchase shares of Tuboscope Common Stock and (iii) the amendment of Tuboscope's Certificate of Incorporation to increase the number of authorized shares of Tuboscope Common Stock. In addition, you will be asked to vote upon two other proposals (the "Additional Proposals") relating to the election of members of the Board of Directors of Tuboscope and approval of the 1996 Equity Participation Plan of Tuboscope Vetco International Corporation (the "1996 Equity Participation Plan").

  THE APPROVAL OF EACH OF THE MERGER PROPOSALS IS CONDITIONED UPON APPROVAL OF ALL OF THE MERGER PROPOSALS BY THE STOCKHOLDERS OF TUBOSCOPE. ACCORDINGLY, A VOTE AGAINST ANY ONE OR MORE OF THE MERGER PROPOSALS WILL HAVE THE SAME EFFECT AS A VOTE AGAINST ALL OF THE MERGER PROPOSALS.

  The Merger Proposals and the Additional Proposals are more fully described in the accompanying Proxy Statement/Prospectus and Appendices, including discussions therein concerning Tuboscope's reasons for the Merger and the SCF Sale and factors which should be considered in connection with your vote on the Merger and the SCF Sale. Please review this information carefully.

  AFTER CAREFUL CONSIDERATION, THE TUBOSCOPE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER PROPOSALS AND THE 1996 EQUITY PARTICIPATION PLAN. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE MERGER PROPOSALS AND THE 1996 EQUITY PARTICIPATION PLAN. IN ADDITION, THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE TO THE BOARD OF DIRECTORS NAMED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

  We hope you will attend the Annual Meeting. However, whether or not you plan to attend the Annual Meeting, please complete, sign and date the accompanying proxy card and promptly return it in the enclosed prepaid envelope. If you are present at the meeting you may, if you wish, withdraw your proxy and vote in person.

                                          Sincerely,

                                          James F. Maroney, III
                                          Vice President, Secretary and
                                           General Counsel

                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION
                                2835 HOLMES ROAD
                              HOUSTON, TEXAS 77051

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 24, 1996

                               ----------------

To the Stockholders of
 Tuboscope Vetco International Corporation:

  Notice is Hereby Given that the Annual Meeting of Stockholders (the "Annual Meeting") of Tuboscope Vetco International Corporation, a Delaware corporation ("Tuboscope"), will be held at The Ritz Carlton Hotel, 1919 Briar Oaks Lane, Houston, Texas at 10:00 a.m., local time, on April 24, 1996, to consider and act upon:

    1. Three related proposals (the "Merger Proposals"), more fully described in the accompanying Proxy Statement/Prospectus and Appendices thereto, which provide for the following:

      Proposal One: Approval and adoption of the Agreement and Plan of Merger dated as of January 3, 1996 (the "Merger Agreement"), between Tuboscope, Grow Acquisition Limited, a Bermuda corporation and wholly owned subsidiary of Tuboscope ("Sub"), and D.O.S. Ltd., a Bermuda corporation ("Drexel"), providing for the merger (the "Merger") of Sub with and into Drexel. Under the Merger Agreement, each outstanding ordinary share, par value $0.10 per share, of Drexel will be converted into .4645 share of common stock, par value $0.01 per share, of Tuboscope ("Tuboscope Common Stock") or an aggregate of approximately 16,700,000 shares of Tuboscope Common Stock as of the date of the Proxy Statement/Prospectus. Approval and adoption of the Merger Agreement will also constitute approval of the transactions contemplated thereby, including the assumption by Tuboscope of the rights and obligations of Drexel under Drexel's stock option plans.

      Proposal Two: Approval of the sale by Tuboscope to SCF-III, L.P., a Delaware limited partnership and an affiliate of a stockholder of Drexel ("SCF"), of 4,200,000 shares of Tuboscope Common Stock and warrants to purchase, subject to adjustment under certain circumstances, an aggregate of 2,533,000 shares of Tuboscope Common Stock at an exercise price of $10 per share expiring on December 31, 2000, for an aggregate purchase price of $31,000,000, pursuant to a Subscription Agreement dated as of January 3, 1996 between Tuboscope and SCF.

      Proposal Three: Approval of an amendment to Tuboscope's Certificate of Incorporation to increase the number of authorized shares of Tuboscope Common Stock from 35,000,000 to 60,000,000.

  THE APPROVAL OF EACH OF THE MERGER PROPOSALS IS CONDITIONED UPON THE APPROVAL OF ALL OF THE MERGER PROPOSALS. ACCORDINGLY, A VOTE AGAINST ANY ONE OR MORE OF THE MERGER PROPOSALS WILL HAVE THE SAME EFFECT AS A VOTE AGAINST ALL OF THE MERGER PROPOSALS.

    2. Two additional proposals (the "Additional Proposals"), more fully described in the accompanying Proxy Statement/Prospectus and Appendices thereto, which provide for the following:

      Proposal Four: The election of the members of the Tuboscope Board of Directors.

      Proposal Five: Approval of Tuboscope's 1996 Equity Participation Plan of Tuboscope Vetco International Corporation.

    THE APPROVAL OF THE ADDITIONAL PROPOSALS IS NOT CONDITIONED ON THE APPROVAL OF ANY OTHER ADDITIONAL PROPOSAL OR THE MERGER PROPOSALS.

    3. Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

  The Board of Directors of Tuboscope has fixed the close of business on March 15, 1996 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the offices of Tuboscope located at 2835 Holmes Road, Houston, Texas 77051, at least ten days prior to the Annual Meeting.

  Whether or not you plan to attend the Annual Meeting, please execute, date and return promptly the enclosed form of proxy. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States.

                                          By Order of the Board of Directors,

                                          James F. Maroney, III
                                          Vice President, Secretary and
                                           General Counsel

March 25, 1996

                             YOUR VOTE IS IMPORTANT

TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 24, 1996

                               ----------------

                          PROXY STATEMENT/PROSPECTUS

                               ----------------

  This Proxy Statement/Prospectus is being furnished to the stockholders of Tuboscope Vetco International Corporation, a Delaware corporation ("Tuboscope" or the "Company"), in connection with the solicitation of proxies by the Board of Directors to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on April 24, 1996, at 10:00 a.m., local time, at The Ritz Carlton Hotel, 1919 Briar Oaks Lane, Houston, Texas.

  At the Annual Meeting, the stockholders of Tuboscope will be asked to consider and vote upon the following three related proposals (the "Merger Proposals"): (i) approval and adoption of the Agreement and Plan of Merger dated as of January 3, 1996 (the "Merger Agreement"), between Tuboscope, Grow Acquisition Limited, a Bermuda corporation and wholly owned subsidiary of Tuboscope ("Sub"), and D.O.S. Ltd., a Bermuda corporation ("Drexel"), providing for the merger (the "Merger") of Sub with and into Drexel, (ii) approval of the sale (the "SCF Sale") by Tuboscope to SCF-III, L.P., a Delaware limited partnership and an affiliate of a stockholder of Drexel ("SCF"), of 4,200,000 shares (the "SCF Shares") of common stock, par value
$.01 per share, of Tuboscope ("Tuboscope Common Stock") and warrants (the "SCF Warrants") to purchase, subject to adjustment under certain circumstances, an aggregate of 2,533,000 shares of Tuboscope Common Stock at an exercise price of $10 per share expiring on December 31, 2000, for an aggregate purchase price of $31,000,000, pursuant to a Subscription Agreement (the "Subscription Agreement") dated as of January 3, 1996 between Tuboscope and SCF, and (iii) approval of an amendment to Tuboscope's Certificate of Incorporation to increase the number of authorized shares of Tuboscope Common Stock from 35,000,000 to 60,000,000. Under the Merger Agreement, each outstanding ordinary share, par value $0.10 per share, of Drexel ("Drexel Common Stock") will be converted into .4645 share of Tuboscope Common Stock or an aggregate of approximately 16,700,000 shares of Tuboscope Common Stock as of the date of this Proxy Statement/Prospectus. Approval and adoption of the Merger Agreement will also constitute approval of the assumption by Tuboscope of the rights and obligations of Drexel under Drexel's stock option plans. Copies of the Merger Agreement and Subscription Agreement are attached as Appendices A and B, respectively, to this Proxy Statement/Prospectus. THE APPROVAL OF EACH OF THE MERGER PROPOSALS IS CONDITIONED UPON THE APPROVAL OF ALL OF THE MERGER PROPOSALS BY THE STOCKHOLDERS OF TUBOSCOPE. ACCORDINGLY, A VOTE AGAINST ANY
ONE OR MORE OF THE MERGER PROPOSALS WILL HAVE THE SAME EFFECT AS A VOTE
AGAINST ALL OF THE MERGER PROPOSALS.
                                                 (Cover continued on next page)

                               ----------------

  SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING THE SECURITIES OFFERED HEREBY.

                               ----------------

 THE SECURITIES ISSUABLE PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE NOT
  BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND EXCHANGE COMMISSION OR
    ANY STATE SECURITIES  COMMISSION, NOR HAS  THE SECURITIES AND  EXCHANGE
     COMMISSION OR ANY STATE SECURITIES  COMMISSION PASSED UPON THE ACCU-
      RACY  OR ADEQUACY OF  THIS PROXY STATEMENT/PROSPECTUS.  ANY REPRE-
        SENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

  This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed or delivered to the stockholders of Tuboscope on or about March 25, 1996.

                               ----------------

        THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS MARCH 22, 1996.

(Cover continued from previous page)

  In addition, at the Annual Meeting the stockholders of Tuboscope will consider and vote upon the following additional proposals (the "Additional Proposals"): (i) the election of the members of the Tuboscope Board of Directors and (ii) approval of the 1996 Equity Participation Plan of Tuboscope Vetco International Corporation (the "1996 Equity Participation Plan").

  In connection with the Merger and SCF Sale, Tuboscope and Baker Hughes Incorporated ("BHI") have entered into an Exchange Agreement dated as of January 3, 1996 (the "Exchange Agreement"), whereby Tuboscope has agreed to issue to BHI 1,500,000 shares (the "BHI Shares") of Tuboscope Common Stock and warrants (the "BHI Warrants") to purchase, subject to adjustment under certain circumstances, an aggregate of 1,250,000 shares of Tuboscope Common Stock at an exercise price of $10 per share expiring on December 31, 2000, in exchange (the "BHI Exchange") for all of the 100,000 shares of Redeemable Series A Convertible Preferred Stock, par value $.01 per share, of Tuboscope (the "Tuboscope Series A Preferred Stock") held by BHI. The BHI Exchange is contingent upon, among other items, the consummation of the Merger.

  The Merger, SCF Sale and BHI Exchange, and the transactions contemplated thereby (including the amendment to Tuboscope's Certificate of Incorporation), are collectively referred to in this Proxy Statement/Prospectus as the "Merger Transactions."

  The Tuboscope Common Stock is quoted on the Nasdaq Stock Market ("Nasdaq") under the symbol "TUBO." On March 18, 1996, the last reported sale price for a share of Tuboscope Common Stock on Nasdaq was $10 1/8.

                               ----------------

                             AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Tuboscope Common Stock to be issued pursuant to the Merger Agreement. As permitted by the rules and regulations of the Commission, this Prospectus, which constitutes a part of the Registration Statement, does not contain all information set forth in the Registration Statement. For further information, please refer to the Registration Statement, including the exhibits thereto. Statements contained in this Proxy Statement/Prospectus relating to the contents of any contract or other document referred to herein are not necessarily complete, and reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified by such reference.

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement, as well as reports, proxy statements and other information filed by the Company can be inspected and copied at the Commission's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the public reference facilities maintained by the Commission at its regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained from the Commission at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Additionally, material filed by Tuboscope can be inspected at the offices of Nasdaq, Reports Section, 1735 K Street N.W., Washington, D.C. 20006.

  Drexel is not subject to the informational requirements of the Exchange Act.

  All information concerning Tuboscope contained in this Proxy Statement/Prospectus has been furnished by Tuboscope and all information concerning Drexel contained in this Proxy Statement/Prospectus has been furnished by Drexel. No person is authorized to make any representation with respect to the matters described in this Proxy Statement/Prospectus other than those contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by Tuboscope, Drexel or any other person. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of any offer to purchase, any securities, or make a solicitation of a proxy, in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such an offer or solicitation. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of securities hereunder shall under any circumstances be deemed to imply that there has been no change in the assets, properties or affairs of Tuboscope or Drexel since the date hereof or that the information set forth herein is correct as of any time subsequent to the date hereof.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by Tuboscope are incorporated by reference in this Proxy Statement/Prospectus:

  1.Tuboscope's Current Report on Form 8-K filed on January 16, 1996;
  2. Tuboscope's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; and
  3. Tuboscope's Registration Statement on Form 8-A filed on February 22, 1990, as amended on March 2, 1990.

  All documents filed by Tuboscope with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Annual Meeting shall be deemed to be incorporated by reference herein and shall be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement in this Proxy Statement/Prospectus or in any other subsequently filed document which is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

  THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS RELATING TO TUBOSCOPE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATING TO TUBOSCOPE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON REQUEST FROM TUBOSCOPE VETCO INTERNATIONAL CORPORATION, ATTENTION: CORPORATE SECRETARY, 2835 HOLMES ROAD, HOUSTON, TEXAS 77051. TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, REQUESTS SHOULD BE RECEIVED BY APRIL 10, 1996.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
AVAILABLE INFORMATION.....................................................  ii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................... iii
SUMMARY...................................................................   1
SELECTED FINANCIAL INFORMATION............................................   7
SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA.............   9
COMPARATIVE PER SHARE DATA................................................  10
PRICE RANGE OF TUBOSCOPE COMMON STOCK.....................................  11
RISK FACTORS..............................................................  12
  No Assurance of Continued Growth of Drexel's Operating Profit;
   Integration of SOFS's Operations.......................................  12
  Changes in the Ownership of Tuboscope Resulting From the Merger
   Transactions...........................................................  12
  Certain Changes in Executive Management.................................  12
  No Assurance of Achieving Anticipated Consolidated Savings..............  13
  Possible Repurchase Obligation Regarding TVI's Subordinated Notes.......  13
  Limitations of the Fairness Opinion of Tuboscope's Financial Advisor....  13
  Cyclical Nature of Oilfield Services Industry...........................  14
  Risk of Significant Foreign Operations..................................  14
  Interests of Certain Persons in the Merger Transactions, Possible
   Conflicts of Interest..................................................  14
THE ANNUAL MEETING........................................................  15
  General.................................................................  15
  Matters to be Considered at the Annual Meeting..........................  15
  Record Date.............................................................  15
  Proxies.................................................................  16
  Quorum..................................................................  16
  Vote Required...........................................................  16
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS...............  18
THE MERGER TRANSACTIONS...................................................  24
  Background of the Merger Transactions...................................  24
  Tuboscope's Reasons for the Merger Transactions.........................  26
  Drexel's Reasons for the Merger.........................................  27
  Opinion of Tuboscope's Financial Advisor................................  28
  Interests of Certain Persons in the Merger..............................  32
  Voting Agreements.......................................................  35
  Registration Rights.....................................................  36
  Regulatory Approvals....................................................  37
  Accounting Treatment....................................................  37
  Restrictions on Sales of Stock..........................................  37
THE MERGER AGREEMENT......................................................  38
  Merger Consideration....................................................  38
  Conversion of Shares; Fractional Shares.................................  38
  Escrowed Shares.........................................................  39
  Appraisal Rights........................................................  39
  Treatment of Drexel Options.............................................  39
  Liquidation of Drexel...................................................  40
  Conditions to the Merger................................................  40
  Representations and Warranties..........................................  42
  Certain Covenants; Conduct of Business..................................  42
  Additional Agreements...................................................  43

                                                                            PAGE
                                                                            ----
  Expenses and Termination Fee............................................   43
  Indemnification.........................................................   44
  Amendment, Waiver and Termination.......................................   44
THE SUBSCRIPTION AGREEMENT................................................   45
  Sale of SCF Shares and SCF Warrants.....................................   45
  Conditions to the SCF Sale..............................................   45
  Termination; Termination Fee............................................   45
  Certain Antidilutive Adjustments to the SCF Warrants....................   46
THE EXCHANGE AGREEMENT....................................................   46
  Exchange of BHI Shares and BHI Warrants.................................   46
  Conditions to the BHI Exchange..........................................   46
  Termination.............................................................   46
  Modification of Registration Rights; Effect of Existing Stockholder
   Agreement..............................................................   47
  Certain Antidilutive Adjustments to the BHI Warrants....................   47
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.....................   47
  Opinions................................................................   48
  General Tax Consequences................................................   48
  Cash in Lieu of Fractional Shares.......................................   48
  Escrowed Shares.........................................................   48
  Filing Requirements.....................................................   49
  Proposed Regulations....................................................   49
  Dissenting Stockholders.................................................   49
  Proposed Legislation....................................................   49
MANAGEMENT AND OPERATIONS AFTER THE MERGER................................   50
  Directors After the Merger..............................................   50
  Executive Officers After the Merger.....................................   50
  Executive Compensation of Executive Officers After the Merger...........   52
DREXEL....................................................................   54
  Recent Developments.....................................................   54
  Strategy................................................................   54
  Solids Control Equipment................................................   55
  Coiled Tubing Equipment.................................................   55
  Marketing, Distribution and Customers...................................   56
  Backlog.................................................................   56
  Competition.............................................................   57
  Facilities..............................................................   57
  Employees...............................................................   58
  Insurance and Litigation................................................   58
  Environmental Regulation................................................   58
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS OF DREXEL.....................................................   59
  Results of Operations...................................................   59
  Nine Months Ended December 31, 1995 Compared to Nine Months Ended
   December 31, 1994......................................................   59
  Fiscal Year Ended March 31, 1995 Compared to Fiscal Year Ended March 31,
   1994...................................................................   60
  Fiscal Year Ended March 31, 1994 Compared to Fiscal Year Ended March 31,
   1993...................................................................   61
  Financial Condition and Liquidity.......................................   62
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF DREXEL..   65
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF
 TUBOSCOPE................................................................   67

                                                                                                 PAGE
                                                                                                 ----
DESCRIPTION OF TUBOSCOPE CAPITAL STOCK.......................................................    69
  Redeemable Series A Convertible Preferred Stock............................................    69
  Tuboscope Common Stock.....................................................................    70
  Delaware General Corporation Law...........................................................    71
COMPARATIVE RIGHTS OF STOCKHOLDERS...........................................................    71
  General....................................................................................    71
  Bermuda and Delaware Corporate Law.........................................................    71
  Charter and Bylaw Provisions...............................................................    75
PROPOSAL TO AMEND TUBOSCOPE'S CERTIFICATE OF INCORPORATION...................................    77
PROPOSAL TO ELECT TUBOSCOPE DIRECTORS........................................................    78
  General....................................................................................    78
  Information Concerning Nominees to the Tuboscope Board of Directors........................    78
  Vote.......................................................................................    79
  Board of Directors Meetings and Committees.................................................    79
  Director Compensation and Automatic-Grant Stock Option Plan................................    80
  Tuboscope Executive Officers...............................................................    80
  Executive Compensation.....................................................................    81
  Executive Committee Report on Compensation.................................................    84
  Compensation Committee Interlocks and Insider Participation................................    87
  Performance Graph..........................................................................    88
  Certain Stockholder Agreements.............................................................    89
  Certain Transactions.......................................................................    90
  Compliance With Securities Laws............................................................    90
PROPOSAL TO APPROVE THE 1996 EQUITY PARTICIPATION PLAN.......................................    91
  Description of the 1996 Equity Participation Plan..........................................    91
  Federal Income Tax Consequences............................................................    95
  Reasons for Adoption of the 1996 Equity Participation Plan.................................    97
  Required Vote for Approval and Recommendation of the Board of Directors....................    97
LEGAL MATTERS................................................................................    97
EXPERTS......................................................................................    98
STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING................................................    98
OTHER MATTERS................................................................................    98
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS...................................................    F-1

APPENDIX A --Agreement and Plan of Merger......................................................  A-1
APPENDIX B --Subscription Agreement............................................................  B-1
APPENDIX C --Form of Escrow Agreement..........................................................  C-1
APPENDIX D --Fairness Opinion of CS First Boston...............................................  D-1
APPENDIX E --Certificate of Amendment to Restated Certificate of
             Incorporation of Tuboscope Vetco International Corporation........................  E-1
           --1996 Equity Participation Plan of Tuboscope Vetco
APPENDIX F International Corporation...........................................................  F-1

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement/Prospectus and Appendices hereto. Stockholders are urged to read this Proxy Statement/Prospectus and its Appendices before voting on the matters discussed herein.

  As used herein, the term "Tuboscope" refers to Tuboscope Vetco International Corporation, including, unless the context otherwise requires, its subsidiaries, and the term "Drexel" refers to D.O.S. Ltd., including, unless the context otherwise requires, its subsidiaries.

TUBOSCOPE

  Tuboscope is the largest provider of oilfield-related inspection and coating services in the world. These services include the inspection and coating of oil country tubular goods (drill pipe, line pipe, casing and tubing) and the in-place inspection of oil and gas pipelines. Tuboscope's customers include most of the world's largest oil and gas companies and the major U.S. manufacturers of oil country tubular goods.

  Tuboscope was incorporated in 1988 as a Delaware corporation. Tuboscope is a holding company which owns all of the outstanding capital stock of Tuboscope Vetco International Inc. ("TVI"), CTI Inspection Services Inc. and Tuboscope Vetco Capital Corporation. Tuboscope's principal executive offices are located at 2835 Holmes Road, Houston, Texas, 77501, and its telephone number is (713) 799-5100.

DREXEL

  Drexel is the world's leading provider of solids control equipment and services to the oil and natural gas industry and coiled tubing units and related pressure control equipment to oilfield service companies. Drexel's oilfield products enjoy strong brand name recognition and its customers include the world's largest oilfield companies and operators. In November 1995, Drexel acquired SWECO(R) Oilfield Services (a division of Environmental Procedures, Inc.) and related companies (collectively, "SOFS"), which was the second largest oilfield solids control equipment supplier in the world.

  Drexel was incorporated in 1975 as a Bermuda corporation. Drexel's principal executive offices are located at 6829 Flintlock, Houston, Texas 77240, and its telephone number is (713) 466-8035.

THE ANNUAL MEETING

  The Annual Meeting will be held on April 24, 1996 at 10:00 a.m., local time, at The Ritz Carlton Hotel, 1919 Briar Oaks Lane, Houston, Texas.

  At the Annual Meeting, including any adjournment thereof, the stockholders of Tuboscope will be asked to consider and vote upon the following three related Merger Proposals: (i) approval and adoption of the Merger Agreement and the transactions contemplated thereby, (ii) approval of the SCF Sale and (iii) approval of an amendment to Tuboscope's Certificate of Incorporation to increase the number of authorized shares of Tuboscope Common Stock from 35,000,000 to 60,000,000. Approval and adoption of the Merger Agreement will also constitute approval of the assumption by Tuboscope of the rights and obligations of Drexel under Drexel's stock option plans. THE APPROVAL OF EACH OF THE MERGER PROPOSALS IS CONDITIONED UPON THE APPROVAL OF ALL OF THE MERGER PROPOSALS BY THE STOCKHOLDERS OF TUBOSCOPE. ACCORDINGLY, A VOTE AGAINST ANY ONE OR MORE OF THE MERGER PROPOSALS WILL HAVE THE SAME EFFECT AS A VOTE AGAINST ALL OF THE MERGER PROPOSALS.

  In addition, at the Annual Meeting, the stockholders of Tuboscope will consider and vote upon the following two Additional Proposals: (i) election of members of the Tuboscope Board of Directors and (ii) approval of the 1996 Equity Participation Plan. THE APPROVAL OF ANY OF THE ADDITIONAL PROPOSALS IS NOT CONDITIONED UPON THE APPROVAL OF ANY OTHER ADDITIONAL PROPOSAL OR THE MERGER PROPOSALS.

  The close of business on March 15, 1996 has been fixed as the record date (the "Record Date") for the determination of the stockholders of Tuboscope entitled to notice of and to vote at the Annual Meeting. Holders of Tuboscope Common Stock are entitled to one vote for each share of Tuboscope Common Stock held by them. The holders of a majority of the outstanding shares of Tuboscope Common Stock, present either in person or by properly executed proxies, will constitute a quorum at the Annual Meeting. See "The Annual Meeting--Record Date," "--Proxies," "--Quorum" and "--Vote Required."

  The affirmative vote of holders of a majority of the outstanding shares of Tuboscope Common Stock is required to approve and adopt each of the Merger Proposals. The affirmative vote of a majority of the outstanding shares of Tuboscope Common Stock present at the Annual Meeting, either in person or by properly executed proxies, and entitled to vote is required to approve the 1996 Equity Participation Plan. The favorable vote of a plurality of the shares of Tuboscope Common Stock present at the Annual Meeting, either in person or by properly executed proxies, and entitled to vote is required to elect members of the Tuboscope Board of Directors. See "The Annual Meeting--Vote Required." As of the Record Date, 18,560,075 shares of Tuboscope Common Stock were issued and outstanding, of which 21.0% were beneficially owned by directors, executive officers and affiliates of Tuboscope (excluding 777,619 shares which may be acquired upon exercise of options which are exercisable within 60 days of the Record Date). BHI and Brentwood Associates IV, L.P. ("Brentwood") have entered into a voting agreement with Drexel pursuant to which each such stockholder agreed to vote an aggregate of 2,991,111 shares of Tuboscope Common Stock, representing 16.1% of the outstanding Tuboscope Common Stock, in favor of the Merger Proposals. See "The Merger Transactions--Voting Agreements" and "Security Ownership of Certain Beneficial Owners and Management of Tuboscope."

THE MERGER TRANSACTIONS

 The Merger

  Conversion of Securities. Upon consummation of the transactions contemplated by the Merger Agreement, Sub will be merged with and into Drexel, and each share of Drexel Common Stock outstanding immediately prior to the consummation of the Merger will be converted into (i) .4372 share of Tuboscope Common Stock which will be immediately available for distribution to Drexel stockholders and
(ii) an additional .0273 share of Tuboscope Common Stock which will be placed in escrow (an "Escrowed Share") pursuant to an Escrow Agreement (the "Escrow Agreement"), the form of which is attached hereto as Appendix C. Tuboscope has the right, until the fifteenth business day after the delivery of the Drexel audited financial statements for the fiscal year ended March 31, 1996, to make claims against the Escrowed Shares for any damages suffered as a result of any breach by Drexel of any representation or warranty of Drexel contained in the Merger Agreement if such damages would result in a material adverse effect on Drexel, and then only to the extent such damages exceed $1,000,000 in the aggregate. No certificates or scrip representing fractional shares of Tuboscope Common Stock will be issued in the Merger, but cash will be paid to stockholders in lieu thereof. See "The Merger Agreement--Conversion of Shares; Fractional Shares" and "--Escrowed Shares."

  Liquidation of Drexel. As soon as practicable after the Effective Time (as defined below), Tuboscope shall cause Drexel to be liquidated into Tuboscope (the "Liquidation") so that the Merger and the Liquidation will be collectively treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). See "The Merger Agreement--Liquidation of Drexel" and "Certain United States Federal Income Tax Consequences."

  Effective Time of the Merger. The Merger will be effective upon the filing of a certificate of amalgamation (the "Certificate of Merger"), prepared and executed in accordance with the Companies Act 1981 of Bermuda, as amended (the "Bermuda Act"), with the Bermuda Registrar of Companies. The date and time of such filing (the "Effective Time") is currently expected to occur on or shortly after April 24, 1996, subject to approval by the stockholders of Tuboscope and Drexel of the Merger Proposals and satisfaction or waiver of the conditions precedent to the Merger set forth in the Merger Agreement. See "The Merger Agreement--Conditions to the Merger."

  Conditions to the Merger; Termination. The obligations of Tuboscope and Drexel to consummate the Merger are subject to the satisfaction of certain conditions, including, among others, (i) obtaining requisite Tuboscope and Drexel stockholder approvals and requisite regulatory approvals (including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act")), (ii) the effectiveness of the Registration Statement and the receipt by Tuboscope of all necessary approvals under applicable state securities laws, (iii) the authorization for trading on Nasdaq of the shares of Tuboscope Common Stock registered hereby, (iv) the absence of any injunction prohibiting consummation of the Merger, (v) the receipt of certain legal opinions with respect to the tax consequences of the Merger and the Liquidation, (vi) the receipt of consents from Tuboscope's and Drexel's banks and (vii) the compliance by SCF with its obligations under the Subscription Agreement. See "The Merger Agreement--Conditions to the Merger."

  The Merger Agreement is subject to termination by either Tuboscope or Drexel if the Merger is not consummated on or before June 30, 1996. In addition, the Merger Agreement may be terminated under certain circumstances by either Tuboscope or Drexel, including circumstances under which Drexel may be entitled to receive a termination fee. See "The Merger Agreement--Amendment, Waiver and Termination" and "--Expenses and Termination Fee."

  Treatment of Stock Options. At the Effective Time, all options to purchase shares of Drexel Common Stock (individually, a "Drexel Option") outstanding under Drexel's 1993 Stock Option Plan and stock option agreements of certain former stockholders of Drexel subsidiaries (the "Drexel Stock Option Plans") granted on or prior to the Effective Time, whether or not currently exercisable, will remain outstanding and will be assumed by Tuboscope. Thereafter, such options will be exercisable upon the same terms and conditions as under the applicable Drexel Stock Option Plan and the applicable option agreement issued thereunder, except that the number of shares of Tuboscope Common Stock subject to, and the per share exercise price of, each Drexel Option will be determined in accordance with the provisions of the Merger Agreement. See "The Merger Agreement--Treatment of Drexel Options."

  Certain U.S. Federal Income Tax Consequences. The Merger and the Liquidation are intended to qualify as a reorganization within the meaning of Section 368(a) of the Code. Based upon the advice of Baker & Botts, L.L.P., Tuboscope believes that no gain or loss will be recognized by Tuboscope or Tuboscope stockholders for U.S. federal income tax purposes as a result of the Merger and the Liquidation. Based upon the advice of Vinson & Elkins L.L.P., Drexel believes that no gain or loss will be recognized by Drexel stockholders for U.S. federal income tax purposes on the exchange of Drexel Common Stock for Tuboscope Common Stock (except with respect to cash, if any, received in lieu of a fractional interest in Tuboscope Common Stock). See "The Merger Agreement--Conditions to the Merger" and "Certain United States Federal Income Tax Consequences."

  Dissenters' Rights. Under the General Corporation Law of the State of Delaware (the "DGCL"), holders of Tuboscope Common Stock are not entitled to dissenters' rights in connection with the Merger.

  Resales of Tuboscope Common Stock. The shares of Tuboscope Common Stock to be issued pursuant to the Merger have been registered under the Securities Act, and therefore may be resold without restriction by persons who are not deemed to be "affiliates" (as such term is defined under the Securities Act) of either Tuboscope or Drexel. See "The Merger Transactions--Restrictions on Sales of Stock."

 The SCF Sale

  Sale of Securities. Concurrently with the closing of the Merger, Tuboscope will sell to SCF 4,200,000 shares of Tuboscope Common Stock and warrants to purchase, subject to adjustment under certain circumstances, an aggregate of 2,533,000 shares of Tuboscope Common Stock at an exercise price of $10 per share expiring on December 31, 2000, for an aggregate purchase price of $31,000,000. L. E. Simmons & Associates, Incorporated ("SCF G.P.") is the general partner of the general partner of SCF. The sole stockholder of SCF G.P. is Mr. L. E. Simmons. See "The Subscription Agreement--Sale of SCF Shares and SCF Warrants" and "--Certain Antidilutive Adjustments to the SCF Warrants."

  Conditions to Sale. The obligations of Tuboscope and SCF to effect the SCF Sale are subject to the satisfaction of certain conditions, including, among others, (i) the satisfaction by Tuboscope and Drexel of the conditions precedent to the Merger and (ii) the making of all filings with, and the receipt of all consents, approvals, permits and authorizations from, any government entity except where the failure to obtain such consents, approvals, permits and authorizations would not be likely to have a material adverse effect. See "The Subscription Agreement--Conditions to the SCF Sale."

  Termination; Termination Fee. The Subscription Agreement is subject to termination by either SCF or Tuboscope if (i) the SCF Sale does not occur by June 30, 1996 or (ii) the Merger Agreement is terminated. In addition, the Subscription Agreement may be terminated by the mutual agreement of Tuboscope and SCF. If the Merger Agreement is terminated, SCF may be entitled to receive a termination fee from Drexel under certain circumstances. See "The Subscription Agreement--Termination; Termination Fee."

 The BHI Exchange

  Exchange of Securities. Concurrently with the closing of the Merger and the SCF Sale, Tuboscope will issue to BHI 1,500,000 shares of Tuboscope Common Stock and warrants to purchase, subject to adjustment under certain circumstances, an aggregate of 1,250,000 shares of Tuboscope Common Stock at an exercise price of $10 per share expiring on December 31, 2000, in exchange for all of the 100,000 shares of Tuboscope Series A Preferred Stock held by BHI. BHI has agreed not to dispose of the shares of Tuboscope Common Stock it receives pursuant to the BHI Exchange prior to December 31, 1997. See "The Merger Transactions--Interests of Certain Persons in the Merger Transactions-- The BHI Exchange" and "The Exchange Agreement."

  Conditions to Exchange. The obligations of Tuboscope and BHI to effect the BHI Exchange are subject to the satisfaction of certain conditions, including among others, (i) the satisfaction by Tuboscope and Drexel of the condition precedents to the Merger and (ii) the making of all filings with, and the receipt of all consents, approvals, permits and authorizations from, any government entity except where the failure to obtain such consents, approvals, permits and authorizations would not be likely to have a material adverse effect. See "The Exchange Agreement--Conditions to the BHI Exchange."

  Termination. The Exchange Agreement is subject to termination by either BHI or Tuboscope if (i) the BHI Exchange does not occur by June 30, 1996 or (ii) the Merger Agreement is terminated.

 Amendment to Tuboscope's Certificate of Incorporation

  The Board of Directors of Tuboscope has approved an amendment to Tuboscope's Certificate of Incorporation increasing the number of authorized shares of Tuboscope Common Stock from 35,000,000 to 60,000,000. See "Description of Tuboscope Capital Stock" and "Proposal to Amend Tuboscope's Certificate of Incorporation."

 Recommendations of the Board of Directors

  The Board of Directors of Tuboscope has unanimously approved the Merger Proposals and unanimously recommends a vote FOR approval and adoption of each of the Merger Proposals by the stockholders of Tuboscope. See "The Merger Transactions--Tuboscope's Reasons for the Merger Transactions." See also "Risk Factors" for a discussion of factors which should be carefully considered by the stockholders of Tuboscope in connection with evaluating and voting on the Merger Proposals and the transactions contemplated thereby.

 Opinion of Tuboscope's Financial Advisor

  CS First Boston Corporation ("CS First Boston"), Tuboscope's financial advisor, rendered to the Board of Directors of Tuboscope its written opinion, to the effect that, as of the date of such opinion, the consideration to be paid and received by Tuboscope in the Merger Transactions was fair to Tuboscope from a financial point of view. See "The Merger Transactions--Opinion of Tuboscope's Financial Advisor." CS First Boston subsequently confirmed its opinion by delivery of a written opinion dated as of the date of this Proxy Statement/Prospectus. The full text of the written opinion of CS First Boston, which sets forth certain assumptions made, matters considered and limitations on the review undertaken by CS First Boston, is attached as Appendix D hereto. Tuboscope stockholders are urged to read the opinion carefully in its entirety.

 Tuboscope Management After the Merger

  Following the consummation of the Merger, Tuboscope's Board of Directors will be comprised of Jerome R. Baier, John F. Lauletta, J.S. Dickson Leach, Eric L. Mattson, Martin R. Reid, L. E. Simmons and an individual to be mutually agreed upon by Tuboscope and Drexel. Messrs. Lauletta, Dickson Leach and Simmons are currently affiliated with Drexel and Messrs. Baier, Mattson and Reid are currently directors of Tuboscope. See "Management and Operations After the Merger" and "Proposal to Elect Tuboscope's Directors."

  Following the consummation of the Merger, L.E. Simmons, currently the Chairman of the Board of Drexel, will be the Chairman of the Board of Tuboscope, John F. Lauletta, currently the Chief Executive Officer of Drexel, will be the President and Chief Executive Officer of Tuboscope, Joseph C. Winkler, currently the Chief Financial Officer of Drexel, will be the Chief Financial Officer of Tuboscope, Gerhard H. Hage will continue to be the Senior Vice President-International Operations, Martin I. Greenberg will continue to be the Vice President, Controller, Assistant Treasurer and Assistant Secretary, Kenneth L. Nibling will continue to be the Vice President-Human Resources and Administration and James F. Maroney will continue to be the Vice President, Secretary and General Counsel. See "Management and Operations After the Merger."

 Interests of Certain Persons in the Merger Transactions

  In considering the recommendations of the Board of Directors of Tuboscope with respect to the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that certain members of the Board of Directors of Tuboscope and the management of Tuboscope may have interests in the Merger that are in addition to the interests of stockholders of Tuboscope generally (including, without limitation, the eligibility for severance benefits). The Tuboscope Board of Directors was aware of these interests and considered them, among other factors, in approving the Merger Transactions. See "The Merger Transactions--Interests of Certain Persons in the Merger Transactions," "The Merger Agreement--Certain Covenants; Conduct of Business," "The Merger Agreement--Treatment of Drexel Options" and "The Merger Agreement-- Indemnification."

 Regulatory Matters

  In connection with the Merger and SCF Sale, Tuboscope, Drexel, DOS Partners and SCF each filed pre-merger notification forms with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") under the HSR Act. Early termination of the waiting period under the HSR Act has been granted with respect to these filings. In addition, in connection with the BHI Exchange, Tuboscope and BHI each filed pre-merger notification forms with the FTC and Antitrust Division under the HSR Act. The required waiting period with respect to these filings will expire on April 13, 1996, unless terminated at an earlier date or unless a request for additional information is received. No other material federal or state regulatory approvals must be obtained in order to consummate the Merger. See "The Merger Transactions--Regulatory Approvals."

PROPOSAL TO ELECT TUBOSCOPE DIRECTORS

  The following individuals, each of whom is currently a director of Tuboscope, have been nominated for election to the Tuboscope Board of Directors: Martin R. Reid, William V. Larkin, Jerome R. Baier, Martin G. Hubbard, Eric L. Mattson, Timothy M. Pennington III, Patrick T. Seaver, James J. Shelton and Frederick J. Warren. If the Merger Proposals are approved and the Merger is consummated, Messrs. Larkin, Hubbard, Pennington, Seaver, Shelton and Warren, after their election and upon consummation of the Merger, will resign as members of Tuboscope's Board of Directors, and pursuant to the Merger Agreement, Messrs. Simmons, Lauletta, Dickson Leach and an individual to be mutually agreed upon by Tuboscope and Drexel will be appointed to Tuboscope's Board of Directors, and the authorized number of directors will be reduced to seven. See "Management and Operations After the Merger" and "Proposal to Elect Tuboscope Directors."

PROPOSAL TO APPROVE THE 1996 EQUITY PARTICIPATION PLAN

  The Tuboscope Board of Directors has approved the adoption of the 1996 Equity Participation Plan. Approval of the 1996 Equity Participation Plan by the requisite vote of Tuboscope stockholders is not a condition to, and is not required for, consummation of the Merger Transactions. See "Proposal to Approve the 1996 Equity Participation Plan."

                         SELECTED FINANCIAL INFORMATION

TUBOSCOPE

  The following selected financial information is derived from the historical consolidated financial statements of Tuboscope. The financial information set forth below should be read in conjunction with Tuboscope's consolidated financial statements, related notes and other financial information incorporated by reference in this Proxy Statement/Prospectus.

   TUBOSCOPE VETCO INTERNATIONAL CORPORATION (IN THOUSANDS, EXCEPT PER SHARE
                                    AMOUNTS)

                                     FISCAL YEAR ENDED DECEMBER 31,
                              ------------------------------------------------
                                1991      1992      1993      1994      1995
                              --------  --------  --------  --------  --------
Income Statement Data:
  Revenue.................... $151,769  $164,996  $183,340  $192,175  $190,015
  Operating profit (loss)....   18,669    15,741     2,445    27,048    27,460
  Interest expense...........   11,255    11,676    10,595    12,190    12,328
  Income (loss) before income
   taxes and extraordinary
   item......................    7,330     4,549   (10,807)   14,289    15,205
  Net income (loss)(1)(2)....   $4,546    $3,522  $(12,859)   $7,524    $8,819
                              ========  ========  ========  ========  ========
  Net income (loss)
   applicable to common
   stock.....................   $4,422    $2,822  $(13,559)   $6,824    $8,119
                              ========  ========  ========  ========  ========
  Net income (loss) per
   common share..............    $0.35     $0.15    $(0.74)    $0.37     $0.44
                              ========  ========  ========  ========  ========
Other Data:
  Depreciation and
   amortization..............  $ 9,235   $13,221   $14,218   $14,380   $15,037
  Capital expenditures.......    7,546     5,296    14,640     7,549     7,645
  EBITDA(3)..................   31,090    30,852    27,262    40,859    42,570
  Cash flows provided by
   (used for):
    Operating activities.....   18,507     3,363     2,488    16,389    21,581
    Investing activities.....  (62,399)  (12,894)  (15,960)  (12,368)   (1,084)
    Financing activities.....   72,607   (17,605)   10,769     1,916   (19,875)
                                           AS OF DECEMBER 31,
                              ------------------------------------------------
                                1991      1992      1993      1994      1995
                              --------  --------  --------  --------  --------
Balance Sheet Data:
  Working capital............ $ 49,795  $ 28,202  $  5,279  $ 35,926  $ 44,623
  Total assets...............  326,969   299,734   310,108   317,027   306,679
  Long-term debt (including
   current portion)..........  129,388   109,771   126,416   130,356   111,617
  Redeemable Series A
   Convertible Preferred
   Stock.....................   10,124    10,175    10,175    10,175    10,175
  Common stockholders'
   equity....................  115,223   119,849   105,256   113,424   121,441

--------
(1) During 1991, 1992, and 1993, Tuboscope recorded the impact of restructuring plans designed to increase overall profitability of Tuboscope. Restructuring costs of $3.3 million, $1.4 million and $13.3 million were incurred in 1991, 1992 and 1993, respectively, and included severance costs related to reduction of Tuboscope's personnel, costs associated with the consolidation or closure of certain facilities, and costs associated with the retirement of the former chief executive officer.
(2) Tuboscope recognized extraordinary losses, net of taxes of $4.5 million and $764,000 in 1993 and 1994, respectively, related to the early retirement and refinancing of Tuboscope's subordinated and senior debt.
(3) "EBITDA" means earnings before interest, taxes, depreciation, amortization, restructuring charges and extraordinary items and should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance as an indicator of Tuboscope's operating performance or as a measure of liquidity. As used herein, EBITDA is consistent with the definition used in the Company's credit agreement for covenant purposes. The Company believes EBITDA is a widely accepted financial indicator of a company's ability to service debt.

DREXEL

  The following financial information is derived from the historical consolidated financial statements of Drexel. Selected unaudited financial data for the nine months ended December 31, 1994 and 1995 include all adjustments (consisting only of normally recurring accruals) that Drexel considers necessary for a fair presentation of consolidated operating results for such interim periods. Results for the interim periods are not necessarily indicative of results for the full year. In November 1995, Drexel acquired SOFS. SOFS financial information is included in the financial information for the nine months ended December 31, 1995 commencing on the effective date of the acquisition. The financial information set forth below should be read in conjunction with Drexel's consolidated financial statements, related notes and other financial information included elsewhere in this Proxy Statement/Prospectus. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Drexel."

              D.O.S. LTD. (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                      NINE MONTHS
                               FISCAL YEAR ENDED MARCH 31,         ENDED DECEMBER 31,
                         ----------------------------------------- --------------------
                          1991    1992    1993     1994     1995     1994     1995
                         ------- ------- -------  -------  ------- -------- -----------
Income Statement Data:
  Revenue............... $53,031 $75,471 $66,411  $67,370  $80,173 $ 59,113 $  67,657
  Operating profit
   (loss)...............   2,636   2,267   1,703   (3,113)   4,690    2,795     6,572
  Interest expense......   1,369   1,424     432      234      230      174       435
  Income (loss) before
   income taxes and
   extraordinary item
   and cumulative effect
   of accounting
   change(1)(2).........   1,715   1,048      28   (5,115)   4,317    2,560     6,339
  Net income
   (loss)(1)(2)(3)...... $ 1,532 $   646 $   (25) $(4,964) $ 5,843 $  1,665 $   4,133
                         ======= ======= =======  =======  ======= ======== ========= ===
  Net income (loss) per
   common share......... $  0.08 $  0.03 $  0.00  $ (0.16) $  0.18 $   0.05 $    0.13
                         ======= ======= =======  =======  ======= ======== =========
Other Data:
  Depreciation and
   amortization.........  $2,101  $2,497  $3,011   $2,603   $3,014   $2,213    $2,580
  Capital expenditures..   7,128   3,222   2,323    3,923    2,995    1,940     4,564
  EBITDA(4).............   5,185   4,969   3,471     (322)   7,561    4,947     9,354
                                     AS OF MARCH 31,                          AS OF
                         -----------------------------------------          DEC. 31,
                          1991    1992    1993     1994     1995              1995
                         ------- ------- -------  -------  -------          -----------
Balance Sheet Data:
  Working capital....... $ 5,392 $13,811 $21,969  $17,203  $22,698          $  28,821
  Total assets..........  44,551  44,234  49,808   46,532   48,906            108,488
  Long-term debt
   (including current
   portion)(5)..........   6,542  15,122   2,206    1,723    1,634             35,151
  Common stockholders'
   equity(6)(7).........   4,333  13,894  33,743   29,271   35,780             45,853

--------
(1) During fiscal 1993, Drexel recorded a loss of $1.3 million on a discontinued joint venture.
(2) During fiscal 1994, Drexel recorded a goodwill write-off of $2.0 million.
(3) Effective April 1, 1993, Drexel adopted SFAS No. 109, "Accounting for Income Taxes," on a prospective basis resulting in a valuation allowance equal to certain tax assets in fiscal 1994. The cumulative effect of this charge was $397,000.
(4) "EBITDA" means earnings before interest, taxes, depreciation, amortization, goodwill write-off and extraordinary items and should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance as an indicator of Drexel's operating performance or as a measure of liquidity.
(5) During the period ended December 31, 1995, long-term debt of approximately $30.8 million was incurred in connection with the SOFS acquisition.
(6) Includes an equity infusion of approximately $20.0 million during fiscal 1993, the proceeds of which were used to pay down Drexel's bank debt.
(7) Includes an equity infusion of approximately $5.0 million from existing Drexel stockholders and the issuance to former SOFS stockholders of approximately $2.0 million of Drexel Common Stock in connection with the SOFS acquisition during the period ended December 31, 1995.

         SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

  The following summary unaudited pro forma condensed combined financial data present summary (i) unaudited pro forma selected operating data for the year ended December 31, 1995 after giving effect to the Merger Transactions and as if the Merger Transactions were consummated on January 1, 1995 and (ii) unaudited pro forma selected balance sheet data at December 31, 1995, giving effect to the Merger Transactions as if the Merger Transactions were consummated on that date, using the purchase method of accounting. The pro forma condensed statement of income for the year ended December 31, 1995 combines the results of operations for Tuboscope's fiscal year ended December 31, 1995 with the results of operations for Drexel's twelve month period ended December 31, 1995 and SOFS's 10.5 month period ended November 15, 1995, after giving effect to pro forma adjustments.

  The following summary unaudited pro forma condensed combined financial data are provided for comparative purposes only and should be read in conjunction with the unaudited pro forma condensed combined financial statements and notes thereto and the separate audited consolidated financial statements and related notes of Tuboscope (which are incorporated herein by reference) and Drexel (which are included elsewhere in this Proxy Statement/Prospectus). The following summary unaudited pro forma condensed combined financial data are based on certain assumptions and do not purport to be indicative of the results which actually would have occurred if the Merger Transactions had been consummated on the dates indicated or which may be obtained in the future.

                                                                  FISCAL YEAR
                                                                     ENDED
                                                                DEC. 31, 1995(1)
                                                                ----------------
                                                                 (IN THOUSANDS,
                                                                EXCEPT PER SHARE
                                                                     DATA)
Income Statement Data:
  Revenue......................................................     $314,960
  Operating profit.............................................       38,584
  Interest expense.............................................       14,162
  Income before income taxes...................................       24,466
  Net income...................................................      $16,433
                                                                    ========
  Net income per common share..................................        $0.40
                                                                    ========
Other Data:
  Depreciation and amortization................................      $22,009
  EBITDA(2)....................................................       60,637
                                                                     AS OF
                                                                    DEC. 31,
                                                                      1995
                                                                    --------
Balance Sheet Data:
  Working capital..............................................     $ 73,269
  Total assets.................................................      481,708
  Long-term debt (including current portion)...................      131,958
  Common stockholders' equity..................................      257,445

--------
(1) Unaudited Pro Forma Condensed Combined Financial Statements do not include consolidation savings which the Company expects to achieve from the Merger of Tuboscope and Drexel and the acquisition of SOFS. See "Risk Factors--No Assurance of Achieving Anticipated Consolidation Savings."
(2) "EBITDA" means earnings before interest, taxes, depreciation, amortization and extraordinary items and should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance as an indicator of the combined entity's operating performance or as a measure of liquidity. As used herein, EBITDA is consistent with the definition used in the Company's credit agreement for covenant purposes. The Company believes EBITDA is a widely accepted financial indicator of a company's ability to service debt.

                           COMPARATIVE PER SHARE DATA

  The following table presents historical and pro forma per share data for Tuboscope and historical and equivalent pro forma per share information for Drexel after giving effect to the Merger Transactions using the purchase method of accounting, assuming the Merger Transactions had been effective during all periods presented. The pro forma data does not purport to be indicative of future operations or the results that would have occurred had the Merger Transactions been consummated at the beginning of the periods presented. The information set forth below should be read in conjunction with the financial statements and notes thereto of Tuboscope incorporated herein by reference, the financial statements and notes thereto of Drexel included elsewhere in this Proxy Statement/Prospectus and the unaudited pro forma condensed combined financial statements included elsewhere in this Proxy Statement/Prospectus.

                                                                    FISCAL YEAR
                                                                      1995(1)
                                                                    -----------
TUBOSCOPE
---------
Income per share from continuing operations
  Historical.......................................................    $0.44
  Pro forma(2).....................................................     0.40
Book Value
  Historical.......................................................     6.31
  Pro forma(2).....................................................    6.32
DREXEL
------
Income per share from continuing operations
  Historical(2)....................................................    $0.26
  Equivalent of 46.45% of pro forma net income per share of
   Tuboscope Common Stock..........................................     0.19
Book Value
  Historical(2)....................................................     1.27
  Equivalent of 46.45% of pro forma net book value per share of
   Tuboscope Common Stock..........................................    2.94

--------
(1) The information with respect to Tuboscope is for the fiscal year ended December 31, 1995 and the information with respect to Drexel is for the twelve-month period ended December 31, 1995.
(2) The historical results for Drexel include the results of SOFS from November 16, 1995, the effective date of the SOFS acquisition. The pro forma results for Tuboscope include SOFS results for the fiscal year ended December 31, 1995.

                     PRICE RANGE OF TUBOSCOPE COMMON STOCK

  Tuboscope Common Stock is quoted on Nasdaq under the symbol "TUBO." The table below sets forth, for the calendar quarters indicated, the high and low sale prices per share quoted on Nasdaq for Tuboscope Common Stock. The information with respect to Nasdaq quotations reflects interdealer prices, without retail markup, markdown or commissions and may not represent actual transactions.

                                                            TUBOSCOPE
                                                           COMMON STOCK
                                                           -----------------
                                                            HIGH       LOW
                                                           ------     ------
Calendar 1994:
  First Quarter........................................... $   7 1/2      $4
  Second Quarter..........................................     7 1/8      4 1/2
  Third Quarter...........................................     8          6 1/8
  Fourth Quarter..........................................     7 1/8      5 5/8
Calendar 1995:
  First Quarter........................................... $   8 1/2     $6 1/2
  Second Quarter..........................................     7 1/2      6
  Third Quarter...........................................     7          5 3/4
  Fourth Quarter..........................................     6 5/8      5 5/8
Calendar 1996:
  First Quarter
   (through March 18, 1996)...............................    10      $   5 5/8
                                                              1/4
--------
  The last reported sale price per share of Tuboscope Common Stock on January 3, 1996, the last trading day preceding public announcement of the Merger, was $6 1/8. On March 18, 1996, the closing sale price per share of Tuboscope Common Stock was $10 1/8.

STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR TUBOSCOPE COMMON
                                     STOCK.

                                  RISK FACTORS

  The following factors should be considered carefully by the stockholders of Tuboscope in connection with voting upon the Merger Proposals and the transactions contemplated thereby.

NO ASSURANCE OF CONTINUED GROWTH OF DREXEL'S OPERATING PROFIT; INTEGRATION OF SOFS'S OPERATIONS

  Drexel's operating profit increased $7.8 million from an operating loss of $3.1 million for the fiscal year ended March 31, 1994 to $4.7 million for the fiscal year ended March 31, 1995, and increased $3.8 million from $2.8 million for the nine months ended December 31, 1994 to $6.6 million for the nine months ended December 31, 1995. Drexel's operating profit growth is the result of, among other things, growth in its markets and actions taken by its new management team to focus on the sale of higher gross margin equipment and parts, the expansion of the rental and service portion of Drexel's business, the implementation of cost control measures and the acquisition of SOFS. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Drexel." While Drexel's management believes that Drexel continues to have good prospects for operating profit growth, no assurance can be given that Drexel's operating profit will continue to grow or be maintained at current levels.

  On November 16, 1995, Drexel acquired all of the operations of SOFS, whose revenues for its fiscal year ended May 31, 1995 were approximately $38.0 million. No assurance can be given that SOFS's operations can be successfully integrated into Drexel's operations or that expected improvements in SOFS's performance can be achieved.

CHANGES IN THE OWNERSHIP OF TUBOSCOPE RESULTING FROM THE MERGER TRANSACTIONS

  After consummation of the Merger Transactions, existing Tuboscope stockholders, including BHI, will own approximately 48.9% of the outstanding Tuboscope Common Stock. BHI, which currently owns approximately 13.7% of Tuboscope Common Stock, will own beneficially approximately 10.8% of Tuboscope Common Stock (excluding the BHI Warrants) after the Merger Transactions, including the BHI Exchange; Brentwood Associates IV, which currently owns approximately 7.0% of the outstanding Tuboscope Common Stock, is expected to distribute such stock to its partners on or prior to May 15, 1996.

  After consummation of the Merger Transactions, in addition to BHI, the largest stockholders of Tuboscope are expected to be DOS Partners, L.P., a Delaware limited partnership ("DOS Partners") (13.1%), SCF (10.3%, excluding the SCF Warrants), Panmell (Holdings), Ltd., a Hong Kong corporation ("Panmell") (8.5%), Kadoorie McAuley International Ltd., a British Virgin Islands corporation ("KMIL") (8.3%) and Actinium Holding Corporation, a Nauru corporation ("Actinium") (7.9%). Mr. L.E. Simmons, the Chairman of the Board of Drexel and upon consummation of the Merger Transactions the Chairman of the Board of Tuboscope, will be deemed to beneficially own the shares held by DOS Partners and SCF after consummation of the Merger Transactions. Mr. Y.L. Loh, a director of Drexel, will be deemed to beneficially own the shares held by Panmell after consummation of the Merger Transactions. The entities mentioned above have indicated that they have no arrangement or understanding to act in concert; however, if such entities did act in concert, they would be able, as a practical matter, to control the future policies of the Company.

CERTAIN CHANGES IN EXECUTIVE MANAGEMENT

  Following consummation of the Merger Transactions, Tuboscope's Board of Directors will be comprised of Jerome R. Baier, John F. Lauletta, J.S. Dickson Leach, Eric L. Mattson, Martin R. Reid, L. E. Simmons and an individual to be mutually agreed upon by Tuboscope and Drexel. Messrs. Lauletta, Dickson Leach and Simmons are currently affiliated with Drexel and Messrs. Baier, Mattson and Reid are currently directors of Tuboscope. See "Management and Operations After the Merger" and "Proposal to Elect Tuboscope's Directors." In addition, following consummation of the Merger Transactions, L.E. Simmons, currently the Chairman of the Board of Drexel, will be the Chairman of the Board of Tuboscope, John F. Lauletta, currently the Chief Executive Officer of Drexel, will be the President and Chief Executive Officer of Tuboscope, Joseph C. Winkler, currently the Chief Financial Officer of Drexel, will be the Chief Financial Officer of Tuboscope, Gerhard H. Hage will continue to be the Senior Vice President-International Operations, Martin I. Greenberg will continue to be the Vice President, Controller, Assistant Treasurer and Assistant Secretary, Kenneth L. Nibling will continue to be the Vice President-Human Resources and Administration and James F. Maroney will continue to be the Vice President, Secretary and General Counsel. See "Management and Operations After the Merger." There can be no assurance that the changes in executive management described above will not have an adverse effect on the future operations of Tuboscope.

NO ASSURANCE OF ACHIEVING ANTICIPATED CONSOLIDATION SAVINGS

  Tuboscope's management anticipates that consolidation cost savings of $4.0 million on an annualized basis will result from the Merger, primarily related to the combination and elimination of duplicate overhead and operating locations and the elimination of certain executive officer and overhead functions. In addition, Tuboscope and Drexel management anticipate that consolidation cost savings and operational efficiencies of approximately $2.6 million on an annualized basis will result from Drexel's acquisition of SOFS in November 1995, primarily resulting from the combination and elimination of duplicate operating locations, and efficiencies gained in purchasing and manufacturing. If the consolidation savings are achieved, and assuming a statutory tax rate of 35%, earnings per share would increase by $.10. However, no assurance can be given that the expected cost savings from the combination of Tuboscope, Drexel and SOFS will be achieved.

POSSIBLE REPURCHASE OBLIGATION REGARDING TVI'S SUBORDINATED NOTES

  TVI currently has outstanding $75 million of its 10.75% Subordinated Notes (the "Notes") due 2003. Pursuant to the indenture under which the Notes were issued, if within 90 days after the public announcement of the Merger Transactions or their consummation, the rating by either Moody's or Standard & Poor's Corporation ("S&P") of the Notes is decreased by one or more gradations, TVI will be required to offer to purchase all of the outstanding Notes at 101% of their original principal amount. In 1993 when the Notes were originally issued, S&P rated the Notes with a "B-" rating and Moody's rated the Notes with a "B2" rating. Subsequent to the announcement of the Merger Transactions, S&P announced that the Notes were placed on Credit Watch with positive implications. Based on the reduced leverage of Tuboscope after the Merger Transactions and preliminary conversations with S&P, Tuboscope management does not believe that the Notes will incur a rating downgrade.

  If Tuboscope were required to make an offer to repurchase the Notes and Noteholders holding a significant amount of the outstanding principal amount of the Notes accepted the offer, Tuboscope's liquidity would be significantly impacted unless alternate financing were arranged. No assurance can be given that sufficient funds will be available to make any required repurchases. Tuboscope's Bank Credit Agreement prohibits the repurchase of indebtedness subordinated to indebtedness under the Bank Credit Agreement, including the Notes. Failure of Tuboscope to repurchase the Notes, if required, would create an event of default under the Notes.

LIMITATIONS OF THE FAIRNESS OPINION OF TUBOSCOPE'S FINANCIAL ADVISOR

  The fairness opinion rendered by CS First Boston to Tuboscope's Board of Directors is qualified by, and is dependent on, a number of assumptions which may not prove to be accurate. Included in these assumptions is a reliance by CS First Boston on forecasted financial information prepared by Tuboscope and Drexel without independent verification. Any estimates contained in such forecasts are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. Moreover, CS First Boston did not make or receive an independent evaluation or appraisal of the assets or liabilities or of the historical information it was provided pertaining to Tuboscope or Drexel. CS First Boston's fairness opinion is based upon market, economic and other conditions as they existed on, and should be evaluated as of, the date of such opinion. Future market, economic and other conditions may vary from those assumed in the fairness opinion, and such variances may materially impact the analysis employed, and the conclusions reached, in such opinion.

CYCLICAL NATURE OF OILFIELD SERVICES INDUSTRY

  The oil and gas industry in which Tuboscope and Drexel participate historically has experienced significant volatility. Demand for Tuboscope's and Drexel's services and products depends primarily upon the number of oil and gas wells being drilled, the depth and drilling conditions of such wells, the volume of production, the number of well completions and the level of workover activity. Drilling and workover activity can fluctuate significantly in a short period of time, particularly in the United States and Canada.

  The willingness of oil and gas operators to make capital expenditures for the exploration and production of oil and natural gas will continue to be influenced by numerous factors over which Tuboscope and Drexel have no control, including the prevailing and expected market prices for oil and natural gas. Such prices are impacted by, among other factors, the ability of the members of the Organization of Petroleum Exporting Countries ("OPEC") to maintain price stability through voluntary production limits, the level of production by non-OPEC countries, worldwide demand for oil and gas, general economic and political conditions, costs of exploration and production, availability of new leases and concessions, and governmental regulations regarding, among other things, environmental protection, taxation, price controls and product allocations. No assurance can be given as to the level of future oil and gas industry activity or demand for Tuboscope's and Drexel's services and products.

RISK OF SIGNIFICANT FOREIGN OPERATIONS

  Tuboscope's and Drexel's foreign operations, which include significant operations in Canada, Europe, the Far East, the Middle East and Latin America, are subject to the risks normally associated with conducting business in foreign countries, including uncertain political and economic environments, which may limit or disrupt markets, restrict the movement of funds or result in the deprivation of contract rights or the taking of property without fair compensation. Government-owned petroleum companies located in some of the countries in which Tuboscope and Drexel operate have adopted policies (or are subject to governmental policies) giving preference to the purchase of goods and services from companies that are majority-owned by local nationals. As a result of such policies, Tuboscope and Drexel rely on joint ventures, license arrangements and other business combinations with local nationals in these countries. In addition, political considerations may disrupt the commercial relationships between Tuboscope and Drexel and such government-owned petroleum companies. Although neither Tuboscope nor Drexel has experienced any significant problems in foreign countries arising from nationalistic policies, political instability, economic instability or currency restrictions, there can be no assurance that such a problem will not arise in the future.

  In jurisdictions where management believes significant inflation or other currency risks exist, Tuboscope and Drexel attempt to limit their exposure by preparing their billings in U.S. dollars. In most of these jurisdictions there are no material limitations on Tuboscope's or Drexel's ability to dividend or loan cash from their operations into the United States once the billings are paid.

  To minimize its foreign currency translation exposure, Tuboscope and Drexel also attempt to match foreign assets and liabilities and, in some instances, Tuboscope enters into foreign currency hedging transactions. Neither Tuboscope nor Drexel engages in speculative foreign currency financial transactions.

INTERESTS OF CERTAIN PERSONS IN THE MERGER TRANSACTIONS; POSSIBLE CONFLICTS OF INTEREST

  Certain directors and officers of Tuboscope and Drexel have interests in connection with the Merger Transactions that are in addition to those of the stockholders of Tuboscope and Drexel generally. See "The Merger Transactions-- Interests of Certain Persons in the Merger Transactions."

                               THE ANNUAL MEETING

GENERAL

  This Proxy Statement/Prospectus is being furnished by the Company to the holders of Tuboscope Common Stock in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held on April 24, 1996 at The Ritz Carlton Hotel, 1919 Briar Oaks Lane, Houston, Texas at 10:00 a.m., local time, and any adjournment or postponement thereof.

  This Proxy Statement/Prospectus, the attached Notice of Meeting and the accompanying form of proxy are first being mailed to stockholders of the Company on or about March 25, 1996.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

  At the Annual Meeting, including any adjournment thereof, holders of shares of Tuboscope Common Stock will consider and vote upon the following three related Merger Proposals: (i) approval and adoption of the Merger Agreement and the transactions contemplated thereby (including the assumption by the Company of the rights and obligations of Drexel under the Drexel Stock Option Plans),
(ii) approval of the SCF Sale, and (iii) approval of an amendment to Tuboscope's Certificate of Incorporation to increase the number of authorized shares of Tuboscope Common Stock from 35,000,000 to 60,000,000. THE APPROVAL OF EACH OF THE MERGER PROPOSALS IS CONDITIONED UPON THE APPROVAL OF ALL OF THE MERGER PROPOSALS BY THE STOCKHOLDERS OF TUBOSCOPE. ACCORDINGLY, A VOTE AGAINST ANY ONE OR MORE OF THE MERGER PROPOSALS WILL HAVE THE SAME EFFECT AS A VOTE AGAINST ALL OF THE MERGER PROPOSALS.

  In addition, at the Annual Meeting holders of shares of Tuboscope Common Stock will consider and vote upon the following two Additional Proposals: (i) the election of the Tuboscope Board of Directors and (ii) approval of the 1996 Equity Participation Plan. THE APPROVAL OF ANY OF THE ADDITIONAL PROPOSALS IS NOT CONDITIONED ON THE APPROVAL OF ANY OTHER TUBOSCOPE ADDITIONAL PROPOSAL OR THE MERGER PROPOSALS.

  The Tuboscope Board of Directors has unanimously approved the Merger Proposals (including the assumption by the Company of the rights and obligations of Drexel under the Drexel Stock Option Plans) and the 1996 Equity Participation Plan. The Tuboscope Board of Directors unanimously recommends that the holders of Tuboscope Common Stock vote FOR the approval of each of the Merger Proposals and the 1996 Equity Participation Plan. In addition, the Tuboscope Board of Directors recommends a vote FOR the election of each nominee to the Tuboscope Board of Directors named in this Proxy Statement/Prospectus. For further information, see "Risk Factors," "The Merger Transactions," "The Merger Agreement," "The Subscription Agreement," "Proposal to Amend Tuboscope's Certificate of Incorporation," "Proposal to Elect Tuboscope Directors" and "Proposal to Approve the 1996 Equity Participation Plan."

  Ernst & Young LLP has been appointed as auditors for Tuboscope for fiscal year 1996, subject to the discretion of the Tuboscope Board of Directors to appoint different auditors if it deems appropriate. It is currently expected that representatives of the Company's principal accountants for the current year will be present at the Annual Meeting where they will have the opportunity to make a statement if they so decide and will be available to respond to appropriate questions.

RECORD DATE

  The Board of Directors of Tuboscope has fixed the close of business on March 15, 1996 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only holders of record of shares of Tuboscope Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 18,560,075 shares of Tuboscope Common Stock were outstanding and held of record by approximately 270 stockholders.

PROXIES

  When a proxy card is returned, properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a stockholder does not attend the Annual Meeting and does not return the signed proxy card, such stockholder's shares will not be voted. If a stockholder returns a signed proxy card but does not indicate how his or her shares are to be voted, such shares will be voted FOR approval of each of the Merger Proposals, FOR the election of the persons nominated to the Tuboscope Board of Directors and FOR approval of the 1996 Equity Participation Plan. As of the date of this Proxy Statement/Prospectus, the Board of Directors of Tuboscope does not know of any other matters which are to come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time and/or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Tuboscope, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares of Tuboscope Common Stock and delivering it to the Secretary of Tuboscope before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). In addition, brokers who hold shares of Tuboscope Common Stock as nominees will not have discretionary authorization to vote such shares on any of the Merger Proposals in the absence of instructions from the beneficial owners. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Tuboscope Vetco International Corporation, 2835 Holmes Road, Houston, Texas 77051, Attention: Corporate Secretary, or hand delivered to the Secretary of Tuboscope at or before the taking of the vote at the Annual Meeting.

  Tuboscope will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Tuboscope in person or by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and Tuboscope will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, Morrow & Co., Inc. will assist in the solicitation of proxies by Tuboscope for a fee of $5,000, plus reimbursement of reasonable out-of-pocket expenses.

QUORUM

  The presence, either in person or by properly executed proxies, of the holders of a majority of the outstanding shares of Tuboscope Common Stock is necessary to constitute a quorum at the Annual Meeting. Under Tuboscope's bylaws and the DGCL, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

VOTE REQUIRED

  Tuboscope stockholders are entitled to one vote at the Annual Meeting for each share of Tuboscope Common Stock held of record by them on the Record Date. The affirmative vote of the holders of a majority of the outstanding shares of Tuboscope Common Stock is required to approve each of the Merger Proposals. The affirmative vote of a majority of the outstanding shares of Tuboscope Common Stock present at the Annual Meeting either in person or by properly executed proxies and entitled to vote is required to approve the 1996 Equity Participation Plan. Abstentions as to a particular proposal will have the same effect as votes against such proposal. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal. The favorable vote of a plurality of the shares of Tuboscope Common Stock present at the Annual Meeting, either in person or by properly executed proxies, and entitled to vote is required to elect members of the Tuboscope Board of Directors. Abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. EACH OF THE MERGER PROPOSALS AND EACH OF THE ADDITIONAL PROPOSALS WILL BE VOTED UPON SEPARATELY. HOWEVER, THE APPROVAL OF EACH OF THE MERGER PROPOSALS IS CONDITIONED UPON THE APPROVAL OF ALL THE MERGER PROPOSALS BY THE STOCKHOLDERS OF TUBOSCOPE. ACCORDINGLY, A VOTE AGAINST ANY ONE OR MORE OF THE MERGER PROPOSALS WILL HAVE THE SAME EFFECT AS A VOTE AGAINST ALL OF THE MERGER PROPOSALS. THE APPROVAL OF ANY OF THE ADDITIONAL PROPOSALS IS NOT CONDITIONED ON THE APPROVAL OF ANY OTHER ADDITIONAL PROPOSAL OR THE MERGER PROPOSALS.

  As of the Record Date, Tuboscope's directors, executive officers and affiliates may be deemed to be beneficial owners of an aggregate of 3,899,393 shares of Tuboscope Common Stock (excluding 777,619 shares which may be acquired upon exercise of options or other rights which are exercisable within 60 days of the Record Date), or approximately 21.0% of the then outstanding shares of Tuboscope Common Stock. BHI and Brentwood have entered into a voting agreement with Drexel pursuant to which each such stockholder agreed to vote an aggregate of 2,911,111 shares of Tuboscope Common Stock, representing 16.1% of the outstanding Tuboscope Common Stock, in favor of the Merger Proposals. See "The Merger Transactions--Voting Agreements" and "Security Ownership of Certain Beneficial Owners and Management of Tuboscope."

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

  The Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1995 and the Unaudited Pro Forma Condensed Combined Statements of Income for the year ended December 31, 1995 give effect to the Merger Transactions. The Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 1995 combines the results of operations for Tuboscope's fiscal year ended December 31, 1995 with results of operations for Drexel's twelve month period ended December 31, 1995 and SOFS's 10.5 month period ended November 15, 1995. SOFS was purchased by Drexel on November 16, 1995. The Unaudited Pro Forma Condensed Combined Statement of Income assumes all such transactions occurred on January 1, 1995. The Unaudited Pro Forma Condensed Combined Balance Sheet assumes all such transactions occurred on December 31, 1995. The pro forma information is based upon the historical financial statements of Tuboscope, Drexel and SOFS, giving effect to the acquisition under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

  The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared based upon the financial statements of Tuboscope, Drexel and SOFS. The Unaudited Pro Forma Condensed Combined Financial Statements may not be indicative of the results which would have occurred if the combination had been in effect on the dates indicated or which may occur in the future. The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the financial statements of Tuboscope (which are incorporated herein by reference) and Drexel (which are included elsewhere in this Proxy Statement/Prospectus).

                                TUBOSCOPE/DREXEL

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                   TUBOSCOPE/DREXEL TUBOSCOPE/DREXEL
                                                      PRO FORMA        PRO FORMA     TUBOSCOPE/DREXEL
                             DREXEL     TUBOSCOPE    ACQUISITION    CAPITAL INFUSION    PRO FORMA
         ASSETS           HISTORICAL(2) HISTORICAL  ADJUSTMENTS(3)   ADJUSTMENTS(4)   CONSOLIDATION
         ------           ------------- ---------- ---------------- ---------------- ----------------
Current assets:
 Cash and cash
 equivalents............    $  2,063     $  9,394      $                $                $ 11,457
 Accounts receivable,
 net....................      31,598       52,071                                          83,669
 Inventory, net.........      23,903       14,364                                          38,267
 Deferred federal
 income taxes...........       1,357        2,521                                           3,878
 Prepaid expenses and
 other..................       1,075        6,403                                           7,478
                            --------     --------      -------          --------         --------
   Total current assets.      59,996       84,753                                         144,749
Property and equipment..      43,496      186,744      (12,113)                           218,127
Accumulated depreciation
and amortization........     (17,113)     (46,706)      17,113                            (46,706)
                            --------     --------      -------          --------         --------
   Net property and
   equipment............      26,383      140,038        5,000                            171,421
Identified intangibles,
net.....................          --       29,379        3,000                             32,379
Goodwill, net...........      19,663       47,751       58,541                            125,955
Other assets, net.......       2,446        4,758                                           7,204
                            --------     --------      -------          --------         --------
   Total assets.........    $108,488     $306,679      $66,541          $                $481,708
                            ========     ========      =======          ========         ========
 LIABILITIES AND EQUITY
 ----------------------
Current liabilities:
 Accounts payable.......    $ 16,497     $ 14,306      $                $                $ 30,803
 Accrued liabilities....       9,597       18,705                            175           28,477
 Federal and foreign
 income taxes payable...          --        2,557                                           2,557
 Current portion of
 long-term debt.........       5,081        4,562                                           9,643
                            --------     --------      -------          --------         --------
   Total current
   liabilities..........      31,175       40,130                            175           71,480
Long-term debt..........      30,760      107,055       13,600           (29,100)         122,315
Pension liabilities.....          --        9,869                                           9,869
Deferred taxes payable..         700       16,411        1,890                             19,001
Other liabilities.......          --        1,598                                           1,598
                            --------     --------      -------          --------         --------
   Total liablities.....      62,635      175,063       15,490           (28,925)         224,263
Redeemable Series A
Convertible Preferred
Stock...................          --       10,175                        (10,175)              --
                            --------     --------      -------          --------         --------
Common stockholders'
equity:
 Common stock...........       3,597          185       (3,430)               57              409
 Paid-in capital........      32,619      116,379       69,409            39,043          257,450
 Retained earnings
 (deficit)..............       9,251        6,650      (14,542)                             1,359
 Cumulative translation
 adjustment.............         386       (1,773)        (386)                            (1,773)
                            --------     --------      -------          --------         --------
   Total common
   stockholders' equity.      45,853      121,441       51,051            39,100          257,445
                            --------     --------      -------          --------         --------
   Total liabilities and
   equity...............    $108,488     $306,679      $66,541          $                $481,708
                            ========     ========      =======          ========         ========

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                                TUBOSCOPE/DREXEL

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                                       YEAR ENDED DECEMBER 31, 1995
--------------------------------------------------------------------------------------------------------------------
                          HISTORICAL
                  ---------------------------
                  TWELVE MONTHS  10.5 MONTHS                                                          PRO FORMA          PRO FORMA
                  ENDED DEC. 31 ENDED NOV. 15  PRO FORMA     PRO FORMA                PRO FORMA        CAPITAL     CAPITAL INFUSION
                      1995          1995      ACQUISITION   DREXEL/SOFS HISTORICAL   ACQUISITION       INFUSION        & ACQUISITION
                    DREXEL(2)      SOFS(2)    ADJUSTMENTS    COMBINED    TUBOSCOPE   ADJUSTMENTS      ADJUSTMENT          COMBINED
                  ------------- ------------- -----------   ----------- -----------  -----------      ----------   ----------------
Revenue.........     $88,717       $36,228      $            $124,945   $   190,015  $                $                 $   314,960
Cost of sales...      66,849        22,817        (364)(5)     88,426       138,367          500(9)                         229,007
                                                  (876)(6)                                 1,714(10)
                     -------       -------      ------       --------   -----------  -----------      ----------        -----------
Gross profit....      21,868        13,411       1,240         36,519        51,648       (2,214)                            85,953
Selling, general
 and
 administrative
 costs..........      13,401         9,780                     23,181        24,188                                          47,369
                     -------       -------      ------       --------   -----------  -----------      ----------        -----------
Operating
 profit.........       8,467         3,631       1,240         13,338        27,460       (2,214)                            38,584
Interest
 expense........         491         1,008       1,575 (7)      3,074        12,328        1,088 (11)     (2,328)(13)        14,162
Other expense
 (income).......        (120)          149                         29           (73)                                            (44)
                     -------       -------      ------       --------   -----------  -----------      ----------        -----------
Income before
 income taxes...       8,096         2,474        (335)        10,235        15,205       (3,302)          2,328             24,466
Provision
 (benefit) for
 income taxes...        (215)        1,807        (117)(8)      1,475         6,386         (643)(12)        815 (12)         8,033
                     -------       -------      ------       --------   -----------  -----------      ----------        -----------
Net income......       8,311           667        (218)         8,760         8,819       (2,659)          1,513             16,433
Dividends
 applicable to
 Series A
 Convertible
 Preferred
 Stock..........          --            --                         --           700                         (700)(14)            --
                     -------       -------      ------       --------   -----------  -----------      ----------        -----------
Net income
 applicable to
 common stock...     $ 8,311       $   667      $ (218)      $  8,760   $     8,119  $    (2,659)     $    2,213        $    16,433
                     =======       =======      ======       ========   ===========  ===========      ==========        ===========
Net income per
 share..........                                                        $      0.44                                     $      0.40
                                                                        ===========                                     ===========
Weighted average
 shares(15).....                                                         18,530,338   17,369,670       5,700,000         41,600,008
                                                                        ===========  ===========      ==========        ===========
Depreciation and
 amortization...     $ 3,352       $ 1,770      $ (364)      $  4,758   $    15,037  $     2,214      $                 $    22,009
                     =======       =======      ======       ========   ===========  ===========      ==========        ===========

   See accompanying notes to unaudited pro forma condensed combined financial statements.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION--The Unaudited Pro Forma Condensed Combined Financial Statements are presented to give pro forma effect to (i) Tuboscope's merger with Drexel valued at $102,195,258, (ii) the sale of 4,200,000 shares of Tuboscope's Common Stock and warrants to purchase up to 2,533,000 shares of Tuboscope Common Stock for an aggregate purchase price of $31,000,000, and
    (iii) the exchange of 100,000 shares of outstanding Tuboscope Series A Preferred Stock for 1,500,000 shares of Tuboscope Common Stock and warrants to purchase up to 1,250,000 shares of Tuboscope Common Stock.

   The purchase method of accounting has been used in preparing the Unaudited Pro Forma Condensed Combined Financial Statements of the Company with respect to the acquisition of Drexel. The statement of income for the fiscal year ended December 31, 1995 combines the results of operations for Tuboscope's fiscal year ended December 31, 1995 with the results of operations for Drexel's twelve months ended December 31, 1995. Purchase accounting values have been assigned on a preliminary basis and will be adjusted upon the completion of independent valuations by valuation experts. Management expects the final purchase accounting to be completed before December 31, 1996.

   The Unaudited Pro Forma Condensed Combined Financial Statements do not include consolidation savings which the Company expects to achieve from the merger of Tuboscope and Drexel and the acquisition of SOFS. See "Risk Factors--No Assurance of Achieving Anticipated Consolidation Savings."

(2) The historical December 31, 1995 Drexel Balance Sheet includes the acquisition of SOFS on November 16, 1995. The historical December 31, 1995 Drexel Income Statement includes SOFS results of operations from the November 16, 1995 acquisition date to December 31, 1995.

  As allowed under A.P.B. No. 16, Drexel management is holding the allocation period open to properly assess the fair market value of the individual assets acquired. Assessment of value must be obtained for the real estate acquired in the transaction and the equipment utilized in the rental operation. It is anticipated this process will require an additional six to eight months to complete. In addition, it will require more time to properly assess the total impact on goodwill due to the many facility consolidations and the rationalization of overlapping product lines.

  Drexel's initial assessment is that there is not a material value to be placed on intangibles in this acquisition. SOFS did not have any intellectual property of material value or any major long term contracts. Additionally, because SOFS participated in one of the same businesses as Drexel, there does not appear to be any great value to customer or supplier lists or relationships. Purchase accounting values assigned at December 31, 1995 are preliminary. A final purchase accounting evaluation should be completed by December 31, 1996.

(3) To record the purchase of Drexel valued at $102,195,258 by Tuboscope, through the issuance of 16,709,105 shares of Tuboscope Common Stock at $6.00 per share plus the assumption of the outstanding Drexel stock options. Adjustments to assets included the estimated step-up of fixed assets of $5,000,000, the estimated fair market value of identified intangibles of $3,000,000 and goodwill represented by the excess purchase price over the estimated fair market value of net tangible assets. Adjustments to liabilities and equity included transaction costs of $13,600,000 which are included in debt, deferred taxes of $2,800,000 associated with the Merger, and the elimination of the Drexel equity accounts. The transaction costs included $6,200,000 of executive severance costs ($5,290,000 of which was charged directly to retained earnings, net of taxes of $910,000) and $7,400,000 of acquisition costs. The acquisition costs of $7,400,000 included investment banking fees and costs associated with the Merger and related filings including legal, accounting, printing and filing fees.

  The purchase price of $6.00 per share assigned to the Tuboscope Common Stock was based on the Company's trading history prior to the Drexel merger announcement. The average price of Tuboscope Common Stock in December and the fourth quarter of 1995 was $6.03 and $5.96, respectively.

  The Drexel stock options were valued at $1,940,628, which represented the difference between the option price and fair market price multiplied by the total Drexel options being assumed.

  The estimated fair market values assigned to fixed assets, identified intangibles, and goodwill are preliminary and may be adjusted upon the completion of independent valuations by valuation experts. Drexel has various intellectual property, including patents, associated with its operations, the value of which needs to be assessed and independently appraised. The Company has assigned a preliminary estimate of $3 million and an estimated useful life of 12 years to this intellectual property. The final purchase accounting is expected to be completed before December 31, 1996. The deferred tax liability recognized in the Drexel purchase accounting was created by the tax effect of the book and tax basis differences for fixed assets and identified intangibles.

 (4) To record the capital infusion of $29,100,000 ($31,000,000 aggregate proceeds net of costs and fees of $1,900,000) for the sale of 4,200,000 shares of Tuboscope Common Stock and warrants to purchase up to 2,533,000 shares of Tuboscope Common Stock. Adjustments also represent the exchange of 100,000 shares of outstanding Tuboscope Series A Preferred Stock for 1,500,000 shares of Tuboscope Common Stock and warrants to purchase up to 1,250,000 shares of Tuboscope Common Stock.

 (5) To record additional depreciation and amortization on goodwill resulting from the allocation of the purchase price of SOFS, and to apply consistent depreciation lives on solids control equipment in accordance with Drexel's accounting policies. Goodwill is amortized over 40 years based on estimated economic life. The amortization period is consistent with that used by Tuboscope and various other companies in the oilfield industry.

 (6) To reflect an adjustment to capitalize certain equipment associated with SOFS's operation which was expensed in SOFS's historical numbers. The equipment primarily represented conveyor belts, rotating assemblies, and other equipment used in SOFS's operations in Venezuela and Colombia. The capitalization of this equipment is consistent with Tuboscope's and Drexel's capitalization policies.

 (7) To record additional interest expense on debt incurred due to the acquisition of SOFS by Drexel. The assumed interest rate on the debt is 8%. The average interest on the Drexel debt associated with the acquisition of SOFS was approximately 7.7%. In addition, Tuboscope's variable rate debt approximated 7.7% in the fourth quarter of 1995.

 (8) To record the tax effect on the pro forma adjustments.

 (9) To record additional depreciation on fixed assets resulting from the allocation of the purchase price of Drexel.

(10) To record additional amortization on identified intangibles and goodwill resulting from the allocation of the purchase price of Drexel.

(11) To record additional interest expense on debt which will be incurred as a result of payments associated with $13,600,000 of transaction costs. The assumed interest rate on the debt is 8%, consistent with note (7) above.

(12) To reflect the tax effect on the pro forma adjustments.

(13) To record a reduction of interest expense due to the net proceeds received from the sale of 4,200,000 shares of Tuboscope Common Stock and warrants to purchase up to 2,533,000 shares of Tuboscope Common Stock. The assumed interest rate on the reduced debt is 8%, consistent with the incremental increase in debt identified in notes (7) and (11) above. Each 0.125% increase in the interest rate assumptions used in notes (7), (11) and
     (13), collectively, would reduce net income before taxes by $8,750.

(14) To reflect reduction of preferred stock dividends due to the exchange of 100,000 shares of outstanding Tuboscope Series A Preferred Stock for 1,500,000 shares of Tuboscope Common Stock and warrants to purchase up to 1,250,000 shares of Tuboscope Common Stock.

(15) The pro forma weighted average shares are calculated as follows:

                                                                    DECEMBER 31,
                                                                        1995
                                                                    ------------
   Tuboscope historical weighted average shares....................  18,530,338
   Shares issued to acquire Drexel.................................  16,709,105
   Common stock equivalents related to Drexel options assumed......     323,438
   Common stock equivalents related to Tuboscope options...........     337,127
   New shares purchased............................................   4,200,000
   Shares issued for conversion of outstanding preferred stock.....   1,500,000
                                                                     ----------
   Pro forma weighted average shares...............................  41,600,008
                                                                     ==========

                            THE MERGER TRANSACTIONS

BACKGROUND OF THE MERGER TRANSACTIONS

  In October 1994, because the Tuboscope Board of Directors had for some time believed that the trading price of Tuboscope Common Stock did not properly reflect the business value of Tuboscope's operations, the Company engaged a nationally-recognized investment banking firm to review strategic alternatives, and as a result solicited proposals to purchase all or part of Tuboscope. No parameters were imposed on the proposals solicited to purchase all or part of the Company. Although the investment banking firm circulated a confidential offering memorandum to over 30 companies and financial buyers soliciting offers to purchase all or part of Tuboscope, the Company did not receive any offers to purchase the entire Company or any reasonable offer to purchase any part of the Company. The Tuboscope Board of Directors discontinued its attempt to sell Tuboscope in June 1995.

  During the last week of September 1995, L.E. Simmons, Chairman of Drexel, called William V. Larkin, Jr., Chief Executive Officer of Tuboscope, to suggest that they get together to discuss common interests of Drexel and Tuboscope. Mr. Larkin arranged for such a meeting and on October 5, 1995, Martin R. Reid, Chairman of the Tuboscope Board of Directors, Frederick J. Warren, a director of the Company, and Mr. Larkin had breakfast with Mr. Simmons prior to a regularly scheduled Tuboscope Board of Directors meeting. At that meeting, Mr. Simmons described the possible benefits of a business combination between Tuboscope and Drexel. Both parties agreed at the meeting that such a combination would only be possible on a stock-for-stock and not on a cash-for-stock basis, both because each company desired to share in the future growth and synergies of a possible combination and because each company believed that a cash-for-stock combination would result in the surviving corporation having an unacceptable level of debt. Later that day, at a regularly scheduled Tuboscope Board of Directors meeting, Messrs. Reid, Larkin and Warren reported on their meeting with Mr. Simmons and discussed with the Tuboscope Board of Directors the possible benefits of combining Tuboscope's business with that of Drexel. After discussion, the Tuboscope Board of Directors authorized management to proceed with a review and investigation of Drexel's business and with discussions regarding a possible business combination with Drexel.

  As a result of the interest by both parties in investigating a possible transaction, the parties entered into a confidentiality agreement in late October and began exchanging financial and other information and conducting due diligence on each other's businesses. In addition, Tuboscope engaged CS First Boston and Drexel engaged Merrill Lynch, Pierce, Fenner & Smith ("Merrill Lynch") to advise each of them, respectively, with respect to a possible business combination. Drexel also engaged SCF GP to provide additional financial advisory services.

  On November 13, 1995, Mr. Reid along with representatives of CS First Boston and Mr. Simmons along with representatives of Merrill Lynch met to discuss relative valuations of Tuboscope and Drexel. At that meeting, Tuboscope's representatives suggested that the appropriate number of shares of Tuboscope Common Stock to be exchanged for Drexel's operations was in the 16 million share range. Drexel's representatives indicated that they believed that the appropriate number was in the 18 million share range. In discussing relative valuations, Drexel believed its operations had significantly greater growth prospects than those of Tuboscope's operations. Drexel indicated that certain industry observers believed that coiled tubing had a projected growth rate in the 20% range and that Drexel's solids control business was integral to improving drilling efficiency and reducing total well costs.

  Between November 13 and December 1, 1995 members of senior management of Tuboscope and Drexel, together with their financial advisors, continued to discuss the possible terms on which a business combination of Tuboscope and Drexel could be consummated. During the discussions, it became evident that an important element of the proposed transaction was the continued growth of the combined business; however, there was concern that such growth could be capital constrained because of the high debt of Tuboscope. Because both Tuboscope's and Drexel's growth strategies included making acquisitions, the parties came to believe that additional equity capital would be needed to operate the combined entity in the near term. As a result of the perceived need for additional capital in the combined company, the parties began discussing an investment in Tuboscope by SCF. SCF is a limited partnership, whose ultimate general partner is owned by Mr. Simmons, organized to invest capital in the oilfield service industry. Mr. Simmons believed an equity investment by SCF in Tuboscope would be an attractive investment opportunity for SCF and could substantially address the combined entity's capital needs.

  By December 1, 1995 Mr. Reid with the assistance of representatives of CS First Boston and in consultation with Messrs. Warren and Mattson, directors of Tuboscope and representatives of significant stockholders of Tuboscope, had negotiated with Mr. Simmons, representatives of Drexel and representatives of Merrill Lynch the framework of a possible merger of Drexel and Tuboscope and the sale of additional equity to SCF. On December 1, 1995, a special Tuboscope Board of Directors meeting was held at which Tuboscope management and CS First Boston presented a review of Drexel's business and the merits of the proposed transaction and an analysis of the market value of Drexel. At that meeting, the Tuboscope Board of Directors reviewed the possibility of acquiring Drexel for approximately 16.5 million shares of Tuboscope Common Stock and four million warrants to purchase Tuboscope Common Stock at $10 per share and SCF purchasing shares of Tuboscope Common Stock at a price to be determined. After extensive discussions, the Tuboscope Board of Directors authorized management to negotiate an agreement within the parameters discussed, subject to further financial and business due diligence.

  The Tuboscope Board of Directors met subsequently on December 14, 1995 with Messrs. Simmons and John F. Lauletta, Chief Executive Officer of Drexel, to discuss with them issues related to Drexel's business and their view of the merits of a business combination with Tuboscope. The Tuboscope Board of Directors met again on December 20, 1995 (telephonically) to discuss in detail Drexel's historical and pro forma (for the acquisition of SOFS) financial statements and 1996 projections.

  At a meeting between members of senior management of Tuboscope and Drexel, together with their financial advisors on December 18, 1995, Tuboscope and Drexel agreed, subject to final documentation, additional due diligence and board approval, to the material terms reflected in the Merger Proposals, including Tuboscope's request made that day to escrow certain of the Merger consideration pending delivery of Drexel's audited financial statements for the year ended March 31, 1996.

  On a few occasions during December 1995, Mr. Mattson, a director of Tuboscope and Chief Financial Officer of BHI, and Mr. Reid discussed the possibility of BHI exchanging the Tuboscope Series A Preferred Stock held by BHI for Tuboscope Common Stock. The Tuboscope Series A Preferred Stock is mandatorily redeemable on December 1, 1996 for $10 million in cash or, under certain circumstances and at Tuboscope's option, for Tuboscope Common Stock valued at the then current market price. During December 1995, Mr. Reid consulted with various directors, CS First Boston and Mr. L. E. Simmons about the advantages to the Company of improving its capital structure by providing BHI with an incentive to convert the Tuboscope Series A Preferred Stock. By early January 1996, Mr. Mattson advised Mr. Reid that BHI supported the Merger and, as a result, would be willing to exchange its Tuboscope Series A Preferred Stock for a combination of shares of Tuboscope Common Stock and warrants to purchase Tuboscope Common Stock valued at approximately $10 million.

  On January 3, 1996, a special meeting of the Tuboscope Board of Directors was held to consider the Merger Transactions, including the proposed Merger, the proposed acquisition of shares of Tuboscope Common Stock and warrants by SCF and the exchange of Tuboscope Series A Preferred Stock held by BHI for Tuboscope Common Stock and warrants. At this meeting, members of Tuboscope's senior management, together with representatives of CS First Boston, reviewed with the Tuboscope Board of Directors, among other things, the background of the proposed Merger Transactions, Tuboscope's strategic alternatives, financial and valuation analysis of the Merger Transactions and the terms of the Merger Agreement, the Subscription Agreement and Exchange Agreement.

  In addition, at the January 3, 1996 meeting, CS First Boston delivered its oral opinion (subsequently confirmed in a written opinion dated as of January 3, 1996) to the Tuboscope Board of Directors that the consideration to be paid and received by Tuboscope in the Merger Transactions was fair to Tuboscope from a financial point of view. CS First Boston subsequently confirmed such opinion by delivery of its written opinion dated as of the date of this Proxy Statement/Prospectus. After extensive discussion and consideration, the Tuboscope Board of Directors unanimously approved the Merger Transactions, including the acquisition of Drexel, the sale of shares and warrants to SCF, the Exchange Agreement with BHI and the other transactions contemplated thereby. The Merger Agreement and the Subscription Agreement were executed by the parties on the evening of January 3, 1996. The public announcement of the signing was made on January 4, 1996 prior to the opening of the financial markets. The Exchange Agreement was subsequently executed as of January 3, 1996.

TUBOSCOPE'S REASONS FOR THE MERGER TRANSACTIONS

  The Tuboscope Board of Directors believes that Tuboscope shareholder value will be enhanced by the Merger Transactions because of the additional growth opportunities, increased market capitalization, improved capital structure and additional management expertise that are expected to result from the Merger Transactions. The Tuboscope Board of Directors believes that the terms of Merger Transactions are fair to and in the best interests of Tuboscope and its stockholders. In unanimously approving the Merger Transactions, and in recommending that Tuboscope's stockholders approve the Merger Proposals, the Tuboscope Board of Directors consulted with Tuboscope management, as well as its financial and legal advisors, and considered a number of factors, including, but not limited to, the following:

    (i) Drexel's business, management expertise, current business strategy, prospects and competitive position in the oilfield service industry;

    (ii) the growth opportunities in Drexel's markets;

    (iii) the potential consolidation benefits of the Merger, primarily those arising out of the complementary geographic locations of Tuboscope and Drexel facilities throughout the world;

    (iv) the historical, current and projected results of operations and financial condition of Tuboscope and Drexel before and after giving effect to the Merger Transactions;

    (v) the enhanced position of Tuboscope after the Merger Transactions to deal with the volatility of its business due to changes in rig count;

    (vi) the improved capital structure of Tuboscope after the Merger Transactions;

    (vii) the market capitalization of Tuboscope subsequent to the Merger Transactions, which will be considerably larger than Tuboscope's current market capitalization;

    (viii) advantages to association with L. E. Simmons and SCF Partners;

    (ix) the prices paid in recent acquisitions of similar companies;

    (x) general economic and stock market conditions;

    (xi) the Merger's structure, which will not result in recognition of income or gain for U.S. federal income tax purposes by Tuboscope;

    (xii) the financial analyses and opinion of CS First Boston;

    (xiii) the stock ownership of Tuboscope after giving effect to the Merger Transactions;

    (xiv) the lack of alternative transactions for Tuboscope given the absence of any reasonable offers to purchase all or any part of Tuboscope;

    (xv) the likelihood that the Merger would be consummated; and

    (xvi) the opportunity for other potentially interested parties to make an offer subject to the termination fee.

  Due to the wide variety of factors considered in connection with the evaluation of the Merger Transactions, the Tuboscope Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. Rather, the Tuboscope Board of Directors viewed its approval and recommendation as being based on the totality of the information presented to, and considered by, it. Individual members of the Tuboscope Board of Directors also may have attributed differing levels of importance to each of the factors presented to the Tuboscope Board of Directors.

  THE TUBOSCOPE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TUBOSCOPE STOCKHOLDERS VOTE TO APPROVE AND ADOPT THE MERGER PROPOSALS AND THE TRANSACTIONS CONTEMPLATED THEREBY. TUBOSCOPE'S STOCKHOLDERS ARE URGED TO CAREFULLY REVIEW THE FACTORS DISCUSSED IN "RISK FACTORS" IN CONNECTION WITH EVALUATING AND VOTING ON THE MERGER PROPOSALS.

DREXEL'S REASONS FOR THE MERGER

  The Drexel Board of Directors believes that the terms of the Merger are fair to and in the best interests of Drexel and its stockholders. In approving the Merger Agreement and the transactions contemplated thereby, and in recommending that Drexel stockholders approve the same, Drexel's Board of Directors consulted with Drexel management, as well as its financial and legal advisors, and considered a number of factors, including, but not limited to:


    (i)the potential for increasing Drexel's growth through the use of Tuboscope's world-wide infrastructure;

    (ii) information concerning the financial performance and condition, business operations and prospects of each of Drexel and Tuboscope, and Drexel's projected future performance and prospects as a separate entity and on a combined basis with Tuboscope;

    (iii) current industry, economic and market conditions, which have encouraged business combinations and other strategic alliances in the energy services industry;

    (iv) recent and prior market prices of the Tuboscope Common Stock;

    (v) the structure of the transaction and terms of the Merger Agreement, including the consideration to be received by Drexel's stockholders, which were the result of arm's-length negotiations between Tuboscope and Drexel;

    (vi) the fact that the Merger would enhance the liquidity of the investment of the holders of Drexel Common Stock by converting their Drexel Common Stock into a publicly traded security;

    (vii) consolidation benefits that would be available to the combined entity after the Merger;

    (viii) the expectation that the Merger will afford Drexel stockholders the opportunity to receive Tuboscope Common Stock in a transaction that is nontaxable for U.S. federal income tax purposes;

    (ix) the likelihood that the Merger would be consummated; and

    (x) opportunities for Drexel's employees in Tuboscope after the Merger.

  In determining the Merger was fair to and in the best interest of Drexel's stockholders, the Drexel Board of Directors considered the factors above as a whole and did not assign specific or relative weights to such factors. The Drexel Board of Directors believes that the Merger is an opportunity for Drexel's stockholders to participate in a combined enterprise that has significantly greater business and financial resources than Drexel would have absent the Merger.

OPINION OF TUBOSCOPE'S FINANCIAL ADVISOR

  At its meeting on January 3, 1996 to consider and vote on entering into the Merger Transactions, the Tuboscope Board of Directors received the opinion of CS First Boston that, as of such date, the consideration to be paid and received by Tuboscope in the Merger Transactions was fair to Tuboscope from a financial point of view. CS First Boston subsequently confirmed its opinion by delivery of a written opinion dated as of the date of this Proxy Statement/Prospectus. CS First Boston's opinion relates only to the consideration to be paid and received by Tuboscope in connection with the Merger Transactions and does not constitute a recommendation to any stockholder of Tuboscope as to how such stockholder should vote at the Annual Meeting. The full text of CS First Boston's written opinion, which summarizes assumptions made, procedures followed and matters considered in connection with such opinion, is attached as Appendix D to this Proxy Statement/Prospectus and is incorporated herein by reference. STOCKHOLDERS OF TUBOSCOPE ARE URGED TO READ THE OPINION IN ITS ENTIRETY, ESPECIALLY WITH REGARD TO THE ASSUMPTIONS MADE AND MATTERS CONSIDERED BY CS FIRST BOSTON.

  In connection with rendering its opinions, CS First Boston, among other things: (i) reviewed Tuboscope's Annual Report on Form 10-K for the year ended December 31, 1994 and its quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1995; (ii) reviewed certain information, including financial forecasts prepared by Drexel and Tuboscope, relating to the business, earnings, cash flow, assets and prospects of Drexel and Tuboscope, respectively, furnished to CS First Boston by Drexel and Tuboscope, respectively; (iii) compared the results of operations of Drexel and Tuboscope with each other and with that of certain companies CS First Boston deemed to be reasonably similar to Drexel and Tuboscope; (iv) compared the proposed financial terms of the transactions contemplated by the Merger Agreement with the financial terms of certain other mergers and acquisitions CS First Boston deemed to be relevant; (v) considered the pro forma effect of the Merger Transactions on Tuboscope's capitalization ratios and earnings, cash flow and earnings before interest, taxes, depreciation and amortization ("EBITDA"); (vi) reviewed a draft of the Merger Agreement and Subscription Agreement, each dated as of January 3, 1996; and (vii) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as CS First Boston deemed necessary or appropriate. All financial information reviewed for Drexel included pro forma adjustments for the acquisition of SOFS in November 1995.

  In connection with its opinions and its presentation to the Tuboscope Board of Directors on January 3, 1996, CS First Boston performed a variety of financial and comparative analyses, including those described below. Among those analyses so described are evaluations of cash flow and cash flow per share. Stockholders are advised that such terms are not defined by generally accepted accounting principles and should not be considered as an alternative to any other generally accepted accounting principle measure as an indicator of the Company's performance. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Consequently, the analysis underlying such an opinion is not readily susceptible to summary description. In arriving at its opinion, CS First Boston did not attribute any particular weight to any analysis or factors considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, CS First Boston believes that its analyses must be considered as a whole and that considering any portions of such analyses or such factors without considering all analyses and factors could create an incomplete or misleading view of the process CS First Boston undertook with respect to rendering its opinion. The data employed by CS First Boston in its analyses contained numerous assumptions made by Drexel and Tuboscope with respect to general business and economic conditions, industry performance and other matters, many of which are beyond Drexel's or Tuboscope's control. Any estimates contained in such materials or described below are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may trade or be acquired or sold.

  The following summary does not purport to be a complete description of the opinion rendered to the Tuboscope Board of Directors on January 3, 1996 or of the analyses performed by CS First Boston in connection with the Merger Transactions.

 Valuation of Drexel

  Comparable Company Analysis. CS First Boston analyzed selected Adjusted Market Values (defined below) determined on the basis of a multiple of EBITDA, focusing primarily on 1995 and 1996 estimated EBITDA multiples, for selected companies comparable to Drexel. CS First Boston focused on comparable oilfield service companies, including (in alphabetical order) Daniel Industries, Dreco Energy Services Ltd., Lone Star Technologies Inc., Lufkin Industries, Maverick Tube and Varco International. For purposes of this analysis, data with respect to comparable companies was derived from a compilation of certain publicly available information concerning estimates of future operating and financial performance of the companies as prepared by a number of oilfield service research analysts.

  The median ratio of Adjusted Market Value (defined as equity market value at December 27, 1995 plus short- and long-term debt less cash and marketable securities) to estimated 1995 EBITDA was 8.0x. A median ratio of 5.6x was derived based on 1996 projected EBITDA. Based upon this analysis, CS First Boston applied comparable multiple ranges to Drexel's 1995 estimated EBITDA and 1996 estimated EBITDA. Those ranges were 6.5x to 7.5x and 5.1x to 5.8x, respectively. Application of these multiples yielded a reference value range of $129 million to $149 million for Drexel. Assuming a Tuboscope Common Stock price of $6.00 per share, Tuboscope's purchase of Drexel at the $129 million to $149 million reference value range would require the issuance of 16.2 million to 19.6 million shares of Tuboscope Common Stock.

  Because of the inherent differences between the operations of Drexel and the selected comparable companies, CS First Boston believed that a purely quantitative comparable company analysis would not be exclusively dispositive in the context of the Merger Transactions. CS First Boston believed that an appropriate use of a comparable company analysis in this instance would involve qualitative judgments concerning differences between the financial and operating characteristics of Drexel and the selected companies, including growth prospects, which judgments are reflected in CS First Boston's opinion.

  Comparable Acquisition Analysis. CS First Boston analyzed adjusted market values on a multiple of latest twelve-month EBITDA for a number of comparable oilfield service acquisitions. Five recent transactions, consummated between October 1991 and September 1994, were considered most relevant for this analysis. The acquisitions considered by CS First Boston include (in order from September 1994 to October 1991 and presented as acquiror/seller): Weatherford International/H&H Oil Tool Co.; Dresser Industries/Wheatley TXT; Enterra/Total Energy; Wheatley TXT/Axelson, Inc.; and Tuboscope/BHTS Eastern Hemisphere.

  CS First Boston examined the multiples of the total consideration paid in each transaction to, among other measures, such acquired companies' respective EBITDA, which was considered to be the most relevant measure. The multiples based on EBITDA ranged from 6.7x to 11.0x, with a median of 7.8x. This analysis provided an implied enterprise valuation range for Drexel of $134 million to $151 million, based on Drexel's EBITDA for the latest twelve months and a multiple range of 7.5x to 8.5x. Assuming a Tuboscope Common Stock price of $6.00 per share, Tuboscope's purchase of Drexel at the implied $134 million to $151 million valuation range would require the issuance of 17.1 million to 19.9 million shares of Tuboscope Common Stock.

  Because the reasons for, and circumstances surrounding, each of the transactions analyzed were diverse and due to the inherent differences between the operations of Tuboscope, Drexel and the selected companies involved in the comparable acquisitions, CS First Boston believed that a purely quantitative comparable transaction analysis would not be exclusively dispositive in the context of the proposed Merger Transactions. CS First Boston further believed that an appropriate use of a comparable transaction analysis in this instance would involve qualitative judgments concerning differences between the characteristics of these transactions and the Merger Transactions that would affect the acquisition value of the acquired companies and businesses and Drexel, which judgments are reflected in CS First Boston's opinion.

  Discounted Cash Flow Analysis. Employing certain data provided by Drexel and reviewed by Tuboscope, CS First Boston performed a discounted cash flow analysis of Drexel in order to estimate the present value of the future unlevered free cash flows that Drexel could be expected to generate during the period from January 1, 1996 to December 31, 2000.

  While CS First Boston assumed that the information provided by Drexel was reasonably prepared based upon the best available estimates and judgments of the management of Drexel, CS First Boston met with Tuboscope to discuss such information. Pursuant to such discussions, growth estimates utilized for Drexel after 1996 were more conservative than for prior periods and than those projected by Drexel's management. The estimated future unlevered free cash flows were discounted at after-tax rates of 12% and 13%, based on a review of the weighted average cost of capital of the comparable companies described in "--Comparable Company Analysis" above, and terminal multiples of 5.0x, 5.5x and 6.0x were employed based on current EBITDA multiples of Drexel's comparable companies. These calculations provided a reference value range for Drexel of $135 million to $155 million. Assuming a Tuboscope Common Stock price of $6.00 per share, Tuboscope's purchase of Drexel at the implied $135 million to $155 million reference range would require the issuance of 17.2 million to 20.6 million shares of Tuboscope Common Stock.

 Valuation of Tuboscope

  Comparable Company Analysis. CS First Boston analyzed selected Adjusted Market Values on a multiple of EBITDA, focusing primarily on 1995 estimated EBITDA multiples, for selected companies comparable to Tuboscope. CS First Boston focused on comparable oilfield service companies, including (in alphabetical order) Daniel Industries, Dreco Energy Services Ltd., ICO, Inc., Lufkin Industries, Pool Energy Services Co. and Seacor Holdings, Inc. For purposes of this analysis, data with respect to the companies was derived from a compilation of certain publicly available information concerning estimates of future operating and financial performance of the companies as prepared by a number of oilfield service research analysts.

  An analysis of the ratio of Adjusted Market Value to the estimated 1995 and 1996 EBITDAs of Tuboscope's comparable companies yielded median multiple ranges of 6.3x and 4.7x, respectively. Using multiple ranges of 6.0x to 7.0x for Tuboscope's 1995 estimated EBITDA and 4.5x to 5.5x for its 1996 estimated EBITDA yielded a valuation reference range of $220 million to $250 million for Tuboscope with an implied stock price of $5.04 to $6.66 per share.

  Because of the inherent differences between the operations of Tuboscope and the selected comparable companies, CS First Boston believed that a purely quantitative comparable company analysis would not be exclusively dispositive in the context of the Transaction. CS First Boston believed that an appropriate use of a comparable company analysis in this instance would involve qualitative judgments concerning differences between the financial and operating characteristics of Tuboscope and the selected companies, which judgments are reflected in CS First Boston's opinion.

  Comparable Acquisition Analysis. As discussed elsewhere in this Proxy Statement/Prospectus under "The Merger Transactions--Background of the Merger Transactions," Tuboscope engaged an investment banking firm to evaluate strategic alternatives, including a possible sale of the company, from October 1994 through June 1995. Although the investment banking firm circulated a confidential offering memorandum to over 30 companies and financial buyers soliciting offers to purchase all or part of Tuboscope, the Company did not receive any offers to purchase the entire company or any reasonable offer to purchase any part of the Company. Accordingly, due to the absence of any acceptable offers and the length of time the Company and its advisors were exploring possible sales opportunities, CS First Boston did not believe that a comparable acquisition analysis was particularly relevant in determining the fairness of the consideration to be paid and received by Tuboscope in the Merger Transactions from a financial point of view.

  Discounted Cash Flow Analysis. Employing certain data provided by Tuboscope, CS First Boston performed a discounted cash flow analysis of Tuboscope in order to estimate the present value of the future unlevered free cash flows that Tuboscope could be expected to generate during the period from January 1, 1996 to December 31, 2000.

  With respect to the information provided by Tuboscope, CS First Boston assumed that such information was reasonably prepared based upon the best available estimates and judgments of management. The estimated future unlevered free cash flows were discounted at after-tax rates of 12% and 13%, and terminal multiples of 4.5x, 5.0x and 5.5x were applied to the estimated EBITDA of Tuboscope based upon Tuboscope's slower expected growth profile relative to Drexel. These calculations provided a reference value range of $240 million to $260 million for Tuboscope, with an implied stock price of $6.12 to $7.20 per share.

 Review of Pro Forma Results

  Pro Forma Transaction Analysis. CS First Boston also deemed it appropriate for purposes of its evaluation to consider the expected benefits from the formation of the new combined entity. CS First Boston analyzed certain pro forma effects that could result from the Merger Transactions. The data employed in this analysis assumed the acquisition of Drexel, the SCF Sale and the BHI Exchange, as well as expected consolidation savings, and excluded non-recurring charges related to the transaction except as they impacted debt levels. CS First Boston expressed no view as to whether consolidation savings could be obtained. This analysis indicated that the pro forma earnings per share of the combined company would be accretive in 1995 and 1996 as compared to the comparable stand-alone projections for Tuboscope. The analysis also indicated that there would be cash flow per share dilution. CS First Boston also analyzed the effects of the Merger Transactions on the balance sheet of the combined company. The combined company's pro forma debt and preferred stock-to-book capitalization ratio as of December 31, 1995 was estimated to be 34% as compared to 52% for Tuboscope on a stand-alone basis.

  Comparable Company Analysis. CS First Boston also reviewed the pro forma results in the context of a comparable company analysis. CS First Boston analyzed selected Adjusted Market Values determined on the basis of a multiple of EBITDA, focusing primarily on 1995 estimated EBITDA multiples, for selected companies comparable to the combined entity. CS First Boston focused on comparable oilfield service companies, including (in alphabetical order) Camco International, Inc., Daniel Industries, Energy Ventures, Lone Star Technologies Inc., Smith International and Varco International. For purposes of this analysis, data with respect to the companies was derived from a compilation of certain publicly available information concerning estimates of future operating and financial performance of the companies as prepared by a number of oilfield service research analysts. An analysis of the ratio of Adjusted Market Value to the 1995 and 1996 estimated EBITDAs of comparable companies yielded multiple medians of 9.1x and 7.8x, respectively.

  Despite the significant strategic rationale associated with the Merger Transactions, there are earnings accretion and cash flow per share dilution projected for the periods immediately following the combination of the two companies. At the time CS First Boston rendered its opinion, Tuboscope was trading at less than 6.0x 1995 and 1996 estimated EBITDA while the combined entity's peer group was trading at the higher multiples described above. CS First Boston believes that achievement of the higher peer group multiples will require substantial repositioning of Tuboscope in order for the marketplace to recognize the growth opportunities associated with Drexel's businesses. As a result of the time required to achieve such repositioning, CS First Boston believes multiple expansion is not likely to occur before the end of 1996, with only gradual expansion possibly occurring prior to that time.

  Because of the inherent differences between the operations of the combined entity and the selected comparable companies, CS First Boston believed that a purely quantitative comparable company analysis would not be exclusively dispositive in the context of the Merger Transactions. CS First Boston believed that an appropriate use of a comparable company analysis in this instance would involve qualitative judgments concerning differences between the financial and operating characteristics of the combined entity and the selected companies, which judgments are reflected in CS First Boston's opinion.

  In connection with rendering its opinion, CS First Boston relied, without assuming any responsibility for independent verification, upon the accuracy and completeness of all of the financial and other information furnished to CS First Boston by Tuboscope and Drexel. With respect to the forecasted financial information furnished to CS First Boston by Tuboscope and Drexel (including estimates of consolidation benefits from the Merger Transactions), CS First Boston assumed such information to have been reasonably prepared and to reflect the best currently available estimates and judgments of the management of each of Tuboscope and Drexel as to the expected future financial performance of Tuboscope and Drexel, respectively, and of the two companies combined. In rendering its opinion, CS First Boston did not make or receive an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Tuboscope or Drexel, nor did it independently verify any of the publicly available information relating to Tuboscope or the information with which it was provided pertaining to Drexel. The opinion of CS First Boston is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion. In rendering its opinion, CS First Boston relied upon Tuboscope as to certain accounting aspects of the Merger Transactions and assumed, with Tuboscope's consent, that the Merger Transactions would be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code and that the Merger Transactions would be accounted for as a purchase.

  CS First Boston's opinion and presentation to the Tuboscope Board of Directors were one of the many factors taken into consideration by such Board of Directors in making its determination on January 3, 1996 to approve the Merger Transactions. While CS First Boston participated in a number of meetings between representatives of Tuboscope and Drexel at which the Merger consideration was generally negotiated and meetings of the Tuboscope Board of Directors at which the Merger consideration was discussed and approved, CS First Boston's advice at such meetings was only one of many factors considered in determining the Merger consideration.

  CS First Boston is an internationally recognized investment banking firm that, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Tuboscope selected CS First Boston to act as its financial advisor in connection with the Merger Transactions on the basis of such firm's expertise. Neither CS First Boston nor any of its affiliates has had any material relationship with Tuboscope, Drexel or any of their affiliates in the past two years.

  In exchange for financial advisory services rendered in connection with the Merger Transactions and delivery of the written opinion, Tuboscope has paid CS First Boston a $400,000 fee. In addition, Tuboscope has agreed to pay CS First Boston as compensation for its services a $1,100,000 transaction fee, payable upon the consummation of the Merger Transactions. If any other combination is completed between Tuboscope and Drexel, CS First Boston and Tuboscope will mutually agree on a transaction fee in accordance with customary industry practice. In addition, Tuboscope has agreed to reimburse CS First Boston for all reasonable out-of-pocket expenses, including the fees and expenses of its legal counsel and any other advisor retained by CS First Boston resulting from or arising out of Tuboscope's engagement of CS First Boston with respect to the Merger Transactions and has agreed to indemnify CS First Boston (and its employees and directors) against certain liabilities and expenses in connection with the Merger Transactions, including certain liabilities under the federal securities laws.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendations of the Tuboscope Board of Directors with respect to the Merger Proposals, stockholders should be aware that certain members of the Tuboscope Board of Directors and management and Drexel's Board of Directors and management have certain interests in the Merger Transactions that are in addition to the interests of the stockholders of Tuboscope generally. The Tuboscope Board of Directors was aware of these interests and considered them, among other factors, in approving the Merger Transactions.

  Severance Payments. Upon consummation of the Merger Transactions and as a result of the assumption of the duties of the Chairman of the Board, Chief Executive Officer and Chief Financial Officer by Messrs. Simmons, Lauletta and Winkler, respectively, Tuboscope will be required to make payments to Messrs. Reid, Larkin and Koons under executive agreements originally executed in 1993 currently estimated to be $2.4 million, $2.4 million and $1.5 million, respectively. A substantial portion of these severance payments will not be deductible for federal income tax purposes. Mr. Reid's agreement was amended at Tuboscope's January 3, 1996 Board of Directors' meeting to provide that he would be paid the amount that would have otherwise been owed to him if the Merger Transactions had been consummated on December 31, 1995. Mr. Reid's severance arrangement provided in part that he would be paid two and one-half times his annual salary and annual incentive compensation opportunity in effect at the time of the Merger; provided, however, that if his annual base salary and annual incentive compensation opportunity for either of the two years previous to the Merger were greater than such amounts in effect at the time of the Merger, then Mr. Reid's severance payments would be calculated using the higher compensation amounts. Under the terms of that severance arrangement, Mr. Reid would receive approximately $1.8 million if the Merger closed in 1996 and approximately $2.4 million if the Merger closed in 1995. The Tuboscope Board of Directors determined that because of the value that Mr. Reid had brought to the Company both in negotiating the Merger Transactions and in managing the Company and because the Merger Transactions were substantially negotiated in 1995, Mr. Reid should receive severance payments based on the 1995 amounts.

  Upon consummation of the Merger, Drexel will be required to make a $500,000 severance payment to Mr. Loh, a director of Drexel and an executive officer of a Drexel subsidiary, and will enter into a one-year consulting agreement with Mr. Loh providing for twelve monthly payments of $4,167 each.

  BHI Exchange. In connection with the other Merger Transactions, Tuboscope and BHI have entered into the Exchange Agreement, whereby Tuboscope has agreed to issue to BHI 1,500,000 shares of Tuboscope Common Stock and warrants to purchase, subject to adjustment under certain circumstances, an aggregate of 1,250,000 shares of Tuboscope Common Stock at an exercise price of $10 per share expiring on December 31, 2000, in exchange for all of the 100,000 shares of Tuboscope Series A Preferred Stock held by BHI. The BHI Warrants are substantially similar to the SCF Warrants. The Tuboscope Series A Preferred Stock is mandatorily redeemable by Tuboscope for $10 million on December 1, 1996 and pays a quarterly dividend of $175,000. See "Description of Tuboscope Capital Stock--Redeemable Series A Convertible Preferred Stock." Mr. Mattson, a Vice President and the Chief Financial Officer of BHI, is a director of Tuboscope. The Tuboscope Board of Directors entered into the Exchange Agreement, in part, because of the improvement to Tuboscope's capital structure which would result from the exchange. Pursuant to the Exchange Agreement, BHI has agreed not to sell or otherwise dispose of the shares of Tuboscope Common Stock it receives in the BHI Exchange prior to December 31, 1997. See "The Exchange Agreement."

  Financial Advisory Fee. SCF G.P. has provided certain financial advisory services to Drexel in connection with the Merger pursuant to a written agreement. As compensation for such services, SCF G.P. will receive a fee of $2 million upon the closing of the Merger Transactions. Any such fees received by SCF G.P. are credited against the management fees owed by the limited partners of SCF to the general partner of SCF, which is controlled by SCF G.P. L. E. Simmons, the sole shareholder of SCF G.P., is the Chairman of the Board of Drexel and will be the Chairman of the Board of Tuboscope upon consummation of the Merger. SCF G.P. controls the general partner of DOS Partners, a 32% stockholder of Drexel. See "--Other Arrangements Involving SCF."

  Other Arrangements Involving SCF. In connection with the SCF Sale, Drexel has agreed to pay SCF a fee of $1.9 million upon consummation of the Merger. SCF negotiated this fee in consideration for its entering into the Subscription Agreement. Pursuant to the Subscription Agreement, if the Merger Agreement is terminated and Drexel receives a fee from Tuboscope in connection therewith, SCF is entitled to receive 25% of any such fee. Mr. Simmons is the Chairman of the Board of Drexel and will be the Chairman of the Board of Tuboscope upon consummation of the Merger. SCF is controlled by SCF G.P., of which Mr. Simmons is the sole shareholder. See "The Subscription Agreement-- Termination; Termination Fee."

  Registration Rights. SCF, DOS Partners, Panmell, Actinium and KMIL will each be entitled to certain registration rights relating to the Tuboscope Common Stock received pursuant to the Merger and SCF Sale or upon exercise of the warrants acquired pursuant to the SCF Sale. Mr. Simmons, the Chairman of the Board of Drexel and, upon the consummation of the Merger Transactions, the Chairman of the Board of Tuboscope, owns the ultimate general partner of each of SCF and DOS Partners. Panmell is controlled by Mr. Loh, a director of Drexel. See "The Merger Transactions--Registration Rights" and "The Subscription Agreement." In connection with the BHI Exchange, BHI received certain registration rights for the BHI shares and BHI warrants.

  Stock Option Plans. As provided in the Merger Agreement, by virtue of the Merger, all Drexel Options outstanding at the Effective Time under the Drexel Stock Option Plans, whether or not then exercisable, will be assumed by Tuboscope and become exercisable for shares of Tuboscope Common Stock. Each Drexel Option assumed by Tuboscope will be exercisable upon the same terms and conditions as under the applicable Drexel Stock Option Plan (with appropriate adjustments to the number of shares subject to, and the exercise price of, each Drexel Option in accordance with the terms of the Merger Agreement) and option agreements issued thereunder, and Tuboscope will assume the Drexel Stock Option Plans for such purposes. As of January 23, 1996, employees (or former employees) of Drexel held Drexel Options to purchase an aggregate of 2,079,466 shares of Drexel Common Stock at a weighted average price of $1.87 per share (at exercise prices ranging from $0.67 to $2.85 per share). After giving effect to the appropriate adjustments to the number of shares subject to, and the exercise price of, each Drexel Option in accordance with the terms of the Merger Agreement, and assuming no claims are made under the Escrow Agreement, as of January 23, 1996, employees (or former employees) of Drexel held Drexel Options to purchase an aggregate of 965,912 shares of Tuboscope Common Stock at a weighted average price of $4.02 per share (at exercise prices ranging from $1.44 to $6.13 per share). Approval of the Merger Agreement by the stockholders of Tuboscope will constitute stockholder approval of the assumption by Tuboscope of the rights and obligations of Drexel under the Drexel Stock Option Plans and of the amendment of such plan to provide for, among other things, the conversion at the Effective Time of each outstanding Drexel Option into an option to purchase shares of Tuboscope Common Stock. See "The Merger Agreement--Treatment of Drexel Options."

  Indemnification and Insurance. Under the terms of the Merger Agreement, Tuboscope is required to indemnify and advance expenses to current and former officers, directors, employees and agents of Tuboscope and Drexel (the "Indemnified Parties"), to the fullest extent permitted under applicable law, against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time, including claims arising under the Securities Act, the Exchange Act and state corporation laws in connection with the Merger. For a period of six years after the Effective Time, Tuboscope is obligated, under certain circumstances, to maintain in effect certain policies of directors' and officers' liability insurance that are substantially no less advantageous to the Indemnified Parties than the policies presently covering such individuals.

  Board of Directors. Pursuant to the Merger Agreement, the current members of the Tuboscope Board of Directors, other than Messrs. Reid, Mattson and Baier who will continue to serve as Tuboscope directors subsequent to the Merger, have resigned from the Tuboscope Board of Directors subject only to the effectiveness of the Merger. In addition, pursuant to the Merger Agreement, Tuboscope has agreed to cause L. E. Simmons, currently Chairman of the Board of Drexel, John F. Lauletta, currently President of Drexel, J.S. Dickson Leach, currently a director of Drexel, and an individual mutually agreed upon by Tuboscope and Drexel, to be appointed to the Tuboscope Board of Directors upon consummation of the Merger. See "Management and Operations After the Merger-- Directors After the Merger" and "Proposal to Elect Tuboscope Directors-- General."

  Key Employee Stock Options. In connection with the approval of the Merger Transactions, the Tuboscope Board of Directors agreed to amend the executive agreements with Messrs. Greenberg, Hage, Koons, Larkin, Maroney, Nibling and Reid to provide that all of their outstanding options will be exercisable until two years after their termination of employment with Tuboscope or five years from the consummation of the Merger Transactions with respect to outstanding options held by Messrs. Larkin and Reid. Prior to such amendment, the executive agreements provided that upon consummation of a transaction similar to the Merger Transactions, each such employee would receive in cash the difference between the exercise price of his options and the value of the underlying stock upon such consummation. In connection with the Merger

Transactions, unvested options held by Messrs. Greenberg, Hage, Koons, Larkin, Maroney, Nibling and Reid totalling 50,720, 59,660, 58,760, 91,480, 44,420,
44,420 and 131,760, respectively, will be accelerated under the terms of their executive agreements.

  Non-Employee Director Stock Options. Upon consummation of the Merger Transactions, each of the agreements evidencing the outstanding options under Tuboscope's Stock Option Plan for Non-Employee Directors of the Company and held by current non-employee directors of the Company will be amended to accelerate the vesting of the 112,000 in the aggregate unvested options and extend the exercise period for all of the outstanding options held by such directors, so that such options shall be exercisable in accordance with the provisions of each option agreement until the fifth anniversary of the Effective Time. The number of unvested options whose vesting will be accelerated for each of Messrs. Baier, Hubbard, Mattson, Pennington, Seaver, Shelton and Warren is 9,600, 9,600, 6,400, 9,600, 4,000, 9,600 and 9,600,
respectively.

VOTING AGREEMENTS

  Drexel Stockholders. On January 3, 1996, as a condition to Tuboscope entering into the Merger Agreement, DOS Partners, Panmell and Zink, each a significant stockholder of Drexel, entered into a voting agreement with Tuboscope, pursuant to which each such stockholder agreed that, prior to the termination of the Merger Agreement or consummation of the Merger, at any meeting of the stockholders of Drexel and in any action by consent of the stockholders of Drexel, it would (i) vote its shares of Drexel Common Stock in favor of the Merger and the Merger Agreement and any of the other transactions contemplated by the Merger Agreement and (ii) not solicit, encourage or recommend to other stockholders of Drexel that such other stockholders (a) vote their shares of Drexel Common Stock in any contrary manner, (b) not vote their shares at all,
(c) sell, transfer, tender or otherwise dispose of their shares of Drexel Common Stock or (d) attempt to execute any statutory appraisal or other similar rights they may have. Each of DOS Partners, Panmell and Zink also granted to Tuboscope an irrevocable proxy and power of attorney to vote all of its shares of Drexel Common Stock at any meeting of the stockholders of Drexel on matters which relate to or affect the Merger or the Merger Agreement. Subsequent thereto, Zink liquidated and distributed its shares of Drexel Common Stock to Actinium and KMIL, each of which has agreed to be bound by the voting agreement between Zink and Tuboscope.

  As of January 3, 1996, DOS Partners, Panmell and Zink, collectively, possessed the power to vote 33,076,885 shares of Drexel Common Stock or approximately 92.0% of the total outstanding Drexel Common Stock. As of such date, 35,972,240 shares of Drexel Common Stock were outstanding and held of record by approximately 53 stockholders.

  Tuboscope Stockholders. On January 3, 1996, as a condition to Drexel entering into the Merger Agreement, BHI and Brentwood a significant stockholder of Tuboscope, entered into a voting agreement with Drexel, pursuant to which each such stockholder agreed that, prior to the termination of the Merger Agreement or consummation of the Merger (or with respect to Brentwood only, the later of (i) May 15, 1996 or (ii) the first date that Brentwood distributes all of the shares of Tuboscope Common Stock that it owns to its partners), at any meeting of the stockholders of Tuboscope and in any action by consent of the stockholders of Tuboscope, it would (i) vote its shares of Tuboscope Common Stock in favor of the Merger Proposals and (ii) not solicit, encourage or recommend to other stockholders of Tuboscope that such other stockholders (a) vote their shares of Tuboscope Common Stock in any contrary manner, (b) not vote their shares at all, (c) sell, transfer, tender or otherwise dispose of their shares of Tuboscope Common Stock or (d) attempt to execute any statutory appraisal or other similar rights they may have. Each of BHI and Brentwood also granted to designees of Drexel an irrevocable proxy and power of attorney to vote all of its shares of Tuboscope Common Stock at any meeting of the stockholders of Tuboscope on matters which relate to or effect the Merger Proposals.

  As of January 3, 1996, BHI and Brentwood, collectively, possessed the power to vote 2,991,111 shares of Tuboscope Common Stock or approximately 16.1% of the total outstanding Tuboscope Common Stock. See "Security Ownership of Certain Beneficial Owners and Management of Tuboscope."

REGISTRATION RIGHTS

  In connection with the Merger, Tuboscope will enter into a registration rights agreement with SCF, DOS Partners, Panmell, Actinium and KMIL (the "Registration Rights Agreement"). Under the terms of the Registration Rights Agreement, such stockholders will be granted certain piggy-back and demand rights, subject to certain terms and conditions, to register for resale shares of Tuboscope Common Stock obtained pursuant to the Merger, the 4,200,000 shares of Tuboscope Common Stock to be obtained by SCF pursuant to the Subscription Agreement and the 2,533,000 shares (subject to adjustment) of Tuboscope Common Stock which may be obtained by SCF upon exercise of the SCF Warrants (the "Registrable Securities"). See "The Subscription Agreement." From and after the first anniversary date of the Registration Rights Agreement, and subject to the conditions contained therein, the holder or holders of an aggregate of a majority of the Registrable Securities then owned or held by SCF and DOS Partners or their assignees and the holder or holders of an aggregate of a majority of the Registrable Securities then owned or held by Panmell, Actinium, KMIL or their assignees may each make one written demand that Tuboscope register for sale all or part of the Registrable Securities owned or held by such group; provided, however, that the estimated proceeds of the Registrable Securities proposed to be sold must exceed $10,000,000 and provided further that Tuboscope shall not be required to effect more than one demand registration in a twelve month period.

  At any time following the execution of the Registration Rights Agreement, if Tuboscope proposes to file a registration statement under the Securities Act, Tuboscope is required to offer each holder of Registrable Securities the opportunity to register such number of Registrable Securities as such holder may request; provided, however, that Tuboscope is not required to offer the holders of the Registrable Securities the opportunity for registration if the proposed registration statement is a registration of securities to be offered in connection with or pursuant to (i) a stock option or employee incentive compensation plan, (ii) a stockholder reinvestment plan or (iii) an exchange for any securities or assets of, or in connection with a merger or consolidation with, an unaffiliated company.

  The above registration rights are subject to further restrictions as may be imposed by the underwriters in any underwritten public offering, and, with respect to the demand registration rights, to certain "black-out" periods as described in the Registration Rights Agreement.

  To the extent not inconsistent with applicable law, each holder of Registrable Securities that are included in a registration statement that registers Registrable Securities or who is given the option to include Registrable Securities in a registration statement that registers Registrable Securities, has agreed not to effect any public sale or distribution of the issue being registered (or any securities of Tuboscope convertible into or exchangeable or exercisable for securities of the same type as the issue being registered) during the ten days prior to, and 90-day period beginning on, the effective date of a registration statement filed by Tuboscope (except pursuant to such registration), but only if and to the extent requested in writing (with reasonable prior notice) by the managing underwriter or underwriters in the case of an underwritten public offering by Tuboscope of securities of the same type as the Registrable Securities; provided, that the period of time for which Tuboscope is required to keep such registration statement which includes the Registrable Securities continuously effective shall be increased by a period equal to such requested holdback period.

  The Registration Rights Agreement also provides that Tuboscope will not effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, except on a Form S-8 (or its successor form), during the ten days prior to, and during the 90-day period beginning on, the effective date of any demand registration in which the holders of Registrable Securities are participating (except pursuant to such registration statement).

  Expenses of registration pursuant to either the piggy-back or demand registration rights will generally be borne by Tuboscope.

  Under the terms of the Registration Rights Agreement, Tuboscope may not grant any new registration rights to any person without the prior written consent of the holder or holders of a majority of the Registrable

Securities unless such rights are subordinate to the rights described in the Registration Rights Agreement and not inconsistent with such rights.

  In connection with the BHI Exchange, BHI agreed to modify certain registration rights it was entitled to with respect to certain Tuboscope securities. See "The Exchange Agreement--Modification of Registration Rights; Effect of Existing Stockholder Agreement" and "Proposal to Elect Tuboscope Directors--Certain Stockholder Agreements--Registration Rights."

REGULATORY APPROVALS

  Under the HSR Act, and the rules promulgated thereunder by the FTC, the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and specified waiting period requirements have been satisfied. Tuboscope, Drexel, SCF and DOS Partners filed pre-merger notification and report forms with the FTC and the Antitrust Division on February 29, 1996. Early termination of the waiting period under the HSR Act has been granted with respect to these filings.

  In addition, Tuboscope and BHI filed premerger notification and report forms with the FTC and the Antitrust Division on March 14, 1996. Unless early termination of the waiting period under the HSR Act is granted or unless a request for additional information is received from the FTC or the Antitrust Division, the waiting period under the HSR Act with respect to these filings will expire on April 13, 1996. As of the date of this Proxy Statement/Prospectus, neither Tuboscope nor BHI has received a request for additional information from the FTC or the Antitrust Division.

  At any time before or after the Effective Time, the Justice Department, the FTC or a private person or entity could seek under the antitrust laws, among other things, to enjoin the Merger Transactions or to cause Tuboscope to divest itself, in whole or in part, of Drexel or of other businesses conducted by Tuboscope. There can be no assurance that a challenge to the Merger will not be made or that, if such a challenge is made, Tuboscope will prevail. The obligations of Drexel and Tuboscope to consummate the Merger are subject to the condition that there be no temporary restraining order, preliminary or permanent injunction or other order by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger. Each party has agreed to use its best efforts to have any such injunction or order lifted. See "The Merger Agreement--Conditions to the Merger" and "-- Amendment, Waiver and Termination."

  Drexel and Tuboscope are not aware of any license or regulatory permit which is material to the businesses of Drexel or Tuboscope and which is likely to be adversely affected by consummation of the Merger or of any approval or other action by any state, federal or foreign government or governmental agency (other than routine re-licensing procedures) that would be required prior to the Merger.

ACCOUNTING TREATMENT

  For accounting and financial reporting purposes, the Merger will be accounted for using the purchase method under generally accepted accounting principles.

RESTRICTIONS ON SALES OF STOCK

  Shares of Tuboscope Common Stock to be received in connection with the Merger by Drexel stockholders who are deemed to be "affiliates" (as such term is defined in Rule 144 under the Securities Act) of Drexel prior to the Merger ("Drexel Affiliates") (the "Restricted Securities") may be resold by them only pursuant to an effective registration statement under the Securities Act covering such securities or in transactions permitted by the resale provisions of Rule 145(d) under the Securities Act or as otherwise permitted under the Securities Act. Under Rule 144 under the Securities Act, an affiliate is a person who directly or indirectly controls or is controlled by or is under common control with Drexel and may include certain officers and directors of Drexel, principal shareholders of Drexel and certain other shareholders with special relationships with Drexel. This Proxy Statement/Prospectus may not be used by such affiliates in connection with any resale of their Restricted Securities.

  Rule 145 requires that, in a resale of their Restricted Securities, Drexel Affiliates comply with a volume restriction and other restrictions on the manner of sale and that certain information about Tuboscope be currently available to the public. The volume restriction limits the number of shares that an affiliate may transfer, in the aggregate, within any three-month period to the greater of (i) 1% of the outstanding Tuboscope Common Stock or (ii) the average weekly reported trading volume in the Tuboscope Common Stock during the preceding four calendar weeks. A Drexel Affiliate may sell its shares of Tuboscope Common Stock without regard to the volume restrictions and restrictions on the manner of sale if it has owned the shares for at least two years, certain information about Tuboscope is currently available to the public and the Drexel Affiliate is not then an affiliate of Tuboscope. A Drexel Affiliate may also sell its shares of Tuboscope Common Stock without regard to the foregoing restrictions (including the requirement that certain information about Tuboscope is currently available to the public) if it has held its shares of Tuboscope Common Stock for a period of at least three years and such person has not been an affiliate of Tuboscope for at least three months. A Drexel Affiliate who is also an affiliate of Tuboscope may sell its shares of Tuboscope Common Stock, subject to the volume restrictions and restrictions on the manner of sale, if it has held the shares of Tuboscope Common Stock for a period of at least two years and certain information about Tuboscope is currently available to the public.

                              THE MERGER AGREEMENT

  THE DETAILED TERMS OF AND CONDITIONS TO THE MERGER ARE CONTAINED IN THE MERGER AGREEMENT, WHICH IS INCLUDED IN FULL AS APPENDIX A TO THIS PROXY STATEMENT/PROSPECTUS AND INCORPORATED HEREIN BY REFERENCE. THE FOLLOWING SUMMARY DESCRIPTION OF THE TERMS OF THE MERGER AGREEMENT IS QUALIFIED BY, AND MADE SUBJECT TO, THE MORE COMPLETE INFORMATION SET FORTH IN THE MERGER AGREEMENT.

MERGER CONSIDERATION

  Pursuant to the Merger Agreement, Sub will merge with and into Drexel and each share of Drexel Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Drexel Common Stock owned by Drexel as treasury stock or owned by Tuboscope or any wholly owned subsidiary of Tuboscope or Drexel, which shares are to be canceled in accordance with the Merger Agreement) will be converted into (i) .4372 share of Tuboscope Common Stock, which will be immediately available for distribution to Drexel stockholders and (ii) an additional .0273 Escrowed Share. See "--Escrowed Shares."

CONVERSION OF SHARES; FRACTIONAL SHARES

  The conversion of Drexel Common Stock into Tuboscope Common Stock will occur automatically at the Effective Time. As soon as practicable after the Effective Time, Chemical Shareholder Services Group, Inc., in its capacity as exchange agent (the "Exchange Agent"), will send a transmittal form to each Drexel stockholder. The transmittal form will contain instructions with respect to the surrender of certificates representing Drexel Common Stock to be exchanged for certificates representing Tuboscope Common Stock.

  All shares of Tuboscope Common Stock issued upon conversion of shares of Drexel Common Stock will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Drexel Common Stock.

  NO FRACTIONAL SHARES OF TUBOSCOPE COMMON STOCK WILL BE ISSUED TO ANY DREXEL STOCKHOLDER UPON CONSUMMATION OF THE MERGER. FOR EACH FRACTIONAL SHARE THAT WOULD OTHERWISE BE ISSUED, TUBOSCOPE WILL PAY AN AMOUNT IN CASH (WITHOUT INTEREST) EQUAL TO THE VALUE OF SUCH FRACTION OF A SHARE BASED UPON THE CLOSING PRICE OF TUBOSCOPE COMMON STOCK ON THE NASDAQ ON THE DATE ON WHICH THE EFFECTIVE TIME (AS DEFINED IN THE MERGER AGREEMENT) SHALL OCCUR (OR IF THE TUBOSCOPE COMMON STOCK SHALL NOT TRADE ON THE NASDAQ ON SUCH DATE, THE FIRST DAY THAT TUBOSCOPE COMMON STOCK SHALL TRADE ON THE NASDAQ THEREAFTER).

ESCROWED SHARES

  As set forth above, each share of Drexel Common Stock outstanding immediately prior to the Effective Time shall be converted into a fraction of a share of Tuboscope Common Stock immediately available for distribution to the Drexel stockholders and a fraction of an Escrowed Share pursuant to the terms of the Escrow Agreement.

  Prior to the fifteenth business day following the delivery to the Tuboscope Board of Directors of audited financial statements of Drexel and its subsidiaries for the period ending on March 31, 1996 (the "Claim Expiration Date"). Tuboscope will have the right to make one claim on the Escrowed Shares for any net damages suffered by Tuboscope as a result of any breach by Drexel of any representation or warranty of Drexel contained in the Merger Agreement (other than any breach that Drexel has notified Tuboscope of prior to the Effective Time or that an executive officer of Tuboscope has actual knowledge of prior to the Effective Time) if such net damages would result in a material adverse effect on Drexel, and then only to the extent such damages exceed $1,000,000 in the aggregate.

  If Tuboscope makes a claim on the Escrowed Shares prior to or on the Claim Expiration Date, the Escrowed Shares shall continue to be held in escrow pending the resolution of such claim. If Tuboscope does not make a claim prior to the Claim Expiration Date, the Escrowed Shares will be distributed to the nondissenting Drexel stockholders pro rata, in accordance with their ownership interest in Drexel immediately prior to the Effective Time.

  While the Escrowed Shares are held in escrow, if any matter concerning Tuboscope is put to a stockholder vote, the Escrow Agent will seek voting instructions from the stockholders whose stock is escrowed and will vote the Escrowed Shares in accordance with such instructions or, if no instructions are received with respect to the Escrowed Shares, the Escrow Agent will not take any action with respect to such stock.

  Prior to the closing date, holders of a majority of the outstanding shares of Drexel Common Stock may designate an individual or entity to be the Stockholders Representative for purposes of the Escrowed Shares. The Stockholders Representative will have the authority to negotiate, dispute, compromise or settle any claim made by Tuboscope. Any unresolved disputes with respect to claims will be resolved through arbitration. For purposes of valuing the Escrowed Shares if a claim by Tuboscope is made, each Escrowed Share will be valued at $7.00 per share. Tuboscope has agreed to pay all reasonable out-of-pocket expenses incurred by the Stockholders Representative. All actions to be taken by Tuboscope with respect to the Escrowed Shares are to be taken by a committee of the Tuboscope Board of Directors comprised of one or more members who were not prior to the Effective Time affiliated with Drexel or affiliates of Drexel and who were not stockholders of Drexel.

APPRAISAL RIGHTS

  If the Merger is consummated, dissenting holders of shares of Drexel Common Stock are entitled to appraisal rights under Section 106 of the Bermuda Act, provided that they comply with the conditions established thereunder.

TREATMENT OF DREXEL OPTIONS

  Pursuant to the Merger Agreement, at the Effective Time, all Drexel Options then outstanding under the Drexel Stock Option Plans will remain outstanding and will be assumed by Tuboscope. Each Drexel

Option assumed by Tuboscope will be exercisable into Tuboscope Common Stock upon the same terms and conditions as under the applicable Drexel Stock Option Plan and the applicable option agreement issued thereunder, except that (i) the number of shares of Tuboscope Common Stock subject to each Drexel Option will be determined by multiplying the number of shares of Drexel Common Stock subject to the Drexel Option immediately prior to the Effective Time by the Drexel Stock Option Exchange Ratio and (ii) the per share price will be determined by dividing the per share exercise price in effect immediately prior to the Effective Time under the Drexel Option by the Drexel Stock Option Exchange Ratio. The Drexel Stock Option Exchange Ratio shall mean initially
 .4372, which amount shall be increased as of the date that Escrowed Shares are distributed pursuant to the Escrow Agreement by (i) the product of .0273 multiplied by (ii) the quotient of the number of Escrowed Shares distributed to former holders of Drexel Common Stock divided by the aggregate number of Escrowed Shares. Notwithstanding the foregoing, if a Drexel Option is exercised prior to the date that Escrowed Shares are distributed pursuant to the Escrow Agreement, upon such date appropriate adjustments shall be made so that such optionee will be in the same position with respect to Tuboscope Common Stock as if the Drexel Stock Option Exchange Ratio on the date of such exercise had been the adjusted Drexel Stock Option Exchange Ratio as of such date. Approval of the Merger Agreement by the stockholders of Tuboscope will constitute stockholder approval of the assumption by Tuboscope of the rights and obligations of Drexel under the Drexel Stock Option Plans. See "The Merger Transactions--Interests of Certain Persons in the Merger Transactions--Stock Option Plans."

LIQUIDATION OF DREXEL

  As soon as practicable after the Effective Time, Tuboscope shall cause Drexel to be liquidated into Tuboscope so that the Merger and the Liquidation will be collectively treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

CONDITIONS TO THE MERGER

 Conditions to Obligations of Each Party to Effect the Merger

  The respective obligations of each party to effect the Merger are subject to the satisfaction prior to the closing of the Merger (the "Closing") of the following conditions:

  Drexel Stockholder Approval. The Merger Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of not less than 90% of the outstanding shares of Drexel Common Stock entitled to vote thereon. Four Drexel stockholders holding an aggregate of 33,076,885 shares of Drexel Common Stock (92.0% of the currently outstanding Drexel Common Stock) have agreed to vote in favor of the Merger and the Merger Agreement. See "The Merger Transactions--Voting Agreements."

  Tuboscope Stockholder Approval. The Merger Proposals shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Tuboscope Common Stock entitled to vote thereon. Tuboscope stockholders holding an aggregate of 2,991,111 shares of Tuboscope Common Stock (16.1% of the currently outstanding Tuboscope Common Stock) have agreed to vote in favor of the Merger Proposals. See "The Merger Transactions-- Voting Agreements."

  Listing of Tuboscope Common Stock. The shares of Tuboscope Common Stock issuable to Drexel stockholders pursuant to the Merger, the SCF Shares, the shares of Tuboscope Common Stock issuable upon the exercise of the SCF Warrants and such other shares of Tuboscope Common Stock required to be reserved for issuance in connection with the Merger and related transactions, if any, shall have been authorized for trading on Nasdaq upon official notice of issuance.

  Governmental Approvals. The waiting period applicable to the consummation of the Merger under the HSR Act must have expired or been terminated and all filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the

Effective Time from, any governmental entity in connection with the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby by Drexel, Tuboscope and Sub must have been made or obtained and the Registration Statement must have become effective under the Securities Act and must not be the subject of any stop order or proceeding seeking a stop order. See "The Merger Transactions--Regulatory Approvals."

  Other Approvals. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger may be in effect at the Effective Time. In addition, SCF must have complied with its obligations under the Subscription Agreement (see "The Subscription Agreement"), Tuboscope must have obtained all necessary consents required under that certain Secured Credit Agreement dated June 30, 1994 among Tuboscope, certain subsidiaries of Tuboscope and ABN AMRO Bank, N.V., as agent, and Drexel must have obtained all necessary consents required under that certain $37,000,000 Amended and Restated Revolving and Term Credit Agreement by and among Drexel Holdings, Inc. and Texas Commerce Bank.

 Additional Conditions to Obligations of Tuboscope and Sub

  The obligations of Tuboscope and Sub to effect the Merger are subject to the satisfaction of certain other conditions, including:

  Tax Opinion. Tuboscope shall have received an opinion, reasonably satisfactory to Tuboscope, to the effect that, if the Merger and the Liquidation are consummated in accordance with the terms of the Merger Agreement, the Merger and the Liquidation will be collectively treated as a reorganization within the meaning of Section 368(a) of the Code, Tuboscope and Drexel will each be a party to that reorganization within the meaning of
Section 368(b) of the Code and no gain or loss will be recognized for U.S. federal income tax purposes by Tuboscope, Sub or Drexel as a result of the Merger and the Liquidation, which opinion shall have been confirmed at the Closing. See "Certain United States Federal Income Tax Consequences."

  Opinion of Tuboscope's Financial Advisor. Tuboscope has received the opinion of CS First Boston to the effect that, as of the date of the execution of the Merger Agreement, the consideration to be paid and received by Tuboscope in the Merger Transactions was fair to Tuboscope from a financial point of view. As a condition to Tuboscope's obligations, such opinion shall not have been withdrawn at Closing. See "The Merger Transactions--Opinion of Tuboscope's Financial Advisor."

  Letters from Drexel Affiliates. Drexel shall cause to be prepared and delivered to Tuboscope a list identifying all persons who, at the time of the meeting of the Drexel stockholders to vote on the Merger and the Merger Agreement (the "Drexel Stockholder Meeting"), may be deemed to be Drexel Affiliates. As a condition to its obligations, Tuboscope shall have received signed copies of agreements from all parties deemed to be Drexel Affiliates pursuant to which each such party acknowledges that it is subject to the provisions of Rule 145(d).

 Additional Conditions to Obligations of Drexel

  The obligations of Drexel to effect the Merger are subject to the satisfaction of certain other conditions, including that Drexel shall have received an opinion, reasonably satisfactory to Drexel, to the effect that, if the Merger and the Liquidation are consummated in accordance with the terms of the Merger Agreement, the Merger and the Liquidation will be collectively treated as a reorganization within the meaning of Section 368(a) of the Code, each of Tuboscope and Drexel will be a party to that reorganization within the meaning of Section 368(b) of the Code and no gain or loss will be recognized for U.S. federal income tax purposes by a stockholder of Drexel as a result of the Merger and the Liquidation upon the conversion of shares of Drexel Common Stock into shares of Tuboscope Common Stock except with respect to (i) cash, if any, received in lieu of fractional shares of Tuboscope Common Stock, (ii) a stockholder in special circumstances, such as a stockholder who acquired shares of Drexel Common Stock through exercise of employee stock options or otherwise as compensation for employment, or (iii) a stockholder who failed to comply with certain filing requirements, which opinion shall have been confirmed at the Closing. See "Certain United States Federal Income Tax Consequences."

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains various representations and warranties by each of Tuboscope, Sub and Drexel relating to, among other things, (i) the organization and similar corporate matters of it and certain of its subsidiaries, (ii) its capital structure, (iii) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters, and the absence of conflicts, violations of or defaults under its governing documents or any loan or credit agreement, note, bond, mortgage, indenture or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to it, any of its respective subsidiaries or any of their respective properties or assets, (iv) the absence of undisclosed material liabilities,
(viii) the absence of defaults in any material agreements, (v) compliance with certain laws, (vi) compliance with environmental laws and (vii) title to real and personal property. The Merger Agreement also contains representations and warranties of Drexel relating to its audited and pro forma financial statements, and representations and warranties of Tuboscope and Sub regarding the documents and reports that Tuboscope has filed with the Commission and the interim operations of Sub.

CERTAIN COVENANTS; CONDUCT OF BUSINESS

  During the period from the date of the Merger Agreement and continuing until the Effective Time, each of Tuboscope and Drexel has agreed as to itself and its subsidiaries that it will: (i) carry on its businesses in the usual, regular and ordinary course in substantially the same manner as previously conducted, (ii) not declare or pay any dividends on or make other distributions in respect of any of its capital stock or partnership interests, except for certain permitted intercompany transactions, (iii) not split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) not repurchase, redeem or otherwise acquire, or permit any of its subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock, subject to limited exceptions, (v) not deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, any indebtedness having the right to vote or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities, (vi) not amend or propose to amend its charter documents, (vii) not acquire or agree to acquire any business or any corporation, partnership, association or other business organization or division thereof, (viii) not sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its assets to any associates, affiliates, or holders of in excess of five percent of the equity securities of Tuboscope, other than in the ordinary course of business on an arms'-length basis, (ix) not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of such party or any of its significant subsidiaries, (x) not grant any increases in the compensation of any of its directors, officers or employees, except increases in the ordinary course of business and in accordance with past practice, (xi) not pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing Tuboscope or Drexel benefit programs or plans to any director, officer or employee, whether past or present, (xii) not enter into any new, or amend any existing, employment or severance or termination agreement with any director, officer or key employee, (xiii) not become obligated under any new benefit program or plan, which was not in existence or approved by the Tuboscope or Drexel Board of Directors prior to or on the date of the Merger Agreement, or amend any such plan or arrangement in existence on the date of the Merger Agreement if such amendment would have the effect of materially enhancing any benefits thereunder, (xiv) not incur any indebtedness for borrowed money (except for working capital under existing credit facilities, and refinancings of existing debt that permit prepayment of such debt without penalty or guarantee any such indebtedness) or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its subsidiaries or guarantee any debt securities of others, (xv) not commit to aggregate capital expenditures in excess of $1,000,000 outside such party's capital budget and (xvi) not, directly or indirectly, solicit or initiate any prospective buyer or make any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as defined below) except for certain unsolicited proposals which the directors of either party may be required to respond to pursuant to their fiduciary duties. An "Acquisition Proposal" means any proposal or offer, other than one by Drexel or its affiliates, for a tender or exchange offer, a merger, consolidation or other business combination involving Tuboscope or any of its significant subsidiaries or any proposal to acquire in any manner a substantial equity interest in, or substantially all of the assets of, Tuboscope or any of its significant subsidiaries.

ADDITIONAL AGREEMENTS

  Pursuant to the Merger Agreement, Tuboscope and Drexel have agreed that (i) Tuboscope will prepare and file this Registration Statement, and will use its reasonable best efforts to (a) have the Registration Statement declared effective as promptly as practicable and (b) obtain all necessary state securities laws or "blue sky" permits, approvals, and registrations, (ii) each will use its reasonable best efforts to have timely delivered to the other "comfort" letters from its independent public accountants, (iii) each will each afford to the other access to its respective officers, properties and other information as the other party may reasonably request, (iv) each will call a meeting of its stockholders to be held as promptly as practicable, (v) each will comply with all legal requirements imposed on it with respect to the Merger and furnish information to the other in connection with such legal requirements, (vi) Tuboscope will take all corporate action necessary to permit it to issue shares of Tuboscope Common Stock pursuant to the Merger and will use all reasonable efforts to have approved for listing on the Nasdaq Stock Market or the New York Stock Exchange, subject to official notice of issuance, the shares of Tuboscope Common Stock to be issued in the Merger, the SCF Sale, upon exercise of the SCF Warrants and upon exercise of the Drexel Options,
(vii) each agrees to certain employee matters (see "The Merger Transactions-- Interests of Certain Persons in the Merger Transactions"), (viii) Tuboscope will assume the Drexel Options (except under certain limited circumstances),
(ix) Tuboscope will, subject to certain limitations, maintain directors and officers liability insurance for officers and directors of Drexel and its subsidiaries (see "--Indemnification"), (x) Tuboscope will execute the Registration Rights Agreement (see "The Merger Transactions--Registration Rights" and "--Restrictions on Sales of Stock"), (xi) each will cooperate and consult with the other regarding press releases and changes that may have a material adverse effect on the business of Tuboscope, (xii) neither will take nor omit to take any action that would affect the qualification of the Merger as a reorganization described in Section 368(a) of the Code, (xiii) the transactions contemplated by the Merger Agreement shall constitute a "Change in Control" as defined in the executive employment agreements of Tuboscope and
(xiv) Drexel will provide certain statements certifying that the stock of certain of its subsidiaries are not United States real property interests.

EXPENSES AND TERMINATION FEE

  Except as otherwise provided in the Escrow Agreement, each party to the Merger Agreement shall pay its own expenses incident to preparing for entering into and carrying out the Merger Agreement and the consummation of the transactions contemplated thereby, whether or not the Merger shall be consummated.

  The Merger Agreement also provides that Tuboscope will pay to Drexel a fee (the "Termination Fee") equal to $4,000,000 if (i) either Tuboscope or Drexel terminates the Merger Agreement because the Tuboscope Board of Directors, in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law, as advised by outside counsel, determines that such termination is required by reason of an Acquisition Proposal having been made (subject to notice to, and an opportunity to respond by, Drexel), (ii) Drexel terminates or resolves to terminate the Merger Agreement because the Tuboscope Board of Directors withdraws, modifies or changes its recommendation of the Merger Proposals in a manner adverse to Drexel and if Drexel is in material compliance with its obligations under the Merger Agreement if an Acquisition Proposal was outstanding at the time of such termination, or (iii) either Tuboscope or Drexel terminates the Merger Agreement because the stockholders of Tuboscope have not approved the Merger Proposals and if Drexel is not in material breach of its obligations under the Merger Agreement at the time of such termination and (a) if after the date of the Merger Agreement and on or prior to the meeting of Drexel stockholders, any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) became the beneficial owner of 33% or more of the outstanding Tuboscope Common Stock, or (b) if no fee is paid pursuant to clause
(a) above and if an Acquisition Proposal had been publicly disclosed at or prior to the time of the Annual Meeting and if after the Annual Meeting, Tuboscope consummates an Acquisition Proposal within one year following such termination. See "The Subscription Agreement--Termination; Termination Fee."

  If the Merger Agreement is terminated because Tuboscope's stockholders do not approve the Merger Proposals or if Tuboscope's Board of Directors has withdrawn its approval of the Merger Proposals, if no Termination Fee is payable to Drexel pursuant to clauses (i), (ii) or (iii), and if Drexel is not in material breach of the Merger Agreement at the time of such termination, then Tuboscope shall pay to Drexel a Termination Fee of $1,000,000 as a partial reimbursement of out-of-pocket expenses incurred by Drexel in connection with the transactions contemplated by the Merger Agreement. See "The Subscription Agreement--Termination; Termination Fee."

INDEMNIFICATION

  From and after the Effective Time, Tuboscope and Drexel have agreed to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of the Merger Agreement or who becomes prior to the Effective Time, an officer or director of Tuboscope or Drexel or any of their subsidiaries or an employee of Tuboscope or Drexel or any of their subsidiaries who acts as a fiduciary under any of the Tuboscope benefit programs or plans or the Drexel benefit programs or plans, against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, or such employee of Tuboscope or Drexel or any of their subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time.

AMENDMENT, WAIVER AND TERMINATION

  The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Drexel or Tuboscope:

    (i) by mutual written consent of Drexel and Tuboscope, or by mutual action of their respective Boards of Directors;

    (ii) by either Drexel or Tuboscope if (a) the Merger shall not have been consummated by June 30, 1996 (provided that the right to terminate the Merger Agreement shall not be available to any party whose breach of any representation or warranty or failure to fulfill any covenant or agreement under the Merger Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); (b) any court of competent jurisdiction, or other governmental body or regulatory authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;
  (c) the stockholders of Tuboscope shall not have approved the Merger Proposals; or (d) in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law, as advised by outside counsel, the Tuboscope Board of Directors determines that such termination is required by reason of an Acquisition Proposal having been made (subject to notice to, and an opportunity to respond by, Drexel);

    (iii) by Tuboscope if (a) Drexel shall have failed to comply in any material respect with any of its covenants or agreements contained in the Merger Agreement to be complied with or performed by Drexel at or prior to such date of termination (subject to notice and an opportunity to cure); or
  (b) subject to limited exceptions, any representation or warranty of Drexel contained in the Merger Agreement shall not be true in all material respects when made (subject to notice and an opportunity to cure) or on and as of the Effective Time as if made on and as of the Effective Time (except to the extent it relates to a particular date); or

    (iv) by Drexel if (a) Tuboscope or Sub shall have failed to comply in any material respect with any of its covenants or agreement contained in the Merger Agreement to be complied with or performed by it at or prior to such date of termination (subject to notice and an opportunity to cure); (b) subject to limited exceptions, any representation or warranty of Tuboscope or Sub contained in the Merger Agreement shall not be true in all material respects when made (subject to notice and an opportunity to cure) or on and as of the Effective Time as if made on and as of the Effective Time (except to the extent it relates to a particular date); or (c) the Tuboscope Board of Directors withdraws, modifies or changes its recommendation of the Merger Proposals in a manner adverse to Drexel or resolves to do any of the foregoing.

                           THE SUBSCRIPTION AGREEMENT

  THE DETAILED TERMS OF AND CONDITIONS TO THE SCF SALE ARE CONTAINED IN THE SUBSCRIPTION AGREEMENT, WHICH IS INCLUDED IN FULL AS APPENDIX B TO THIS PROXY STATEMENT/PROSPECTUS AND INCORPORATED HEREIN BY REFERENCE. THE FOLLOWING SUMMARY DESCRIPTION OF THE TERMS OF THE SUBSCRIPTION AGREEMENT IS QUALIFIED BY, AND MADE SUBJECT TO, THE MORE COMPLETE INFORMATION SET FORTH IN THE SUBSCRIPTION AGREEMENT.

SALE OF SCF SHARES AND SCF WARRANTS

  Pursuant to the Subscription Agreement, at the Closing Tuboscope will sell to SCF, for an aggregate consideration of $31,000,000, 4,200,000 shares of Tuboscope Common Stock and warrants to purchase, subject to adjustment under certain circumstances, an aggregate of 2,533,000 shares of Tuboscope Common Stock at an exercise price of $10 per share expiring on December 31, 2000.

CONDITIONS TO THE SCF SALE

  The respective obligations of Tuboscope and SCF to effect the SCF Sale are subject to the satisfaction prior to the Closing of certain terms and conditions, including (i) obtaining all third party consents and approvals necessary in connection with the Subscription Agreement and the transactions contemplated thereby, (ii) expiration or termination of the waiting period applicable to the consummation of the transactions contemplated by the Subscription Agreement under the HSR Act and (iii) satisfaction or waiver of all of the conditions precedent to the consummation of the Merger set forth in the Merger Agreement. See "The Merger Agreement--Conditions to the Merger."

TERMINATION; TERMINATION FEE

  The Subscription Agreement may be terminated at any time prior to the Closing
(i) by mutual consent of Tuboscope and SCF, (ii) by either party if the Closing shall not have occurred by June 30, 1996 or (iii) by either party if the Merger Agreement has been terminated. If the Merger Agreement is terminated and Drexel receives a $4,000,000 Termination Fee in accordance with the Merger Agreement, SCF shall receive $1,000,000 of such Termination Fee. If Drexel receives a $1,000,000 Termination Fee in accordance with the Merger Agreement, SCF shall receive $250,000 of such Termination Fee. See "The Merger Agreement-- Expenses and Termination Fee."

CERTAIN ANTIDILUTIVE ADJUSTMENTS TO THE SCF WARRANTS

  The number of shares of Tuboscope Common Stock which the holder of the SCF Warrants shall be entitled to receive upon each exercise thereof shall be determined by multiplying the number of shares of Tuboscope Common Stock which would otherwise be issuable upon such exercise, as designated by the holder thereof, by a fraction of which (a) the numerator is $10.00 and (b) the denominator is the exercise price in effect on the date of such exercise.

  The exercise price of each SCF Warrant shall be adjusted, in accordance with certain formulas set forth in the SCF Warrant, if Tuboscope (i) issues additional shares of Tuboscope Common Stock without consideration or for a consideration per share of less than the current market price, (ii) declares a dividend or makes a distribution on Tuboscope Common Stock in shares of Tuboscope Common Stock, (iii) subdivides or reclassifies the outstanding shares of Tuboscope Common Stock into a smaller number of shares, (iv) combines or reclassifies the outstanding Tuboscope Common Stock into a smaller number of shares or (v) fixes a record date for the making of a distribution to holders of Tuboscope Common Stock (a) of shares of any class of Tuboscope stock other than Tuboscope Common Stock, (b) of evidences of indebtedness of Tuboscope, (c) of other assets, including cash (other than cash dividends which, when combined with all other cash dividends paid during the prior twelve months, do not exceed 10% of the current market price), or (d) of rights or warrants.

                             THE EXCHANGE AGREEMENT

  THE DETAILED TERMS OF AND CONDITIONS TO THE BHI EXCHANGE ARE CONTAINED IN THE EXCHANGE AGREEMENT. THE FOLLOWING SUMMARY DESCRIPTION OF THE MATERIAL TERMS OF THE EXCHANGE AGREEMENT IS QUALIFIED BY, AND MADE SUBJECT TO, THE MORE COMPLETE INFORMATION SET FORTH IN THE EXCHANGE AGREEMENT.

EXCHANGE OF BHI SHARES AND BHI WARRANTS

  Pursuant to the Exchange Agreement, at the Closing Tuboscope will issue to BHI 1,500,000 shares of Tuboscope Common Stock and warrants to purchase, subject to adjustment under certain circumstances, an aggregate of 1,250,000 shares of Tuboscope Common Stock at an exercise price of $10 per share expiring on December 31, 2000, in exchange for all of the 100,000 shares of Tuboscope Series A Preferred Stock held by BHI. In addition, BHI has agreed not to dispose of any of the shares of Tuboscope Common Stock received in the BHI Exchange prior to December 31, 1997.

CONDITIONS TO THE BHI EXCHANGE

  The respective obligations of Tuboscope and BHI to effect the BHI Exchange are subject to the satisfaction prior to the Closing of certain terms and conditions, including (i) obtaining all third party consents and approvals necessary in connection with the Exchange Agreement and the transactions contemplated thereby, (ii) expiration or termination of the waiting period applicable to the consummation of the transactions contemplated by the Exchange Agreement under the HSR Act and (iii) satisfaction or waiver of all of the conditions precedent to the consummation of the Merger set forth in the Merger Agreement. See "The Merger Agreement--Conditions to the Merger."

TERMINATION

  The Exchange Agreement may be terminated at any time prior to the Closing (i) by mutual consent of Tuboscope and BHI, (ii) by either party if the Closing shall not have occurred by June 30, 1996 or (iii) by either party if the Merger Agreement has been terminated.

MODIFICATION OF REGISTRATION RIGHTS; EFFECT OF EXISTING STOCKHOLDER AGREEMENT

  In connection with BHI's acquisition in 1991 of Tuboscope Common Stock and Tuboscope Series A Preferred Stock, BHI received certain registration rights, including the right to make two written demands that Tuboscope register for sale all or part of such Tuboscope Common Stock and any Tuboscope Common Stock received in exchange for such Tuboscope Series A Preferred Stock. BHI also received the right to include such securities on up to four occasions in certain other registration statements filed by Tuboscope. See "Proposal to Elect Tuboscope Directors--Certain Stockholder Agreements--Registration Rights." In the Exchange Agreement, BHI agreed to certain modifications to its existing registration rights, including agreeing that its registration rights with respect to the shares of Tuboscope Common Stock received pursuant to the Exchange Agreement and shares acquirable pursuant to the exercise of the BHI Warrants will be subordinate to the registration rights granted pursuant to the Registration Rights Agreement. See "The Merger Transactions--Registration Rights." BHI's registration rights with respect to the 1,686,047 shares of Tuboscope Common Stock currently owned by BHI will be superior to the registration rights granted pursuant to the Registration Rights Agreement.

  The Exchange Agreement provides that shares of Tuboscope Common Stock to be acquired by BHI pursuant to the Exchange Agreement and shares acquirable pursuant to the exercise of the BHI Warrants will be subject to the right of first refusal in favor of Tuboscope provided for in a stockholders' agreement to which BHI is currently a party. BHI will also remain subject to certain standstill provisions included in such stockholders' agreement. See "Proposal to Elect Tuboscope Directors--Certain Stockholder Agreements." The Exchange Agreement further provides that BHI may not prior to December 31, 1997 sell the BHI Warrants or shares of Tuboscope Common Stock acquired pursuant to the Exchange Agreement or the BHI Warrants, subject to certain exceptions.

CERTAIN ANTIDILUTIVE ADJUSTMENTS TO THE BHI WARRANTS

  The number of shares of Tuboscope Common Stock which the holder of the BHI Warrants shall be entitled to receive upon each exercise thereof shall be determined by multiplying the number of shares of Tuboscope Common Stock which would otherwise be issuable upon such exercise, as designated by the holder thereof, by a fraction of which (a) the numerator is $10.00 and (b) the denominator is the exercise price in effect on the date of such exercise.

  The exercise price of each BHI Warrant shall be adjusted, in accordance with certain formulas set forth in the BHI Warrant, if Tuboscope (i) issues additional shares of Tuboscope Common Stock without consideration or for a consideration per share of less than the current market price, (ii) declares a dividend or makes a distribution on Tuboscope Common Stock in shares of Tuboscope Common Stock, (iii) subdivides or reclassifies the outstanding shares of Tuboscope Common Stock into a smaller number of shares, (iv) combines or reclassifies the outstanding Tuboscope Common Stock into a smaller number of shares or (v) fixes a record date for the making of a distribution to holders of Tuboscope Common Stock (a) of shares of any class of Tuboscope stock other than Tuboscope Common Stock, (b) of evidences of indebtedness of Tuboscope, (c) of other assets, including cash (other than cash dividends which, when combined with all other cash dividends paid during the prior twelve months, do not exceed 10% of the current market price), or (d) of rights or warrants.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the material United States federal income tax consequences to Tuboscope, Drexel and their respective stockholders of the Merger and the Liquidation (together, for purposes of this section, the "Transaction"). The discussion below of the tax consequences of the Transaction to the stockholders of Drexel applies only to stockholders who are United States persons for United States federal income tax purposes or who are otherwise subject to United States federal income tax on their income. In the opinion of each of Baker & Botts, L.L.P., counsel to Tuboscope, and Vinson & Elkins L.L.P., counsel to Drexel, the following discussion, insofar as it relates to matters of law and legal conclusions, and based on the assumptions and subject to the qualifications set forth herein and therein, accurately describes the material U.S. federal income tax consequences to Tuboscope, Drexel and their respective stockholders of the Transaction.

OPINIONS

  Tuboscope has received an opinion from Baker & Botts, L.L.P. to the effect that, if the Transaction is consummated in accordance with the terms of the Merger Agreement, (i) the Transaction will be treated as a reorganization under
Section 368(a) of the Code, (ii) each of Tuboscope and Drexel will be a party to such reorganization within the meaning of Section 368(b) of the Code and
(iii) no gain or loss will be recognized for federal income tax purposes by Tuboscope, Sub or Drexel as a result of the Transaction. In addition, Drexel has received an opinion from Vinson & Elkins L.L.P. to the effect that, if the Transaction is consummated in accordance with the terms of the Merger Agreement, (i) the Transaction will be treated as a reorganization under
Section 368(a) of the Code, (ii) each of Tuboscope and Drexel will be a party to such reorganization within the meaning of Section 368(b) of the Code and
(iii) no gain or loss will be recognized for federal income tax purposes by a stockholder of Drexel as a result of the Transaction upon the conversion of shares of Drexel Common Stock into shares of Tuboscope Common Stock except with respect to cash, if any, received in lieu of fractional shares of Tuboscope Common Stock. Each of those opinions was based upon such counsel's review of those documents and materials that it considered to be relevant, including this Proxy Statement/Prospectus and the Merger Agreement. In addition, in rendering those opinions, each such counsel received and relied upon representations of fact and covenants contained in certificates of Tuboscope and Drexel.

  An opinion of counsel is not binding on the Internal Revenue Service ("IRS") or on the courts. Therefore, there can be no assurance that the Transaction will constitute a reorganization or that any of the tax consequences of a reorganization that are described herein will be available to the Drexel stockholders. Because of the complexity of the tax laws and because the tax consequences to any particular stockholder may be affected by matters not discussed herein, each Drexel stockholder is advised to consult his or her own tax advisor concerning the federal income tax consequences of the Transaction.

GENERAL TAX CONSEQUENCES

  Assuming qualification of the Transaction as a reorganization under Section 368(a) of the Code, for federal income tax purposes, (i) no gain or loss will be recognized by Drexel, Sub, Tuboscope or Tuboscope's stockholders as a result of the Transaction, (ii) no gain or loss will be recognized by a Drexel stockholder upon the receipt of Tuboscope Common Stock in the Merger solely in exchange for shares of Drexel Common Stock (except for cash received in lieu of a fractional share), (iii) the aggregate basis of the shares of Tuboscope Common Stock to be received by a Drexel stockholder in the Merger (including a fractional share and the Escrowed Shares allocable to such stockholder) will be the same as the aggregate basis of the shares of Drexel Common Stock exchanged therefor and (iv) the holding period of the shares of Tuboscope Common Stock to be received by a Drexel stockholder in the Merger (including a fractional share and the Escrowed Shares allocable to such stockholder) will include the holding period of the shares of Drexel Common Stock exchanged therefor, provided that such Drexel Common Stock was held as a capital asset by such stockholder as of the Effective Time.

CASH IN LIEU OF FRACTIONAL SHARES

  A Drexel stockholder who receives cash in lieu of a fractional share of Tuboscope Common Stock in accordance with the Merger Agreement will recognize gain or loss for federal income tax purposes equal to the difference between the cash received in lieu of such fractional share and the basis of such fractional share. Such gain or loss will be capital gain or loss, provided that the Drexel Common Stock was held as a capital asset. Any such capital gain or loss will be long-term capital gain or loss if the stockholder's holding period for such Drexel Common Stock exceeds one year as of the Effective Time.

ESCROWED SHARES

  If any Escrowed Shares allocable to a Drexel stockholder are subsequently distributed by the Escrow Agent to such stockholder, such stockholder will not recognize income, gain or loss for federal income tax purposes upon such distribution. If any Escrowed Shares are subsequently returned by the Escrow Agent to Tuboscope, such stockholder will not recognize gain or loss for federal income tax purposes upon such return and the basis of such shares will be added to the basis of the remaining shares of Tuboscope Common Stock received by such stockholder in connection with the Merger.

FILING REQUIREMENTS

  A Drexel stockholder who realizes gain on the exchange of Drexel Common Stock for Tuboscope Common Stock in connection with the Transaction will be required to file a notice of such exchange with the IRS along with such stockholder's federal income tax return for the taxable year in which such exchange occurs. The failure to file such a notice could result in such gain being recognized by the stockholder for federal income tax purposes.

PROPOSED REGULATIONS

  Under proposed regulations issued in 1991 which are not currently in effect, each Drexel stockholder would generally be required to recognize gain for federal income tax purposes on the exchange of Drexel Common Stock for Tuboscope Common Stock in connection with the Transaction. In addition, under those proposed regulations, the basis of the assets of Drexel might in certain circumstances be reduced as a result of the Transaction. The proposed regulations would generally apply to exchanges occurring at least 30 days after the date the regulations are published in final form. Therefore, if the proposed regulations are finalized in their current form 30 or more days before the date on which the Effective Time occurs, the rules described in this paragraph would apply to the Transaction.

DISSENTING STOCKHOLDERS

  In the case of a Drexel stockholder who exercises dissenters' rights with respect to such stockholder's shares of Drexel Common Stock and who receives payment for such shares in cash, the IRS can be expected to take the position that such stockholder received such cash as a distribution in redemption of such shares subject to the provisions and limitations of Section 302 of the Code. Therefore, such a dissenting stockholder who does not own, actually or constructively in accordance with Section 318 of the Code, any shares of Tuboscope Common Stock immediately after the Transaction will recognize gain or loss for federal income tax purposes equal to the difference between the cash received and the basis of such shares. Such gain or loss generally would be capital gain or loss, provided such shares were held as a capital asset. Any such capital gain or loss would be long-term capital gain or loss if such stockholder's holding period for such shares exceeds one year as of the Effective Time. In certain circumstances, however, the provisions of Section 302 or 306 of the Code might cause all or some of the cash received by such a dissenting stockholder to be treated for federal income tax purposes as ordinary dividend income.

PROPOSED LEGISLATION

  Under a provision that was included in the proposed Revenue Reconciliation Act of 1995 which was passed by the Senate in November 1995, Drexel could be subject to federal income tax at the rates applicable to United States corporations generally on all or a portion of any gain it will realize on the transfer of the stock of its United States subsidiary pursuant to the Transaction. This provision was proposed to apply to dispositions of stock occurring after December 31, 1995. However, the provision was deleted from the bill by the House-Senate Conference Committee and was not included in the version of the bill that was subsequently approved by Congress and vetoed by the President. There can be no assurance that a similar provision will not be enacted in the future or that such a provision, if enacted, would not apply to the Transaction.

  THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. THE DISCUSSION DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE TRANSACTION. IN ADDITION, THE DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES RELATED TO PLANS, CONTRACTS OR ARRANGEMENTS WITH RESPECT TO EMPLOYEE COMPENSATION. EXCEPT AS OTHERWISE STATED ABOVE, THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING TREASURY REGULATIONS UNDER THE CODE, THE LEGISLATIVE HISTORY OF THE CODE, CURRENT RULINGS AND PRONOUNCEMENTS OF THE IRS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THE DISCUSSION. THE DISCUSSION MAY NOT BE APPLICABLE TO CERTAIN DREXEL STOCKHOLDERS, INCLUDING STOCKHOLDERS WHO ACQUIRED THEIR SHARES THROUGH THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION FOR EMPLOYMENT. EACH TUBOSCOPE AND DREXEL STOCKHOLDER SHOULD CONSULT HIS ON HER OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE TRANSACTION TO HIM OR HER.

                   MANAGEMENT AND OPERATIONS AFTER THE MERGER

DIRECTORS AFTER THE MERGER

  As provided in the Merger Agreement, the Tuboscope Board of Directors must take all actions necessary so that as of the Effective Time the directors of Tuboscope shall be only the following seven individuals: Martin R. Reid, Eric
L. Mattson, Jerome R. Baier, L. E. Simmons, John F. Lauletta, J. S. Dickson Leach and an individual to be mutually agreed upon by Tuboscope and Drexel, except to the extent any such individual is unwilling or unable to serve in such capacity. If prior to the Effective Time any of these individuals is unable or unwilling to serve as a director, then the remaining individuals who are able and willing to serve in such capacity shall fill any vacancies. Tuboscope has received irrevocable letters of resignation from all its current directors who will not be continuing as directors after the Merger. See "Proposal to Elect Tuboscope Directors."

  Directors are elected at each annual meeting of stockholders of Tuboscope and hold office until their successors are duly elected and qualified at the next annual meeting of stockholders. Biographical information with respect to the proposed directors of Tuboscope after the Merger is set forth below.

  Jerome R. Baier, 43, is and has been Director-Securities of Northwestern Mutual Life Insurance Company ("Northwestern") since October 1989. For more than five years prior to October 1989, Mr. Baier was Associate Director-Securities of Northwestern.

  John F. Lauletta, 51, joined Drexel in 1993 as President and Chief Executive Officer. From 1973 until 1993, Mr. Lauletta was with BHI, holding several executive positions, including President of Exlog/TOTCO, President of Milpark Drilling Fluids and Vice President of Baker Hughes INTEQ.

  J. S. Dickson Leach, 50, has been a director of Drexel for 15 years. He has been a director and executive officer of Sir Elly Kadoorie & Sons which is a management firm for Actinium and certain other investments on behalf of Michael
D. Kadoorie and his family, since 1973, and is also a director of several publicly quoted Hong Kong companies including China Light and Power, The Hong Kong & Shanghai Hotel group and Hong Kong Aircraft Engineering Company.

  Eric L. Mattson, 44, has been a director of Tuboscope since January 1994. Mr. Mattson is and has been Vice President and Chief Financial Officer of BHI since July 1993. For more than five years prior to 1993, Mr. Mattson was Vice President and Treasurer of BHI.

  Martin R. Reid, 53, has been Chairman of the Board of Tuboscope and TVI since October 1990. Mr. Reid was Chief Executive Officer of the Company and TVI from May 1991 to October 1993. From June 1994 to present, Mr. Reid has served as the Chairman of the Board and Chief Executive Officer of Acme Holdings Inc., an equipment rental company. From 1990 through 1993, Mr. Reid was a general partner in MDR Associates, a private investment concern. From September 1986 to June 1990, Mr. Reid was Chief Executive Officer of Eastman Christensen Co., a leading worldwide provider of directional and horizontal drilling systems to the oil and gas industry. Mr. Reid was also Vice Chairman of Eastman Christensen Co. from August 1989 to June 1990. Prior to September 1986, Mr. Reid was Senior Vice President of Operations of Norton Christensen, the predecessor to Eastman Christensen Co.

  L. E. Simmons, 49, has for more than five years served as President of SCF G.P. which, through an affiliate, manages private institutional investment partnerships. He has been Chairman of the Board of Drexel since 1994 and a director since 1992. Mr. Simmons also serves as a director of Hornbeck Offshore Services, Inc., Zions Bancorporation, CE Franklin, Ltd. and Computalog Limited.

EXECUTIVE OFFICERS AFTER THE MERGER

  The Tuboscope Board of Directors is obligated to take all action necessary to cause the principal executive officers of Tuboscope after the Merger to be as follows: President and Chief Executive Officer--John Lauletta, Executive Vice President, Chief Financial Officer and Treasurer--Joseph Winkler, Senior Vice

President-International Operations--Gerhard H. Hage, Vice President, Controller, Assistant Treasurer and Assistant Secretary--Martin I. Greenberg, Vice President-Human Resources and Administration--Kenneth L. Nibling, and Vice President, Secretary and General Counsel--James F. Maroney. For biographical information with respect to Mr. Lauletta, see "--Directors After the Merger." Biographical information with respect to Messrs. Winkler, Greenberg, Hage, Maroney, Nibling and Winkler is set forth below.

  Martin I. Greenberg, 56, has been Vice President, Controller, Assistant Treasurer and Assistant Secretary of Tuboscope and TVI since November 1991. From June 1991 to November 1991, Mr. Greenberg was Vice President-Finance and Controller of the Company and TVI. Mr. Greenberg served as Vice President-Controller and Assistant Secretary of the Company and TVI from July 1990 to June 1991. Mr. Greenberg was Assistant Controller of TVI from January 1974 to July 1990.

  Gerhard H. Hage, 61, has been Senior Vice President-International Operations of Tuboscope and TVI since October 1991. From March 1989 to October 1991, Mr. Hage served as Vice President-Eastern Hemisphere of Baker Hughes Tubular Services, Inc. From 1985 to March 1989, Mr. Hage was President-Eastern and Western Hemisphere of CE Vetco Services.

  James F. Maroney, III, 44, has been Vice President of Tuboscope and TVI since May 1991, Secretary of the Company and TVI since January 1991 and General Counsel of the Company and TVI since November 1989. Mr. Maroney was Assistant Secretary of the Company and TVI from December 1989 to January 1991. Mr. Maroney was Associate General Counsel and Head of Litigation for TransAmerican Natural Gas Corporation, a gas production company, from 1987 to 1989. From 1985 to 1987, Mr. Maroney was in a private law practice specializing in commercial litigation.

  Kenneth L. Nibling, 45, has been Vice President-Human Resources and Administration of Tuboscope and TVI since December 1991. From July 1988 to November 1991, Mr. Nibling was Director of Human Resources for Union Texas Petroleum Corp., an international exploration and production company. From January 1984 to July 1988, Mr. Nibling was Manager, Compensation and Employment for Louisiana Land and Exploration Company.

  Joseph C. Winkler, 44, has served as the Chief Financial Officer of Drexel since 1993. Prior to joining Drexel, he was Chief Financial Officer of Baker Hughes INTEQ and served in a similar role for various BHI companies, including Eastman/Teleco and Milpark Drilling Fluids. For ten years prior to joining BHI, Mr. Winkler held the position of Chief Financial Officer of an independent oil and gas producer after having spent several years with Arthur Young and Company.

  Neither Drexel nor Tuboscope is aware of any material relationships between Drexel or its directors or executive officers and Tuboscope or its directors or executive officers, except as contemplated by the Merger Agreement or as described herein, including the documents incorporated herein by reference.

EXECUTIVE COMPENSATION OF EXECUTIVE OFFICERS AFTER THE MERGER

  Summary Compensation Table. The following table sets forth certain information regarding the annual and long-term compensation for the calendar year ended December 31, 1995 of those persons who will be either (i) the Chief Executive Officer or (ii) one of the four most highly compensated executive officers of Tuboscope after the Merger (the "Future Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                 ANNUAL COMPENSATION                COMPENSATION
                        ------------------------------------------- ------------
                                                                     AWARDS OF
                                                                       STOCK         ALL
       NAME AND                                      OTHER ANNUAL     OPTIONS       OTHER
  PRINCIPAL POSITION    YEAR  SALARY      BONUS     COMPENSATION(1)   (SHARES)   COMPENSATION
  ------------------    ---- --------    -------    --------------- ------------ ------------
John F. Lauletta .....  1995 $181,225    $53,000          $ 0          34,837       $2,401(2)
 President and Chief
  Executive Officer
Gerhard H. Hage.......  1995 $200,669(3) $10,025          $ 0          14,200       $    0
 Senior Vice
  President--
  International
   Operations
James F. Maroney, III.  1995 $125,000(3) $50,000(4)       $ 0          10,900       $1,875(5)
 Vice President and
  General Counsel
Joseph C. Winkler.....  1995 $103,557    $30,000          $ 0          23,225       $  690(2)
 Executive Vice
  President,
  Chief Financial
   Officer
Kenneth L. Nibling....  1995 $115,000(3) $18,400          $ 0          10,900       $1,747(5)
 Vice President-Human
  Resources and
   Administration

--------
(1) Includes (a) living, travel and other expense reimbursement, (b) the cost of company provided automobiles and (c) club dues reimbursement, but only if such payments to the Future Named Officer exceed the lesser of $50,000 or 10% of the total annual salary and bonus of the Future Named Officer.
(2) Includes (a) matching contributions by Drexel under the Drexel 401(k) Thrift Savings Plan in the amount of $1,624 for Mr. Lauletta and $578 for Mr. Winkler and (b) company paid life insurance premiums in the amount of $777 for Mr. Lauletta and $112 for Mr. Winkler.
(3) Includes amounts deferred under Tuboscope's 401(k) Thrift Savings Plan.
(4) Includes a $30,000 special recognition bonus for Mr. Maroney.
(5) Includes (a) matching contributions by Tuboscope under Tuboscope's 401(k) Thrift Savings Plan in the amount of $1,458 for Mr. Maroney and $1,342 for Mr. Nibling and (b) matching contributions by Tuboscope under Tuboscope's non-qualified deferred compensation plan in the amount of $417 for Mr. Maroney and $405 for Mr. Nibling.

  Option Grants in 1995. The following table sets forth certain information with respect to grants of stock options to the Future Named Officers during the calendar year ended December 31, 1995:

                             OPTION GRANTS IN 1995

                                    PERCENTAGE                             POTENTIAL
                                     OF TOTAL                         REALIZABLE VALUE AT
                                     OPTIONS   EXERCISE                 ASSUMED ANNUAL
                                    GRANTED TO OR BASE               RATES OF STOCK PRICE
                         OPTIONS    EMPLOYEES   PRICE                    APPRECIATION
                         GRANTED    IN FISCAL    PER      EXPIRATION    FOR OPTION TERM
NAME                     (SHARES)      YEAR     SHARE        DATE        5%        10%
----                     --------   ---------- --------   ----------     --        ---
John F. Lauletta........  34,837(1)    7.8      $3.77(1)   12/20/02     168,959    284,618
Gerhard H. Hage.........  14,200(2)    3.2       6.25      01/02/05      55,814    141,445
James F. Maroney, III...  10,900(2)    2.4       6.25      01/02/05      42,843    108,574
Joseph C. Winkler.......  23,225(1)    5.2       3.77(1)   12/20/02     112,641    189,748
Kenneth L. Nibling......  10,900(2)    2.4       6.25      01/02/05      42,843    108,574

--------

(1) Adjusted to give effect to the assumption of Drexel Options by Tuboscope and the related adjustments to the number of shares purchasable and the per-share exercise price. Assumes that all Escrowed Shares have been distributed, resulting in a Drexel Stock Option Exchange Ratio of .4645. See "The Merger Agreement--Treatment of Drexel Options."
(2) All options granted become exercisable in five equal annual installments beginning on the date of grant. Under the terms of the Tuboscope Stock Option Plan, the Stock Option Committee retains discretion, subject to certain restrictions, to modify the terms of outstanding options and to reprice outstanding options. Options are granted for a term of ten years, subject to earlier termination in certain events. The exercise price is equal to the closing price of the Tuboscope Common Stock on Nasdaq on the date of grant.

  Aggregated Option Exercises in 1995 and 1995 Year-End Values. The following table sets forth certain information with respect to the unexercised options held by the Future Named Officers at December 31, 1995. No options were exercised by the Future Named Officers during 1995.

                          1995 YEAR-END OPTION VALUES

                                                                  VALUE OF UNEXERCISED IN-THE-
                                                                              MONEY
                         NUMBER OF UNEXERCISED OPTIONS           OPTIONS AT DECEMBER 31, 1995(1)
                         ---------------------------------       ----------------------------------
          NAME            EXERCISABLE       UNEXERCISABLE         EXERCISABLE       UNEXERCISABLE
          ----           --------------    ---------------        -----------       -------------
John F. Lauletta........               --             203,915(2)  $             0    $       427,831(2)
Gerhard H. Hage.........           22,100              38,850(3)                0                  0
James F. Maroney, III...           16,300              29,350(3)                0                  0
Joseph C. Winkler.......               --              69,675(2)                0            143,776(2)
Kenneth L. Nibling......           16,300              29,350(3)                0                  0

--------

(1) Based on the closing price of Tuboscope Common Stock on Nasdaq on December 29, 1995, the last trading day of 1995 ($5 11/16).
(2) Adjusted to give effect to the assumption of Drexel Options by Tuboscope and the related adjustments to the number of shares purchasable and the per-share exercise price. Assumes that all Escrowed Shares have been distributed, resulting in a Drexel Stock Option Exchange Ratio of .4645. See "The Merger Agreement--Treatment of Drexel Options."
(3) All unexercisable options held by Messrs. Hage, Maroney and Nibling will become exercisable upon the consummation of the Merger Transactions. Each of these options has an exercise price of $6 or more.

                                     DREXEL

  Drexel is the world's leading provider of (i) solids control equipment and services to the oil and natural gas industry and (ii) coiled tubing units and related pressure control equipment to oilfield service companies. Drexel's solids control equipment sales and rental revenue accounted for approximately 60% of Drexel's revenue and coiled tubing equipment sales accounted for approximately 40% of Drexel's revenue for the twelve months ended December 31, 1995 on a pro forma basis giving effect to the acquisition of SOFS. The growth in the market for solids control equipment has been driven by the oil and gas industry's focus on total well economics and environmental compliance. The use of coiled tubing products and technology has grown significantly as a cost effective and time saving alternative method to perform workovers, stimulations and well completions. Drexel believes that the solids control and coiled tubing markets will evolve and expand as oil and natural gas service companies expand their focus on cost savings and increased efficiency in the drilling, completion and operation of oil and gas wells.

  Drexel's oilfield products enjoy strong brand name recognition and its customers include the world's largest oilfield service companies and operators. Drexel estimates that approximately 60% of its revenue in fiscal 1995 was generated from rentals and sales for use outside the United States. Drexel's customers are primarily located in North America, Europe, Latin America, the Middle East and the Far East.

RECENT DEVELOPMENTS

  SOFS Acquisition. Drexel acquired SOFS in November 1995. SOFS, which was founded in 1917, was the second largest oilfield solids control equipment supplier in the world with revenues for the years ended May 31, 1993, 1994 and 1995 of $25.0 million, $29.8 million and $38.0 million, respectively. Approximately 65% of SOFS's revenue during its most recently completed fiscal year was derived from the rental of solids control equipment and the balance from sales of such equipment. The acquisition of SOFS complemented Drexel's existing operations because of (i) SOFS' strong market presence in the solids control market in Latin America, (ii) SOFS' greater emphasis on the higher margin rental market and (iii) SOFS's additional product offerings and technology which will allow Drexel to increase its product lines in the United States and other markets. In addition to the strategic enhancements to Drexel's business, Drexel believes that there will be consolidation benefits from the acquisition of SOFS as a result of the integration of SOFS's United States rental operations with those of Drexel and the consolidation of SOFS's manufacturing operations into Drexel manufacturing facilities.

  New Management Team. In late 1993, Drexel's Board of Directors recruited John
F. Lauletta as President and Chief Executive Officer and Joseph C. Winkler as Chief Financial Officer. Messrs. Lauletta and Winkler have extensive experience in the oilfield services industry most recently through their positions in the management of operating divisions of BHI, one of the largest oilfield services companies in the world. Since their arrival, the new management team has instituted significant cost reductions and margin improvements throughout Drexel's operations, focusing on improving operating procedures and shifting emphasis to sales of higher margin product lines and services.

STRATEGY

  Drexel's business strategy emphasizes internal growth, margin improvements and strategic acquisitions in current business areas. Drexel intends to strengthen its position in the worldwide solids control and coil tubing markets by undertaking strategic business combinations, such as the acquisition of SOFS, that give Drexel access to new markets and new technology. Drexel will attempt to use its broader size and reach as a result of the acquisition of SOFS to effect operating cost reductions in several overlapping regions, and expects to benefit from new access to promising oilfield markets in Latin America to increase profitability. Drexel believes that, as a result of its experience and previously underutilized capacity, it is well positioned to grow internally in the coil tubing market as oil and natural gas producers increasingly expand their use of this technology. Drexel will continue to focus on increasing operating efficiency and cost reductions. Drexel will use the complementary manufacturing capabilities of its facility in Conroe, Texas (the "Brandt Facility") and SOFS to improve manufacturing efficiency by reducing the cost of solids control equipment manufactured for sale or rent. In addition, Drexel intends to continue to pursue several emerging non-oilfield related applications of its solids control equipment as the demand for such applications increases.

SOLIDS CONTROL EQUIPMENT

  Solids control technology is used in the oil and gas industry to reduce drilling costs and minimize the environmental impact of drilling operations. By removing rock cuttings and other solid contaminants from the mud used in drilling operations, solids control equipment reduces the volume of drilling fluids and solids for disposal subsequent to drilling operations, which minimizes the environmental impact of the drilling operation and reduces post-drilling reclamation costs. Effective solids control also reduces the probability of sticking and losing expensive downhole drilling equipment in the wellbore and the resulting need to redrill the well. The use of solids control technology improves the efficiency of the drilling process by preventing the recirculation and subsequent recutting of solids at the drill bit and by reducing wear on mechanical components such as mud pumps and mud motors. Drexel has played an integral part in the recent development of innovations in solids control technology, such as linear motion shale shakers and closed loop drilling fluids systems, which have become a substantial portion of Drexel's sales. Drexel believes the trend towards more technically complex drilling, including highly deviated directional wells and slim-hole completions, will favorably impact the demand for solid controls technology because of its ability to reduce costly downhole problems.

  Drexel is the world's leading manufacturer and provider of solids control equipment to the oil and natural gas drilling industry. Drexel manufactures conventional and linear motion shale shakers, high speed and conventional centrifuges, desanders, desilters, screens, degassers, and closed loop drilling fluids systems at the Brandt Facility and its facility in Dundee, United Kingdom. Drexel maintains solids control rental and sales operations in North America, South America, Europe, the Middle East, Africa, and in the Pacific Rim. Drexel markets solids control equipment under the Brandt/EPI(TM) brand name. Approximately 50% of Drexel's solids control equipment revenue was generated from the sale of solids control equipment and 50% of such revenue was generated from rentals for the twelve months ended December 31, 1995 on a pro forma basis giving effect to the SOFS acquisition.

  Outside the petroleum market, solids control equipment is used in numerous applications. Drexel has recently expanded into the kaolin (clay) paper processing and rock and aggregate markets by providing its shakers for use in the separation process utilized in these industries. Management believes that there are additional opportunities for expansion into these and other markets such as the food processing and municipal waste water markets.

COILED TUBING EQUIPMENT

  Drexel is the world's leading designer and manufacturer of coiled tubing equipment used in oil and gas well workover operations. Coiled tubing generally consists of flexible steel tubing manufactured in a continuous string and wrapped on a spool, which can extend several thousand feet in length and is run in and out of the well bore at a high rate of speed by a hydraulically operated coiled tubing unit. A coiled tubing unit is typically mounted on a truck or skid and consists of a hydraulically operated tubing reel or drum, an injector head which pushes or pulls the tubing in or out of the well bore, well head pressure control equipment such as blowout preventors, and various power and control systems.

  Coiled tubing provides a number of significant functional advantages over the principal alternative of conventional drill pipe. Coiled tubing allows faster "tripping" since the coiled tubing can be reeled very quickly on and off a drum and in and out of a well bore. In addition, the small size of the coiled tubing unit in comparison to an average workover rig reduces preparation time at the well site. Coiled tubing permits a variety of workover and other operations to be performed without having to pull the existing production tubing from the well and allows ease of operation in horizontal/highly deviated wells. Thus, operations using coiled tubing can be performed much more quickly and at a substantially lower cost. Finally, use of coiled tubing generally allows continuous production of the well, eliminating the need to temporarily stop the flow of hydrocarbons. As a result, the economics of a workover are improved because the well can continue to produce hydrocarbons and thus produce revenues while the well treatments are occurring. Continuous production also reduces the risk of formation damage which can occur when the well is "shut in."

  Currently, most coiled tubing units are used in workover applications. Drexel believes that advances in the manufacturing process of coiled tubing, tubing fatigue protection and the capability to manufacture larger diameter coiled tubing strings have resulted in increased uses and applications for coiled tubing products. For example, well operators are increasingly finding uses for coiled tubing in drilling applications such as slim hole reentries of existing wells and through tubing delivered deepening of existing wells.

  There are certain limitations to the use of coiled tubing. Coiled tubing generally is made of high strength, alloy steel which wears down or fatigues over time as a result of internal pressure, acidic operating environments and normal bending cycles. Thus, operators must carefully monitor the use of the tubing. In addition, coiled tubing will buckle if the weight the coiled tubing is pushing becomes too great or if the tube becomes inhibited by some obstacle or irregularity in the well bore. Buckling has not proven to be a significant obstacle in most workover applications, and Drexel believes it will become less of an issue as the result of the availability of stronger and larger diameter coiled tubing.

  Generally, Drexel supplies customers with the equipment and components necessary to use coiled tubing, which the customers typically purchase separately. Drexel's coiled tubing product line consists of coiled tubing units, coiled tubing injector heads, coiled tubing and wireline pressure control equipment, snubbing units, nitrogen pumping equipment, and cementing, stimulation, and blending equipment. Drexel markets its coiled tubing equipment under the Hydra Rig(R) brand name primarily to providers of coiled tubing drilling and workover services. Drexel's primary coiled tubing unit production facilities are located at its Hydra Rig facility based in Fort Worth, Texas. In addition Drexel markets coiled tubing pressure control equipment under the Texas Oil Tools(R) brand name and manufactures such equipment at the Brandt Facility and to a lesser extent at the Dundee facility in the United Kingdom.

MARKETING, DISTRIBUTION AND CUSTOMERS

  Drexel's solids control customers are predominantly oil and natural gas producers and rig operators and its coiled tubing equipment customers are primarily oil and natural gas service companies. In fiscal 1995, Dowell Schlumberger accounted for approximately 17% of Drexel's revenue and was the only customer that represented more than 10% of Drexel's revenue. Drexel operates sales and distribution facilities at strategic locations worldwide to service areas with intensive drilling activity. Drexel's 20 sales offices are complemented by service and engineering facilities which provide specialty repair and maintenance services to existing customers. See "--Facilities."

BACKLOG

  Drexel's backlog is based upon anticipated revenues from customer orders that Drexel believes are firm and scheduled for shipment within twelve months. The level of backlog at any particular time is not necessarily indicative of the future operating performance of Drexel, and orders may be changed at any time. As of December 31, 1995, Drexel's backlog of coiled tubing equipment was $18.2 million, an increase of approximately 100% above the $9.0 million in backlog as of December 31, 1994. Such increase was primarily a result of an increase in demand by international customers. As of December 31, 1995, Drexel's backlog for solids control equipment was $6.0 million, an increase of 25% over the $4.8 million in backlog as of December 31, 1994. Such increase was the result of both increased product demand and the acquisition of SOFS.

COMPETITION

  Drexel's solids control equipment is sold or rented in highly competitive markets. The coiled tubing equipment market is also competitive although with fewer market participants. Management believes that on site service is becoming an increasingly strong element in the solids control equipment market. Management believes that the principal competitive factors affecting its business are performance, quality, reputation, customer service, product availability, breadth of product line and price. A number of competitors are divisions or subsidiaries of larger companies with financial resources much greater than those of Drexel.

  Management believes that its broad product lines, product design, delivery capability, customer responsiveness and experienced personnel are competitive advantages in its relevant markets. Drexel's primary competitors in its solids control equipment operations include SWACO, a subsidiary of Smith International, Inc., Derrick Corporation and Thule, a division of Varco International, Inc. Drexel's primary competitors in its coiled tubing equipment business include Stewart & Stevenson Services, Inc., DRECO Energy Services Ltd. and Rebound Rig International Ltd.

FACILITIES

  Drexel maintains various facilities worldwide and considers all of its facilities to be in good operating condition and adequate for their present uses. Drexel believes that it has sufficient capacity to meet its current and anticipated manufacturing requirements. The following table set forth Drexel's principal offices and manufacturing plants:

                                                              APPROXIMATE LEASED
                                                                SQUARE      OR
                                                                FOOTAGE   OWNED
                                                              ----------- ------
MANUFACTURING/CORPORATE
  Houston....................................................    34,000    Owned
  Conroe, TX.................................................   105,000    Owned
  Fort Worth, TX.............................................    90,000    Owned
  Houston, TX................................................     2,000    Owned
  New Iberia, LA.............................................     2,500    Owned
  Montrose, Scotland.........................................    37,000    Owned
  Dundee, Scotland...........................................    17,000    Owned
SALES/SERVICE/ENGINEERING
  Houston, TX................................................    36,000    Owned
  Conroe, TX.................................................    20,000    Owned
  Lafayette/New Iberia, LA...................................    23,000   Leased
  Oklahoma City, OK..........................................    14,000   Leased
  Cleveland, TX..............................................    19,400    Owned
  Odessa, TX.................................................     8,000   Leased
  Bakersfield, CA............................................    11,000   Leased
  Corpus Christi, TX.........................................    20,800    Owned
  Dickinson, ND..............................................     6,000   Leased
  Singapore..................................................    26,000   Leased
  Aberdeen, Scotland.........................................    30,000   Leased
  Malaysia/Brunei............................................    11,000   Leased
  Dubai......................................................    10,000   Leased
  Maracaibo, Venezuela.......................................    20,000    Owned
  Anaco, Venezuela...........................................     8,000    Owned
  Del Carmen, Mexico.........................................     5,000   Leased
  Bogota, Colombia...........................................    13,000   Leased
  Beijing, China.............................................     2,000   Leased

EMPLOYEES

  At December 31, 1995, Drexel employed approximately 1,025 persons, approximately 60% of whom were employed in the United States. Drexel considers its employee relations to be satisfactory.

INSURANCE AND LITIGATION

  Drexel maintains liability and property damage insurance, as well as product liability, workers' compensation, business interruption and other insurance. Drexel's products are used in complex industrial applications. Litigation arising from a catastrophic occurrence at such applications may result in Drexel being named as a defendant in lawsuits asserting large claims. Although Drexel believes its insurance coverage is adequate for its current operations and its uninsured losses from product liability claims have not been significant, a successful liability claim for which Drexel is underinsured or uninsured could have a material adverse effect on Drexel.

  SOFS is a defendant in certain patent and trademark litigation for which Drexel has been partially indemnified by the prior stockholders of SOFS related to certain of the wirecloth screens in the SOFS solid controls product line. Management is vigorously defending these claims. However, discovery is incomplete and in view of the early stages of this litigation there can be no assurances that the indemnities from the SOFS stockholders will be sufficient to protect Drexel from suffering additional liabilities if an adverse decision is rendered against SOFS.

  Drexel's product liability coverage is occurrence based. Drexel is not a party to any material pending legal proceedings, other than ordinary routine litigation incidental to its business and other than as discussed above, that management believes would have a material adverse effect on its financial condition or results of operations.

ENVIRONMENTAL REGULATION

  Drexel's operations are subject to numerous local, state, federal and foreign laws and regulations concerning the containment and disposal of hazardous materials, pursuant to which Drexel has incurred compliance costs. Such costs to date have not been material. Drexel does not presently foresee the need for significant expenditures to ensure continued compliance with current environmental protection laws. Regulations in this area are subject to change and there can be no assurance that future laws or regulations will not have a material adverse effect on Drexel.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                                   OF DREXEL

  The following discussion should be read in conjunction with Drexel's historical financial statements included elsewhere in this Proxy
Statement/Prospectus.

RESULTS OF OPERATIONS

  The following table sets forth certain consolidated financial statement data as of the dates and for the periods indicated.

                                  D.O.S. LTD.
                                 (IN THOUSANDS)

                                                              NINE MONTHS
                          FISCAL YEAR ENDED MARCH 31,     ENDED DECEMBER 31,
                         -------------------------------  --------------------
                           1993       1994       1995       1994       1995
                         ---------  ---------  ---------  ---------  ---------
                                                              (UNAUDITED)
Income Statement Data:
  Revenue............... $  66,411  $  67,370  $  80,173  $  59,113  $  67,657
  Gross margin..........    14,178     10,102     16,634     12,059     17,293
  Operating expenses....    12,475     13,215     11,944      9,264     10,721
  Operating profit
   (loss)...............     1,703     (3,113)     4,690      2,795      6,572
  Other expenses........    (1,675)    (2,002)      (373)      (235)      (233)
  Income tax benefit
   (expense)............       (53)       151      1,526       (895)    (2,206)
  Net income (loss)..... $     (25) $  (4,964) $   5,843  $   1,665  $   4,133
                         =========  =========  =========  =========  =========

NINE MONTHS ENDED DECEMBER 31, 1995 COMPARED TO NINE MONTHS ENDED DECEMBER 31, 1994

  Revenue. Revenue was $67.7 million for the nine months ended December 31, 1995, an increase of $8.6 million, or 14.5%, compared to the same period in 1994.

  Revenue from Drexel's sales of coiled tubing products was $37.2 million for the nine months ended December 31, 1995, an increase of $2.4 million, or 6.9%, compared to the same period in 1994. This slight increase resulted from strong demand growth in the coiled tubing unit market which was substantially offset by a decline in revenues resulting from Drexel's strategic decision to discontinue the manufacture of low margin units and refocus its marketing efforts towards high value-added, higher gross margin units.

  Drexel's strategic decision to increase the profitability of its coiled tubing products business by rationalizing its product line resulted in an increase in gross margin for coiled tubing products compared to the same period last year, as discussed below. During the nine months ended December 31, 1995, Drexel was able to more than replace lost revenues resulting from the reduction in the types of coiled tubing units offered by focusing on the growing market for more sophisticated coiled tubing products. In addition, Drexel's ability to capitalize on the growing coiled tubing market resulted in an increase in its coiled tubing product backlog from $9.0 million at December 31, 1994 to $18.2 million at December 31, 1995.

  Revenue from Drexel's sales and rental of solids control products was $30.5 million for the nine months ended December 31, 1995, an increase of $6.2 million, or 25.5%, compared to the same period in 1994. The majority of the increase, or $4.8 million, resulted from the acquisition of SOFS in November 1995. Excluding the effect of the SOFS acquisition, Drexel's solids control related revenues increased by $1.4 million, or 5.8%, due to growth in the Middle Eastern, European and West African markets. The SOFS acquisition gives Drexel exposure to the rapidly growing markets in Latin America, which is expected to generate higher overall growth for Drexel's solids control businesses.

  Gross Margin. Gross margin was $17.3 million for the nine months ended December 31, 1995, an increase of $5.3 million, or 44.1%, compared to the same period in 1994. The increase was due primarily to improvement in the gross margin percentage from 20.1% to 25.5% as a result of Drexel's focus on higher margin coiled tubing products and cost control improvements implemented by Drexel's management. In addition, gross margin improved as a result of the additional revenue generated during the period ended December 31, 1995.

  Operating Expenses. Operating expenses were $10.7 million for the nine months ended December 31, 1995, an increase of $1.5 million, or 14.0%, compared to the same period in 1994. The increase was due primarily to the acquisition of SOFS and expenses associated with the increased amount of non-SOFS revenue during the period ended December 31, 1995.

  Operating Profit. Operating profit was $6.5 million for the nine months ended December 31, 1995, an increase of $3.7 million compared to the same period in 1994. The increase was a result of the factors discussed above.

  Other Expenses. Interest expense was $435,000 for the nine months ended December 31, 1995, an increase of $261,000 compared to the same period in 1994. This increase was due to the debt incurred in connection with the SOFS acquisition. Other income was $201,000 for the nine months ended December 31, 1995, compared to other expense of $61,000 for the same period in 1994.

  Income Tax Expense. Drexel recorded a tax expense of $2.2 million for the nine months ended December 31, 1995, compared to a tax expense of $895,000 for the same period in 1994. The change was due primarily to Drexel's higher net income in the nine months ended December 31, 1995.

  Net Income. Drexel generated net income of $4.1 million for the nine months ended December 31, 1995, an increase of $2.4 million compared to the same period in 1994. The increase in net income was a result of the factors discussed above.

FISCAL YEAR ENDED MARCH 31, 1995 COMPARED TO FISCAL YEAR ENDED MARCH 31, 1994

  Revenue. Revenue was $80.2 million for the fiscal year ended March 31, 1995, an increase of $12.8 million, or 19%, compared to the same period in fiscal 1994.

  Revenue from Drexel's sales of coiled tubing products was $48.2 million for the fiscal year ended March 31, 1995, an increase of $7.1 million, or 17.2%, compared to the same period in fiscal 1994. The increase was due primarily to greater use of coiled tubing in workover and drilling applications, higher prices on certain coiled tubing products and increased demand for larger, more specialized units in 1995.

  Revenue from Drexel's sales and rentals of solids control products was $31.9 million for the fiscal year ended March 31, 1995, an increase of $5.7 million, or 21.8%, compared to the same period in fiscal 1994. The increase was due primarily to (i) a rise in demand for oil field solids control equipment driven by the oil and gas industry's increased emphasis on total well economics and environmental compliance; (ii) Drexel's efforts to expand into the industrial (non-petroleum) market area; and (iii) an increase in rental and service income related to the increased focus on the rental and service market by Drexel's new management.

  Gross Margin. Gross margin was $16.6 million for the fiscal year ended March 31, 1995, an increase of $6.5 million, or 64.7%, compared to the same period in fiscal 1994. The increase was due primarily to the increase in revenue, improvements in cost controls implemented by management and certain price increases.

  Operating Expenses. Operating expenses were $12.0 million for the fiscal year ended March 31, 1995, a decrease of $1.3 million, or 9.6%, compared to the same period in fiscal 1994. The decrease was due primarily to improvements in cost controls implemented by management, most significantly a reduction in personnel.

  Operating Profit. Operating profit was $4.7 million for the fiscal year ended March 31, 1995, an increase of $7.8 million compared to the same period in fiscal 1994. The increase was a result of the factors discussed above.

  Other Expenses. Interest expense was $230,000 for the fiscal year ended March 31, 1995, substantially equal to that for the same period in fiscal 1994. Other expense was $143,000 for the fiscal year ended March 31, 1995, a decrease of $1.6 million compared to the same period in fiscal 1994. The decrease in other expense was due primarily to a goodwill write-off of $2.0 million in fiscal 1994, which represented the remaining goodwill associated with the September 1990 acquisition of Hydra Rig.

  Income Tax Benefit (Expense). Drexel recorded a tax benefit of $1.5 million for the fiscal year ended March 31, 1995, compared to a net tax benefit of $151,000 for the same period in fiscal 1994. The change was due primarily to Drexel's adoption in fiscal 1994, on a prospective basis, of SFAS No. 109, Accounting for Income Tax. In accordance with SFAS No. 109, Drexel established a valuation allowance of $3.0 million for deferred tax benefits in fiscal 1994, which allowance was reversed in fiscal 1995 because of Drexel's improved financial performance in fiscal 1995.

  Net Income (Loss). Drexel generated net income of $5.8 million for the fiscal year ended March 31, 1995 an increase of $10.8 million compared to the same period in fiscal 1994. This increase in net income was a result of the factors discussed above.

FISCAL YEAR ENDED MARCH 31, 1994 COMPARED TO FISCAL YEAR ENDED MARCH 31, 1993

  Revenue. Revenue was $67.3 million for the fiscal year ended March 31, 1994, an increase of $1.0 million, or 1.4%, compared to the same period in fiscal 1993.

  Revenue from Drexel's sales of coiled tubing products was $41.2 million for the fiscal year ended March 31, 1994, an increase of $3.9 million, or 10.6%, compared to the same period in fiscal 1993. The increase was due primarily to increased use of coiled tubing in workover and drilling applications and the increased demand for larger, more specialized units.

  Revenue from Drexel's sales and rentals of solids control products was $26.2 million for the fiscal year ended March 31, 1994, a decrease of $3.0 million, or 10.2%, compared to the same period in fiscal 1993. The decrease was due primarily to Drexel's exit from unprofitable markets in Egypt and Norway in 1994 and a substantial sale to Algeria in fiscal 1993. These decreases were partially offset by (i) an increase in rental and service income in the United States of $2.6 million attributable to Drexel's decision to focus on the rental and service market and (ii) an increase in revenue from sales to the industrial (non-petroleum) markets of $1.2 million.

  Gross Margin. Gross margin was $10.1 million for the fiscal year ended March 31, 1994, a decrease of $4.1 million, or 28.7%, compared to the same period in fiscal 1993. The decrease was due primarily to reduced gross margins in the coiled tubing product line due to (i) capacity constraints related to the increased time necessary to manufacture new, more specialized products and (ii) underpricing of the new, more specialized products.

  Operating Expenses. Operating expenses were $13.2 million for the fiscal year ended March 31, 1994, an increase of $740,000, or 5.9%, compared to the same period in fiscal 1993. The increase was due primarily to additional sales and engineering efforts in an attempt to capture business in new geographic markets and was partially offset by cost reductions resulting from Drexel's exit from certain unprofitable markets.

  Operating Profit (Loss). Operating loss was $3.1 million for the fiscal year ended March 31, 1994, compared to an operating profit of $1.7 million for the same period in fiscal 1993. The change was due primarily to the factors discussed above.

  Other Income and (Expenses). Interest expense was $234,000 for the fiscal year ended March 31, 1994, a decrease of $198,000, or 45.8%, for the same period in fiscal 1993. This decrease resulted from Drexel's repayment of bank debt in 1993 using proceeds from the issuance of equity. Other expense was $1.8 million for the fiscal year ended March 31, 1994, an increase of $525,000, or 42.2%, compared to the same period in fiscal 1993. This increase was due primarily to a goodwill write-off of $2.0 million in fiscal 1994, and was partially offset by a write-off of $1.3 million in fiscal 1993 related to a discontinued joint venture.

  Income Tax Benefit (Expense). Drexel recorded a net tax benefit $151,000 for the fiscal year ended March 31, 1994, compared to a tax expense of $53,000 for the same period in fiscal 1993. The change was due primarily to Drexel's adoption, in fiscal 1994, on a prospective basis of SFAS No. 109, Accounting for Income Tax, resulting in a $3.0 million valuation allowance for deferred tax benefits in fiscal 1994.

  Net Loss. Drexel generated a net loss of approximately $5.0 million for the fiscal year ended March 31, 1994, as compared to a net loss of $25,000 for the same period in fiscal 1993. This increase in net loss was a result of the factors discussed above.

FINANCIAL CONDITION AND LIQUIDITY

 Cash Flow Analysis

  Cash flows provided by operating activities were $2.8 million and $661,000 for the nine months ended December 31, 1995 and 1994, respectively. Cash flows from operating activities can be significantly impacted by changes in operating assets and liabilities. During the period ended December 31, 1995, cash flows provided by operating activities were affected by increases in inventories and accounts receivable, offset partially by increases in accounts payable and deferred revenue. During this period, Drexel's management decided to strategically increase levels of certain inventory to meet or improve upon customer delivery schedules and in order to meet the revenue volume increase. The increase in accounts receivable and in accounts payable was due primarily to the additional revenue. The deferred revenue increase was related to an advance payment received from a customer for equipment to be delivered at a later date. During the period ended December 31, 1994, cash flows provided by operating activities were affected by decreases in accounts payable and increases in accounts receivable, offset partially by decreases in inventories. These changes were primarily driven by an increase in volume.

  Cash flows used in investing activities were $30.0 million and $1.9 million for the nine months ended December 31, 1995 and 1994, respectively. Investing activities for the period ended December 31, 1995 consisted primarily of $24.8 for the purchase of SOFS, net of cash acquired, and $4.6 million for capital expenditures. Capital expenditures consisted primarily of additions to the solids control rental fleet and some routine renovation and additions to manufacturing equipment. Investing activities for the period ended December 31, 1994 consisted primarily of capital expenditures, the majority of which represented additions to the solids control rental fleet.

  Cash flows provided by (used in) financing activities were $27.5 million and $(464,000) for the nine months ended December 31, 1995 and 1994, respectively. Cash flows provided by financing transactions for the period ended December 31, 1995 are primarily related to proceeds of $30.2 million from borrowings under Drexel's credit facility in connection with the SOFS acquisition and the issuance of certain notes to the SOFS stockholders, the issuance of Drexel Common Stock for proceeds of $5.0 million and repayment of long-term debt and notes payable in the amount of $7.5 million. During the period ended December 31, 1994, financing activities were not material.

  Cash flows provided by operating activities were $2.5 million and $349,000 for the fiscal years ended March 31, 1995 and 1994, respectively. During the period ended March 31, 1995, cash flows provided by operating activities were affected by a management decision to reduce levels of inventory. Cash flows used in investing activities were $2.9 million and $3.1 million for the fiscal years ended December 31, 1995 and 1994, respectively. Investing activities for the period ended March 31, 1995 consisted primarily of $3.0 million for capital expenditures. Investing activities for the period ended March 31, 1994 consisted primarily of $3.9 million for capital expenditures, offset partially by proceeds of $798,000 from the sale of assets. Cash flows provided by (used in) financing activities were $(703,000) and $336,000 for the fiscal years ended March 31, 1995 and 1994, respectively. During the periods ended March 31, 1995 and 1994, financing activities were not material.

  Cash flows provided by (used in) operating activities were $349,000 and $(408,000) for the fiscal years ended March 31, 1994 and 1993, respectively. Cash flows used in investing activities were $3.1 million and $2.3 million for the fiscal years ended December 31, 1994 and 1993, respectively. Investing activities for the period ended March 31, 1994 consisted primarily of $3.9 million for capital expenditures, the majority of which represented additions to the solids control fleet. Investing activities for the period ended March 31, 1993 consisted primarily of $2.3 million for capital expenditures. Cash flows provided by (used in) financing activities were $336,000 and $6.9 million for the fiscal years ended March 31, 1994 and 1993, respectively. During the period ended March 31, 1994, financing activities were not material. Cash flows provided by financing transactions for the period ended March 31, 1993 are primarily related to proceeds of $20.1 million from a private placement of equity and the use of $13.0 million of such proceeds to repay substantially all of Drexel's then existing bank debt.

 Future Capital Expenditures

  Capital expenditures for the last quarter of fiscal 1996 are expected to be approximately $1.5 million. Capital expenditure budgets have not been established for fiscal year 1997. Drexel expects to fund its capital expenditure requirements principally from cash generated from operations and, if necessary, through short term debt borrowings.

 Drexel Credit Facility and other Indebtedness

  In connection with Drexel's acquisition of SOFS, on November 16, 1995, Drexel's principal subsidiaries located in the United States entered into a $37.0 million Amended and Restated Credit Facility with Texas Commerce Bank National Association individually and as agent for another financial institution (the "Drexel Credit Facility"). The Drexel Credit Facility provides for a $15 million term loan due November 16, 2000, a $20 million revolving line of credit due November 16, 1998 and a $2 million letter of credit facility. These obligations are guaranteed by Drexel, subject to certain limitations, and are secured by substantially all the assets located in the United States owned by Drexel and its subsidiaries and by the stock of certain Drexel subsidiaries.

  The available amount under the revolving line of credit is determined using the borrowing base, as defined, but not to exceed the maximum commitment of $20 million. A .5% annual commitment fee is payable on the unused portion of the revolver. The Drexel Credit Facility provides for the borrowers to elect an interest rate on the revolver equal to a base rate or an adjusted LIBOR rate, as defined. Interest on the base rate loans accrue at the base rate or the base rate plus .5%, depending on the then ratio of consolidated debt to consolidated capital of Drexel. Interest on the adjusted LIBOR rate loans accrues at LIBOR plus 1.5%, 1.75% or 2.0%, depending on the then ratio of consolidated debt to consolidated capital of Drexel. Interest on the revolving line of credit is payable quarterly.

  The term loan provides for repayment of principal in twenty equal quarterly installments, commencing on March 31, 1996. Although the Drexel Credit Facility provides for a floating LIBOR interest rate on the term loan, Drexel has entered into an interest rate swap agreement that effectively fixes the interest rate on the term loan to approximately 7.85%.

  The Drexel Credit Facility provides for a fee of 1.0 % per annum on the principal amount of letters of credit issued under the agreement. The Drexel Credit Facility also provides for, among other things, certain mandatory prepayment provisions, limitations on dividends and capital expenditures, change of control provisions and maintenance of certain financial ratios. As of December 31, 1995, the $15 million term loan was outstanding and $15.1 million was outstanding under the revolving credit line.

  In addition, in connection with the SOFS acquisition, Drexel issued two $2 million promissory notes to the SOFS stockholders. One of the notes is payable quarterly over a four year period and the other is payable in an initial installment of $500,000 commencing August 16, 1996 and thereafter quarterly for a two and one quarter year period. The notes may be subject to offset in the event that Drexel has any indemnification claims in connection with the SOFS acquisition. As a result of the SOFS acquisition, Drexel's debt to total capitalization of 4.3% at March 31, 1995 increased to 43.3% at December 31, 1995. Drexel expects, however, future cash flow from current operations to be sufficient to meet these debt payment obligations.

 Inflation; Foreign Currency Fluctuations

  Drexel's income is predominately in U.S. dollars. Drexel's management believes that the effect of inflation and changing prices on Drexel's revenues or net income is not material. Drexel does not currently engage in any hedging activities to offset foreign currency fluctuations as such fluctuations historically have not had a material effect on Drexel's financial condition or results of operations.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                            AND MANAGEMENT OF DREXEL

  The following table indicates the number of shares of Drexel Common Stock owned beneficially as of March 15, 1996 and Tuboscope Common Stock after giving effect to the Merger Transactions by (i) each person known to Drexel to beneficially own more than 5% of the outstanding shares of Drexel Common Stock,
(ii) each member of the Board of Directors of Drexel, (iii) the Chief Executive Officer of Drexel and the three other most highly compensated executive officers of Drexel earning more than $100,000 in 1995 and (iv) all directors and executive officers of Drexel as a group. Except as otherwise noted, each stockholder has sole voting and investment power with respect to shares beneficially owned.

                                       AMOUNT OF SHARES BENEFICIALLY OWNED
                                   -------------------------------------------
                                                            TUBOSCOPE AFTER
                                                                MERGER
                                          DREXEL            TRANSACTIONS(1)
                                   --------------------- ---------------------
                                              PERCENTAGE            PERCENTAGE
                                     SHARES    OF CLASS    SHARES    OF CLASS
                                   ---------- ---------- ---------- ----------
L.E. Simmons(2)(3)................ 11,553,106    32.1%   12,099,417    27.8%
 6600 Texas Commerce Tower
 Houston, Texas 77002
SCF-III, L.P.(4)..................         --      --     6,733,000    15.5%
 6600 Texas Commerce Tower
 Houston, Texas 77002
DOS Partners, L.P.(5)............. 11,553,106    32.1%    5,366,417    13.1%
 6600 Texas Commerce Tower
 Houston, Texas 77002
Panmell (Holdings) Ltd.(5)........  7,508,853    20.9%    3,487,862     8.5%
 905 Silvercord, Tower 2
 30 Canton Road
 Tsimshatsui, Kowloon
 Hong Kong
Y. L. Loh(3)(6)...................  7,508,853    20.9%    3,487,862     8.5%
 9, Lorong Tukang Dua
 Singapore 2261
Kadoorie McAulay International
 Ltd.(5)(7).......................  7,307,463    20.3%    3,394,316     8.3%
 23rd Floor, St. George's Building
 2, Ice House Street, Central
 Hong Kong
Actinium Holding
 Corporation(5)(8)................  7,007,463    19.5%    3,254,967     7.9%
 24th Floor, St. George's Building
 2, Ice House Street, Central
 Hong Kong
Vincent D. Leone, Sr.(9)..........    994,304     2.8%      461,854     1.1%
 12146 Burgoyne
 Houston, Texas
J. S. Dickson Leach(3)............    390,000     1.1%      181,155       *
 St. George's Building, 24th Floor
 Ice House Street
 Hong Kong
Joe McAnally(10)(11)..............    212,000       *        98,474       *
John F. Lauletta(3)(10)...........     83,621       *        38,841       *
Joseph C. Winkler(10).............     35,375       *        16,431       *
Peter J. Stuart(10)...............     12,461       *         5,788       *
Edith G. Conyers(3)(10)...........         --      --            --      --
Sharonlee E. Evans(3)(10).........         --      --            --      --
All directors and executive
 officers as a group
 (11 persons)(2)(6)(9)(12)........ 20,966,607    57.5%   16,471,986    39.9%

--------
* Represents ownership of less than one percent.

  (1) Includes each Drexel stockholder's proportionate interest in the Escrowed Shares. Drexel stockholders will have voting rights with respect to the Escrowed Shares immediately following the Effective Date, but will not have dispositive rights over such shares until they are released from escrow. See "The Merger Agreement--Escrowed Shares."

  (2) All of the shares Drexel Common Stock indicated as beneficially owned by
L. E. Simmons are owned by DOS Partners, L.P., a limited partnership of which SCF Partners, L.P. is the managing general partner. SCF Partners, L.P. is a limited partnership of which SCF G.P. is the managing general partner. Mr. Simmons is the President and Chief Executive Officer, the sole director and the sole shareholder of SCF G.P. The shares of Tuboscope Common Stock indicated as beneficially owned by L. E. Simmons after the Merger Transactions are the shares held of record by DOS Partners and SCF.

  (3) Individual is currently a director of Drexel.

  (4) Includes 4,200,000 shares that may be acquired pursuant to the Subscription Agreement and 2,533,000 shares that may be acquired upon exercise of the SCF Warrants. SCF is a limited partnership that is indirectly controlled by L.E. Simmons.

  (5) Zink, DOS Partners, and Panmell have entered into a voting agreement with, and have granted an irrevocable proxy and power of attorney to, Tuboscope to vote their shares of Drexel Common Stock at any meeting of the stockholders of Drexel on matters which relate to or affect the Merger or Merger Agreement. Actinium and Kadoorie, as successors in interest to the shares of Tuboscope Common Stock previously held by Zink, are bound by the terms of the voting agreement between Zink and Tuboscope. See "The Merger Transactions--Voting Agreements."

  (6) All of the shares indicated as being beneficially owned by Y.L. Loh are owned by Panmell (Holdings) Inc., a corporation that is wholly-owned by Mr. Loh.

  (7) KMIL is a wholly-owned subsidiary of Kadoorie McAulay Holdings Ltd., a Bermuda corporation the shares of which are owned by certain discretionary trusts. As a result of these trusts, R. J. McAulay, who is the brother-in-law of Michael D. Kadoorie, may be deemed to be the "beneficial owner" of the shares owned by KMIL under the Commission's regulations. Mr. McAulay disclaims beneficial ownership of such shares.

  (8) The shares of Actinium are owned by private trust companies as trustees of certain discretionary trusts. As a result of these trusts, Michael D. Kadoorie, who is the brother-in-law of R. J. McAulay, may be deemed to be the "beneficial owner" of the shares owned by Actinium under the Commission's regulations. Mr. Kadoorie disclaims beneficial ownership of such shares.

  (9) Includes 100,000 shares of Drexel Common Stock (46,450 shares of Tuboscope Common Stock) that may be acquired under options exercisable within 60 days of March 15, 1996.

  (10) The address of Messrs. McAnally, Lauletta, Winkler and Stuart is 2800 N. Frazier, Conroe, Texas 77305 and the address of Ms. Conyers and Ms. Evans is Bermuda Commercial Bank Building, Church Street, Hamilton, Bermuda.

  (11) Includes 40,000 shares of Drexel Common Stock (18,580 shares of Tuboscope Common Stock) that may be acquired under options exercisable within 60 days of March 15, 1996.

  (12) Includes 227,500 shares of Drexel Common Stock (105,674 shares of Tuboscope Common Stock) that may be acquired under options exercisable within 60 days of March 15, 1996.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                          AND MANAGEMENT OF TUBOSCOPE

  The following table indicates the number of shares of Tuboscope Common Stock owned beneficially as of March 15, 1996 and after giving effect to the Merger Transactions by (i) each person known to Tuboscope to beneficially own more than 5% of the outstanding shares of Tuboscope Common Stock, (ii) each Tuboscope director, (iii) the Chief Executive Officer of Tuboscope and the other four most highly compensated executive officers of Tuboscope and (iv) all directors and executive officers of Tuboscope as a group. Except to the extent indicated in the footnotes to the following table, each of the persons or entities listed therein has sole voting and sole investment power with respect to the shares which are deemed beneficially owned by such person or entity.

                                            AMOUNT OF SHARES
                                          BENEFICIALLY OWNED(1)
                                ------------------------------------------------
                                   BEFORE MERGER            AFTER MERGER
                                    TRANSACTIONS          TRANSACTIONS(2)
                                ----------------------- ------------------------
                                             PERCENT OF               PERCENTAGE
NAME                             SHARES        CLASS     SHARES        OF CLASS
----                            ---------    ---------- ---------     ----------
Eric L. Mattson(3)............. 2,687,647       13.7%   4,444,047(4)     10.8%
Baker Hughes Incorporated...... 2,686,047(5)    13.7%   4,436,047(6)     10.8%
  3900 Essex Lane, Suite 1200
  Houston, TX 77027
State of Wisconsin Investment
 Board(7)...................... 1,782,000        9.6%   1,782,000         4.3%
  P.O. Box 7842
  Madison, WI 53707
Timothy M. Pennington III(8)... 1,327,464        7.1%   1,337,064(9)      3.3%
Frederick J. Warren(8)......... 1,327,464        7.1%   1,337,064(9)      3.3%
Brentwood Associates IV,
 L.P.(8)....................... 1,305,064        7.0%   1,305,064         3.2%
  11150 Santa Monica Boulevard,
  Suite 1200
  Los Angeles, CA 90025
Heartland Advisors, Inc.(9) ... 1,267,300        6.8%   1,267,300         3.1%
  790 North Milwaukee Street
  Milwaukee, WI 53202
Jerome R. Baier(11)............   763,429        4.1%     773,029(9)      1.9%
Martin R. Reid.................   351,252        1.9%     483,012(12)     1.2%
William V. Larkin, Jr..........   184,266        1.0%     277,746(13)       *
Ronald L. Koons................    94,140          *      152,899(14)       *
James J. Shelton...............    84,181          *       93,781(9)        *
Martin G. Hubbard(15)..........    42,400          *       52,000(9)        *
Gerhard H. Hage................    31,290          *       90,950(16)       *
James F. Maroney...............    24,436          *       68,813(17)       *
Patrick T. Seaver..............     1,000          *        5,000(18)       *
All directors and executive
 officers as a group (14
 persons)(19).................. 5,677,012       27.9%   8,031,963(20)    19.0%

--------
*  Represents ownership of less than one percent.

(1) Except for information based on Schedules 13G, as indicated in the footnotes hereto, beneficial ownership is stated as of March 15, 1996 and includes shares subject to options exercisable within 60 days after March 15, 1996 held by each person, as if such shares were outstanding on March 15, 1996.

(2) Assumes all of the Escrowed Shares have been delivered to Drexel Stockholders. See "The Merger Agreement--Escrowed Shares".

(3) Includes shares which are beneficially owned by BHI. Mr. Mattson disclaims beneficial ownership of the shares owned by BHI as set forth in Note (5) below.

 (4) Includes 1,600 shares subject to options exercisable within 60 days after March 15, 1996 and 6,400 shares subject to options which will immediately vest upon consummation of the Merger Transactions.

 (5) According to the Schedule 13D filed by BHI. Includes 1,000,000 shares of Tuboscope Common Stock, assuming the conversion from 100,000 shares of Tuboscope Series A Preferred Stock held by BHI. Each share of Tuboscope Series A Preferred Stock may initially be converted at the option of BHI into ten shares of Tuboscope Common Stock, subject to certain adjustments. See "Description of Tuboscope Capital Stock--Redeemable Series A Convertible Preferred Stocks." Eric L. Mattson was nominated by BHI to serve as a director of Tuboscope pursuant to BHI's rights received in connection with the Vetco Services acquisition. Eric L. Mattson, as Vice President and Chief Financial Officer of BHI, has or may have in the future, from time to time, the authority to exercise voting or investment power on behalf of BHI with respect to all or part of these shares. See "Proposal to Elect Tuboscope Directors--Certain Stockholder Agreements-- BHI Standstill."

 (6) Includes 1,500,000 shares of Tuboscope Common Stock and warrants to purchase an aggregate of 1,250,000 shares of Tuboscope Common Stock to be received by BHI upon consummation of the BHI Exchange in exchange for the 100,000 shares of Tuboscope Series A Preferred Stock held by BHI. See "The Merger Transactions--Interests of Certain Persons in the Merger Transactions--The BHI Exchange" and "The Exchange Agreement."

 (7) According to the Schedule 13G filed by the State of Wisconsin Investment Board, an agency of the State of Wisconsin, which manages public pension funds.

 (8) According to the Schedule 13G filed by Brentwood. Messrs. Pennington and Warren, along with William M. Barnum, Jr., David W. Shonette, Roger L. Davisson, Berge K. Hogopian and G. Bradford Jones, are the general partners of Brentwood Venture Partners, L.P., which is the general partner of Brentwood. All of the general partners of Brentwood Venture Partners, L.P. share voting and investment power with respect to such shares and therefore may be deemed to beneficially own such shares. Except to the extent of their individual proportionate interests as general and limited partners of Brentwood Venture Partners, L.P., each of Messrs. Pennington and Warren disclaims beneficial ownership of such shares.

 (9) Includes 22,400 shares subject to options exercisable within 60 days after March 15, 1996 and 9,600 shares subject to options which will immediately vest upon consummation of the Merger Transactions.

(10) According to the Schedule 13G filed by Heartland Advisors, Inc., a registered investment advisor ("Heartland"). Heartland has sole disposition power with respect to all 1,267,300 shares and sole voting power with respect to 1,205,000 shares. All of the 1,267,300 shares are held in investment advisory accounts of Heartland and, accordingly, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares.

(11) Mr. Baier is Director-Securities of The Northwestern Mutual Life Insurance Company ("Northwestern"). Northwestern owns 741,029 shares. Mr. Baier has shared voting and investment power with respect to the shares owned by Northwestern and therefore he may be deemed to beneficially own Northwestern's shares. However, Mr. Baier disclaims beneficial ownership of these shares.

(12) Includes 344,940 shares subject to options exercisable within 60 days after March 15, 1996 and 131,760 shares subject to options which will immediately vest upon consummation of the Merger Transactions.

(13) Includes 129,322 shares subject to options exercisable within 60 days after March 15, 1996 and 91,480 shares subject to options which will immediately vest upon consummation of the Merger Transactions.

(14) Includes 78,440 shares subject to options exercisable within 60 days after March 15, 1996 and 58,760 shares subject to options which will immediately vest upon consummation of the Merger Transaction.

(15) Includes shares held by Hub Associates ("Hub"). Mr. Hubbard is a general partner of Hub.

(16) Includes 31,290 shares subject to options exercisable within 60 days as of March 15, 1996 and 59,660 shares subject to options which will immediately vest upon consummation of the Merger Transactions.

(17) Includes 24,436 shares subject to options exercisable within 60 days after March 15, 1996 and 68,813 shares subject to options exercisable immediately upon consummation of the Merger Transactions.

(18) Includes 4,000 shares subject to options which will vest immediately upon consummation of the Merger Transactions.

(19) Includes shares which may be deemed to be beneficially owned by Messrs. Baier, Mattson, Pennington and Warren. See Notes (3), (8) and (11).

(20) Includes 777,619 shares subject to options exercisable within 60 days of March 15, 1996 and 535,620 shares subject to options which will immediately vest upon consummation of the Merger Transactions.

                     DESCRIPTION OF TUBOSCOPE CAPITAL STOCK

  The following is a description of the capital stock of Tuboscope as set forth in the Tuboscope Certificate of Incorporation.

REDEEMABLE SERIES A CONVERTIBLE PREFERRED STOCK

  The Tuboscope Certificate of Incorporation authorizes 5,000,000 shares of preferred stock, par value $.01 per share (the "Tuboscope Preferred Stock"), 100,000 shares of which are issued and outstanding, and have been designated as Tuboscope Series A Preferred Stock. The Tuboscope Board of Directors is authorized to issue the Tuboscope Preferred Stock in one or more series with such designations, powers, preferences and rights, and qualifications, limitations or restrictions thereof. Subject to the terms of the Tuboscope Series A Preferred Stock and applicable law, the remaining shares of undesignated Tuboscope Preferred Stock may be issued by Tuboscope in one or more series, at any time or from time to time, with such designations, powers, preferences and rights, and qualifications, limitations or restrictions thereof, as the Tuboscope Board of Directors shall determine, all without further action of the stockholders, including holders of the Tuboscope Series A Preferred Stock; provided, however, that holders of the Tuboscope Series A Preferred Stock must consent to any proposed issuance of stock which ranks senior to it in terms of payment of dividends or distributions upon liquidation.

  Dividend Rights. Holders of shares of Tuboscope Series A Preferred Stock are entitled to receive, but only when and as declared by the Tuboscope Board of Directors out of funds legally available therefor, cumulative cash dividends compounded at the annual rate of $7 per share, payable quarterly on March 31, June 30, September 30, and December 31, in each year. In the event that full cumulative dividends on the Tuboscope Series A Preferred Stock have not been declared and paid or set apart for payment, Tuboscope may not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or retirement of, the Tuboscope Common Stock or any other stock of Tuboscope ranking as to dividends or distributions of assets on liquidation, dissolution or winding up of Tuboscope junior to the Tuboscope Series A Preferred Stock (other than, in the case of dividends or distributions, dividends or distributions paid in shares of Tuboscope Common Stock or such other junior ranking stock), until full cumulative dividends on the Tuboscope Series A Preferred Stock are declared and paid or set apart for payment.

  Conversion Rights. The shares of Tuboscope Series A Preferred Stock are convertible into Tuboscope Common Stock at any time prior to the second business day before any date fixed for redemption at an initial conversion price of $10 per share, with each share of Tuboscope Series A Preferred Stock being taken at $100 for the purpose of such conversion.

  Liquidation Preference. Upon any liquidation, dissolution or winding up of Tuboscope, whether voluntary or involuntary, the holders of the Tuboscope Series A Preferred Stock shall have the preference and priority of $100 per share plus all dividends accrued and unpaid thereon over the Tuboscope Common

Stock and any other class or series of stock ranking junior to the Tuboscope Series A Preferred Stock upon liquidation, for payment out of the assets of Tuboscope or proceeds thereof available for distribution to shareholders.

  Optional Redemption. The shares of Tuboscope Series A Preferred Stock may be redeemed by Tuboscope at its option, in whole at any time or from time to time in part, upon written notice, at redemption prices, together in each case with accrued and unpaid dividends (if any) to the date fixed for redemption, declining annually by the amount of $1.75 per share from $101.75 per share if redeemed during the twelve-month period beginning October 31, 1995.

  Mandatory Redemption. Subject to restrictions on the ability of Tuboscope to redeem securities as the result of certain restrictions on TVI, Tuboscope must redeem all of the shares of Tuboscope Series A Preferred Stock then outstanding on December 1, 1996, at $100 per share plus accrued and unpaid dividends thereon; provided, however, that Tuboscope may at its option and in lieu thereof, exchange such shares for shares of Tuboscope Common Stock if the Tuboscope Board of Directors determines in good faith that the redemption of such shares for cash would violate any applicable law or would be detrimental to Tuboscope. If so exchanged, the number of shares of Tuboscope Common Stock to be received for each share of Tuboscope Series A Preferred Stock shall be of a value equal to $100 plus any accrued and unpaid dividends divided by the current market price per share of Tuboscope Common Stock.

  Voting Rights. Holders of the Tuboscope Series A Preferred Stock have no voting rights except as set forth hereinafter or as otherwise from time to time may be required by law. Subject to certain restrictions, whenever dividends on the Tuboscope Series A Preferred Stock are in arrears in an amount equal to at least six quarterly dividends, the holders thereof are entitled to elect two directors at the next annual meeting of stockholders of Tuboscope or at any special meeting until all dividends accumulated on the Tuboscope Series A Preferred Stock have been paid in full. In voting on the election of directors, each holder of the Tuboscope Series A Preferred Stock has one vote for each share held. Upon the termination of the right of the holders of the Tuboscope Series A Preferred Stock to elect directors, the term of office of all directors then in office elected by such holders shall terminate immediately.

  The BHI Exchange. Upon consummation of the Merger transactions, all of the outstanding shares of Tuboscope Series A Preferred Stock will be exchanged for shares of Tuboscope Common Stock and BHI Warrants pursuant to the Exchange Agreement. See "The Exchange Agreement." Following the BHI Exchange, 5,000,000 shares of undesignated Tuboscope Preferred Stock will be available for issuance in one or more series, with such designations, powers, preferences and rights, and qualifications, limitations or restrictions thereof, as the Tuboscope Board of Directors shall determine.

TUBOSCOPE COMMON STOCK

  The Tuboscope Certificate of Incorporation authorizes 35,000,000 shares of Tuboscope Common Stock, par value $.01 per share, of which 18,560,075 shares were issued and outstanding as of the Record Date. All issued and outstanding shares of Tuboscope Common Stock are validly issued, fully paid and nonassessable.

  Holders of Tuboscope Common Stock are entitled to such dividends as may be declared from time to time by the Tuboscope Board of Directors out of funds legally available therefore. However, a restrictive convenant contained in TVI's Secured Credit Agreement expressly prohibits Tuboscope from paying dividends on the Tuboscope Common Stock in all circumstances. The terms of the Tuboscope Series A Preferred Stock also restrict Tuboscope's ability to pay dividends. Tuboscope has not paid any dividends on the Tuboscope Common Stock since its inception.

  Holders of Tuboscope Common Stock have no preemptive, redemption, conversion or sinking fund rights. Holders of Tuboscope Common Stock are entitled to one vote per share on all matters submitted to a vote of holders of Tuboscope Common Stock and do not have any cumulative voting rights. In the event of a liquidation, dissolution or winding up of Tuboscope, the holders of Tuboscope Common Stock are entitled to share equally and rateably in the assets of Tuboscope, if any, remaining after the payment of all debts and liabilities of Tuboscope and the liquidation preference of any outstanding Tuboscope Preferred Stock. As of the Record Date, there were approximately 270 holders of record of Tuboscope Common Stock.

DELAWARE GENERAL CORPORATION LAW

  Section 203 of the DGCL provides that, subject to certain exceptions specified therein, a corporation will not engage in any business combination with any "interested stockholder" for a three year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers and shares subject to employee stock purchase plans in which employee participants do not have the right to determine confidentially whether plan shares will be tendered in a tender or exchange offer), or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote at an annual meeting, and not by written consent, of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as specified in Section 203 of the DGCL, an interested stockholder is defined to include (a) any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date and (b) the affiliates and associates of any such person.

  Under certain circumstances, Section 203 of the DGCL may make it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the corporation's certificate of incorporation or stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The Tuboscope Certificate of Incorporation does not exclude Tuboscope from the restrictions imposed under Section 203 of the DGCL.

                       COMPARATIVE RIGHTS OF STOCKHOLDERS

GENERAL

  As a result of the Merger, holders of Drexel Common Stock will become stockholders of Tuboscope and the rights of all such former Drexel stockholders will thereafter be governed by the Tuboscope Certificate of Incorporation, the Tuboscope Bylaws and the DGCL. The rights of the holders of Drexel Common Stock are presently governed by the Memorandum of Association of Drexel (the "Drexel Charter"), the Bye-laws of Drexel (the "Drexel Bye-laws") and the Bermuda Act. The following summary, which does not purport to be a complete statement of the general differences among the rights of the stockholders of Tuboscope and Drexel, sets forth certain differences between the Tuboscope Certificate of Incorporation and the Drexel Charter, the Tuboscope Bylaws and the Drexel Bye-laws and the DGCL and the Bermuda Act. This summary is qualified by reference to the full text of each of such documents, the DGCL and the Bermuda Act. For information as to how such documents may be obtained, see "Available Information."

BERMUDA AND DELAWARE CORPORATE LAW

  The Bermuda Act, under which Drexel was incorporated, differs in certain material respects from the provisions of the DGCL. Set forth below is a summary of certain significant provisions of the Bermuda Act which are materially different from the DGCL. The following statements are summaries, and do not purport to deal with all aspects of Bermuda or Delaware law that may be relevant to Drexel and its stockholders.

 Voting Rights with Respect to Extraordinary Corporate Transactions

  Bermuda. Bermuda law permits amalgamation between two or more Bermuda companies (or between a Bermuda company and one or more Bermuda or foreign companies, provided that a Bermuda company is the surviving corporation) and, subject to any requirement of the bye-laws of any of such companies, generally requires the approval, in the case of the amalgamation of non-affiliated companies, of a majority vote of three-fourths of stockholders of each such company present, in person or by proxy, at a meeting called for the purpose. A 90% vote may be required where such an amalgamation amounts to a scheme under
Section 102 of the Bermuda Act. A majority vote of stockholders is required to increase the authorized capital of a Bermuda company, but unless such increase is required, and subject to any provision of the bye-laws to the contrary, no stockholder approval is required for the issue of shares by an acquiring company in a share-for-share exchange, asset purchase or, subject to the limitations set forth below, other form of reorganization.

  Delaware. Approval of mergers and consolidations and of sales, leases or exchanges of all or substantially all of the property or assets of a company, requires the approval of the holders of a majority of the outstanding shares entitled to vote, except that no vote of stockholders of the company surviving a merger is necessary if: (i) the merger does not amend the certificate of incorporation of the company, (ii) each outstanding share immediately prior to the merger is to be an identical share after the merger, and (iii) either no common stock of the company and no securities or obligations convertible into common stock are to be issued in the merger; or the common stock to be issued in the merger plus that initially issuable on conversion of other securities issued in the merger does not exceed 20% of the common stock of the company immediately before the merger.

 Dissenters' Rights

  Bermuda. Under Bermuda law, a dissenting stockholder of a company participating in certain transactions may, under varying circumstances, receive cash in the amount of the fair market value of his shares (as determined by a court), in lieu of the consideration he would otherwise receive in any such transaction. Bermuda law generally does not condition dissenters' rights to circumstances in which a vote of the stockholders of the surviving company is required. Bermuda law, in general, provides for dissenters' rights in an amalgamation between nonaffiliated companies, a scheme of arrangement, a reconstruction and certain other transactions.

  Delaware. Stockholders are entitled to demand appraisal of their shares in the case of mergers or consolidations, except where (i) they are stockholders of the surviving company and the merger did not require their approval under the DGCL or (ii) the company shares are either listed on a national securities exchange or Nasdaq or held of record by more than 2,000 stockholders. Appraisal rights are available in either (i) or (ii) above, however, if the stockholders are required by the terms of the merger or consolidation to accept any consideration other than (a) stock of the company surviving or resulting from the merger or consolidation, (b) shares of stock of another company which are either listed on a national securities exchange or held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares or (d) any combination of the foregoing. Appraisal rights are not available in the case of a sale, lease, exchange or other disposition by a company of all or substantially all of its property and assets.

 Derivative Suits

  Bermuda. Neither class actions nor derivative actions are available to stockholders under the laws of Bermuda. The Bermuda Act enables a stockholder who complains that the affairs of a company are being or have been conducted in a manner oppressive or prejudicial to some part of the stockholders, including himself, to petition the court, which may, if it is of the opinion that to wind up a company would unfairly prejudice those stockholders, but that otherwise the facts would justify a winding up order on just and equitable grounds, make such order as it thinks fit. The Bermuda Act also provides that a company may be wound up by the court if the court is of the opinion that it is just and equitable to do so. The latter provision is also available to minority stockholders seeking relief from the oppressive conduct of the majority, and the court has wide discretion to make such order as it may think fit. Except as mentioned above, claims against a

Bermuda company by its stockholders must be based on the general laws of contract or tort of Bermuda. A statutory right of action is conferred on subscribers to shares of a Bermuda company against persons (including directors and officers) responsible for the issue of a prospectus in respect of damage suffered by reason of an untrue statement therein, but this confers no right of action against the company itself. In addition, the company itself (as opposed to its stockholders) may take actions against the officers (including directors) of a Bermuda company for breach of their statutory and fiduciary duty to act honestly and in good faith with a view to the best interests of the company.

  Delaware. The plaintiff must have been a stockholder of the company at the time of the transaction of which he complains or his stock thereafter must have devolved upon him by operation of law.

 Special Meetings of Stockholders

  Bermuda. Under Bermuda law, a special meeting of stockholders may be convened by the Board of Directors at anytime and must be convened upon the requisition of stockholders holding not less than one-tenth of the paid-in capital of the company carrying the right to vote at general meetings.

  Delaware. Stockholders generally do not have the right to call meetings of stockholders unless such right is granted in the certificate of incorporation or bylaws. However, if a company fails to hold its annual meeting within a period of 30 days after the date designated therefor, or if no date has been designated for a period of 13 months after its last annual meeting, the Delaware Court of Chancery may order a meeting to be held upon the application of a stockholder. The Tuboscope Bylaws provide that the holders of a majority of the outstanding Tuboscope Common Stock may call special meetings of stockholders. See "--Charter and Bylaw Provisions--Special Meetings of Stockholders."

 Amendments to Charter

  Bermuda. Amendments to the memorandum and bye-laws of a Bermuda company must be submitted to a general meeting of the stockholders and shall be effective only to the extent approved by the stockholders at such meeting.

  Delaware. Amendments to the certificate of incorporation require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon; except that if the certificate of incorporation requires the vote of a greater number or proportion of the directors or of the holders of any class of stock than is required by Delaware law with respect to any matter, the provision of the certificate of incorporation may not be amended, altered or repealed except by such greater vote. The Tuboscope Certificate of Incorporation requires a 66 2/3% vote to amend certain of its provisions. See "--Charter and Bylaw Provisions--Amendments to Charter."

 Tender Offer Statutes

  Bermuda. Bermuda does not currently have a tender offer statute.

  Delaware. Generally, Section 203 of the DGCL prohibits a publicly held Delaware company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to the date of the business combination, the transaction is approved by the board of directors of the company, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interest stockholder, the interested stockholder owns at least 85% of the outstanding voting stock or (iii) on or after such date the business combination is approved by the board and by the affirmative vote of at least 66 2/3% includes mergers, assets sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates an associates, owns (or within three years, did own) 15% or more of the company's voting stock.

 Limitations on Director Liability

  Bermuda. Under Bermuda law, a director must observe the statutory duty of care which requires such director to act honestly and in good faith with a view to the best interests of the company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Bermuda law renders void any provision in the bye-laws or any contract between a company and any such director exempting him from or indemnifying him against any liability in respect of any willful negligence, willful default, fraud or dishonesty of which he may be guilty in relation to the company. The Drexel Bye-laws contain certain provisions limiting the liability of directors as permitted under Bermuda law. See "--Charter and By-law Provisions--Limitation on Director Liability."

  Delaware. Under Delaware law, a company may include in its certificate of incorporation, a provision eliminating or limiting the liability of a director to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) certain acts concerning unlawful payments of dividends or stock purchases or redemptions under Section 174 of the DGCL; or (iv) for any transaction from which a director derived an improper personal benefit. The Tuboscope Certificate and Bylaws contain certain provisions limiting the liability of its directors as permitted under Delaware law. See "--Charter and Bylaw Provisions--Limitations on Director Liability."

 Indemnification of Directors and Officers

  Bermuda. Under Bermuda law, a company is permitted to indemnify its officers and directors, out of the funds of the company, against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor, or in which he is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him by the court. The Drexel Bye-laws contain certain provisions regarding the indemnification of officers and directors. See "-- Charter and Bylaw Provisions--Indemnification of Directors and Officers."

  Delaware. Under Delaware law, a company is permitted to indemnify its officers, directors and certain others against any liability incurred in any civil, criminal, administrative or investigative proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, under Delaware law, to the extent that a director, officer, employee or agent of a company has been successful on the merits or otherwise in defense of any proceeding referred to above or in defense of any claim, issue or matter therein, he must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. The Tuboscope Bylaws contain provisions regarding the indemnification of their officers and directors.

 Inspection of Books and Records; Stockholder Lists

  Bermuda. Bermuda law provides the general public with a right of inspection of a Bermuda company's public documents at the office of the Registrar of Companies in Bermuda, and provides a Bermuda company's stockholders with a right of inspection of such company's bye-laws, minutes of general (stockholder) meetings and audited financial statements. The register of stockholders is also open to inspection by stockholders free of charge and, upon payment of a small fee, by any other person. A Bermuda company is required to maintain its share register in Bermuda but may establish a branch register outside of Bermuda. A Bermuda company is required to keep at its registered office a register of its directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for stockholders to inspect or obtain copies of any other corporate records.

  Delaware. Any stockholder of record, upon written demand under oath stating the purpose thereof, has the right during the company's usual hours for business to inspect for any proper purpose the company's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom.

CHARTER AND BYLAW PROVISIONS

  The Tuboscope Certificate of Incorporation and Bylaws differ in certain material respects from the provisions of the Drexel Charter and Bye-laws. Set forth below is a summary of certain significant material differences between such documents. The following statements are summaries and do not purport to deal with all aspects of such documents that may be relevant to Drexel and its stockholders.

 Limitations on Director Liability

  Drexel. The Drexel Bye-laws provide that each stockholder agrees to waive any claim or right of action he may have, whether individually or by or in the right of Drexel against any director of Drexel on account of any action taken by such director, or the failure of such director to take any action in the performance of his duties with or for Drexel; provided, however, that such waiver shall not apply to any claims or rights of action arising out of the gross negligence, wilful misconduct or fraud of such director or to recover any gain, personal profit or advantage to which such director is not legally entitled.

  Tuboscope. The Tuboscope Certificate of Incorporation limits director liability as described under "--Bermuda and Delaware Law--Limitations on Director Liability."

 Indemnification of Directors and Officers

  Drexel. The Drexel Bye-laws generally provide that the officers and directors of Drexel and their heirs shall be indemnified and held harmless out of the assets and profits of Drexel from and against all actions, costs, charges, losses, damages and expenses which they or their heirs may incur by reason of any act done or omitted in the execution of their duty in their respective offices; provided, that, such indemnity shall not extend to any matter in respect of any willful negligence, willful default, fraud or dishonesty which may attach to any of such persons.

  Tuboscope. The Tuboscope Bylaws generally provide that Tuboscope's officers, directors and certain others will be indemnified by Tuboscope against any liability incurred in any civil, criminal, administrative or investigative proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of Tuboscope, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, to the extent that a director, officer, employee or agent of Tuboscope has been successful on the merits or otherwise in defense of any proceeding referred to above or in defense of any claim, issue or matter therein, he will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

 Amendments to Charter

  Drexel. Neither the Drexel Charter nor the Drexel Bye-laws contain any special provisions regarding amendments to such documents. Consequently, such documents may be amended by a vote of the holders of a majority of the outstanding Drexel Common Stock. See "--Bermuda and Delaware Corporate Law-- Amendments to Charter."

  Tuboscope. The Tuboscope Certificate of Incorporation provides that certain provisions of such certificate may only be amended by a vote of the holders of 66 2/3% of the outstanding Tuboscope Common Stock. Such provisions (i) give the directors the power to determine that a person may not serve as a director of Tuboscope if such director holds a position with another company which the directors judge to be a competitor, (ii) set the number of directors of Tuboscope at not less than one nor more than ten and gives the stockholders of Tuboscope the power to remove a director at any time for cause by a vote of the holders of at least 66 2/3% of the outstanding Tuboscope Common Stock and (iii) expressly deny the right of stockholders to act by written consent. The other provisions of the Tuboscope Certificate of Incorporation may be amended by the holders of a majority of outstanding Tuboscope Common Stock as provided under the DGCL since no other provisions for amendment are made in the certificate. See "--Bermuda and Delaware Corporate Law--Amendments to Charter."

 Special Meetings of Stockholders

  Drexel. The Drexel Bye-laws provide that a special meeting of stockholders may be called by stockholders as provided under the Bermuda Act. The Bermuda Act provides that a special meeting may be called by the holders of 10% of the outstanding shares of a company's voting securities. See "--Bermuda and Delaware Corporation Law--Special Meetings of Stockholders."

  Tuboscope. The Tuboscope Bylaws provide that the holders of a majority of the outstanding Tuboscope Common Stock may call a special meeting of stockholders.

           PROPOSAL TO AMEND TUBOSCOPE'S CERTIFICATE OF INCORPORATION

  The Tuboscope Board of Directors proposes to amend Tuboscope's Certificate of Incorporation to increase the number of authorized shares of Tuboscope Common Stock from 35,000,000 shares to 60,000,000. As of the Record Date, 18,560,075 shares of Tuboscope Common Stock were outstanding and 1,760,119 shares of Tuboscope Common Stock were reserved for issuance under stock option and employee benefit plans. If the Merger Transactions are consummated and the 1996 Equity Participation Plan is adopted, Tuboscope will have outstanding 40,969,180 shares of Tuboscope Common Stock and will have 3,926,031 shares of Tuboscope Common Stock reserved for issuance under stock option and employee benefit plans. As a result, the Company needs to authorize additional Tuboscope Common Stock to issue the appropriate number of shares of Tuboscope Common Stock in the Merger. The Tuboscope Board of Directors believes that the amendment of Tuboscope's Certificate of Incorporation is advantageous to Tuboscope and its stockholders, providing additional authorized shares of Tuboscope Common Stock that could be used from time to time, without further action or authorization by the stockholders (except as may be required by law or by any stock exchange on which Tuboscope securities may then be listed), for corporate purposes which the Tuboscope Board of Directors may deem desirable, including, without limitation, stock splits, stock dividends or other distributions, financings, acquisitions, stock grants, stock options and employee benefit plans. While Tuboscope has no present plans, agreements or commitments for the issuance of additional shares of Tuboscope Common Stock (except as described herein), other than pursuant to its employee benefit plans, upon the exercise of stock options and warrants and the conversion of outstanding debt securities, the Board of Directors believes that the availability of these shares would allow Tuboscope to issue additional shares of Tuboscope Common Stock if market or other conditions indicate that such a course of action is advisable.

  THE PROPOSAL TO AMEND TUBOSCOPE'S CERTIFICATE OF INCORPORATION WILL BE VOTED UPON BY THE STOCKHOLDERS OF TUBOSCOPE SEPARATELY FROM EACH OF THE OTHER MERGER PROPOSALS AND THE ADDITIONAL PROPOSALS. HOWEVER, THE APPROVAL OF EACH OF THE MERGER PROPOSALS IS CONDITIONED UPON APPROVAL OF ALL OF THE MERGER PROPOSALS BY THE STOCKHOLDERS OF TUBOSCOPE. ACCORDINGLY, A VOTE AGAINST THE PROPOSAL TO AMEND TUBOSCOPE'S CERTIFICATE OF INCORPORATION WILL HAVE THE SAME EFFECT AS A VOTE AGAINST ALL OF THE MERGER PROPOSALS.

  THE TUBOSCOPE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TUBOSCOPE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSAL TO AMEND TUBOSCOPE'S CERTIFICATE OF INCORPORATION.

  The foregoing discussion of the amendment to Tuboscope's Certificates of Incorporation constitutes a summary of the proposed amendment to Tuboscope's Certificate of Incorporation. Such summary is qualified by reference to the complete text of such amendment, which is set forth in the form of the Amendment to Tuboscope's Certificate of Incorporation, a copy of which is attached as Appendix E to this Proxy Statement/Prospectus.

                     PROPOSAL TO ELECT TUBOSCOPE DIRECTORS

GENERAL

  Nine directors are to be elected at the Annual Meeting. Absent written instructions to the contrary, proxies representing shares of Tuboscope Common Stock will be voted FOR the election of each of the persons listed below as directors of Tuboscope for a term of one year and until their successors are duly elected and qualified; provided, however, that if the Merger Proposals and the transactions contemplated thereby are approved and the Merger is consummated, the authorized number of directors will be reduced to seven, Martin G. Hubbard, William V. Larkin, Jr., Timothy M. Pennington III, Patrick
T. Seaver, James Shelton and Frederick J. Warren will resign as members of the Tuboscope Board of Directors and, pursuant to the Merger Agreement, Jerome R. Baier, Eric L. Mattson and Martin R. Reid will continue as directors of Tuboscope and L.E. Simmons, John F. Lauletta, J.S. Dickson Leach and an individual to be mutually agreed upon by Tuboscope and Drexel will be appointed to the Tuboscope Board of Directors to hold office until their successors are duly elected and qualified at the next Annual Meeting of Stockholders.

  If any nominee for director should be unable or decline to serve, the authority provided in the proxy to vote for the election of directors will be exercised to vote for a substitute or substitutes. As of the date of this Proxy Statement/Prospectus, management has no knowledge that any of the nominees will be unable or will decline to serve. None of the nominees has any family relationship among themselves or with any executive officer of Tuboscope. The Certificate of Incorporation and Bylaws of Tuboscope contain provisions eliminating or limiting the personal liability of directors for violations of a director's fiduciary duty to the extent permitted by the DGCL.

INFORMATION CONCERNING NOMINEES TO THE TUBOSCOPE BOARD OF DIRECTORS

  Set forth below are the names and descriptions of the backgrounds of the nominees for election as directors of Tuboscope. Each of the Tuboscope's nine nominees for election to the Tuboscope Board of Directors is currently serving as a director of Tuboscope and was elected to his present term of office by the stockholders of Tuboscope. In January 1994, the Board of Directors appointed Eric L. Mattson as a director. Mr. Mattson's appointment in 1994, and his nomination at this Annual Meeting, is pursuant to certain rights granted to BHI in connection with the Company's acquisition of Vetco Services in 1992.

          NAME            AGE        POSITION WITH TUBOSCOPE        DIRECTOR SINCE
          ----            ---        -----------------------        --------------
Martin R. Reid..........   53 Chairman of the Board                      1990
William V. Larkin, Jr. .   42 President and Chief Executive Officer      1993
Jerome R. Baier.........   43 Director                                   1988
Martin G. Hubbard.......   58 Director                                   1988
Eric L. Mattson.........   44 Director                                   1994
Timothy M. Pennington
 III....................   55 Director                                   1988
Patrick T. Seaver.......   45 Director                                   1995
James J. Shelton........   79 Director                                   1988
Frederick J. Warren.....   56 Director                                   1988

  For biographical information with respect to Messrs. Baier, Mattson and Reid, see "Management and Operations After the Merger."

  Martin G. Hubbard was Secretary and Treasurer of the Company from May 1988 to February 1989. Mr. Hubbard is, and has been since January 1987, a general partner in Hub, a private investment firm specializing in leveraged management buyouts. From 1980 to 1990, Mr. Hubbard was also a general partner in Hub Energy Associates, a general partnership formed with Brentwood Associates to investigate and pursue investments in the oil service industry. Mr. Hubbard was President of Kobe Inc., an oil well pump and process equipment subsidiary of Baker Oil Tools a predecessor of BHI, from 1976 to 1980.

  William V. Larkin, Jr. has been President of the Company and TVI since May 1991 and Chief Executive Officer of the Company and TVI since October 1993. Mr. Larkin was Chief Operating Officer of the Company and TVI from May 1991 to October 1993, Senior Vice President-International and Specialty Services of TVI from December 1989 to May 1991 and Senior Vice President of the Company from May 1988 to May 1991. From 1984 to December 1989, Mr. Larkin was Vice President-Specialty Services of TVI.

  Timothy M. Pennington III served as Chairman of the Board of the Company from January 1990 to October 1990 and Chairman of the Board of TVI from June 1988 to October 1990. Mr. Pennington is, and has been since prior to 1984, a partner in various partnerships specializing in leveraged management buyouts and growth oriented venture capital investments sometimes collectively referred to as "Brentwood Associates."

  Patrick T. Seaver is and has been a partner in the law firm of Latham & Watkins, counsel to the Company, since February 1985.

  James J. Shelton has been retired but has been engaged in certain private investment concerns since 1984. Prior to 1981, Mr. Shelton was employed by Baker Oil Tools and at various times during that period served as the Vice President of Corporate Development, an Operating Group President, and as a director of its parent company. Mr. Shelton is also a director of EIP Microwave.

  Frederick J. Warren is, and has been since 1984, a partner in Brentwood Associates. Mr. Warren is also a director of Graphic Controls Corp. and Digital Sound Corp.

VOTE

  Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of the eight nominees named above as directors.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

  The Tuboscope Board of Directors held 11 meetings during the fiscal year ended December 31, 1995. Each director attended at least 75% of the aggregate of the total number of meetings of the Tuboscope Board of Directors held during such period and the total number of meetings held during such period by all committees of the Tuboscope Board of Directors on which that director served.

  The Company has standing Audit, Stock Option and Executive Committees but has not established a Nominating Committee. During fiscal 1995, Messrs. Baier, Mattson, Seaver and Shelton comprised the Audit Committee. The Audit Committee met once during the fiscal year ended December 31, 1995. The Audit Committee's responsibilities include recommending the selection of the Company's independent auditors to the Board of Directors and reviewing the (i) scope and results of the audit engagement with the independent auditors and management,
(ii) adequacy of the Company's internal accounting control procedures, (iii) independence of the independent auditors and (iv) range of audit and non-audit fees charged by the independent auditors. Messrs. Warren, Hubbard and Pennington comprised the Stock Option Committee, which met two times during the fiscal year ended December 31, 1995. The Stock Option Committee is responsible for administration of Tuboscope's stock option plans. Throughout 1995, Messrs. Hubbard, Reid, Pennington and Shelton comprised the Executive Committee. The Executive Committee met once during the fiscal year ended December 31, 1995. The Executive Committee's responsibilities include reviewing and approving the compensation of the Company's directors, officers and employees and performing other related functions upon request of the Board of Directors.

DIRECTOR COMPENSATION AND AUTOMATIC-GRANT STOCK OPTION PLAN

  Each of the directors of the Company who is neither an employee nor otherwise subject to an agreement to provide services to the Company (a "Qualified Director") is entitled to receive $10,000 per year as compensation for membership on the Board of Directors, plus $1,000 for each regular and special meeting of the Board of Directors attended by him. In addition, if a Qualified Director is a member of such committee, he is entitled to receive an attendance fee of $1,000 for each Executive Committee meeting and an attendance fee of $300 for each meeting of the Audit Committee or Stock Option Committee attended by him. In addition, certain directors may be granted options under the terms of the Stock Option Plan for Non-Employee Directors (the "Non-Employee Director Plan").

  Under the terms of the Non-Employee Director Plan, each director of Tuboscope who was not an employee of Tuboscope was automatically granted an initial option to purchase 20,000 shares of Tuboscope Common Stock on March 30, 1992. Each non-employee director who is first appointed or elected to the Board after March 30, 1992 is automatically granted an initial option to purchase 4,000 shares of Tuboscope Common Stock on the date of such appointment or election to the Board. In addition, each non-employee director of the Company is granted automatically options to purchase an additional 4,000 shares on the date of the Annual Meeting of Stockholders each year following the initial grant. All options are granted with an exercise price equal to the fair market value of Tuboscope Common Stock on the date of grant.

  If the Merger is consummated, no options will be granted to the current directors who are resigning as a result of the Merger. In connection with the Merger, certain terms with respect to the exercisability and termination of options granted under the Non-Employee Director Plan were amended. See "The Merger Transactions--Interests of Certain Persons in the Merger--Non-Employee Director Stock Options."

TUBOSCOPE EXECUTIVE OFFICERS

  Set forth below are the names, ages and titles of the executive officers of Tuboscope and TVI. Executive officers serve in the same capacity for both Tuboscope and TVI.

      NAME                      AGE                     POSITION
      ----                      ---                     --------
      Martin R. Reid..........   53 Chairman of the Board
      William V. Larkin, Jr. .   42 President and Chief Executive Officer
      Ronald L. Koons.........   48 Executive Vice President, Chief Financial Officer
                                     and Treasurer
      Gerhard H. Hage.........   61 Senior Vice President--International Operations
      Martin I. Greenberg.....   56 Vice President, Controller, Assistant Treasurer
                                     and Assistant Secretary
      Kenneth L. Nibling......   45 Vice President--Human Resources and
                                     Administration
      James F. Maroney, III...   44 Vice President, Secretary and General Counsel

  For a description of the backgrounds of Messrs. Reid and Larkin, see "Management and Operations After the Merger--Directors After the Merger" and "Proposal to Elect Tuboscope Directors--Information Concerning Nominees of the Tuboscope Board of Directors," respectively. For a description of the backgrounds of Messrs. Hage, Greenberg, Nibling and Maroney, see "Management and Operations After the Merger--Executive Officers After the Merger." The biographical information with respect to Mr. Koons is set forth below.

  Ronald L. Koons has been Executive Vice President of the Company and TVI since October 1993 and Chief Financial Officer and Treasurer of the Company and TVI since November 1991. From August 1988 to November 1991, Mr. Koons served as Vice President and Chief Financial Officer of Eastman Christensen

Co. From June 1987 to August 1988, Mr. Koons was Controller of Eastman Christensen Co. From September 1986 to June 1987, Mr. Koons served as Treasurer of Eastman Christensen Co.

EXECUTIVE COMPENSATION

  Summary Compensation Table. No cash compensation has been paid or is anticipated to be paid to any of the directors of the Company or TVI, or to any officers of the Company, in their capacities as such, except that certain of such persons receive annual compensation for membership on the Board of Directors plus compensation for attending meetings of the Board of Directors or certain committees of the Board of Directors of the Company and TVI. See "-- Director Compensation and Automatic Grant Stock Option Plan." The following table sets forth certain information regarding the annual and long-term compensation for services in all capacities to TVI for the fiscal years ended December 31, 1993, 1994 and 1995, of those persons who were at December 31, 1995 either (i) Chief Executive Officer or (ii) one of the other four most highly compensated executive officers of TVI (the "Named Officers"):


                                                                    LONG TERM
                                  ANNUAL COMPENSATION              COMPENSATION
                        ------------------------------------------ ------------
                                                                    AWARDS OF
                                                                      STOCK           ALL
       NAME AND                                     OTHER ANNUAL     OPTIONS         OTHER
  PRINCIPAL POSITION    YEAR SALARY(1) BONUS(2)    COMPENSATION(3)   (SHARES)   COMPENSATION(4)
  ------------------    ---- --------- --------    --------------- ------------ ---------------
William V. Larkin,
 Jr. .................  1995 $250,000  $100,000        $     0        43,800        $4,415
 President and Chief    1994  242,708   250,000              0        40,000         2,991
  Executive Officer     1993  211,979         0              0        37,500         5,469
Martin R. Reid........  1995 $201,042  $ 40,000        $     0        38,200        $2,671
 Chairman of the Board  1994  227,083   168,750         46,503        35,000         2,250
                        1993  275,000         0         49,840        57,500         6,338
Gerhard H. Hage.......  1995 $200,669  $ 10,025        $     0        14,200        $    0
 Senior Vice
  President--           1994  179,504         0              0        13,000             0
  International
   Operations           1993  171,940         0              0        18,750             0
Ronald L. Koons.......  1995 $175,000  $ 52,500        $     0        27,200        $2,468
 Executive Vice
  President,            1994  167,708   131,250              0        25,000         2,406
  Chief Financial
   Officer              1993  150,000   110,000              0        25,000         4,031(4)
James F. Maroney, III.  1995 $125,000  $ 50,000(2)     $     0        10,900        $1,953
 Vice President,
  Secretary and         1994  103,800    50,000              0        10,000         1,476
  General Counsel       1993   97,200         0              0        13,750         2,612

--------
(1) Includes amounts deferred by the Named Officers under Tuboscope's 401(k) Thrift Savings Plan.
(2) Includes a $30,000 special recognition bonus for Mr. Maroney.
(3) Includes living, travel and other expense reimbursement, but only if such payments to the Named Officer exceed the lesser of $50,000 or 10% of the total annual salary and bonus of the Named Officer. For Mr. Reid, the amounts shown include living expense reimbursements of $25,740 in 1994 and $25,200 in 1993 and travel and other expense reimbursements of $20,963 in 1994 and $24,640 in 1993. For Mr. Koons, the amount shown in 1993 represents a required payment under his then current employment contract.
(4) Includes (a) matching contributions by Tuboscope under Tuboscope's 401(k) Thrift Savings Plan in the 1995, 1994 and 1993 amounts of $2,915, $2,991 and $5,469 for Mr. Larkin, $2,177, $2,250 and $6,338 for Mr. Reid, $2,098,
    $2,406 and $4,031 for Mr. Koons and $1,536, $1,476 and $2,612 for Mr.
    Maroney and (ii) matching contributions by Tuboscope under Tuboscope's non-qualified deferred compensation plan in the 1995 amounts of $1,500 for Mr. Larkin, $494 for Mr. Reid, $370 for Mr. Koons and $417 for Mr. Maroney.

  Management Employment Agreements. In July 1993, the Company (and TVI) and Mr. Reid amended and restated his employment agreement (the "Reid Agreement"). The Reid Agreement continues until December 31, 1998, employing Mr. Reid as Chairman of the Board (subject to annual re-election to the Board) and chief executive officer. The Reid Agreement provides that during each year in which Mr. Reid is chief executive officer he shall receive an annual base salary of $275,000. Mr. Reid resigned his position as chief executive officer effective October 1993. For the first year following Mr. Reid's resignation as chief executive (i.e., fiscal 1994) Mr. Reid shall be paid a base salary of $225,000, and for each year thereafter through the term of the Reid Agreement, Mr. Reid shall be paid an annual base salary of $200,000. Mr. Reid is also entitled (i) to participate in the Annual Incentive Program, as outlined in the "Executive Committee Report on Compensation," (ii) once Mr. Reid resigns as chief executive officer, to receive option grants under the Amended and Restated Stock Option Plan for Key Employees of Tuboscope (the "Company Stock Option Plan") in an amount which is proportionate to the number of options granted to the chief executive officer based on the respective salaries of Mr. Reid and the chief executive officer, (iii) to reimbursement of certain living and travel expenses and (iv) to certain payments to offset any untoward tax liabilities resulting from certain provisions of the Reid Agreement. The Reid Agreement also provides that following a termination without cause or by reason of death or disability, Mr. Reid shall be entitled as applicable, to immediate vesting of, and extension of exercise periods for, all of his unvested stock options, and to participation in all benefit plans available to executives of the Company. In addition, in the event of termination without cause, Mr. Reid shall receive severance pay equal to aggregate base salary and annual bonus payable for the remaining term of the Reid Agreement, and following disability or death, Mr. Reid shall receive prorated base salary and annual bonus. In the event of a change of control (as defined in the Reid Agreement) and cessation of Mr. Reid's employment in connection therewith, Mr. Reid shall be entitled to receive two and one-half times the greater of (x) the sum of his annual base salary and annual bonus opportunity in effect upon the change in control or (y) the sum of his annual salary and annual bonus opportunity for any of the three previous years, continued participation in certain insurance and benefit plans for 30 months, ownership of a Company automobile or an allowance in lieu thereof equal to two and one-half times Mr. Reid's car allowance in effect upon the change in control, payment of excise tax on any deemed parachute payments and a gross up amount for any income tax payment due on any of the foregoing benefits. In addition, upon a change of control, all of Mr. Reid's outstanding stock options will vest and will be exercisable until five years from the date of the change of control.

  In connection with the appointment of Mr. Hage as Senior Vice President-International Operations in October 1991, the Company assumed an existing employment agreement with Mr. Hage. Under this agreement, Mr. Hage's annual base salary is approximately $191,000 (the amount is paid in deutschemarks, and thus fluctuates based on current exchange rates), and he is eligible to receive other fringe benefits generally available to executives of TVI and to receive an annual bonus under the Company's Operations Incentive Plan (as described under the "Executive Committee Report on Compensation"). Mr. Hage's employment agreement is for an indefinite period of time and can be terminated (except for cause) only at the end of a quarter upon notice received six months prior to the end of such quarter.

  Other Severance Arrangements. Each of Messrs. Larkin, Koons and Maroney are generally entitled to receive severance pay equal to the greater of six months' base salary ($125,000 for Mr. Larkin, $87,500 for Mr. Koons and $62,500 for Mr. Maroney as of March 1, 1996) or one and one half weeks' base salary for each year of their employment with TVI (or TVI's predecessor) (approximately $108,173 for Mr. Larkin, $20,192 for Mr. Koons and $21,635 for Mr. Maroney as of March 1, 1996). Additionally, a pro rata portion of Messrs. Larkin's, Koons' and Maroney's bonuses and stock options received pursuant to the Company's Stock Option Plan becomes immediately vested and fully exercisable if his employment is terminated under certain circumstances.

  In October 1993, E. Wayne Overman resigned his employment with the Company. In connection therewith, Mr. Overman and the Company entered into a severance agreement pursuant to which the Company agreed: to pay Mr. Overman $120,000 per year until September 1995; to continue certain medical insurance benefits until no later than September 1997 and certain life insurance benefits until no later than 1995; to immediately vest all outstanding options held by Mr. Overman and to extend the exercise date of such options until October 1, 1996; to pay certain club dues until 1995; and to transfer title of his company car to Mr. Overman. Also pursuant to this agreement, Mr. Overman agreed to perform certain consulting duties for additional consideration and agreed to certain terms limiting his ability to compete with the Company for a period of two years following the termination of the agreement.

  Other Change of Control Agreements. All of the executive officers have written arrangements with the Company which provide certain benefits upon a change in control of the Company. Change of control is generally deemed to occur when: (i) a person becomes or enters into a contract to become beneficial owner of 50% or more of the common stock of the Company or TVI, (ii) all or substantially all of the business of the Company or TVI is disposed of pursuant to a merger, consolidation or otherwise (or a contract providing for such disposition is entered into) and the Company or TVI, as applicable, is not the surviving corporation or the stockholders of the applicable company prior to the transaction do not continue to own at least 60% of the surviving corporation, (iii) the Company or TVI is materially or completely liquidated,
(iv) any person purchases stock of the Company or TVI in a tender or exchange offer with the express or implied intent of acquiring control of the Company or TVI, as applicable, or (v) a majority of the board of directors of the Company or TVI is replaced over a two-year period, unless such replacements have been approved by at least of those remaining directors who were directors at the beginning of such two-year period. The Merger Transactions will constitute such a change of control. Immediately upon a change in control, all unvested stock options and other applicable grants of long-term incentives, if any, will vest. In addition, if during the two year period following a change of control, any executive officer (i) is involuntarily terminated other than for cause (as defined therein), death or disability or (ii) voluntarily terminates for good reason (as defined therein), such executive officer will receive severance pay equal to two and one half times the greater of (x) the sum of his or her annual salary then in effect and his or her maximum annual bonus opportunity (as defined) then in effect or (y) the sum of his or her annual salary and his or her maximum annual bonus opportunity for either of the two previous years. Such executive officer will also be provided ownership of a Company automobile or payment of 2 times his or her annual car allowance, life and health insurance benefits and participation (including Company contributions) in the Company's 401(k) Plan for a period of thirty months, outplacement assistance, payment of excise tax on any deemed parachute payments and a gross up amount for any income tax payment due on any additional benefits which may be provided by individual employment agreements.

  Defined Benefit Plan. A German subsidiary of the Company offers a defined benefit plan for its employees. Plan benefits are determined based on years of employment and a pension formula, and are subject to certain national insurance rates. The pension formula provides that payment of the pension benefits will be based on an average of the employee's annual salary for the last three years (the "Average Annual Salary"). That portion of the employee's Average Annual Salary up to the average social security contribution ceiling for the last three years is multiplied by 0.5% and the remaining Average Annual Salary is multiplied by 1.65%. The products of the two calculations are then added together, and the resulting amount is multiplied by the years of employment to determine the plan benefits to be received by the employee. Mr. Hage participates in this plan and, based on retirement at age 65, would receive an annual benefit equal to 76,897 deutschemarks (or $52,081 based on exchange rates as of March 1, 1996). In connection with the Merger Transactions, certain terms with respect to the termination of the options granted to the executive officers have been amended. See "The Merger Transactions--Interests of Certain Persons in the Merger Transactions."

  Option Grants in Last Fiscal Year. The following table sets forth certain information with respect to grants of stock options pursuant to the Company Stock Option Plan during fiscal year 1995 to the Named Officers.

                                     PERCENTAGE                           POTENTIAL
                                      OF TOTAL                       REALIZABLE VALUE AT
                                      OPTIONS   EXERCISE               ASSUMED ANNUAL
                                     GRANTED TO OR BASE             RATES OF STOCK PRICE
                           OPTIONS   EMPLOYEES   PRICE                  APPRECIATION
                           GRANTED   IN FISCAL    PER    EXPIRATION    FOR OPTION TERM
NAME                     (SHARES)(1)    YEAR     SHARE      DATE        5%        10%
----                     ----------- ---------- -------- ----------     --        ---
William V. Larkin, Jr...   43,600       20.1     $6.25    01/02/05  $  171,374 $  434,295
Martin R. Reid..........   38,200       17.6      6.25    01/02/05     150,149    380,506
Ronald L. Koons.........   27,200       12.5      6.25    01/02/05     106,912    270,936
Gerhard H. Hage.........   14,200        6.5      6.25    01/02/05      55,814    141,445
James F. Maroney, III...   10,900        5.0      6.25    01/02/05      42,843    108,574

--------
(1) All options granted become exercisable in five equal annual installments beginning on the date of grant. Under the terms of the Company Stock Option Plan, the Stock Option Committee retains discretion, subject to certain restrictions, to modify the terms of outstanding options and to reprice outstanding options. Options are granted for a term of ten years, subject to earlier termination in certain events. The exercise price is equal to the closing price of the Tuboscope Common Stock on Nasdaq on the date of grant.

  Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Values. The following table sets forth certain information with respect to the unexercised options to purchase shares of Common Stock under the Company Stock Option Plan to the Named Officers and held by them at December 31, 1995. No options were exercised by any of the Named Officers in 1995.

                                                             VALUE OF UNEXERCISED IN-THE-
                                                                         MONEY
                         NUMBER OF UNEXERCISED OPTIONS      OPTIONS AT DECEMBER 31, 1995(1)
                         --------------------------------   ------------------------------------
          NAME            EXERCISABLE      UNEXERCISABLE     EXERCISABLE         UNEXERCISABLE
          ----           --------------   ---------------    -----------         -------------
William V. Larkin, Jr...      104,166           116,836       $  25,125           $    0
Martin R. Reid..........      331,800           144,900               0                0
Ronald L. Koons.........       55,000            82,200               0                0
Gerhard H. Hage.........       22,100            38,850               0                0
James F. Maroney, III...       16,300            29,350               0                0

--------
(1) Based on the closing price of Tuboscope Common Stock on Nasdaq on December 29, 1995, the last trading day of 1995 ($5 11/16).

EXECUTIVE COMMITTEE REPORT ON COMPENSATION

To: The Board of Directors

  The compensation policies of the Company are structured to link the compensation of the executive officers of the Company with enhanced stockholder value. Through the establishment of short- and long-term incentive plans, the Company has aligned the financial interests of the executive officers with those of its stockholders.

 Executive Compensation Philosophy

In designing its compensation programs, the Company follows its belief that compensation should reflect the value created for stockholders while supporting the business strategies and long-range plans of the Company and the markets the Company serves. In doing so, the compensation programs reflect the following themes:

    A compensation program that stresses the Company's financial performance and the executive officers' individual performance.

    A compensation program that strengthens the relationship between pay and performance by providing variable, at-risk compensation that is reflective of current market practices and comparable executive rates and is dependent upon the level of success in meeting specified Company and individual performance goals.

    An annual incentive plan, that supports a performance-oriented environment and which generates a portion of compensation based on the achievement of specific performance goals, with superior performance resulting in total annual compensation above competitive levels.

    A long-term incentive plan that is designed to reward executive officers for long-term strategic management of the Company and the enhancement of stockholder value.

  The Executive Committee (the "Committee") reviews and determines the compensation of the executive officers of the Company with this philosophy on compensation as its basis.

 Executive Compensation Components

  The Company's executive compensation is based on three components, each of which is intended to serve the overall compensation philosophy.

  Base Salary. Base salary is intended to be set at a level competitive with amounts paid to executive officers of companies with a similar business structure, size and marketplace orientation. Competitive market data was most recently provided by an independent executive compensation consultant in 1994. The data provided compared the Company's compensation practices to general industry and to a group of ten comparable companies having similar business structure, size and marketplace orientation. Eight of these ten comparable companies are included in the SCI Upstream Index, the peer index of 76 oil service companies which is used to compare stockholder returns in the performance graph set forth in the Proxy Statement/Prospectus. See "-- Performance Graph." The performance of the comparable companies evaluated was not factored into the comparative analysis performed by the consultant. The Committee believes that the compensation of Tuboscope's executive officers is competitive with the compensation of the executives of the comparable companies evaluated.

  In determining appropriate salary levels, the Committee considers each executive officer's scope of responsibility, experience and performance. An executive officer's scope of responsibility is dependent upon the revenue, number of employees and geographic scope of the operations overseen by such individual. An executive officer's experience is measured not only in terms of seniority but also, and more importantly, in terms of proven leadership capabilities. The Committee evaluates the performance of executive officers based on Company results, using such criteria as the Company's earnings per share, and the achievement of personal goals, using such criteria as amount of new business developed. Of the three criteria considered, the Committee places the greatest emphasis on performance. However, the Committee's review of these criteria is subjective, and the Committee does not attempt to quantify each factor of an executive officer's scope of responsibility, experience and performance.

  Salaries for executive officers are reviewed by the Committee on an annual basis. Increases to base salaries are driven primarily by individual performance. Base salaries allow executives to be rewarded for individual performance based on the Company's evaluation process which encourages the development of executives and sustained levels of contribution to the Company. Base salaries also offer security to executives and allow the Company to attract competent executive talent and maintain a stable management team.

  Mr. Larkin's base salary was not increased in 1995. In determining Mr. Larkin's salary, the Committee considers his individual performance and his long-term contributions to the success of the Company. Similar consideration is given in determining the base salaries of the other executives.

  Annual Management Incentive Compensation. Under the Company's Management Incentive Plan, annual incentive awards are granted upon the achievement by the executive officers of annual financial criteria established by the Committee at the beginning of the fiscal year. External market data is reviewed periodically to determine competitive incentive opportunities for individual executives. The financial measure for the 1995 fiscal year was, and for the 1996 fiscal year will be, growth in earnings per share and is stated in terms of target and maximum goals as determined by the Committee. Under the plan as in effect during 1995 and 1996, each executive officer is entitled to receive a percentage of his salary in the event the Company meets targeted earnings per share, and a higher percentage of his salary if the Company exceeds a higher targeted earnings per share. Under the plan as in effect in 1995, Messrs. Larkin, Reid, Koons and Maroney were entitled to receive 100%, 50%, 75% and 40%, respectively, of their respective salaries if targeted earnings per share were met, and 150%, 75%, 112.5% and 60%, respectively, of their respective salaries if higher targeted earnings per share were exceeded. As the initial targeted earnings per share level was met for 1995, incentive compensation was earned by Messrs. Larkin, Reid, Koons and Maroney as set forth in the Summary Compensation Table above. Under the plan as in effect for 1996, Messrs. Larkin, Reid, Koons and Maroney are entitled to receive 100%, 50%, 75% and 40%, respectively, of their respective salaries if targeted earnings per share are met, and 150%, 75%, 112.5% and 60%, respectively, of their respective salaries if higher targeted earnings per share are exceeded. Bonuses are pro rated if the Company's financial measure falls between the two targeted levels. Targeted earnings are generally based on the previous year's actual earnings per share plus projected increased earnings as a result of reasonably anticipated improvements in operations; the higher targeted earnings are generally based on the foregoing plus more aggressive projections concerning improvements in operations, planned and potential special projects, and expansion of certain of the Company's market segments.

  The Company also has an Operations Incentive Plan, available for general managers and operation managers. Mr. Hage participates in this Plan and is entitled to receive a bonus, equal to a maximum of 50% of his salary in the event the Company's eastern hemisphere operations achieve more than 80% and up to 120% of (i) targeted operating profit margins and (ii) targeted days sales outstanding. Targeted margins must be achieved in order for Mr. Hage to be eligible for a bonus, and approximately 85% of Mr. Hage's bonus is based on margin performance and approximately 15% is based on the days sales outstanding performance (day sales outstanding is a measure of the speed of accounts receivable collection and is thus critical to generation of cash flow). Targeted operating profit margins for the Company's eastern hemisphere operations are determined by the Board and are generally based on prior years actual performance plus projected revenue growth, results from planned special projects and cost containment. Targeted days sales outstanding is similarly determined by the Board and based on prior years actual performance plus projected improvements. As set forth in the Summary Compensation Table above, Mr. Hage received a bonus under a special days sales outstanding incentive plan for the fourth quarter of fiscal year 1995.

  Stock Option Plan. The Company provides a stock option plan that is linked to the long-term performance of the Company. Executive officers are eligible to receive annual grants of non-qualified stock options pursuant to the Amended and Restated Stock Option Plan for Key Employees of Tuboscope Vetco International Corporation. In keeping with the Company's commitment to provide a total compensation package which emphasizes at-risk components of compensation, the awards are intended to retain and motivate executive officers to improve long-term stock market performance.

  Stock options are granted at the fair market value of the underlying Tuboscope Common Stock at the date of grant. Accordingly, stock options have value only if the stock price appreciates from the date of grant. This at-risk component of pay focuses executives on the creation of stockholder value over the long-term and encourages equity ownership in the Company.

  In determining the size of the stock option grant, the Committee's objective is to provide executives with long-term incentive award opportunities that are at a market level. The size of the award, however, can be adjusted based on individual factors and historical award data. Further, the Committee's objective is to deliver a competitive award opportunity based on the initial dollar value of the award granted. Accordingly, the number of shares underlying stock option awards varies from year to year and is dependent on the stock price on the date of grant.

  In 1995, Mr. Larkin received options to purchase 43,600 shares with an exercise price of $6.25 as set forth in the option grants table above. The Committee has determined that the compensation opportunities should remain relatively constant as long as total compensation fairly reflects overall Company and individual achievement. An independent executive compensation consultant previously reviewed the Company's stock option grants to executive officers and determined such grants to be at or below the grant levels of comparable companies. Mr. Larkin now holds options to purchase 221,002 shares of Tuboscope Common Stock. The Committee believes this equity interest provides an appropriate link to the interests of stockholders.

  Rule 162(m). The 1993 Omnibus Budget Reconciliation Act ("OBRA") became law in August 1993. Under the new law, income tax deductions of publicly-traded companies in tax years beginning on or after January 1, 1994 may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises, and non-qualified benefits) for certain executive officers exceeds $1 million (less the amount of any "excess parachute-payments" as defined in Section 280G of the Code) in any one year. Under OBRA, the deduction limit does not apply to payments which qualify as "performance-based." To qualify as "performance-based," compensation payments must be based solely upon the achievement of objective performance goals and made under a plan that is administered by a committee of outside directors. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the compensation committee must certify that the performance goals were achieved before payments can be made.

  The Committee intends to design the Company's compensation to conform with the OBRA legislation and related regulations so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments which qualify as "performance-based." The Company may, however, pay compensation which is not deductible in limited circumstances when sound management of the Company so requires.

  The Committee believes that the performance of the Company should be an important element in determining the compensation of the Company's executive officers and will continue to review salaries of executive officers in light of the Company's performance.

                                          Martin G. Hubbard
                                          William V. Larkin, Jr.
                                          Timothy M. Pennington
                                          Martin R. Reid
                                          James J. Shelton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Executive Committee, which is responsible for the compensation policies of the Company with respect to its executive officers, is comprised of Messrs. Hubbard, Larkin, Pennington, Reid and Shelton. Mr. Reid is the Chairman of the Board and Mr. Larkin is the President and Chief Executive Officer of the Company and TVI. Neither of Messrs. Larkin or Reid participate in compensation decisions concerning himself. Martin G. Hubbard, a general partner of Hub, is a director of the Company and TVI. Hub and TVI were previously parties to an agreement pursuant to which TVI paid Hub certain fees in consideration of Hub providing acquisition and strategic planning services to the Company and TVI. This agreement with Hub was terminated as of December 31, 1992 and there is currently no outstanding balance owed to Hub.

The Company and the general partners of Hub are parties to indemnification agreements which provide that they shall be indemnified by the Company to the fullest extent provided by law for all losses that may be incurred by them in connection with any action, suit or proceeding in which they become involved by reason of their serving as agents of the Company.

PERFORMANCE GRAPH(1)

  The following line graph compares the yearly percentage change in the cumulative total shareowner return on the Common Stock against the cumulative total return of a peer index of 76 oil service companies prepared by Simmons & Company International, an independent third party, and the Nasdaq Composite Stock Index, each for the period from December 31, 1990 to December 31, 1995.

                             [CHART APPEARS HERE]


                   NASDAQ INDEX VALUES


  Dec-90      100
  Jan-91      111   Jan-93      186   Jan-95      202
  Feb-91      121   Feb-93      179   Feb-95      212
  Mar-91      129   Mar-93      185   Mar-95      219
  Apr-91      130   Apr-93      177   Apr-95      226
  May-91      135   May-93      187   May-95      231
  Jun-91      127   Jun-93      188   Jun-95      250
  Jul-91      134   Jul-93      189   Jul-95      268
  Aug-91      141   Aug-93      199   Aug-95      273
  Sep-91      141   Sep-93      204   Sep-95      279
  Oct-91      145   Oct-93      208   Oct-95      277
  Nov-91      140   Nov-93      202   Nov-95      283
  Dec-91      157   Dec-93      208   Dec-95      281
  Jan-92      166   Jan-94      214
  Feb-92      169   Feb-94      212
  Mar-92      162   Mar-94      199
  Apr-92      155   Apr-94      196
  May-92      157   May-94      197
  Jun-92      151   Jun-94      189
  Jul-92      155   Jul-94      193
  Aug-92      151   Aug-94      205
  Sep-92      156   Sep-94      204
  Oct-92      162   Oct-94      208
  Nov-92      175   Nov-94      201
  Dec-92      181   Dec-94      201

    TUBOSCOPE


12/31/90      100
 6/28/91       84
12/31/91       89
 6/30/92       84
12/31/92       76
 6/30/93      110
12/31/93       78
 6/30/94       86
12/30/94       76
 6/30/95       81
12/29/95       72

               SCI UPSTREAM INDEX VALUES


  Dec-90      100
  Jan-91       97   Jan-93       93   Jan-95      131
  Feb-91      116   Feb-93      105   Feb-95      133
  Mar-91      109   Mar-93      116   Mar-95      143
  Apr-91      109   Apr-93      125   Apr-95      156
  May-91      109   May-93      137   May-95      161
  Jun-91       95   Jun-93      135   Jun-95      162
  Jul-91       98   Jul-93      141   Jul-95      162
  Aug-91       99   Aug-93      149   Aug-95      171
  Sep-91       91   Sep-93      150   Sep-95      173
  Oct-91       94   Oct-93      149   Oct-95      166
  Nov-91       86   Nov-93      128   Nov-95      178
  Dec-91       83   Dec-93      126   Dec-95      205
  Jan-92       85   Jan-94      134
  Feb-92       86   Feb-94      134
  Mar-92       78   Mar-94      128
  Apr-92       82   Apr-94      134
  May-92       89   May-94      143
  Jun-92       81   Jun-94      142
  Jul-92       82   Jul-94      143
  Aug-92       87   Aug-94      138
  Sep-92       94   Sep-94      144
  Oct-92       93   Oct-94      148
  Nov-92       91   Nov-94      135
  Dec-92       87   Dec-94      133


--------
(1) Assumes $100 invested on December 31, 1990 and all dividends reinvested.

CERTAIN STOCKHOLDER AGREEMENTS

  Registration Rights. The Company, Brentwood, Hub (together with Brentwood, "BA"), the Management Investors (as hereinafter defined), certain institutional and other investors (collectively, the "Other Investors"), and certain other institutional and other investors (the "Institutional Investors") who acquired shares of Tuboscope Common Stock in connection with the initial capitalization of Tuboscope are parties to a stockholders' agreement (the "Stockholders' Agreement"). The Stockholders' Agreement provides for demand registration rights for each of BA and the Other Investors, as a group, and the Institutional Investors, as a group. These demands may be triggered at any time by the written request of holders of at least 25% (with respect to the initial demand registration) or 50% (with respect to any subsequent demand registration) of the shares of Tuboscope Common Stock initially issued to either of such groups which remain privately held by members of such groups. Such registration rights are subject to termination under certain circumstances. The number of demand registrations which may be instituted by each of BA and the Other Investors, as a group, and the Institutional Investors, as a group, may not exceed two by each group. In the case of a demand registration instituted by either group, the Stockholders' Agreement provides piggyback registration rights to the other group, Tuboscope and any of Tuboscope's other current stockholders which allow them to sell all or part of their Tuboscope Common Stock as part of such demand registration under certain circumstances and subject to certain restrictions. In addition, the Stockholders' Agreement provides for certain piggyback registration rights to BA, the Other Investors and the Institutional Investors when Tuboscope proposes to register shares of Tuboscope Common Stock (or securities convertible or exchangeable for Tuboscope Common Stock) under the Securities Act of 1933, as amended (the "Securities Act") for public sale, whether or not for its own account. The Stockholders' Agreement provides that Tuboscope will pay substantially all of the expenses associated with the foregoing registration rights.

  As partial consideration for the acquisition of substantially all of the foreign operations of Baker Hughes Tubular Services, Inc. ("Vetco Services") from BHI, the Company issued to BHI 100,000 shares of Tuboscope Series A Preferred Stock and 1,686,047 shares of Tuboscope Common Stock. In connection therewith, Tuboscope granted to BHI certain demand registration rights which may be triggered with respect to such shares of Tuboscope Common Stock or shares of Tuboscope Common Stock which are issued by Tuboscope upon conversion or exchange of the Tuboscope Series A Preferred Stock (the "BHI Registrable Securities") by the written request of holders of at least 50% of the BHI Registrable Securities who request that at least 25% of the BHI Registrable Securities be registered, provided the expected price to the public is equal to or greater than $8,000,000. Such registration rights are subject to termination under certain circumstances and such holders may not request more than two demand registrations. In addition, BHI received piggyback registration rights which allow it to sell all or part of its shares as part of a proposed registration by Tuboscope under the Securities Act for the public sale of such shares of Tuboscope Common Stock, whether or not for its own account, subject to certain conditions and restrictions. Tuboscope will pay substantially all of the expenses associated with the above-mentioned registration rights. BHI and the Company have agreed to certain modifications of BHI's registration rights. See "The Exchange Agreement--Modification of Registration Rights; Effect of Existing Stockholder Agreement."

  BHI Right of First Refusal. BHI is prohibited from selling or otherwise disposing of (except in privately negotiated transactions) more than an aggregate of 3% of Tuboscope's then outstanding shares of Tuboscope Common Stock during any period of six months or less without first offering Tuboscope the opportunity to repurchase the number of proposed shares to be sold which exceeds 3% of the total outstanding shares. Tuboscope has five business days after its receipt of notice of such proposed sale to elect to repurchase the shares at a price per share equal to the average of the market prices of the Tuboscope Common Stock over a ten-day period. If Tuboscope fails to make such election, then BHI may sell or so dispose of such shares for a period of six months. BHI is also prohibited from selling or otherwise disposing of more than an aggregate of 5% of Tuboscope's then outstanding shares of Tuboscope Common Stock in a privately negotiated transaction or series of transactions without first offering such shares to Tuboscope. Tuboscope has five business days after its receipt of notice of such proposed sale to elect to repurchase either all such shares or any or all of such shares in excess of 500,000 shares for the price and upon the terms specified in the notice.

If Tuboscope fails to make such election, then BHI may sell or so dispose of such shares for a period of 90 days at a price and on terms no more favorable than was specified in the notice.

  BHI Standstill. BHI has agreed that so long as it is the beneficial owner of the shares of Tuboscope Common Stock acquired in connection with the Vetco Services acquisition, it will not (i) acquire, offer to acquire, or agree to acquire any shares of Tuboscope Common Stock (or rights to acquire Tuboscope Common Stock), which would increase its percentage ownership of the outstanding Tuboscope Common Stock to that greater than its percentage ownership immediately following the acquisition, (ii) make or participate in any solicitation of proxies to vote any of Tuboscope's voting securities or (iii) form, join in, or participate in a voting group with respect to any of Tuboscope's voting securities. Notwithstanding the foregoing and subject to the provisions of Tuboscope's Certificate of Incorporation, if, during the term of the standstill, BHI beneficially owns restricted securities issued as part of the Vetco Services acquisition which represent more than 5% of Tuboscope's outstanding Tuboscope Common Stock and BHI derives no greater than $2,000,000 of revenue from its businesses in direct competition with Tuboscope, then, at BHI's request, Tuboscope shall nominate at BHI's direction one person to the Tuboscope Board of Directors. See "Election of Tuboscope Directors--Information Concerning Nominees to the Tuboscope Board of Directors."

CERTAIN TRANSACTIONS

  Brentwood, Hub, Northwestern and certain other persons are parties to the Stockholders' Agreement, pursuant to which they are granted registration rights which are not available to other stockholders of the Company. See "--Certain Stockholder Agreements--Registration Rights." Pursuant to the terms of the Vetco Services acquisition, BHI was also granted certain registration and other rights not generally available to other stockholders. See "--Certain Stockholder Agreements--BHI Right of First Refusal" and "--Certain Stockholder Agreements--BHI Standstill."

  The Company and BHI currently are engaged in discussions relating to various indemnification provisions contained in the agreement governing the sale of Vetco Services by BHI to the Company. Mr. Mattson, a director of the Company and an executive officer of BHI, has advised the Company that a conflict of interest exists and has been excused from discussions by the Board relating to this matter.

  The Company retained Latham & Watkins to perform certain legal services during 1994 and 1995. Patrick T. Seaver, a senior partner at Latham & Watkins, is also a director of the Company.

COMPLIANCE WITH SECURITIES LAWS

  Section 16(a) of the Exchange Act, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Insiders"), to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Insiders are required by regulation of the Commission to furnish the Company with copies of all
Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, during the year ended December 31, 1995, Insiders complied with all applicable Section 16(a) filing requirements, except that Mr. Hage failed to timely file his Form 5 filing reporting his exempt grants of options under the Company's Stock Option Plan, Mr. Hubbard did not timely file his Form 5 filing reporting the gift of Tuboscope Common Stock to a charitable organization and Mr. Greenberg reported a non-exempt purchase of Tuboscope Common Stock by a partnership in which he is a general partner on his Form 5.

             PROPOSAL TO APPROVE THE 1996 EQUITY PARTICIPATION PLAN

  The Tuboscope Board of Directors recommends to its stockholders that they approve the proposal to adopt the 1996 Equity Participation Plan. The affirmative vote of the majority of the shares of Tuboscope Common Stock present at the Annual Meeting either in person or by properly executed proxies and entitled to vote will be required to approve the adoption of the 1996 Equity Participation Plan.

DESCRIPTION OF THE 1996 EQUITY PARTICIPATION PLAN

  In February 1996 the Tuboscope Board of Directors adopted the 1996 Equity Participation Plan. The 1996 Equity Participation Plan succeeds (i) the Company's Amended and Restated Stock Option Plan for Key Employees of Tuboscope Vetco International Corporation (the "Tuboscope Stock Option Plan"), which covered 1,799,000 shares of Tuboscope Common Stock and was adopted by the Tuboscope Board of Directors on December 31, 1989 and approved by the Tuboscope stockholders on January 22, 1990, as amended by the First Amendment thereto adopted by the Tuboscope Board of Directors on September 30, 1990, as amended by the Second Amendment thereto adopted by the Tuboscope Board of Directors and approved by the Tuboscope stockholders on April 30, 1991, as amended by the Third Amendment thereto adopted by the Tuboscope Board of Directors on July 30, 1991, as amended by the Fourth Amendment thereto adopted by the Tuboscope Board of Directors on December 18, 1991 and approved by the Tuboscope stockholders on May 12, 1992, as amended by the Fifth Amendment thereto adopted by the Tuboscope Board of Directors on June 8, 1995 and (ii) the Stock Option Plan for Non-Employee Directors of Tuboscope Vetco International Corporation which covers 200,000 shares of Tuboscope Common Stock and was adopted by the Tuboscope Board of Directors on March 30, 1992, as amended by the Tuboscope Board of Directors on May 11, 1993 (the "Tuboscope Non-Employee Directors Stock Option Plan").

  The principal purposes of the 1996 Equity Participation Plan are to provide incentives for officers, key employees and consultants of the Company and its subsidiaries through granting of options, restricted stock and other awards, thereby stimulating their personal and active interest in the Company's development and financial success, and inducing them to remain in the Company's employ. In addition to grants and awards made to officers, employees and consultants, the 1996 Equity Participation Plan provides for automatic annual grants to non-employee directors of the Company.

  Under the 1996 Equity Participation Plan, not more than 1,200,000 shares of Tuboscope Common Stock (or their equivalent in other equity securities) are authorized for issuance upon exercise of options, stock appreciation rights ("SARs"), and other awards, or upon vesting of restricted or deferred stock awards. Furthermore, the maximum number of shares which may be subject to options, rights or other awards granted under the 1996 Equity Participation Plan to any individual in any calendar year cannot exceed 100,000. As of March 15, 1996, a total of 1,464,824 shares were subject to outstanding stock options held by approximately 37 officers and key employees under the Tuboscope Stock Option Plan, and only 296,133 shares remained available for the grant of new stock options or SARs under the Tuboscope Stock Option Plan. Assuming that the Company's stockholders approve the 1996 Equity Participation Plan, no further grants will be made under the Tuboscope Stock Option Plan. As of March 15, 1996, a total of 186,000 shares were subject to outstanding stock options held by non-employee directors under the Tuboscope Non-Employee Directors Stock Option Plan and no shares remained available for issuance under the Tuboscope Non-Employee Directors Stock Option Plan. On March 15, 1996, the closing price of a share of Tuboscope Common Stock on Nasdaq was $9 7/8.

  The shares available under the 1996 Equity Participation Plan upon exercise of stock options, SARs and other awards, and for issuance as restricted or deferred stock, may be either previously unissued shares or treasury shares, and may be equity securities of the Company other than Tuboscope Common Stock. The 1996 Equity Participation Plan provides for appropriate adjustments in the number and kind of shares subject to the 1996 Equity Participation Plan and to outstanding grants thereunder in the event of a stock split, stock dividend or certain other types of recapitalizations, including restructuring.

  If any portion of a stock option, SAR or other award terminates or lapses unexercised, or is cancelled upon grant of a new option, SAR or other award (which may be at a higher or lower exercise price than the option, SAR or other award so cancelled), the shares which were subject to the unexercised portion of such option, SAR or other award, will continue to be available for issuance under the 1996 Equity Participation Plan.

  The principal features of the 1996 Equity Participation Plan are summarized below, but the summary is qualified by reference to the 1996 Equity Participation Plan itself. Copies of the 1996 Equity Participation Plan will be available at the Annual Meeting and can also be obtained by making written request of the Company's Secretary.

 Administration

  The 1996 Equity Participation Plan is administered by the Compensation Committee or a subcommittee of the Board (for purposes of this section, the "Committee"), consisting of at least two members of the Tuboscope Board of Directors, none of whom is an officer or employee of the Company. The Committee is authorized to select from among the eligible employees and consultants the individuals to whom options, SARs, restricted stock purchase rights and other awards are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof, consistent with the 1996 Equity Participation Plan. The Committee is also authorized to adopt, amend and rescind rules relating to the administration of the 1996 Equity Participation Plan.

 Payment for Shares

  The exercise or purchase price for all options, SARs, restricted stock and other rights to acquire Tuboscope Common Stock, together with any applicable tax required to be withheld, must be paid in full in cash at the time of exercise or purchase or may, with the approval of the Committee, be paid in whole or in part in Tuboscope Common Stock owned by the optionee (or issuable upon exercise of the option) and having a fair market value on the date of exercise equal to the aggregate exercise price of the shares so to be purchased. The Committee may also provide, in the terms of an option or other right, that the purchase price may be payable within thirty days after the date of exercise. The Committee may also authorize other lawful consideration to be applied to the exercise or purchase price of an award. This may also include services rendered, or the difference between the exercise price of presently exercisable options and the fair market value of Tuboscope Common Stock covered by such options on the date of exercise.

 Amendment and Termination

  Amendments to the 1996 Equity Participation Plan to increase the number of shares as to which options, SARs, restricted stock and other awards may be granted (except for adjustments resulting from stock splits and the like) require the approval of the Company's stockholders. In all other respects the 1996 Equity Participation Plan can be amended, modified, suspended or terminated by the Committee or the Tuboscope Board of Directors, unless such action would otherwise require stockholder approval as a matter of applicable law, regulation or rule. Amendments of the 1996 Equity Participation Plan will not, without the consent of the participant, affect such person's rights under an award previously granted, unless the award itself otherwise expressly so provides. No termination date is specified for the 1996 Equity Participation Plan.

 Eligibility

  Options, SARs restricted stock and other awards under the 1996 Equity Participation Plan may be granted to individuals who are then officers or other employees of the Company or any of its present or future subsidiaries and who are determined by the Committee to be key employees. Such awards also may be granted to consultants of the Company selected by the Committee for participation in the 1996 Equity Participation Plan. Non-employee directors of the Company are eligible to receive automatic grants of non-qualified stock options under the 1996 Equity Participation Plan. More than one option, SAR, restricted stock grant or other award may be granted to a plan participant, but the aggregate fair market value (determined at the time of grant) of shares with respect to which an incentive stock option is first exercisable by an optionee (i.e. "vests") during any calendar year cannot exceed $100,000.

 Awards under the 1996 Equity Participation Plan

  The 1996 Equity Participation Plan provides that the Committee may grant or issue stock options, SARs, restricted stock, deferred stock, dividend equivalents, performance awards, stock payments and other stock related benefits, or any combination thereof. Each grant or issuance will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

  Nonqualified stock options ("NQSOs") will provide for the right to purchase Tuboscope Common Stock at a specified price which may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable (in the discretion of the Committee) in one or more installments after the grant date. NQSOs may be granted for any term specified by the Committee.

  Automatic Grants to Non-Employee Directors. During the term of the 1996 Equity Participation Plan, (i) a person who is a non-employee director of Tuboscope as of the effective date of the 1996 Equity Participation Plan automatically shall be granted an option to purchase four thousand (4,000) shares of Tuboscope Common Stock (subject to adjustment in the event of certain corporate changes) on the date of each annual meeting of stockholders at which the non-employee director is reelected to the Tuboscope Board of Directors; and
(ii) a person who is initially elected or appointed to the Tuboscope Board of Directors and is at the time of election or appointment a non-employee director automatically shall be granted (A) an option to purchase four thousand (4,000) shares of Tuboscope Common Stock (subject to adjustment in the event of certain corporate changes) on the date of such initial election or appointment and (B) an option to purchase four thousand (4,000) shares of Tuboscope Common Stock (subject to adjustment in the event of certain corporate changes) on the date of each annual meeting of stockholders after such initial election or appointment at which the non-employee director is reelected to the Tuboscope Board of Directors. Members of the Tuboscope Board of Directors who are employees of the Company who subsequently retire from the Company and remain on the Tuboscope Board of Directors will not receive an initial option grant pursuant to clause (ii)(A) of the preceding sentence, but to the extent that they are otherwise eligible, will receive, after retirement from the Company, options as described in the clause (ii)(B) of the preceding sentence. The price per share of the shares subject to each option granted to non-employee directors shall equal 100% of the fair market value of a share of Tuboscope Common Stock on the date the option was granted.

  Incentive stock options ("ISOs"), if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including exercise prices equal to at least 100% of fair market value of Tuboscope Common Stock on the grant date and a ten year restriction on their term, but may be subsequently modified to disqualify them from treatment as an incentive stock option. Incentive stock options may be granted only to employees.

  Restricted stock may be sold to participants at various prices (but not below par value) and made subject to such restrictions as may be determined by the Committee. Restricted stock, typically, may be repurchased by the Company at the original purchase price if the conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse.

  Deferred stock may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on continued employment or on performance criteria established by the Committee. Like restricted stock, deferred stock may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

  Stock appreciation rights may be granted in connection with stock options or other awards, or separately. SARs granted by the Committee in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of Tuboscope Common Stock over the exercise price of the related option or other awards, but alternatively may be based upon criteria such as book value. There are no restrictions specified in the 1996 Equity Participation Plan on the exercise of SARs or the amount of gain realizable therefrom, although they can be imposed by the Committee in the SAR agreements. The Committee may elect to pay SARs in cash or in Tuboscope Common Stock or in a combination of cash and Tuboscope Common Stock.

  Dividend equivalents may be credited to a participant in the 1996 Equity Participation Plan. They represent the value of the dividends per share paid by the Company, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant.

  Performance awards may be granted by the Committee on an individual or group basis. Generally, these awards will be based upon specific agreements and may be paid in cash or in Tuboscope Common Stock or in a combination of cash and Tuboscope Common Stock. Performance awards may include "phantom" stock awards that provide for payments based upon increases in the price of Tuboscope Common Stock over a predetermined period. Performance awards may also include bonuses which may be granted by the Committee on an individual or group basis and which may be payable in cash or in Tuboscope Common Stock or in a combination of cash and Tuboscope Common Stock.

  Stock payments may be authorized by the Committee in the form of shares of Tuboscope Common Stock or an option or other right to purchase Tuboscope Common Stock as part of a deferred compensation arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable to a key employee or consultant in cash.

 Miscellaneous Provisions

  The 1996 Equity Participation Plan specifies that the Company may make loans to 1996 Equity Participation Plan participants to enable them to exercise options, purchase shares or realize the benefits of other awards granted under the 1996 Equity Participation Plan. The terms and conditions of such loans, if any are made, are to be set by the Committee.

  In consideration of the granting of a stock option, SAR, dividend equivalent, performance award, stock payment, or right to receive restricted or deferred stock, the employee or consultant must agree in the written agreement embodying such award to remain in the employ of, or to continue as a consultant for, the Company or a subsidiary of the Company for at least one year after the award is granted (or such shorter period as may be fixed by agreement or by action of the Committee following grant of the award).

  The dates on which options or other awards under the 1996 Equity Participation Plan first become exercisable and on which they expire will be set forth in individual stock options or other agreements setting forth the terms of the awards. Such agreements generally will provide that options and other awards expire upon termination of the optionee's status as an employee, consultant or director, although the Committee may provide that such options continue to be exercisable following a termination without cause, or following a change in control of the Company, or because of the grantee's retirement, death, disability or otherwise. Similarly, restricted stock granted under the 1996 Equity Participation Plan which has not vested generally will be subject to repurchase by the Company in the event of the grantee's termination of employment or consultancy, although the Committee may make exceptions, based on the reason for termination or on other factors, in the terms of an individual restricted stock agreement.

  No option, SAR or other right to acquire Tuboscope Common Stock granted under the 1996 Equity Participation Plan may be assigned or transferred by the grantee, except by will or the laws of intestate succession or pursuant to a qualified domestic relations order (as defined by the Code or Title I to the Employee Retirement Income Security Act of 1994, as amended, or the rules thereunder), although the shares underlying such rights may be transferred if all applicable restrictions have lapsed. During the lifetime of the holder of any option or right, the option or right may be exercised only by the holder.

  The Company requires participants to discharge withholding tax obligations in connection with the exercise of any option or other right granted under the 1996 Equity Participation Plan, or the lapse of restrictions on restricted stock, as a condition to the issuance or delivery of stock or payment of other compensation pursuant thereto. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations related to exercise of options or receipt of other awards, subject to the discretion of the Committee to disapprove such use. In addition, the Committee may grant to employees a cash bonus in the amount of any tax related to awards.

FEDERAL INCOME TAX CONSEQUENCES

  The tax consequences of the 1996 Equity Participation Plan under current federal law are summarized in the following discussion which deals with the general tax principles applicable to the 1996 Equity Participation Plan, and is intended for general information only. In addition, the tax consequences described below are subject to the limitation of the 1993 Omnibus Budget Reconciliation Act ("OBRA"), as discussed in further detail below. Alternative minimum tax and state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

  Nonqualified Stock Options. For United States income tax purposes, the recipient of NQSOs granted under the 1996 Equity Participation Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of NQSOs the optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. An optionee's basis for the stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NQSO.

  Incentive Stock Options. There is no taxable income to an employee when an ISO is granted to him or when that option is exercised; however, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an "item of tax preference" for the optionee. Gain realized by an optionee upon sale of stock issued on exercise of an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless the optionee disposes of the shares within two years after the date of grant of the option or within one year of the date the shares were transferred to the optionee. In such event the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent the employee must recognize ordinary income. An ISO exercised more than three months after an optionee's retirement from employment, other than by reason of death or disability, will be taxed as an NQSO, with the optionee deemed to have received income upon such exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

  Stock Appreciation Rights. No taxable income is realized upon the receipt of an SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the recipient realized as ordinary income.

  Restricted Stock and Deferred Stock. An employee to whom restricted or deferred stock is issued will not have taxable income upon issuance and the Company will not then be entitled to a deduction, unless in the case of restricted stock an election is made under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to repurchase by the Company, the employee will realize ordinary income and the Company will be entitled to a deduction in an amount equal to the fair market value of the shares at the date such restrictions lapse, less the purchase price therefor. Similarly, when deferred stock vests and is issued to the employee, the employee will realize ordinary income and the Company will be entitled to a deduction in an amount equal to the fair market value of the shares at the date of issuance. If an election is made under Section 83(b) with respect to restricted stock, the employee will realize ordinary income at the date of issuance equal to the difference between the fair market value of the shares at that date less the purchase price therefor and the Company will be entitled to a deduction in the same amount. The Code does not permit a Section 83(b) election to be made with respect to deferred stock.

  Dividend Equivalents. A recipient of a dividend equivalent award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

  Performance Awards. A participant who has been granted a performance award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or Tuboscope Common Stock, the participant will have ordinary income, and the Company will be entitled to a corresponding deduction.

  Stock Payments. A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will be taxed as if the cash payment has been received, and the Company will have a deduction in the same amount.

  Deferred Compensation. Participants who defer compensation generally will recognize no income, gain or loss for federal income tax purposes when NQSOs are granted in lieu of amounts otherwise payable, and the Company will not be entitled to a deduction at that time. When and to the extent options are exercised, the ordinary rules regarding nonqualified stock options outlined above will apply.

  Effect of 1993 Omnibus Budget Reconciliation Act on the 1996 Equity Participation Plan. Under OBRA, which became law in August 1993, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid in 1996 and thereafter) for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under OBRA, the deduction limit does not apply to certain "performance-based" compensation established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the performance-based exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any particular employee within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e. the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date).

  It is the Company's policy generally to design the Company's compensation programs to conform with the OBRA legislation and related regulations so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments in excess of $1 million which qualify as "performance-based." Accordingly, the Tuboscope Board of Directors is asking stockholders to approve the 1996 Equity Participation Plan in compliance with OBRA requirements. The Company intends to comply with other requirements of the performance-based compensation exclusion under OBRA, including option pricing requirements and requirements governing the administration of the 1996 Equity Participation Plan, so that, upon stockholder approval of the 1996 Equity Participation Plan, the deductibility of compensation paid to top executives thereunder is not expected to be disallowed.

REASONS FOR ADOPTION OF THE 1996 EQUITY PARTICIPATION PLAN

  The Tuboscope Stock Option Plan currently provides that 1,799,000 shares of Tuboscope Common Stock are authorized for issuance. As of March 15, 1996, approximately 296,133 shares remained available for future awards under the Tuboscope Stock Option Plan. Also on that date, options covering approximately 1,463,986 shares were outstanding under the Tuboscope Stock Option Plan, of which approximately 797,984 were exercisable. The Tuboscope Non-Employee Directors Stock Option Plan currently provides that 200,000 shares of Tuboscope Common Stock are authorized for issuance. As of March 15, 1996 no shares remained available for future awards under the Tuboscope Non-Employee Directors Stock Option Plan. Also on that date, options covering approximately 186,000 shares were outstanding under the Tuboscope Non-Employee Directors Stock Option Plan, of which approximately 120,000 were exercisable. The Tuboscope Board of Directors has determined that it is advisable to continue to provide stock-based incentive compensation to the Company's key employees and consultants, thereby continuing to align the interests of such employees and consultants with those of the stockholders, and that awards under the 1996 Equity Participation Plan are an effective means of providing such compensation. In addition, the Tuboscope Board of Directors has determined that it is advisable to provide automatic grants of stock options to non-employee directors of the Company. Therefore, the Tuboscope Board of Directors recommends that the 1996 Equity Participation Plan be adopted, and that 1,200,000 shares of Tuboscope Common Stock be reserved for issuance on exercise of options and other awards thereunder. Assuming that the Company's stockholders approve the 1996 Equity Participation Plan, no further grants will be made under the Tuboscope Stock Option Plan or the Tuboscope Non-Employee Directors Stock Option Plan. The Company currently has no plans or proposals to grant any benefits to officers or directors of the Company under the 1996 Equity Participation Plan other than the automatic grant of stock options to each of the non-employee directors of Tuboscope on the date of their election (or re-election) to the Tuboscope Board of Directors as provided in the 1996 Equity Participation Plan.

  Grants of awards under the 1996 Equity Participation Plan are intended to satisfy the conditions of Rule 16b-3 of the Exchange Act and thereby be generally exempt from the short term profit provisions of Section 16(b) of the Exchange Act. Tuboscope's compliance with the conditions of Rule 16b-3 allows Tuboscope to provide Section 16(b)-exempt awards to its officers and directors, permitting Tuboscope to attract highly qualified officers and directors by offering competitive executive compensation packages.

REQUIRED VOTE FOR APPROVAL AND RECOMMENDATION OF THE BOARD OF DIRECTORS

  The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required to approve the 1996 Equity Participation Plan. Your Board of Directors recommends a vote FOR approval of the 1996 Equity Participation Plan.

                                 LEGAL MATTERS

  The legality of the shares of Tuboscope Common Stock to be issued in connection with the Merger will be passed upon for Tuboscope by Latham & Watkins, Costa Mesa, California, and certain legal matters, including certain United States federal income tax matters, will be passed upon by Baker & Botts, L.L.P., Houston, Texas, special counsel to Tuboscope. Vinson & Elkins L.L.P., Houston, Texas, is acting as counsel for Drexel in connection with certain legal matters, including certain United States federal income tax matters, relating to the Merger and the transactions contemplated thereby.

                                    EXPERTS

  The consolidated financial statements of Tuboscope appearing in Tuboscope's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

  The consolidated financial statements of Drexel as of March 31, 1994 and 1995, and each of the years in the three year period ended March 31, 1995, have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the March 31, 1994 consolidated financial statements of Drexel refers to a change in accounting for income taxes to comply with SFAS No. 109.

                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

  All proposals of stockholders intended to be presented at Tuboscope's 1997 Annual Meeting of Stockholders must be directed to the attention of the Secretary of the Company, at the address of the Company set forth on the first page of this Proxy Statement/Prospectus, by December 25, 1996 if they are to be considered for possible inclusion in the Proxy Statement/Prospectus and form of proxy used in connection with such meeting.

                                 OTHER MATTERS

  As of the date of this Proxy Statement/Prospectus the Board of Directors knows of no other matters which may be presented for consideration at the Annual Meeting. However, if any other matter is presented properly for consideration and action at the Annual Meeting, or any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

                                   D.O.S. LTD

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
Independent Auditors Report................................................  F-2
Consolidated Balance Sheets................................................  F-3
Consolidated Statement of Operations.......................................  F-4
Consolidated Statements of Stockholders' Equity............................  F-5
Consolidated Statements of Cash Flows......................................  F-6
Notes to Consolidated Financial Statements.................................  F-8
Notes to Unaudited Consolidated Financial Statements....................... F-15

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders of
D.O.S. Ltd.:

  We have audited the accompanying consolidated balance sheets of D.O.S. Ltd., a Bermuda Corporation, and subsidiaries as of March 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of D.O.S. Ltd. and subsidiaries as of March 31, 1994 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended March 31, 1995 in conformity with generally accepted accounting principles.

  As discussed in notes 1(g) and 7 to the consolidated financial statements, the Company changed its method of accounting for income taxes as of April 1, 1993 to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.

                                          KMPG Peat Marwick LLP

Fort Worth, Texas
June 16, 1995

                          D.O.S. LTD. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                      MARCH 31,
                                                   ---------------- DECEMBER 31,
                     ASSETS                         1994     1995       1995
                     ------                        -------  ------- ------------
                                                                    (UNAUDITED)
Current assets:
  Cash and cash equivalents......................  $ 2,784  $ 2,039   $  2,063
  Accounts receivable, net of allowance for
   doubtful accounts of $1,229, $1,276 and
   $1,544, respectively (note 2).................   13,124   17,310     31,598
  Inventories, net (note 3)......................   16,062   13,483     23,903
  Prepaid expenses...............................      761      680        867
  Restricted deposits............................      772      137        208
  Deferred income taxes (note 7).................       --    1,357      1,357
                                                   -------  -------   --------
    Total current assets.........................   33,503   35,006     59,996
Property, plant and equipment, net of accumulated
 depreciation (note 4)...........................   12,461   12,350     26,383
Long-term restricted deposits....................       --      316         --
Other assets, net................................      568      512      1,363
Deferred income taxes (note 7)...................       --      722      1,083
Goodwill.........................................       --       --     19,663
                                                   -------  -------   --------
    Total assets.................................  $46,532  $48,906   $108,488
                                                   =======  =======   ========
      LIABILITIES AND STOCKHOLDERS' EQUITY
      ------------------------------------
Current liabilities:
  Bank overdraft.................................  $   326  $   211   $    848
  Note payable (note 2)..........................    1,252      453        690
  Current portion of long term debt (note 2).....      491      744      4,372
  Current portion of capital lease obligations...      271       72         19
  Accounts payable...............................    9,990    6,650     15,649
  Accrued liabilities............................    3,313    4,077      8,244
  Deferred revenue...............................      657      101      1,353
                                                   -------  -------   --------
    Total current liabilities....................   16,300   12,308     31,175
Long-term debt, less current portion (note 2)....      774      818     30,760
Capital lease obligations, less current portion..      187       --         --
Deferred income tax..............................       --       --        700
                                                   -------  -------   --------
    Total liabilities............................   17,261   13,126     62,635
                                                   -------  -------   --------
Stockholders' equity:
  Common stock, $.10 par value, 40,000,000 shares
   authorized; 31,849,253, 32,134,036 and
   35,972,240 shares, issued and outstanding at
   March 31, 1994 and 1995 and December 31, 1995,
   respectively (note 10)........................    3,185    3,213      3,597
  Additional paid in capital.....................   26,626   26,898     32,619
  Cumulative translation adjustment..............      185      551        386
  Retained earnings (deficit)....................     (725)   5,118      9,251
                                                   -------  -------   --------
    Total stockholders' equity...................   29,271   35,780     45,853
Commitments and contingencies (notes 6, 9 and
 10).............................................
                                                   -------  -------   --------
    Total liabilities and stockholders' equity...  $46,532  $48,906   $108,488
                                                   =======  =======   ========

          See accompanying notes to consolidated financial statements.

                          D.O.S. LTD. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)


                                                                FOR THE NINE
                                      FOR THE YEARS ENDED       MONTHS ENDED
                                           MARCH 31,            DECEMBER 31,
                                    -------------------------  ----------------
                                     1993     1994     1995     1994     1995
                                    -------  -------  -------  -------  -------
                                                                 (UNAUDITED)
Revenues:
  Sales...........................  $61,585  $60,879  $71,432  $52,385  $58,037
  Rental and service..............    4,755    6,455    8,435    6,493    9,554
  Other...........................       71       36      306      235       66
                                    -------  -------  -------  -------  -------
    Total Revenue.................   66,411   67,370   80,173   59,113   67,657
                                    -------  -------  -------  -------  -------
Cost of Sales:
  Product cost....................   45,256   48,156   54,512   40,367   41,589
  Rental and service..............    3,594    5,143    5,220    3,893    5,954
  Engineering, research and
   development....................    3,383    3,969    3,807    2,794    2,821
                                    -------  -------  -------  -------  -------
    Total cost of sales...........   52,233   57,268   63,539   47,054   50,364
                                    -------  -------  -------  -------  -------
    Gross margin..................   14,178   10,102   16,634   12,059   17,293
Operating expenses:
  Selling.........................    4,618    6,303    6,580    5,130    4,709
  Administrative..................    7,857    6,912    5,364    4,134    6,012
                                    -------  -------  -------  -------  -------
    Total operating expenses......   12,475   13,215   11,944    9,264   10,721
                                    -------  -------  -------  -------  -------
    Operating profit (loss).......    1,703   (3,113)   4,690    2,795    6,572
Other income and (expenses):
  Loss on joint venture (note 12).   (1,287)      --       --       --       --
  Interest expense, net...........     (432)    (234)    (230)    (174)    (435)
  Goodwill write-off (note 5).....       --   (1,956)      --       --       --
  Other income (expense), net.....       44      188     (143)     (61)     202
                                    -------  -------  -------  -------  -------
Income (loss) before income taxes
 and cumulative effect of change
 in accounting principle..........       28   (5,115)   4,317    2,560    6,339
Income tax benefit (expense) (note
 7)...............................      (53)    (246)   1,526     (895)  (2,206)
                                    -------  -------  -------  -------  -------
Income (loss) before cumulative
 effect of change in accounting
 principle........................      (25)  (5,361)   5,843    1,665    4,133
Cumulative effect at April 1, 1993
 of change in accounting for
 income taxes (note 7)............       --      397       --       --       --
                                    -------  -------  -------  -------  -------
    Net income (loss).............  $   (25) $(4,964) $ 5,843  $ 1,665  $ 4,133
                                    =======  =======  =======  =======  =======

          See accompanying notes to consolidated financial statements.

                          D.O.S. LTD. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                 (IN THOUSANDS)

                                  ADDITIONAL CUMULATIVE  RETAINED      TOTAL
                          COMMON   PAID IN   TRANSLATION EARNINGS  STOCKHOLDERS'
                          STOCK    CAPITAL   ADJUSTMENT  (DEFICIT)    EQUITY
                          ------  ---------- ----------- --------- -------------
Balances at March 31,
 1992...................  $1,000   $ 8,183      $447      $4,264      $13,894
Issuance of common
 stock..................   2,139    17,861        --          --       20,000
Capital contribution....      --       105        --          --          105
Cumulative translation
 adjustment.............      --        --      (231)         --         (231)
Net loss................      --        --        --         (25)         (25)
                          ------   -------      ----      ------      -------
Balances at March 31,
 1993...................   3,139    26,149       216       4,239       33,743
Issuance of common
 stock..................      46       477        --          --          523
Cumulative translation
 adjustment.............      --        --       (31)         --          (31)
Net loss................      --        --        --      (4,964)      (4,964)
                          ------   -------      ----      ------      -------
Balances at March 31,
 1994...................   3,185    26,626       185        (725)      29,271
Issuance of common
 stock..................      28       272        --          --          300
Cumulative translation
 adjustment.............      --        --       366          --          366
Net income..............      --        --        --       5,843        5,843
                          ------   -------      ----      ------      -------
Balances at March 31,
 1995...................   3,213    26,898       551       5,118       35,780
Issuance of common stock
 (unaudited)............     426     6,579        --          --        7,005
Purchase of common stock
 (unaudited)............     (42)     (858)       --          --         (900)
Cumulative translation
 adjustment (unaudited).      --        --      (165)         --         (165)
Net income (unaudited)..      --        --        --       4,133        4,133
                          ------   -------      ----      ------      -------
Balances at December 31,
 1995 (unaudited).......  $3,597   $32,619      $386      $9,251      $45,853
                          ======   =======      ====      ======      =======


          See accompanying notes to consolidated financial statements.

                          D.O.S. LTD. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                               FOR THE NINE
                                    FOR THE YEARS ENDED        MONTHS ENDED
                                         MARCH 31,             DECEMBER 31,
                                  --------------------------  ----------------
                                    1993     1994     1995     1994     1995
                                  --------  -------  -------  -------  -------
                                                                (unaudited)
Cash flows from operating
 activities:
  Net income (loss).............. $    (25) $(4,964) $ 5,843  $ 1,665  $ 4,133
  Adjustments to reconcile net
   income (loss) to net cash
   provided by (used in)
   operating activities:
    Provision for bad debts......      739      888      289      259      268
    Depreciation and
     amortization................    3,011    2,603    3,014    2,213    2,580
    Write-off of goodwill........       --    1,956       --       --       --
    Loss (gain) on sale of
     assets......................      (40)    (236)      27       25        2
    Deferred income taxes........      (75)    (397)  (2,079)     (39)      --
    Changes in assets and
     liabilities, net of
     acquisition:
      Accounts receivable........   (4,799)   1,520   (4,475)  (2,946)  (4,565)
      Inventories................    1,982   (2,379)   2,579    3,400   (5,946)
      Prepaid expenses...........      335     (176)      81      406      345
      Restricted deposits........     (523)    (165)     319      239      245
      Accounts payable...........     (178)   2,289   (3,340)  (4,072)   4,422
      Accrued liabilities........     (547)     712      764     (143)      17
      Reserve for loss on joint
       venture...................      509     (509)      --       --       --
      Deferred revenue...........     (797)    (793)    (556)    (346)   1,252
                                  --------  -------  -------  -------  -------
        Net cash provided by
         (used in) operating
         activities..............     (408)     349    2,466      661    2,753
                                  --------  -------  -------  -------  -------
Cash flows provided by (used in)
 investing activities:
  Additions to property, plant
   and equipment.................   (2,323)  (3,923)  (2,995)  (1,940)  (4,576)
  Proceeds from sale of assets...      115      798      121       30       10
  Additions to other assets......     (120)      (2)      --       (3)    (624)
  Purchase of SOFS, net of cash
   acquired......................       --       --       --       --  (24,827)
                                  --------  -------  -------  -------  -------
        Net cash used in
         investing activities....   (2,328)  (3,127)  (2,874)  (1,914) (30,017)
                                  --------  -------  -------  -------  -------
Cash flows provided by (used in)
 financing activities:
  Bank overdraft.................     (271)    (613)    (115)    (284)     637
  Proceeds from long-term debt
   and note payable..............       91    1,253    1,062      152   30,240
  Repayments of long-term debt,
   capital lease obligations and
   notes payable.................  (13,007)    (527)  (1,650)    (332)  (7,523)
  Proceeds from issuance of
   common stock and capital
   contributions.................   20,105      223       --       --    4,999
  Repurchase of common stock.....       --       --       --       --     (900)
                                  --------  -------  -------  -------  -------
        Net cash provided by
         (used in) financing
         activities..............    6,918      336     (703)    (464)  27,453
                                  --------  -------  -------  -------  -------
Effect of exchange rate changes..    (231)     (327)     366      416     (165)
                                  --------  -------  -------  -------  -------
Net increase (decrease) in cash..    3,951   (2,769)    (745)  (1,301)      24
Cash at beginning of year........    1,602    5,553    2,784    2,784    2,039
                                  --------  -------  -------  -------  -------
Cash at end of year.............. $  5,553  $ 2,784  $ 2,039  $ 1,463  $ 2,063
                                  ========  =======  =======  =======  =======

                          D.O.S. LTD. AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:

  The Company issued $300,000 worth of common stock in 1994 and 1995 to a related party in settlement of an outstanding note payable balance.

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

  Cash paid for interest was approximately $563,000, $258,000 and $285,000 and for the years ended March 31, 1993, 1994 and 1995, respectively.

  Cash paid for income taxes was approximately $454,000, $199,000 and $81,000 for the years ended March 31, 1993, 1994 and 1995, respectively.



          See accompanying notes to consolidated financial statements.

                          D.O.S. LTD. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         MARCH 31, 1993, 1994 AND 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Organization and Operations

  D.O.S. Ltd., a Bermuda Corporation ("the Company") is incorporated under the laws of Bermuda and carries on business as a supplier of equipment and services for the oil and gas industry. The Company is engaged in the manufacture and sale of pressure control equipment (under the trade name of Texas Oil Tools), the manufacture, sale and leasing of solids control equipment (under the trade name The Brandt Company) and the manufacture and sale of coiled tubing units (under the trade name Hydra-Rig). The Company also serves as a sales agent for a company involved in desalination plants for freshwater production.

 (b) Principles of Consolidation and Presentation

  The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries and are prepared in accordance with generally accepted accounting principles. All significant intercompany balances and transactions have been eliminated.

 (c) Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid investments with initial maturities of 90 days or less from the date of purchase to be cash equivalents.

 (d) Restricted Deposits

  Restricted deposits are pledged for security of performance under certain contracts. Additional deposits are restricted for use by the Company's third-party health care administrator to meet various employee medical costs as they are submitted and approved.

 (e) Revenue Recognition

  The Company recognizes revenue from product sales as they are shipped. Rental revenues are recognized on a daily basis according to the agreement with the customer. The Company occasionally receives advance payments from its customers prior to the time that the product is shipped. These amounts are reflected as deferred revenue in the accompanying consolidated financial statements.

 (f) Translation of Foreign Currencies

  The Company maintains its books and records in United States dollars. Assets and liabilities of the Company's foreign subsidiaries are translated to United States dollars at exchange rates in effect at the balance sheet date and income and expenses are translated at an average rate of exchange for the year. Exchange differences arising on translation are taken directly to cumulative translation adjustment in stockholder's equity in the accompanying consolidated balance sheets.

                          D.O.S. LTD. AND SUBSIDIARIES

                         MARCH 31, 1993, 1994 AND 1995

 (g) Income Taxes

  The Company's U.S. subsidiaries file a consolidated U.S. Federal income tax return under the consolidation provisions of the Internal Revenue Code.

  Effective April 1, 1993, the Company adopted the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (Statement 109), on a prospective basis. Statement 109 requires accounting for income taxes on the asset and liability method under which deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to existing differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, a valuation allowance is established to reduce any deferred tax asset in which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized (see note 7).

  Prior to April 1, 1993, the Company provided for income taxes based upon APB Opinion 11.

 (h) Prior-Year Reclassifications

  Certain 1993 and 1994 amounts have been reclassified to conform with the 1995 basis of presentation.

(2) LONG-TERM DEBT AND NOTES PAYABLE

  Long-term obligations as of March 31, 1994 and 1995, consist of the following:

                                                                    1994  1995
                                                                   ------ -----
                                                                       (IN
                                                                    THOUSANDS)
      Unsecured obligations to prior owner of Hydra-Rig, Inc.
       Total future payment as of March 31, 1995 is $550,000,
       which is recorded at its present value, discounted at 10%, and is payable on May 24, 1995............................. $  909 $ 500
      Various installment notes payable secured by assets of U.K.
       and U.S. subsidiaries, interest at varying rates, monthly
       installments over periods ranging from one year to nine
       years......................................................    356 1,062
                                                                   ------ -----
                                                                    1,265 1,562
      Less--current portion.......................................    491   744
                                                                   ------ -----
                                                                   $  774 $ 818
                                                                   ====== =====

  Aggregate maturities of long-term debt are as follows:

      YEAR ENDING MARCH 31,                                       (IN THOUSANDS)
      ---------------------                                       --------------
       1996......................................................     $  744
       1997......................................................        496
       1998......................................................        214
       1999......................................................        108
                                                                      ------
                                                                      $1,562
                                                                      ======

                          D.O.S. LTD. AND SUBSIDIARIES

                         MARCH 31, 1993, 1994 AND 1995

  Notes payable as of March 31, 1994 and 1995, consist of the following:

                                                                     1994  1995
                                                                    ------ ----
                                                                        (IN
                                                                    THOUSANDS)
      Line of credit with a bank (Maximum limit of $700,000),
       secured by certain accounts receivable of the Company, with interest at the bank's prime rate plus 1.5%, matured in
       September 1994.............................................  $  700 $ --
      The remaining note payable consists of a note for the
       purchase of insurance, at an interest rate of 7.43%, due on
       March 17, 1996.............................................     552  453
                                                                    ------ ----
                                                                    $1,252 $453
                                                                    ====== ====

  On September 28, 1994, the Company obtained a $6,000,000 line of credit from a bank. The line of credit bears interest, at the Company's option, either at varying rates based on the prime rate or the LIBOR rate. The agreement also contains certain restrictive debt covenants, and is secured by the inventory and accounts receivable of the Company's U.S. subsidiaries. A portion of these borrowings were used to pay the Company's existing line of credit at origination. There was no outstanding balance on this line of credit at March 31, 1995.

(3) INVENTORIES

  Inventories are stated at the lower of cost (first-in, first-out method) or market (net realizable value). Such costs include raw materials, direct labor and production overhead. Inventories at March 31, 1994 and 1995, consist of the following:

                                                                1994     1995
                                                               -------  -------
                                                               (IN THOUSANDS)
      Component parts and raw materials....................... $ 6,617  $ 7,587
      Work in process.........................................   7,147    2,900
      Finished goods..........................................   2,882    3,541
                                                               -------  -------
                                                                16,646   14,028
      Less: provision for obsolescence........................    (584)    (545)
                                                               -------  -------
                                                               $16,062  $13,483
                                                               =======  =======

(4) PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets. Repairs and maintenance are expended as incurred. The major classes of property, plant and equipment at March 31, 1994 and 1995 are as follows:

                                                               1994      1995
                                                             --------  --------
                                                              (IN THOUSANDS)
      Land.................................................. $  1,478  $  1,490
      Buildings.............................................    5,343     5,471
      Machinery and equipment...............................   13,649    15,606
      Furniture and fixtures................................    2,350     2,838
      Vehicles..............................................    1,001     1,280
      Leasehold improvements................................      194       198
                                                             --------  --------
                                                               24,015    26,883
      Less--accumulated depreciation........................  (11,554)  (14,533)
                                                             --------  --------
                                                             $ 12,461  $ 12,350
                                                             ========  ========

                          D.O.S. LTD. AND SUBSIDIARIES

                         MARCH 31, 1993, 1994 AND 1995

(5) OTHER ASSETS

  Other assets are amortized utilizing the straight-line method and consist of:

                                                                   1994   1995
                                                                  ------  -----
                                                                      (IN
                                                                   THOUSANDS)
      Agreement not to compete................................... $  300  $  --
      Patents....................................................    408    217
      Organizational costs.......................................    258    171
      Investment in joint venture................................    373    264
      Other......................................................     --      8
                                                                  ------  -----
                                                                   1,339    660
      Accumulated amortization...................................   (771)  (148)
                                                                  ------  -----
                                                                  $  568  $ 512
                                                                  ======  =====

  Based upon management's ongoing evaluation of the recoverability of goodwill, all goodwill was written off as of March 31, 1994. This led to a charge of $1,956,000 which is included in other expenses on the accompanying consolidated statement of operations.

(6) OPERATING LEASE OBLIGATIONS

  The Company leases office facilities, office equipment and vehicles under noncancelable operating leases expiring at various times through December 1998. Rent and lease expense for the fiscal years ended March 31, 1993, 1994 and 1995, were $364,000, $312,000 and $164,000, respectively. The following is a schedule of future minimum lease payments for operating leases with initial or remaining terms in excess of one year as of March 31, 1995:

      YEAR ENDED MARCH 31,                                        (IN THOUSANDS)
      --------------------                                        --------------
      1996.......................................................      $l27
      1997.......................................................        10
      1998.......................................................         2
      1999.......................................................        --
      2000.......................................................        --
                                                                       ----
                                                                       $139
                                                                       ====

(7) INCOME TAXES

  As discussed in note 1, the Company adopted Statement 109 as of April 1, 1993. The cumulative effect of this change in accounting for income tax benefits of $397,000 is determined as of April 1, 1993 and is reported separately in the consolidated statement of earnings for the year ended March 31, 1994.

                          D.O.S. LTD. AND SUBSIDIARIES

                         MARCH 31, 1993, 1994 AND 1995

  Income tax expense (benefit) attributable to income from continuing operation consists of:

                                                         (IN THOUSANDS)
                                                    CURRENT DEFERRED   TOTAL
                                                    ------- --------  -------
      Year ended March 31, 1993:
        U.S. Federal...............................  $  (3) $   (75)  $   (78)
        Foreign....................................    131       --       131
        State and local............................     --       --        --
                                                     -----  -------   -------
                                                     $ 128  $   (75)  $    53
                                                     =====  =======   =======
      Year ended March 31, 1994:
        U.S. Federal...............................  $(114)      --   $  (114)
        Foreign....................................    360       --       360
        State and local............................     --       --        --
                                                     -----  -------   -------
                                                     $ 246       --   $   246
                                                     =====  =======   =======
      Year ended March 31, 1995:
        U.S. Federal...............................  $ 128  $(1,832)  $(1,704)
        Foreign....................................    417       --       417
        State and local............................      8     (247)     (239)
                                                     -----  -------   -------
                                                     $ 553  $(2,079)  $(1,526)
                                                     =====  =======   =======

  The domestic and foreign components of income (loss) before income taxes and cumulative effect of change in accounting principle are as follows:

                                                               IN THOUSANDS
                                                            --------------------
                                                            1993    1994   1995
                                                            -----  ------  -----
      Domestic............................................. $(532) (5,764) 3,670
      Foreign..............................................   560     649    647
                                                            -----  ------  -----
                                                            $  28  (5,115) 4,317
                                                            =====  ======  =====

  Income tax expense (benefit) attributable to income from continuing operations was $53, $246 and $(1,526) for the years ended March 31, 1993, 1994 and 1995, respectively, and differed from the amount computed by applying the U.S. federal income tax rate of 34 percent to pretax income from continuing operations as a result of the following:

                                                1993   1994     1995
                                                ----  -------  -------
                                                   (IN THOUSANDS)
Computed "expected" tax expense (benefit)...... $(10) $(1,739) $ 1,468
Increase (reduction) in income taxes resulting
 from:
  Nondeductible travel and entertainment
   expenses....................................   --       28       43
  Increase (decrease) in the beginning-of-the-
   year balance of the valuation allowance for
   deferred tax assets.........................   --    1,057   (3,035)
  Other, net...................................   63      232       (2)
  Write-off of Goodwill........................   --      668       --
                                                ----  -------  -------
                                                $ 53  $   246  $(1,526)
                                                ====  =======  =======

                          D.O.S. LTD. AND SUBSIDIARIES

                         MARCH 31, 1993, 1994 AND 1995

  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at March 31, 1994 and 1995, are presented below:

                                                                  1994    1995
                                                                 ------  ------
                                                                      (IN
                                                                  THOUSANDS)
Deferred tax assets:
  Accounts receivable, principally due to the allowance for
   doubtful accounts............................................ $  192  $  389
  Inventories, principally due to additional costs inventoried for tax purposes pursuant to the Tax Reform Act of 1986 and
   obsolescence reserves........................................    325     274
  Property, plant and equipment, principally due to differences
   in depreciation..............................................     --     277
  Long-term debt, principally due to a non-compete note payable
   that has no basis for tax purposes...........................    336     185
  Accrued expenses..............................................    396     410
  Deferred revenue..............................................    243      37
  Net operating loss carryforwards..............................  1,438     458
  Other.........................................................    105      49
                                                                 ------  ------
  Gross deferred tax assets.....................................  3,035   2,079
  Less valuation allowance...................................... (3,035)     --
                                                                 ------  ------
  Net deferred tax assets....................................... $   --  $2,079
                                                                 ======  ======

  Based on the Company's projected future ability to generate taxable income, management of the Company believes it is more likely than not that all deferred tax assets will be realized or settled, and accordingly, no valuation allowance has been recorded as of March 31, 1995.

  During 1993 deferred income taxes arose from differences in the timing of deductions for financial reporting and income tax purposes, primarily relating to depreciation methods and the accrual for losses of a discontinued joint venture at March 31, 1993.

  In addition, the Company has net operating loss (NOL) carryforwards arising from its U.S. operations of approximately $1,238,000 for federal income tax purposes. These NOL's expire from fiscal year 2000 to 2003 and a portion is restricted due to limitations imposed by U.S. federal income tax regulations. In addition, the Company has alternative minimum tax credit carryforwards of approximately $49,000 which are available to reduce future federal regular income taxes, if any, over an indefinite period.

(8) SUBSIDIARIES

  The details of the wholly-owned subsidiaries are as follows:

      SUBSIDIARY                                                     LOCATION
      ----------                                                  --------------
      Drexel Oilfield Services (s) Pte. Ltd...................... Singapore
      Drexel Oilfield Services, Inc.............................. U.S.A.
      Drexel Equipment (U.K.) Ltd................................ United Kingdom
      Drexel Holdings, Inc....................................... U.S.A.
      The Brandt Company (U.K.) Ltd.............................. United Kingdom
      Drexel Equipment A/S....................................... Norway
      Hydra-Rig, Inc............................................. U.S.A.
      Hydra-Rig Tools............................................ U.S.A.
      M/S. Drexel Oilfield Services (Middle East) W.L.L.......... Dubai
      Drexel Oilfield Services Ltd............................... Bermuda

                          D.O.S. LTD. AND SUBSIDIARIES

                         MARCH 31, 1993, 1994 AND 1995

(9) EMPLOYEE BENEFITS

 (a) Incentive Plans--U.S. Subsidiaries

  The U.S. subsidiaries have defined contribution plans for all employees who have completed specified periods of service up to one year. Contributions to the plans are limited to 20 percent of the first 5 percent contributed by the participant. Additional contribution levels are determined by the Board of Directors. Employee contributions to the plans are permitted, but not required. Company contributions to the plans in the amounts of approximately $63,000, $92,000 and $86,000 were expensed for fiscal year 1993, 1994 and 1995, respectively. In addition, Hydra-Rig, Inc. has incentive plans with certain officers. Expenses incurred under these profit-sharing arrangements were approximately $91,000 and $88,000 for the years ended March 31, 1993 and 1995. No incentives were paid for the year ended March 31, 1994. These expenses are included in general and administrative expense.

 (b) Pension Plan--U.K. Subsidiaries

  Pension coverage for employees of the Company's U.K. subsidiaries is provided through a separate defined benefit plan. Obligations under such plan is systematically provided for by depositing funds with a trustee. The 1993, 1994, and 1995 pension cost for these plans was approximately $105,000, $132,000 and $127,000, respectively. The actuarial present value of accumulated benefits at March 31, 1995 and 1994 was approximately $3,000,000 and $2,350,000, respectively, substantially all of which was vested, compared with net assets available for benefits of approximately $3,375,000 and $2,825,000, respectively.

(10) INCENTIVE STOCK OPTION PLAN

  The Company has an Employee Incentive Stock Option Plan which permits the Board of Directors to grant stock options to key management personnel up to an aggregate of 2,000,000 shares of common stock subject to certain restrictions. The Board of Directors granted stock options in 1993 as follows:

                                     NUMBER OF                   EXERCISE
            YEAR OF GRANT             SHARES                      PRICE
            -------------            ---------                   --------
                1993                    98,918                    $.667
                1993                    85,000                     .75
                1993                 1,240,000                    1.65
                                     ---------                    ----
                                     1,423,918
                                     =========


  Options granted are exercisable annually beginning three years after the date of grant with 33% exercisable beginning in year 4, an additional 33% beginning in year 5 with the balance in the beginning of year 6. The options expire 7 years from the date of grant.

(11) SUBSEQUENT EVENT

  On May 24, 1995 the Company purchased 759,259 shares of common stock of a related party for $1,200,000 which approximated market value.

(12) LOSS ON JOINT VENTURE

  In 1991, the Company entered into a joint venture agreement to utilize a third party's enzyme technology to remediate contaminated soils. As of October 1993, the Company determined the joint venture was not commercially viable and all operations of the joint venture were ceased. Accordingly, the Company wrote off $762,000 in the investment as of March 31, 1993 and provided an additional reserve of $509,000 for costs to be incurred during 1994. No additional expenses exceeding the provided accrual were incurred subsequent to March 31, 1996.

                                  D.O.S. LTD.

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

          FOR THE NINE MONTH PERIODS ENDED DECEMBER 31, 1994 AND 1995

1. ORGANIZATION AND BASIS OF PRESENTATION OF INTERIM CONSOLIDATED FINANCIAL STATEMENTS

  The accompanying unaudited consolidated financial statements of the Company and its wholly-owned subsidiaries have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information in footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to these rules and regulations. The unaudited consolidated financial statements included in this report reflect all the adjustments which the Company considers necessary for a fair presentation of the results of operations of the interim periods covered and for the financial condition of the Company at the date of the interim balance sheet. Results for the interim periods are not necessary indicative of results of the year.

  The financial statements included in this report should be read in conjunction with the audited financial statements and accompanying notes included in the Company's 1995 audited consolidated financial statements. The preparation of the consolidated financial statements and related notes, which have been prepared in conformity with generally accepted accounting principles, requires the use of management estimates.

2. INVENTORY

  At December 31, 1995 inventories consist of the following (in thousands):

      Component parts and raw materials............................... $13,033
      Work in process/finished goods..................................  12,107
      Less: provision for obsolesence.................................  (1,237)
                                                                       -------
                                                                       $23,903
                                                                       =======

                                  D.O.S. LTD.

              FOR THE NINE MONTHS ENDED DECEMBER 31, 1994 AND 1995

3. SIGNIFICANT EVENTS

  On November 16, 1995 the Company acquired all of the outstanding shares of Environmental Procedures, Incorporated including its division SWECO(R) Oilfield Services, Venezuela Well Analysis, Venwell International Inc. ONEA Corporation and Screen Manufacturing Ltd. (collectively referred to as "SOFS") for a total consideration of $38,000,000. SOFS is a leading provider of solids control sales and services for the oilfield with operations in Latin America and the United States. Revenues for the twelve months ended May 31, 1995 were approximately $37,000,000. The transaction will be accounted for under the purchase method of accounting. In connection with this transaction certain significant shareholders of the Company subscribed for an additional $5,000,000 (3,030,303 shares) in equity and the Company amended its bank facility by entering into a new $37,000,000 credit agreement. The new credit agreement provides for a $15,000,000 five year term loan, a $20,000,000 three year term revolver and a $2,000,00 letter of credit facility. Substantially all of the Company's United States assets are pledged to secure this indebtedness. The table below summarizes the transaction:

                                                                         (IN
                                                                      THOUSANDS)
                                                                      ----------
Consideration Paid to Seller
  Issuance of Company Stock (1,146,469 shares).......................  $ 2,006
  Issuance of Promissory Notes.......................................    4,000
  Assumption of Bank Debt
    Refinanced.......................................................    6,500
    Assumed..........................................................      200
  Cash...............................................................   25,294
                                                                       -------
      Total..........................................................  $38,000
                                                                       =======
Funding of Consideration
  Issuance of Company Stock..........................................  $ 2,006
  Issuance of Promissory Notes.......................................    4,000
  New Equity.........................................................    5,000
  Debt Assumption....................................................      200
  Bank Borrowing.....................................................   26,794
                                                                       -------
      Total..........................................................  $38,000
                                                                       =======

  Among other things, the purchase agreement provides for certain Seller indemnification. The Promissory Notes issued to the Sellers provide, under certain circumstances, for the recovery from the Sellers of amounts claimed under the indemnification.

                                  D.O.S. LTD.

              FOR THE NINE MONTHS ENDED DECEMBER 31, 1994 AND 1995

  The following table presents unaudited pro forma results of operations as if the acquisition had occurred at the beginning of each period presented. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisition been made at the beginning of each year presented or of results which may occur in the future. Furthermore, no effect has been given in the pro forma information for operating and synergistic benefits that are expected to be realized through the combination of the entities because precise estimates of such benefits cannot be quantified.

                                                                   NINE MONTHS
                                                                 ENDED DECEMBER
                                                                       31,
                                                                 ---------------
                                                                  1994    1995
                                                                 ------- -------
                                                                 (IN THOUSANDS)
                                                                   (UNAUDITED)
Revenue......................................................... $87,677 $94,714
Operating Profit................................................   4,784  10,979
Income before income taxes......................................   2,964   8,729
Net Income......................................................   1,587   4,990

4. SUBSEQUENT EVENT

  On January 3, 1996, the Company entered into an Agreement and Plan of Merger with Tuboscope Vetco International Corporation ("Tuboscope") whereby all of the outstanding shares of the Company will be exchanged for shares in Tuboscope. The merger is subject to a number of conditions including the approval of Tuboscope shareholders.

                                                                      APPENDIX A


                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION,
                            GROW ACQUISITION LIMITED

                                      AND

                                  D.O.S. LTD.

                          DATED AS OF JANUARY 3, 1996

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
ARTICLE I THE MERGER.....................................................  A-11
  1.1 The Merger; Effective Time of the Merger...........................  A-11
  1.2 Closing ...........................................................  A-11
  1.3 Effects of the Merger..............................................  A-12
  1.4 Liquidation of Surviving Corporation...............................  A-12
ARTICLE II EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
 CORPORATIONS; EXCHANGE OF CERTIFICATES..................................  A-12
  2.1 Effect on Capital Stock............................................  A-12
   (a) Capital Stock of Sub..............................................  A-12
   (b) Cancellation of Parent-Owned Stock................................  A-12
   (c) Exchange Ratio for Company Common Stock...........................  A-12
   (d) Assumption of Stock Options.......................................  A-13
  2.2 Exchange of Certificates...........................................  A-13
   (a) Exchange Agent....................................................  A-13
   (b) Exchange Procedures...............................................  A-13
   (c) Distributions with Respect to Unexchanged Shares..................  A-13
   (d) No Further Ownership Rights in Company Common Stock...............  A-14
   (e) No Fractional Shares..............................................  A-14
   (f) Termination of Exchange Fund......................................  A-14
   (g) No Liability......................................................  A-14
  2.3 Dissenting Shares..................................................  A-15
  2.4 Escrowed Shares....................................................  A-15
ARTICLE III REPRESENTATIONS AND WARRANTIES...............................  A-15
  3.1 Representations and Warranties of the Company......................  A-15
   (a) Organization, Standing and Power..................................  A-15
   (b) Capital Structure.................................................  A-16
   (c) Non-Subsidiaries Equity Investment................................  A-16
   (d) Authority; No Violations; Consents and Approvals..................  A-17
   (e) Financial Statements..............................................  A-18
   (f) Pro Forma Financial Information...................................  A-18
   (g) Information Supplied..............................................  A-19
   (h) Absence of Certain Changes or Events..............................  A-19
   (i) No Undisclosed Material Liabilities...............................  A-19
   (j) Material Contracts; No Defaults...................................  A-20
   (k) Compliance with Applicable Laws...................................  A-21
   (l) Litigation........................................................  A-21
   (m) Taxes.............................................................  A-21
   (n) Pension and Benefit Plans; ERISA..................................  A-23
   (o) Labor Matters.....................................................  A-24
   (p) Intangible Property...............................................  A-25
   (q) Environmental Matters.............................................  A-25
   (r) Opinion of Financial Advisor......................................  A-27
   (s) Vote Required.....................................................  A-27
   (t) Insurance.........................................................  A-27
   (u) Brokers...........................................................  A-27
   (v) Tax Matters.......................................................  A-27
   (w) Title.............................................................  A-27
   (x) Books and Records.................................................  A-27

                                                                            PAGE
                                                                            ----
   (y) Certain Payments...................................................  A-28
   (z) Transactions with Related Parties..................................  A-28
  3.2 Representations and Warranties of Parent and Sub....................  A-28
   (a) Organization, Standing and Power...................................  A-28
   (b) Capital Structure..................................................  A-28
   (c) Non-Subsidiary Equity Investment...................................  A-29
   (d) Authority; No Violations; Consents and Approvals...................  A-29
   (e) SEC Documents......................................................  A-31
   (f) Information Supplied...............................................  A-31
   (g) Absence of Certain Changes or Events...............................  A-31
   (h) No Undisclosed Material Liabilities................................  A-32
   (i) Material Contracts; No Defaults....................................  A-32
   (j) Compliance with Applicable Laws....................................  A-32
   (k) Litigation.........................................................  A-33
   (l) Taxes..............................................................  A-33
   (m) Pension and Benefit Plans; ERISA...................................  A-34
   (n) Labor Matters......................................................  A-35
   (o) Intangible Property................................................  A-36
   (p) Environmental Matters..............................................  A-36
   (q) Opinion of Financial Advisor.......................................  A-37
   (r) Vote Required......................................................  A-37
   (s) Insurance..........................................................  A-37
   (t) Brokers............................................................  A-37
   (u) Tax Matters........................................................  A-37
   (v) Interim Operations of Sub..........................................  A-38
   (w) Title..............................................................  A-38
   (x) Books and Records..................................................  A-38
   (y) Certain Payments...................................................  A-38
   (z) Transactions with Related Parties..................................  A-38
ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS......................  A-38
  4.1 Conduct of Business by the Company Pending the Merger...............  A-38
   (a) Ordinary Course....................................................  A-38
   (b) Dividends; Changes in Stock........................................  A-39
   (c) Issuance of Securities.............................................  A-39
   (d) Governing Documents................................................  A-39
   (e) No Acquisitions....................................................  A-39
   (f) No Dispositions....................................................  A-39
   (g) No Dissolution, Etc................................................  A-39
   (h) Certain Employee Matters...........................................  A-40
   (i) Indebtedness; Leases; Capital Expenditures.........................  A-40
   (j) No Solicitation....................................................  A-40
  4.2 Conduct of Business by Parent Pending the Merger....................  A-41
   (a) Ordinary Course....................................................  A-41
   (b) Dividends; Changes in Stock........................................  A-41
   (c) Issuance of Securities.............................................  A-41
   (d) Governing Documents................................................  A-41
   (e) No Acquisitions....................................................  A-41
   (f) No Dispositions....................................................  A-41
   (g) No Dissolution, Etc................................................  A-42
   (h) Certain Employee Matters...........................................  A-42

                                                                            PAGE
                                                                            ----
   (i) Indebtedness; Leases; Capital Expenditures.........................  A-42
   (j) No Solicitation....................................................  A-42
ARTICLE V ADDITIONAL AGREEMENTS...........................................  A-43
  5.1  Preparation of S-4 and the Proxy Statement.........................  A-43
  5.2  Letter of the Company's Accountants................................  A-43
  5.3  Letter of Parent's Accountants.....................................  A-43
  5.4  Access to Information..............................................  A-43
  5.5  Stockholders Meetings..............................................  A-44
  5.6  Legal Conditions to Merger.........................................  A-44
  5.7  Agreements of Others...............................................  A-44
  5.8  Listing............................................................  A-44
  5.9  Board of Directors and Officers at the Effective Time..............  A-45
  5.10 Stock Options......................................................  A-45
  5.11 Indemnification; Directors' and Officers' Insurance................  A-45
  5.12 Registration Rights................................................  A-46
  5.13 Public Announcements...............................................  A-46
  5.14 Other Actions......................................................  A-47
  5.15 Advice of Changes; SEC Filings.....................................  A-47
  5.16 Reorganization.....................................................  A-47
  5.17 Change of Control..................................................  A-47
  5.18 Certain Tax Agreements.............................................  A-47
  5.19 Formation of Sub...................................................  A-47
ARTICLE VI CONDITIONS PRECEDENT...........................................  A-47
  6.1 Conditions to Each Party's Obligation to Effect the Merger..........  A-47
   (a) Stockholder Approval...............................................  A-47
   (b) Listing............................................................  A-48
   (c) Other Approvals....................................................  A-48
   (d) S-4................................................................  A-48
   (e) No Injunctions or Restraints.......................................  A-48
   (f) Subscription Agreement.............................................  A-48
   (g) Escrow Agreement...................................................  A-48
  6.2 Conditions of Obligations of Parent and Sub.........................  A-48
   (a) Representations and Warranties.....................................  A-48
   (b) Performance of Obligations of the Company..........................  A-48
   (c) Letters from the Company Affiliates................................  A-48
   (d) Tax Opinion........................................................  A-48
   (e) Fairness Opinion...................................................  A-49
  6.3 Conditions of Obligations of the Company............................  A-49
   (a) Representations and Warranties.....................................  A-49
   (b) Performance of Obligations of Parent and Sub.......................  A-49
   (c) Tax Opinion........................................................  A-49
ARTICLE VII TERMINATION AND AMENDMENT.....................................  A-49
  7.1 Termination.........................................................  A-49
  7.2 Effect of Termination...............................................  A-50
  7.3 Amendment...........................................................  A-51
  7.4 Extension; Waiver...................................................  A-51
ARTICLE VIII GENERAL PROVISIONS...........................................  A-52
  8.1 Payment of Expenses.................................................  A-52
  8.2 Nonsurvival of Representations, Warranties and Agreements...........  A-52

                                                                            PAGE
                                                                            ----
  8.3 Notices.............................................................. A-52
  8.4 Interpretation....................................................... A-53
  8.5 Counterparts......................................................... A-53
  8.6 Entire Agreement; No Third Party Beneficiaries....................... A-53
  8.7 Governing Law........................................................ A-53
  8.8 Severability......................................................... A-53
  8.9 Assignment........................................................... A-53

                                  D.O.S. LTD.

                 SCHEDULES TO THE AGREEMENT AND PLAN OF MERGER

 SCHEDULE NO.       DESCRIPTION
 ------------       -----------
 3.1(a)             --Significant Subsidiaries; Jurisdiction of Incorporation
 3.1(b)             --Capital Structure
 3.1(c)             --Authority; No Violations; Consents and Approvals
 3.1(d)             --SEC Documents
 3.1(h)             --No Default
 3.1(i)             --Compliance with Applicable Laws
 3.1(j)(i)(iii)(iv) --Litigation
 3.1(k)             --Taxes
 3.1(l)             --Employee and Employee Compensation Matters
 3.1(m)             --Labor Matters
 3.1(n)(ii)(iii)    --Intangible Property
 3.1(o)(i)(ii)      --Environmental Matters
 3.1(p)
 3.1(q)
 3.1(u)             --Brokers
 3.1(v)             --Tax Certificate
 3.1(w)
 3.1(z)
 4.1(a)             --Conduct of Business
 4.1(b)             --Dividends; Changes in Stock
 4.1(c)             --Issuance of Securities
 4.1(e)             --No Acquisitions
 4.1(f)             --No Dispositions
 4.1(h)             --Certain Employee Matters
 4.1(i)             --Indebtedness; Leases; Capital Expenditures
 5.7
 8.4

                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION

                 SCHEDULES TO THE AGREEMENT AND PLAN OF MERGER

 SCHEDULE NO.    DESCRIPTION
 ------------    -----------
 3.2(a)          --Significant Subsidiaries; Jurisdiction
 3.2(b)          --Capital Structure
 3.2(c)
 3.2(d)
 3.2(g)          --No Undisclosed Material Liabilities
 3.2(i)          --Compliance with Applicable Laws
 3.2(j)          --Litigation
 3.2(k)
 3.2(l)
 3.2(m)(ii)(iii) --Labor Matters
 3.2(n)(i)(ii)   --Intangible Property
 3.2(o)          --Environmental Matters
 3.2(p)
 3.2(t)
 3.2(u)          --Certificate of Parent
 3.2(w)
 3.2(z)
 4.2(a)
 4.2(b)
 4.2(c)
 4.2(e)          --List of Acquisitions
 4.2(f)          --Dispositions, Proposed Dispositions
 4.2(h)
 4.2(i)

                  EXHIBITS TO THE AGREEMENT AND PLAN OF MERGER

 EXHIBIT     DESCRIPTION
 -------     -----------
 Exhibit A   --List of Initial Directors and Officers of Surviving Corporation
 Exhibit B   --Escrow Agreement
 Exhibit C-1 --List of Initial Directors of Parent
 Exhibit C-2 --List of Initial Officers of Parent
 Exhibit D   --Registration Rights Agreement

                           GLOSSARY OF DEFINED TERMS

                                                                      DEFINED
DEFINED TERM                                                         IN SECTION
------------                                                         ----------
Affiliates.......................................................... 5.7
Bermuda Act......................................................... 1.1
CERCLA.............................................................. 3.1(o)(A)
Certificate of Merger............................................... 1.1
Certificates........................................................ 2.2(b)
Charter Amendment................................................... 3.2(c)(i)
Closing............................................................. 1.1
Closing Date........................................................ 1.2
Code................................................................ Recitals
Company............................................................. Preamble
Company Acquisition Proposal........................................ 4.1(j)
Company Benefit Programs............................................ 3.1(l)(i)
Company Common Stock................................................ 2.1(b)
Company Commonly Controlled Entity.................................. 3.1(l)(ii)
Company Financial Statements........................................ 3.1(d)
Company Intangible Property......................................... 3.1(n)
Company Letter...................................................... 3.1(a)
Company Litigation.................................................. 3.1(j)
Company Material Adverse Change..................................... 3.1(a)
Company Material Adverse Effect..................................... 3.1(a)
Company Order....................................................... 3.1(j)
Company Permits..................................................... 3.1(i)
Company Plans....................................................... 3.1(l)(i)
Company Representatives............................................. 4.1(j)
Company's Credit Facility........................................... 5.6
Company Stock Option................................................ 5.10
Company Stock Option Plan........................................... 3.1(b)
Company Voting Debt................................................. 3.1(b)
Company Voting Rights............................................... 3.1(b)
Confidentiality Agreement........................................... 5.4
Constituent Corporations............................................ 1.3(a)
Dissenting Shares................................................... 2.3
Effective Time...................................................... 1.1
Environmental Law................................................... 3.1(o)(A)
ERISA............................................................... 3.1(l)(i)
Escrow Agent........................................................ 2.4
Escrow Agreement.................................................... 2.4
Escrowed Shares..................................................... 2.1(c)
Exchange Act........................................................ 3.1(b)
Exchange Agent...................................................... 2.2(a)
Exchange Fund....................................................... 2.2(a)
GAAP................................................................ 3.1(d)
Governmental Entity................................................. 3.1(c)(iii)
Hazardous Material.................................................. 3.1(o)(B)
HSR Act............................................................. 3.1(c)(iii)
Indemnified Liabilities............................................. 5.11
Indemnified Parties................................................. 5.11
Injunction.......................................................... 6.1(e)

                                                                      DEFINED
DEFINED TERM                                                         IN SECTION
------------                                                         ----------
IRS................................................................. 3.1(k)(ii)
Liquidation......................................................... 1.4
Made Available...................................................... 8.4
Merger.............................................................. Recitals
Non-Escrowed Shares................................................. 2.1(c)
NYSE................................................................ 5.8
OSHA................................................................ 3.1(o)(A)
Parent.............................................................. Preamble
Parent Acquisition Proposal......................................... 4.2(j)
Parent Benefit Programs............................................. 3.2(l)(i)
Parent Common Stock................................................. 2.1(c)
Parent ERISA Affiliate.............................................. 3.2(l)(i)
Parent Intangible Property.......................................... 3.2(n)
Parent Letter....................................................... 3.2(a)
Parent Litigation................................................... 3.2(j)
Parent Material Adverse Change...................................... 3.2(a)
Parent Material Adverse Effect...................................... 3.2(a)
Parent Order........................................................ 3.2(j)
Parent Permits...................................................... 3.2(i)
Parent Plans........................................................ 3.2(l)(i)
Parent Representatives.............................................. 4.2(j)
Parent SEC Documents................................................ 3.2(d)
Parent Share Issuance............................................... 3.2(c)(i)
Parent Voting Debt.................................................. 3.2(b)
Parent's Credit Facility............................................ 5.6
PBGC................................................................ 3.1(l)(ii)
Pro Forma Financial Statements...................................... 3.1(f)
Proxy Statement..................................................... 3.2(c)(iii)
Release............................................................. 3.1(o)(C)
Remedial Action..................................................... 3.1(o)(D)
Returns............................................................. 3.1(k)(i)
S-4................................................................. 3.1(e)
SEC................................................................. 3.1(a)
Shares.............................................................. 2.1(c)
Significant Subsidiary.............................................. 3.1(a)
Stockholder Meetings................................................ 5.5
Stockholders Representative......................................... 2.4
Stock Option Exchange Ratio......................................... 5.10
Sub................................................................. Preamble
Subscription Agreement.............................................. Recitals
Subsidiary.......................................................... 2.1(b)
Surviving Corporation............................................... 1.3(a)
Sweco Entities...................................................... 3.1(d)(iii)
Sweco Options....................................................... 3.1(b)
Taxes............................................................... 3.1(k)
Warrant............................................................. Recitals

                          AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER, dated as of January 3, 1996 (this "Agreement"), among Tuboscope Vetco International Corporation, a Delaware corporation ("Parent"), and Grow Acquisition Limited, a Bermuda corporation to be formed by Parent as a direct wholly owned subsidiary of Parent ("Sub"), and D.O.S. Ltd., a Bermuda corporation (the "Company").

  WHEREAS, the Boards of Directors of Parent and the Company each have determined that it is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interests of their respective stockholders for Sub to merge with and into the Company (the "Merger") upon the terms and subject to the conditions of this Agreement;

  WHEREAS, in accordance with the understanding of Parent and the Company, concurrently herewith: (i) the Company is entering into a Voting Agreement with each of Baker Hughes Incorporated and Brentwood Associates IV, LP and (ii) Parent is entering into a Voting Agreement with each of DOS Partners L.P., Panmell (Holdings), Ltd. and Zink Industries Limited;

  WHEREAS, in accordance with the understanding of Parent and the Company, concurrently herewith SCF-III, L.P., an affiliate of a stockholder of the Company, is entering into a Subscription Agreement with Parent (the "Subscription Agreement") whereby SCF-III, L.P. is agreeing to purchase for an aggregate purchase price of $31,000,000 in connection with the Closing (as defined herein) 4,200,000 shares of Parent Common Stock (as defined herein) and warrants (the "Warrants") to purchase, subject to adjustment under certain circumstances, an aggregate of 2,533,000 shares of Parent Common Stock at an exercise price of $10 per share;

  WHEREAS, for federal income tax purposes, it is intended that the Merger and the Liquidation (as defined herein) shall collectively qualify as a reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

  WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties agree as follows:

                                   ARTICLE I

                                   The Merger

  1.1 The Merger; Effective Time of the Merger. Upon the terms and conditions of this Agreement and in accordance with the Companies Act 1981 of Bermuda, as amended (the "Bermuda Act"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). The Merger shall become effective as of the date indicated in a certificate of amalgamation (the "Certificate of Merger"), prepared and executed in accordance with the relevant provisions of the Bermuda Act, that is filed with the Registrar of Companies pursuant to the Bermuda Act (the "Effective Time"). The filing of the Certificate of Merger shall be made upon, or as soon as practicable after, the closing of the Merger (the "Closing").

  1.2 Closing. The Closing shall take place at 10:00 a.m. on the first business day after satisfaction (or waiver in accordance with this Agreement) of the latest to occur of the conditions (other than deliveries of instruments to be made at Closing) set forth in Article VI (the "Closing Date"), at the offices of Baker & Botts, L.L.P., 910 Louisiana, Houston, Texas 77002 unless another date or place is agreed to in writing by the parties.

  1.3 Effects of the Merger. (a) At the Effective Time: (i) Sub shall be merged with and into the Company, the separate existence of Sub shall cease and the Company shall continue as the surviving corporation (Sub and the Company are sometimes referred to herein as the "Constituent Corporations" and the Company is sometimes referred to herein as the "Surviving Corporation"); (ii) the Memorandum of Association of the Company as in effect immediately prior to the Effective Time shall be the Memorandum of Association of the Surviving Corporation; and (iii) the Bye-laws of the Company as in effect immediately prior to the Effective Time shall be the Bye-laws of the Surviving Corporation.

  (b) The individuals listed on Exhibit A hereto (which Exhibit indicates the address of each such individual) shall, from and after the Effective Time, be the initial directors and officers of the Surviving Corporation and shall serve until their successors have been duly elected or appointed and qualified or until the Liquidation or their earlier death, resignation or removal in accordance with the Surviving Corporation's Memorandum of Association and Bye-laws.

  (c) The Merger shall have such other effects as specified in the Bermuda Act.

  1.4 Liquidation of Surviving Corporation. As soon as practicable after the Effective Time, Parent shall cause the Surviving Corporation to be liquidated into Parent (the "Liquidation") so that the Merger and the Liquidation will be collectively treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

                                   ARTICLE II

                Effect of the Merger on The Capital Stock of the
               Constituent Corporations; Exchange of Certificates

  2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Constituent Corporations or their respective stockholders:

    (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable ordinary share, par value $0.10 per share, of the Surviving Corporation.

    (b) Cancellation of Parent-Owned Stock. Each ordinary share, par value $0.10 per share, of the Company ("Company Common Stock") owned by Parent, Sub or any other wholly owned Subsidiary (as hereinafter defined) of Parent or the Company shall be canceled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered or deliverable in exchange therefor. As used in this Agreement, "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which: (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which are held by such party or any Subsidiary of such party that do not have a majority of the voting interest in such partnership); or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries.

    (c) Exchange Ratio for Company Common Stock. Subject to the provisions of
  Section 2.2(e) hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(b) and Dissenting Shares (as hereinafter defined)) shall be converted into (i) .4372 shares of common stock, par value $0.01 per share, of Parent ("Parent Common Stock") (such shares issuable upon such conversion are referred to herein as the "Non-Escrowed Shares") and (ii) .0273 shares of Parent Common Stock which shall be subject to the provisions of Section 2.4 and the Escrow Agreement (as hereinafter defined) (such shares issuable upon such conversion are referred to herein as the "Escrowed Shares" and together with the Non-Escrowed Shares, the "Shares"). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock and cash in lieu of fractional shares of Parent Common Stock as contemplated by Section 2.2(e), to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest.

    (d) Assumption of Stock Options . Each outstanding Company Stock Option (as defined in Section 5.10) shall be assumed by Parent as provided in
  Section 5.10.

  2.2 Exchange of Certificates

  (a) Exchange Agent. As of the Effective Time, Parent shall deposit with Chemical Shareholder Services Group, Inc. or such other bank or trust company designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the Non-Escrowed Shares (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Non-Escrowed Shares contemplated to be issued pursuant to Section 2.1 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which, immediately prior to the Effective Time, represented outstanding shares of Company Common Stock (the "Certificates"), which holder's shares of Company Common Stock were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.1: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor certificates representing that number of whole shares of Non-Escrowed Shares which such holder has the right to receive pursuant to the provisions of this Article II, certificates representing that number of whole shares of Escrowed Shares which such holder has the right to receive pursuant to the provisions of this Article II to the extent and as of such time as provided in the Escrow Agreement and cash in lieu of fractional Shares as contemplated by Section 2.2(e) and the Escrow Agreement, and the Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the share transfer records of Company, certificates representing the appropriate number of shares of Parent Common Stock may be issued to a transferee if the Certificates representing such Company Common Stock are presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 2.2, each Certificate (other than Certificates representing shares to be canceled in accordance with Section 2.1(b) or Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificates representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section 2.2. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of persons entitled thereto.

  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock declared or made before or after the Effective Time with a record date after the

Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the right to receive shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the holder of such Certificate shall surrender such Certificate and, with respect to Escrowed Shares, until such other time as provided in the Escrow Agreement. Subject to the effect of applicable laws and the provisions of the Escrow Agreement with respect to Escrowed Shares, following surrender of any such Certificate (other than Certificates representing shares to be canceled in accordance with Section 2.1(b) or Dissenting Shares), there shall be paid to the holder thereof, without interest: (i) at the time of such surrender, the amount of any cash payable in lieu of any fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

  (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the share transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

  (e) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article II, and, except as provided in this
Section 2.2(e), no dividend or other distribution, stock split or interest shall relate to any such fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder of Parent. In lieu of any fractional share of Parent Common Stock, each holder of shares of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article II will be paid an amount in cash (without interest) equal to the value of such fraction of a share based upon the closing price of Parent Common Stock on the Nasdaq Stock Market on the date on which the Effective Time shall occur (or if the Parent Common Stock shall not trade on the Nasdaq Stock Market on such date, the first day of that Parent Common Stock shall trade on the Nasdaq Stock Market thereafter). All shares of Company Common Stock held by a record holder shall be aggregated for purposes of computing the number of shares of Parent Common Stock to be issued pursuant to this Section 2.2(e).

  (f) Termination of Exchange Fund. Any portion of the Exchange Fund and any cash in lieu of fractional shares of Parent Common Stock made available to the Exchange Agent that remain undistributed to the former stockholders of the Company on or after the one-hundred eightieth day following the Effective Time shall be delivered to Parent, upon demand, and any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

  (g) No Liability. Neither Parent nor the Company shall be liable to any holder of shares of Company Common Stock or Parent Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash in lieu of fractional shares of Parent Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by holders of any such shares on the day immediately preceding the day on which such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

  2.3 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have properly exercised appraisal rights with respect thereto under the Bermuda Act (the "Dissenting Shares") shall not be converted into or represent the right to receive shares of Parent Common Stock as provided in Section 2.1(c), but the holders of Dissenting Shares shall be entitled to receive such payment of the appraised value of such shares held by them from the Surviving Corporation as shall be determined pursuant to the Bermuda Act; provided, however, that if any such holder shall have failed to perfect or shall withdraw or lose the right to appraisal and payment under the Bermuda Act, each such holder's shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive shares of Parent Common Stock, without any interest thereon, as provided in Section 2.1(c), and upon surrender, in the manner provided in Section 2.2 of the Certificate(s) representing such shares, such shares shall no longer be Dissenting Shares.

  2.4 Escrowed Shares. On the Closing Date, Parent, the Company, a wholly owned Subsidiary of Parent designated by Parent or such other entity designated by Parent and reasonably acceptable to the Company (the "Escrow Agent") and the Stockholders Representative (as hereinafter defined) shall execute and deliver an escrow agreement in the form attached as Exhibit B hereto (the "Escrow Agreement"). The provisions of the Escrow Agreement are hereby incorporated by reference into this Agreement. Promptly after the Effective Time, Parent shall deposit with the Escrow Agent the Escrowed Shares in accordance with this
Article II and the Escrow Agreement. Prior to the Closing Date, holders of a majority of the outstanding shares of Company Common Stock may, by written notice to Parent, designate an individual or entity as the Stockholders Representative for purposes of the Escrow Agreement (the "Stockholders Representative"), which individual or entity need not be a holder of Company Common Stock. If no such Stockholders Representative is so designated prior to the Closing, Parent shall designate an individual or entity to act in such capacity.

                                  ARTICLE III

                         Representations and Warranties

  3.1 Representations and Warranties of the Company. The Company represents and warrants to Parent and Sub as follows:

    (a) Organization, Standing and Power. Each of the Company and its Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Company Material Adverse Effect (as defined below). The Company has heretofore delivered to Parent complete and correct copies of its Memorandum of Association and Bye-laws and the organizational documents of each of its Significant Subsidiaries. All Subsidiaries of the Company, the percentage of the Company's ownership of such Subsidiaries, the identity and percentage ownership of all other persons with equity interests in such Subsidiaries and their respective jurisdictions of incorporation or organization are identified on Schedule 3.1(a) of the letter dated and delivered to Parent on the date hereof (the "Company Letter"), which relates to this Agreement and is designated therein as being the Company Letter. As used in this Agreement: (i) a "Significant Subsidiary" means any Subsidiary of the Company or Parent, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC"); and (ii) a "Company Material Adverse Effect" or "Company Material Adverse Change" shall mean, any effect or change that is, individually or in the aggregate, materially adverse to the business, operations, assets, condition (financial or otherwise) or results of operation of the Company and its Subsidiaries taken as a whole except for general economic changes and changes that may affect the industries of the Company or any of its Subsidiaries generally.

    (b) Capital Structure. As of the date hereof, the authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock. At the close of business on December 1, 1995: 35,892,240 shares of Company Common Stock were issued and outstanding and 1,659,466 shares of Company Common Stock were reserved for issuance pursuant to the Company's 1993 Stock Option Plan and certain stock option agreements (the "Sweco Options") entered into with certain former stockholders of the Sweco Entities (as defined herein) identified on Schedule 3.1(b) of the Company Letter (the Company's 1993 Stock Option Plan and the Sweco Options are collectively referred to as the "Company Stock Option Plans") with an aggregate exercise price of $2,658,591; and (ii) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which the Company stockholders may vote ("Company Voting Debt") were issued or outstanding. All outstanding shares of Company Common Stock have been duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights. Except as set forth on Schedule 3.1(b) of the Company Letter, all outstanding shares of capital stock of the Subsidiaries of the Company are owned by the Company, or a direct or indirect wholly owned Subsidiary of the Company, free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth in this
  Section 3.1(b) and except for changes since December 1, 1995 resulting from the exercise of employee stock options granted pursuant to, or from issuances or purchases under, the Company Stock Option Plans, or as contemplated by this Agreement, there are outstanding: (i) no shares of capital stock, Company Voting Debt or other voting securities of the Company; (ii) no securities of the Company or any Subsidiary of the Company convertible into or exchangeable for shares of capital stock, Company Voting Debt or other voting securities of the Company or any Subsidiary of the Company; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which the Company or any Subsidiary of the Company is a party or by which it is bound in any case obligating the Company or any Subsidiary of the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Company Voting Debt or other voting securities of the Company or of any Subsidiary of the Company, or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth on Schedule 3.1(b) of the Company Letter, there are no stockholder agreements, voting trusts or other similar agreements or understandings to which the Company is a party or by which it is bound. Except as set forth on Schedule 3.1(b) of the Company Letter, there are no restrictions on the Company's ability to vote the stock held by the Company of any of its Subsidiaries. Except as identified on Schedule 3.1(b) of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any agreement granting registration rights to any holders of its securities. To the knowledge of the Company, as of the date of this Agreement, no stockholder of the Company or "group" within the meaning of Section 13(d)3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") will be immediately after the Effective Time the beneficial owner of more than 25% of the then outstanding Parent Common Stock (excluding for such purpose any beneficial ownership attributable to the Warrants).

    (c) Non-Subsidiaries Equity Investment. Schedule 3.1(c) of the Company Letter sets forth the book value of each investment by the Company or any of its Subsidiaries in the voting securities, partnership interests or other equity interests of any corporation, partnership or other entity (other than a Subsidiary of the Company) and the nature and percentage of the Company's or its Subsidiaries' ownership interests in such investment. Except as set forth in Schedule 3.1(c) of the Company Letter, the voting securities, partnership interests or other equity interests of the Company or its Subsidiaries in such investments are owned free and clear of all liens, charges and encumbrances.

    (d) Authority; No Violations; Consents and Approvals.

      (i) The Board of Directors of the Company has approved the Merger and this Agreement, by unanimous vote of the directors, and declared the Merger and this Agreement to be in the best interests of the stockholders of the Company. The Company has all requisite corporate power and authority to enter into this Agreement and, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of the Company in accordance with the Bermuda Act, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of the Company in accordance with the Bermuda Act. This Agreement has been duly executed and delivered by the Company and, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of the Company in accordance with the Bermuda Act, and assuming this Agreement constitutes the valid and binding obligation of Parent and Sub, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

      (ii) Except as set forth on Schedule 3.1(d) of the Company Letter, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Memorandum of Association or Bye-laws of the Company or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, or indenture applicable to the Company or any of its Subsidiaries,
    (iii) any other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.1(d)(iii) are duly and timely obtained or made and the approval of the Merger and this Agreement by the stockholders of the Company has been obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Company Material Adverse Effect, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

      (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, as to which the failure to obtain or make would have a Company Material Adverse Effect, except for: (A) the filing of a premerger notification report by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable waiting period with respect thereto; (B) the approval of the Minister of Finance of Bermuda and the filing of the Certificate of Merger with the Registrar of Companies of Bermuda and the appropriate filings and consents required for the Liquidation under Bermuda law; (C) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws, or environmental laws; and (D) such filings and approvals as may be required by any foreign premerger notification, securities, corporate or other law, rule or regulation.

    (e) Financial Statements. The Company previously has delivered to Parent a true and complete copy of:

      (i) the consolidated balance sheets of the Company and its consolidated Subsidiaries as of March 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years then ended on such dates, together with the notes thereto, in each case audited by and accompanied by the report of KPMG Peat Marwick LLP, independent accountants;

      (ii) the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of October 31, 1995, and the related consolidated statements of operations and cash flows for the seven months then ended;

      (iii) the combined balance sheet of Environmental Procedures, Inc., Venezuela Well Analysis, Venwell International, and Onea Corporation (collectively, the "Sweco Entities") as of May 31, 1995, and the related combined statements of operations, changes in stockholders' equity, and cash flows for the year then ended, together with the notes thereto, audited by and accompanied by the report of Ernst & Young LLP, independent accountants; and

      (iv) the unaudited combined balance sheet of the Sweco Entities as of October 31, 1995, and the related combined statements of operations and cash flows for the five months then ended

  (all the foregoing financial statements, including the notes thereto; being referred to herein collectively as the "Company Financial Statements").

  The Company Financial Statements were prepared in accordance with generally accepted accounting principles in effect in the United States ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto, (ii) in the case of the unaudited financial statements, such differences in presentation or omissions as permitted by Rule 10-01 of Regulation S-X of the SEC and (iii) the unaudited financial statements do not contain all notes required by GAAP) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited financial statements, to normal year-end adjustments on a basis comparable with past periods) the consolidated financial position of the Company and its consolidated Subsidiaries or the combined financial position of the Sweco Entities, as the case may be, as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Company and its consolidated Subsidiaries or combined results of operations and the combined cash flows of the Sweco Entities, as the case may be, for the periods presented therein.

    (f) Pro Forma Financial Information. The Company previously has delivered to Parent a true and complete copy of the pro forma balance sheet of the Company, the SWECO Entities and their consolidated Subsidiaries as of October 31, 1995 and a pro forma income statement of the Company, the SWECO Entities and their consolidated Subsidiaries for the twelve months ended September 30, 1995 (the "Pro Forma Financial Statements"). The underlying unadjusted financial information included in the Pro Forma Financial Statements was prepared in accordance with GAAP applied on a consistent basis with the Company Financial Statements during the periods involved. The pro forma adjustments included in the Pro Forma Financial Statements have been fairly applied to such unadjusted financial information on the basis of the assumptions set forth therein. The Pro Forma Financial Statements fairly present the information shown therein and the assumptions and adjustments relating thereto are reasonable and have been made in good faith.

    (g) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (the "S-4") will, at the time the S-4 becomes effective under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by the Company and included or incorporated by reference in the Proxy Statement (as hereinafter defined) will, at the time of mailing thereof or at the time of the meeting of the stockholders of Parent to be held in connection with the Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company or any of its Subsidiaries, or with respect to other information supplied by the Company for inclusion in the Proxy Statement or S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Parent. The S-4 and the Proxy Statement, insofar as they relate to the Company or its Subsidiaries or other information supplied by the Company for inclusion therein, will comply as to form in all material respects with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder.

    (h) Absence of Certain Changes or Events. Except as disclosed in Schedule 3.1(h) of the Company Letter, or except as contemplated by this Agreement, since (x) March 31, 1995 with respect to the Company and its Subsidiaries other than the SWECO Entities and (y) May 31, 1995 with respect to the SWECO Entities, the Company has in all material respects conducted its business only in the ordinary course and there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock or the capital stock of the SWECO Entities; (ii) any amendment of any material term of any outstanding equity security of the Company or any Subsidiary; (iii) any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, the Company or any Subsidiary, except as contemplated by the Company Benefit Programs (as hereinafter defined); (iv) any material change in any method of accounting or accounting practice, or in any tax method, principle, election or practice by the Company or any Subsidiary; (v) if the covenants and agreements with respect to the Company and its Subsidiaries set forth in Section 4.1 had been applicable to the Company and its Subsidiaries during the period from (x) March 31, 1995 with respect to the Company and its Subsidiaries other than the SWECO Entities and (y) May 31, 1995 with respect to the SWECO Entities to the date of this Agreement, any action, transaction, commitment or failure to act that would cause the Company or any such Subsidiary to fail to comply with such covenants and agreements; or (vi) any other action, transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that has had, or may reasonably be expected to have, a Company Material Adverse Effect, except for general economic changes and changes that may affect the industries of the Company or any of its Subsidiaries generally.

    (i) No Undisclosed Material Liabilities. Except as fully reflected or reserved against in the Company Financial Statements, or disclosed in the footnotes thereto, or referred to in the Company Letter, as of the date hereof the Company and its Subsidiaries have no liabilities, absolute or contingent other than liabilities which, individually or in the aggregate, are reasonably expected not to have a Company Material Adverse Effect. Except as so reflected, reserved or disclosed, the Company and its Subsidiaries have no commitments which, individually or in the aggregate, are reasonably expected to have a Company Material Adverse Effect.

    (j) Material Contracts; No Defaults .

      (i) Set forth in Schedule 3.1(j)(i) of the Company Letter is (A) a list of all loan or credit agreements, notes, bonds, mortgages, indentures, financing leases or other debt instruments or agreements pursuant to which, as of a date within 30 days of the date hereof, any indebtedness (determined in accordance with GAAP)of the Company or any of its Subsidiaries in an aggregate principal amount in excess of $1,000,000 is outstanding or may be incurred and (B) the respective principal amounts outstanding thereunder as of the date of this Agreement.

      (ii) Schedule 3.1(j)(ii) of the Company Letter contains a listing of all other contracts, agreements, arrangements or understandings to which the Company or one of its Subsidiaries is a party or by which any of them or any of their properties or assets is bound (exclusive of any contracts, agreements, arrangements or understandings that are immaterial as to amount and significance to the operations to which they relate and are routinely entered into the ordinary course of business) described in (A) through (I) below to which the Company or any of its Subsidiaries is a party (the items referred to in clauses
    (i) and (ii) of this Section 3.1(j) being collectively referred to herein as "Contracts").

        (A) Each Contract, whether in the ordinary course of business or not, which involves performance of services or delivery of goods and/or materials, by the Company or any of its Subsidiaries of an amount or value in excess of $300,000 and which is not cancelable without penalty on 30 days' notice or less;

        (B) Each Contract or guaranty of third party debt or obligations not in the ordinary course of business involving expenditures, commitments or receipts of the Company or any of its Subsidiaries in excess of $300,000;

        (C) Each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except real or personal property leases and installment and conditional sales agreements having a value per property or item or aggregate payments of less than $300,000 and with terms of less than one year);

        (D) Each collective bargaining agreement or other Contract to or with any labor union or other employee representative of a group of employees relating to wages, hours and other conditions of employment;

        (E) Each joint venture contract, partnership arrangement or other Contract (however named) involving a sharing of profits, losses, costs or liabilities by the Company or any of its Subsidiaries with any other person;

        (F) Each contract containing covenants which in any way purport to limit the freedom of the Company or any of its Subsidiaries to engage in any line of business or engage in business in any geographic area or to compete with any person;

        (G) Each general power of attorney granting the recipient the power to commit material resources of the Company or its Subsidiaries which is currently effective and outstanding;

        (H) Each contract for capital expenditures in excess of $250,000;
      and

        (I) Each amendment, supplement and modification (whether written or oral) in respect of any of the foregoing.

      (iii) Except as disclosed on Schedule 3.1(j)(iii) of the Company Letter (and, in the case of contracts and agreements arising after the date hereof and prior to the Effective Time, which are not prohibited by Section 4.1 of this Agreement and are disclosed in writing to Parent), there is no contract or agreement that is material to the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract, other than such violations or defaults as would not have a Company Material Adverse Effect. To the knowledge of the Company, none of the other parties to the Contracts are in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract, other than such violations or defaults as would not have a Company Material Adverse Effect.

      (iv) Except as disclosed on Schedule 3.1j(iv) of the Company Letter, there are no renegotiations of, or attempts to renegotiate, any material amounts paid or payable to the Company or any of its Subsidiaries under current or completed Contracts with any person or entity having the contractual or statutory right to demand or require such negotiation. To the knowledge of the Company, no such person or entity has made written demand for such renegotiation.

    (k) Compliance with Applicable Laws. The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except where the failure so to hold would not have a Company Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply would not have a Company Material Adverse Effect. Except as disclosed or as set forth on
  Schedule 3.1(k), 3.1(l), 3.1(m), 3.1(n), 3.1(o) or 3.1(q) of the Company
  Letter, the businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, judgment or decree of any Governmental Entity, except for possible violations which would not have a Company Material Adverse Effect. Except as set forth on
  Schedule 3.1(k) of the Company Letter, as of the date of this Agreement, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is, to the best knowledge of the Company, pending or threatened, other than those the outcome of which would not have a Company Material Adverse Effect.

    (l) Litigation. Schedule 3.1(l) of the Company Letter discloses all suits, actions or proceedings pending, or, to the best knowledge of the Company, threatened against the Company or any Subsidiary of the Company ("Company Litigation") on the date of this Agreement and all judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against the Company or any Subsidiary of the Company ("Company Order")on the date of this Agreement, in each case in which the amount claimed or that could be involved is in excess of $100,000. Except as disclosed on Schedule 3.1(l) of the Company Letter, there is no Company Litigation that, individually or in the aggregate with all other Company Litigation, is reasonably likely to have a Company Material Adverse Effect, nor is there any Company Order that, individually or in the aggregate with all other Company Litigation, is reasonably likely to have a Company Material Adverse Effect or a material adverse effect on the Company's ability to perform its obligations hereunder or to consummate the transactions contemplated by this Agreement.

    (m) Taxes. Except as set forth on Schedule 3.1(m) of the Company Letter and except for exceptions to the following that would not, individually or in the aggregate, have a Company Material Adverse Effect:

      (i) Each of the Company, each of its Subsidiaries and any affiliated, consolidated, combined, unitary or similar group of which any such corporation is or was a member has (A) duly and timely (taking into account any extensions) filed all federal, state, local, foreign and other returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed or sent by or with respect to it in respect of any Taxes (as hereinafter defined), (B) duly paid or deposited on a timely basis all Taxes (including estimated Taxes) that are due and payable (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in the Company's or Sweco's most recent audited financial statements) for which the Company or any of its Subsidiaries may be liable, (C) established reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of the Company and its Subsidiaries through the date hereof, and (D) complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

      (ii) Schedule 3.1(m) of the Company Letter sets forth (i) the last taxable period through which the United States federal income Tax Returns of the Company and any of its Subsidiaries have been examined by the Internal Revenue Service ("IRS") or otherwise closed and (ii) any affiliated, consolidated, combined, unitary or similar group Return in which the Company or any of its Subsidiaries is or has been a member or is or has joined in the filing. Except to the extent being contested in good faith, all material deficiencies asserted as a result of such examinations and any examination by any applicable federal, state, local, foreign or other taxing authority have been paid, fully settled or adequately provided for in the Company's or the Sweco Entities' most recent audited financial statements. Except as adequately provided for in the Company Financial Statements, no material tax audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes for which the Company or any of its Subsidiaries would be liable, and no material deficiency for any such Taxes has been proposed, asserted or assessed pursuant to such examination against the Company or any of its Subsidiaries by any federal, state, local, foreign or other taxing authority with respect to any period.

      (iii) Neither the Company nor any of its Subsidiaries has executed or entered into with the IRS or any taxing authority (i) any agreement or other document extending or having the effect of extending the period for assessments or collection of any Taxes for which the Company or any of its Subsidiaries would be liable or (ii) a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of federal, state, local, foreign or other tax law that relates to the assets or operations of the Company or any of its Subsidiaries.

      (iv) Neither the Company nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount that would constitute a "parachute payment" within the meaning of Section 280G of the Code.

      (v) Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

      (vi) Neither the Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing or allocation agreement or similar agreement or arrangement.

      (vii) None of the assets of the Company or any of its Subsidiaries organized outside the United States constitutes a "United States real property interest" within the meaning of Section 897(c) of the Code.

      (viii) Neither the Company nor any of its Subsidiaries is or has been at any time during the past five years a "controlled foreign corporation" within the meaning of Section 957(a) of the Code.

      (ix) The Company is not and has not been engaged in the conduct of a trade or business within the United States for United States federal income tax purposes.

    For purposes of this Agreement, "Taxes" means all federal, state, local, foreign and other taxes, charges, fees, levies, imposts, duties, licenses or other governmental assessments, together with any interest, penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

    (n) Pension and Benefit Plans; ERISA .

      (i) The Company has made available to Parent true, correct, and complete copies of each of the following which is sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of the employees of the Company or such Subsidiary:

        (1) each "employee benefit plan," as such term is defined in
      Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA) ("Company Plans"); and

        (2) each personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in Section 3.1(n)(i)(1) ("Company Benefit Programs").

      (ii) Except as disclosed in Schedule 3.1(n)(ii) of the Company
    Letter:

        (1) The Company and its Subsidiaries do not contribute to or have an obligation to contribute to, and have not at any time within six years prior to the Effective Time contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA;

        (2) The Company and its Subsidiaries have substantially performed all material obligations, whether arising by operation of law or by contract, required to be performed by them in connection with the Company Plans and the Company Benefit Programs, and to the knowledge of the Company there have been no material defaults or violations by any other party to the Company Plans or Company Benefit Programs;

        (3) All reports and disclosures relating to the Company Plans required to be filed with or furnished to governmental agencies, Company Plan participants or beneficiaries have been filed or furnished substantially in accordance with applicable law in a timely manner;

        (4) Each Company Plan intended to be qualified under Section 401 of the Code satisfies the requirements of such Section and has received a favorable determination letter from the Internal Revenue Service regarding such qualified status and has not, since receipt of the most recent favorable determination letter, been amended or, to the knowledge of the Company, operated in a way which would adversely affect such qualified status. As to any Company Plan intended to be qualified under Section 401 of the Code, there has been no termination or partial termination of the Company Plan within the meaning of Section 411(d)(3) of the Code;

        (5) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Company, threatened against, or with respect to, any of the Company Plans or Company Benefit Programs or their assets. To the knowledge of the Company, there is no matter pending (other than routine qualification determination filings) with respect to any of the Company Plans before the IRS, the United States Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC");

        (6) As to any Company Plan subject to Title IV of ERISA, there has been no event or condition which presents the material risk of a Company Plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation 2615.3 promulgated by the PBGC have not been waived) has occurred, no notice of intent to terminate the Company

      Plan has been given under Section 4041(c) of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the Company Plan, no liability to the PBGC has been incurred;

        (7) No act, omission or transaction has occurred which would result in imposition on the Company or any of its Subsidiaries of
      (A) liability for a breach of fiduciary duty under Section 409 of ERISA, (B) a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code;

        (8) With respect to any employee benefit plan, within the meaning of Section 3(3) of ERISA, which is not a Company Plan but which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within six years prior to the Effective Time, by any corporation, trade, business or entity under common control with the Company, within the meaning of Section 414(b), (c) or (m) of the Code or Section 4001 of ERISA ("Company Commonly Controlled Entity"), (A) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (B) no liability to the PBGC has been incurred by any Company Commonly Controlled Entity, which liability has not been satisfied, (C) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, and (D) all contributions (including installments) to such plan required by
      Section 302 of ERISA and Section 412 of the Code have been timely made; and

        (9) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (A) require the Company or any of its Subsidiaries to make a larger contribution to, or pay greater benefits under, any Company Plan or Company Benefit Program than it otherwise would or (B) create or give rise to any additional vested rights or service credits under any Company Plan or Company Benefit Program.

      (iii) Except as disclosed on Schedule 3.1(n)(iii) of the Company Letter, there are no severance agreements or employment agreements between the Company or any of its Subsidiaries and any employee of the Company or such Subsidiary. True and correct copies of all such severance and employment agreements have been provided to Parent. Except as disclosed on Schedule 3.1(n)(iii) of the Company Letter, (A) neither the Company nor any of its Subsidiaries has any consulting agreement or arrangement with any person involving annual compensation in excess of $100,000, except as are terminable without penalty upon one month's notice or less, and (B) no stock or other security issued by the Company or any of its Subsidiaries forms or has formed a material part of the assets of any Company Plan or Company Benefit Program.

    (o) Labor Matters.

      (i) Except as set forth in Schedule 3.1(o)(i) of the Company Letter, as of the date of this Agreement, (1) no employees of the Company or any of its Subsidiaries are represented by any labor organization; (2) no labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; and (3) to the knowledge of the Company, there are no organizing activities involving the Company or any of its Subsidiaries pending with any labor organization or group of employees of the Company or any of its Subsidiaries.

      (ii) Except as set forth on Schedule 3.1(o)(ii) of the Company Letter, the Company and each of its Subsidiaries is in compliance with all laws and orders relating to the employment of labor, including all such laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health workers' compensation and the collection and payment of withholding and or Social Security Taxes and similar Taxes, except where the failure to comply would not have a Company Material Adverse Effect.

    (p) Intangible Property. The Company and its Subsidiaries possess or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, database, industrial designs and copyrights necessary for the operation of the businesses of each of the Company and its Subsidiaries (collectively, the "Company Intangible Property"), except where the failure to possess or have adequate rights to use such properties would not reasonably be expected to have a Company Material Adverse Effect. Schedule 3.1(p) lists all patents and trademarks or licensing agreements with respect to any patent or trademark, which in each case is applicable to a material portion of the business of the Company or its Subsidiaries. Except as set forth on
  Schedule 3.1(p) of the Company Letter, all of the Company Intangible Property is owned by the Company or its Subsidiaries free and clear of any and all liens, claims or encumbrances, except those that are not reasonably likely to have a Company Material Adverse Effect, and neither the Company nor any such Subsidiary has forfeited or otherwise relinquished any Company Intangible Property which forfeiture would result in a Company Material Adverse Effect. The use of the Company Intangible Property by the Company or its Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other person and there have been no claims made, and neither the Company nor any of its Subsidiaries has received any notice of any claim or otherwise knows, that any of the Company Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has been failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Company Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that would not reasonably be expected to have a Company Material Adverse Effect.

    (q) Environmental Matters .

      For purposes of this Agreement:

        (A) "Environmental Law" means any applicable law regulating or prohibiting Releases into any part of the natural environment, or pertaining to the protection of natural resources, the environment and public and employee health and safety including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (33 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 7401 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) ("OSHA") and the regulations promulgated pursuant thereto, and any such applicable state or local statutes, and the regulations promulgated pursuant thereto, as such laws have been and may be amended or supplemented through the Closing Date.

        (B) "Hazardous Material" means any substance, material or waste which is regulated, or which could be the subject of Remedial Action, pursuant to any Environmental Law by any public or governmental authority in the jurisdictions in which the applicable party or its Subsidiaries conducts business, or the United States, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "pollutant," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law;

        (C) "Release" means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the applicable party or its Subsidiaries; and

        (D) "Remedial Action" means all actions, including, without limitation, any capital expenditures, required by a governmental entity or required under any Environmental Law, or voluntarily undertaken to (I) clean up, remove, treat, or in any other way ameliorate the Release of any Hazardous Materials in the indoor or outdoor environment; (II) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare of the indoor or outdoor environment; (III) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (IV) bring the applicable party into compliance with any Environmental Law.

      (i) Except as disclosed on Schedule 3.1(q) of the Company Letter, the operations of the Company and its Subsidiaries have been and are currently in compliance with all Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Company Material Adverse Effect;

      (ii) Except as disclosed on Schedule 3.1(q) of the Company Letter, the Company and its Subsidiaries have obtained and maintained all permits required under applicable Environmental Laws for the continued operations of their respective businesses, except such permits the lack of which would not reasonably be expected to lead to a Company Material Adverse Effect;

      (iii) Except as disclosed on Schedule 3.1(q) of the Company Letter, as of the date hereof the Company and its Subsidiaries are not subject to any material (individually or in the aggregate) outstanding written orders or material contracts with any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action or (C) any Release or threatened Release of a Hazardous Material;

      (iv) Except as disclosed on Schedule 3.1(q) of the Company Letter, the Company and its Subsidiaries have not received any written communication alleging, with respect to any such party, and has no knowledge of, or reasonable reason to suspect the existence of, the violation of or liability under any Environmental Law, which violation or liability would reasonably be expected to have a Company Material Adverse Effect;

      (v) Except as disclosed on Schedule 3.1(q) of the Company Letter, neither the Company nor any of its Subsidiaries has any contingent liability in connection with any Release, of any Hazardous Material including, without limitation, in connection with the exposure of any person or property to Hazardous Material that would reasonably be expected to lead to a Company Material Adverse Effect;

      (vi) Except as disclosed on Schedule 3.1(q) of the Company Letter, the operations of the Company or its Subsidiaries involving the generation, transportation, treatment, storage or disposal of hazardous waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent, or any other Hazardous Material are in compliance with applicable Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Company Material Adverse Effect; and

      (vii) Except as disclosed on Schedule 3.1(q) of the Company Letter, to the knowledge of the Company as of the date hereof, there is not now on or in any property of the Company or its Subsidiaries any of the following: (A) any underground storage tanks or surface impoundments,
    (B) any asbestos-containing materials, or (C) any polychlorinated biphenyls, any of which ((A), (B), or (C) preceding) could reasonably be expected to have a Company Material Adverse Effect. None of the properties owned or operated by the Company are restricted as to use or as to transfer of title, or the subject of any special recorded notice as a result of the existence of Hazardous Substances thereon.

    With respect to Sections 3.1(q)(ii), (iii) and (iv), the Company will disclose in writing to Parent all changes to such information occurring subsequent to the date hereof and prior to the Closing Date.

      (viii) The Company has made available to Parent for review all written reports of environmental audits and assessments prepared for the Company or any of its Subsidiaries within the last three years by third party consultants or internal environmental, safety or health personnel which are in the possession or control of the Company and which relate to the assets or operations of the Company or any of its Subsidiaries.

    (r) Opinion of Financial Advisor. The Company has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (a copy of which has been delivered to Parent) to the effect that, as of the date hereof, the consideration to be received by the holders of Company Common Stock pursuant to this Agreement is fair from a financial point of view to such holders.

    (s) Vote Required. The affirmative vote of the holders of ninety percent of the shares of Company Common Stock voting at the Company Stockholder Meeting (as defined herein) is the only vote of the holders of any class or series of the Company capital stock necessary to approve this Agreement and the transactions contemplated hereby and to cause the same to be binding upon all shareholders of the Company in accordance with the Bermuda Act subject to any dissenters' rights under the Bermuda Act.

    (t) Insurance. The Company has delivered to Parent an insurance schedule of the Company's and each of its Subsidiaries' directors' and officers' liability insurance, primary and excess casualty insurance policies, providing coverage for bodily injury and property damage to third parties, including products liability and completed operations coverage, and worker's compensation, in effect as of the date hereof. The Company maintains insurance coverage reasonably adequate for the operation of the business of the Company and each of its Subsidiaries (taking into account the cost and availability of such insurance), and the transactions contemplated hereby will not materially adversely affect such coverage.

    (u) Brokers. Except as disclosed on Schedule 3.1(u) of the Company Letter, no broker, investment banker, or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

    (v) Tax Matters. As of the date hereof, the representations set forth in the numbered paragraphs of the form of Certificate of the Company included as Schedule 3.1(v) of the Company Letter are true and correct, assuming for purposes of this representation and warranty that the Merger and the Liquidation referred to in such form had been consummated on the date hereof.

    (w) Title. Except as disclosed in the Company Financial Statements or on
  Schedule 3.1(w) of the Company Letter, the Company and each of its Subsidiaries have good and indefeasible title to all real property and good title to all personal property owned by them, in each case free and clear of all liens, pledges or encumbrances securing money borrowed, the deferred purchase price of property in excess of $300,000 or capital leases and free and clear of all other liens, pledges, encumbrances or defects that could affect the value or use thereof except for any such other liens, pledges, encumbrances or defects that would not have a Company Material Adverse Effect.

    (x) Books and Records. The Company and its Subsidiaries (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

    (y) Certain Payments. Neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic governmental official or employee from corporate funds; violated or is in violation of an provision of the United States Foreign Corrupt Practices Act of 1977; or made any illegal bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

    (z) Transactions with Related Parties. Except as set forth in Schedule 3.1(z) of the Company Letter, there are no agreements, contracts or other arrangements between (i) the Company or any of its Subsidiaries, on the one hand, and (ii) any Related Person (as defined below) of the Company, on the other hand. Except as set forth in Schedule 3.1(z) of the Company Letter, and except for the ownership of the Parent Common Stock issued hereunder after the Closing Date no Related Person of the Company and no present officer or director of any Related Person of the Company has any interest in any property (real or personal, tangible or intangible) or contract used in or pertaining to the business of the Company and its Subsidiaries (or the Surviving Corporation and its Subsidiaries) and no Related Person of the Company has any direct or indirect ownership interest (excluding immaterial passive investments) in any person (other than through the Company or any of its Subsidiaries) with which the Company or any of its Subsidiaries competes in any material respect or has a material business relationship. Schedule 3.1(z) of the Company letter sets forth as of the date of this Agreement a description of all such services provided by any Related Person of the Company or the Company and any of its Subsidiaries. A "Related Person" of any person shall mean any holder of in excess of 5% of the equity securities of such person and any affiliates or associates (as defined in Rule 12b-2 under the Exchange Act) of such holder (other than such original person or its Subsidiaries).

  3.2 Representations and Warranties of Parent and Sub. Parent, on behalf of itself and Sub, represents and warrants to the Company as follows:

    (a) Organization, Standing and Power. Each of Parent and Parent's Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Parent Material Adverse Effect (as defined below). Parent has heretofore delivered to the Company complete and correct copies of Parent's Certificate of Incorporation and Bylaws, Sub's Memorandum of Association and Bye-laws and the organizational documents of each of Parent's Significant Subsidiaries. All Subsidiaries of Parent, the percentage of Parent's ownership of such Subsidiaries, the identity and percentage ownership of all other persons with equity interests in such Subsidiaries and their respective jurisdictions of incorporation or organization are identified on Schedule 3.2(a) of the letter dated and delivered to the Company on the date hereof (the "Parent Letter"), which relates to this Agreement and is designated therein as being the Parent Letter. As used in this Agreement "Parent Material Adverse Effect" or "Parent Material Adverse Change" shall mean any effect or change that is, individually or in the aggregate, materially adverse to the business, operations, assets, condition (financial or otherwise) or results of operation of Parent and its Subsidiaries taken as a whole except for general economic changes and changes that may affect the industries of Parent or any of its Subsidiaries generally.

    (b) Capital Structure. As of the date hereof, the authorized capital stock of Parent consists of 35,000,000 shares of Parent Common Stock, par value $.01 per share, and 5,000,000 shares of preferred stock, $.01 par value per share. At the close of business on December 14, 1995: (i) 18,546,075 shares of Parent Common Stock are issued and outstanding, and an aggregate of 1,960,957 shares of Parent Common Stock are reserved for issuance pursuant to Parent's Amended and Restated Stock Option Plan for Key Employees and Parent's Stock Option Plan for Nonemployee Directors (collectively, the "Parent Stock Option Plans") and 1,000,000 shares of Parent Common Stock are reserved for issuance pursuant to the Redeemable Series A Convertible Preferred Stock of Parent (ii) 100,000 shares of Redeemable Series A Convertible Preferred Stock of Parent were issued and outstanding; (ii) no shares of Parent Common Stock were held by Parent in its treasury; and (iii) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which Parent stockholders may vote ("Parent Voting Debt") were issued or outstanding. All outstanding shares of Parent Common Stock have been duly authorized, are validly issued, fully paid and nonassessable and are not subject to preemptive rights, and, subject to the approval of the Parent Share Issuance and the Charter Amendment, all shares of Parent Common Stock issuable in the Merger will be duly authorized and will be, when issued, validly issued, fully paid and non-assessable and free of preemptive rights. Except as set forth on Schedule 3.2(b) of the Parent Letter, all outstanding shares of capital stock of the Subsidiaries of Parent are owned by Parent, or a direct or indirect wholly owned Subsidiary of Parent, free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth in this Section 3.2(b) and except for changes since December 14, 1995 resulting from the exercise of employee stock options granted pursuant to, or from issuances or purchases under, the Parent Stock Option Plans, or as contemplated by this Agreement, including issuances contemplated by the Subscription Agreement, there are outstanding: (i) no shares of capital stock, Parent Voting Debt or other voting securities of Parent; (ii) no securities of Parent or any Subsidiary of Parent convertible into or exchangeable for shares of capital stock, Parent Voting Debt or other voting securities of Parent or any Subsidiary of Parent; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which Parent or any Subsidiary of Parent is a party or by which it is bound in any case obligating Parent or any Subsidiary of Parent to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Parent Voting Debt or other voting securities of Parent or of any Subsidiary of Parent, or obligating Parent or any Subsidiary of Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth on Schedule 3.2(b) of the Parent Letter, there are no stockholder agreements, registration rights, voting trusts or other similar agreements or understandings to which Parent is a party or by which it is bound. Except as set forth on Schedule 3.2(b) of the Parent Letter, there are no restrictions on Parent's ability to vote the stock held by Parent or any of its Subsidiaries. As of the Closing, the authorized capital stock of Sub will consist of 1,000 ordinary shares, par value $0.01 per share, 100 shares of which will be validly issued, fully paid and nonassessable and owned by Parent and the balance of which will not be issued or outstanding.

    (c) Non-Subsidiary Equity Investment. Schedule 3.2(c) of the Parent Letter sets forth the book value of each investment by the Parent or any of its Subsidiaries in the voting securities, partnership interests or other equity interests of any corporation, partnership or other entity (other than a Subsidiary of Parent) and the nature and percentage of Parent's or its Subsidiaries' ownership interest in such investment. Except as set forth in Schedule 3.2(c) of the Parent Letter, the voting securities, partnership interests or other equity interests of Parent or its Subsidiaries in such investments are owned free and clear of all liens, charges and encumbrances.

    (d) Authority; No Violations; Consents and Approvals.

      (i) The Board of Directors of Parent has unanimously declared as advisable and fair to and in the best interests of the stockholders of Parent the Merger, an amendment to the Certificate of Incorporation of Parent to increase the number of authorized shares of Parent Common Stock to 60,000,000 (the "Charter Amendment") and the issuance (the "Parent Share Issuance") of shares of Parent Common Stock in accordance with the Merger and the Subscription Agreement and has unanimously approved this Agreement. Parent has all requisite power and authority to enter into this Agreement and, subject to approval of the Charter Amendment and the Parent Share Issuance, to consummate the transactions contemplated hereby. Upon Sub's formation, Sub will have requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the Merger will, prior to the Closing, be approved by Parent as the sole stockholder of Sub. The execution and delivery of this Agreement by Parent, on behalf of itself and Sub, and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to approval of the Charter Amendment and the Parent Share Issuance by a majority of outstanding Parent Common Stock entitled to vote thereon at the Parent Stockholder Meeting and subject to certain actions with respect to Sub which Parent will take prior to Closing. This Agreement has been duly executed and delivered by Parent, on behalf of itself and Sub, and subject, with respect to the consummation of the Merger, to stockholder approval of the Charter Amendment and the Parent Share Issuance, and assuming this Agreement constitutes the valid and binding obligation of the Company, constitutes a valid and binding obligation of Parent and will constitute a valid and binding obligation of Sub, in each case enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

      (ii) Except as set forth on Schedule 3.2(d) of the Parent Letter, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Certificate of Incorporation or Bylaws of Parent or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, or indenture applicable to Parent or any of its Subsidiaries, (iii) any other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.2(d)(iii) are duly and timely obtained or made and the approval of the Merger and the Charter Amendment and the Parent Share Issuance by the stockholders of Parent has been obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Parent Material Adverse Effect, materially impair the ability of Parent to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

      (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated hereby, as to which the failure to obtain or make would have a Parent Material Adverse Effect, except for: (A) the filing of a premerger notification report by Parent under the HSR Act, and the expiration or termination of the applicable waiting period with respect thereto; (B) the filing with the SEC of a proxy statement in preliminary and definitive form relating to the meeting of Parent's stockholders to be held in connection with the Parent Share Issuance and the Charter Amendment Proxy Statement, the S-4, such reports under
    Section 13(a) of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby, and the obtaining from the SEC of such orders as may be so required; (C) the filing of a certificate of amendment with respect to the Charter Amendment with the Secretary of State of the State of Delaware; (D) filings with, and approval of, the Nasdaq Stock Market or the NYSE; (E) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws, or environmental laws; (F) such filings and approvals as may be required by any foreign premerger notification, securities, corporate or other law, rule or regulation and (G) the filing of the Certificate of Merger with the Registrar of Companies of Bermuda and the appropriate filings and consents required for the Liquidation under Bermuda law.

    (e) SEC Documents. Parent has made available to the Company a true and complete copy of each quarterly, annual or current report on Form 10-Q, 10-K or 8-K, registration statement and definitive proxy statement filed by Parent with the SEC since January 1, 1993 and prior to the date of this Agreement (the "Parent SEC Documents"), which are all the documents (other than preliminary material) that Parent was required to file with the SEC since such date. As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of Parent included in the Parent SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto, (ii) in the case of the unaudited statements, such differences in presentation or omissions as permitted by Rule 10-01 of Regulation S-X of the SEC and
  (iii) the unaudited financial statements do not contain all notes required by GAAP) and fairly presented in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end adjustments on a basis comparable with past periods) the consolidated financial position of Parent and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Parent and its consolidated Subsidiaries for the periods presented therein.

    (f) Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in the S-4 will, at the time the S-4 becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by Parent or Sub and included or incorporated by reference in the Proxy Statement will, at the time of mailing thereof or at the time of the meeting of the stockholders of Parent or the Company to be held in connection with the Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent or any of its Subsidiaries, or with respect to other information supplied by Parent for inclusion in the Proxy Statement or S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Parent. The S-4 and the Proxy Statement, insofar as they relate to Parent or its Subsidiaries or other information supplied by Parent for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

    (g) Absence of Certain Changes or Events. Except as disclosed in, or reflected in the financial statements included in the Parent SEC Documents or on Schedule 3.2(g) of the Parent Letter, or except as contemplated by this Agreement, since September 30, 1995, Parent has, in all material respects, conducted its business only in the ordinary course and there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Parent's capital stock; (ii) any amendment of any material term of any outstanding equity security of Parent or any Subsidiary; (iii) any repurchase, redemption or other acquisition by Parent or any Subsidiary of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Parent or any Subsidiary, except as contemplated by Parent Benefit Programs (as hereinafter defined);
  (iv) any material change in any method of accounting or accounting practice, or in any tax method, principle, election or practice, by Parent or any Subsidiary; (v) if the covenants and agreements with respect to the Parent and its Subsidiaries set forth in Section 4.2 had been applicable to Parent and its Subsidiaries during the period from September 30, 1995 to the date of this Agreement, any action, transaction, commitment or failure to act that would cause Parent or any such Subsidiary to fail to comply with such covenants and agreements; or (vi) any other action, transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that has had, or may reasonably be expected to have, a Parent Material Adverse Effect, except for general economic changes and changes that may affect the industries of Parent or any of its Subsidiaries generally.

    (h) No Undisclosed Material Liabilities. Except as fully reflected or reserved against in the financial statements included in the Parent SEC Documents, or disclosed in the footnotes thereto, or referred to in the Parent Letter, as of the date hereof Parent and its Subsidiaries have no liabilities, absolute or contingent other than liabilities which, individually or in the aggregate, are reasonably expected not to have a Company Material Adverse Effect. Except as so reflected, reserved or disclosed, Parent and its Subsidiaries have no commitments which, individually or in the aggregate, are reasonably expected to have a Parent Material Adverse Effect.

    (i) Material Contracts; No Defaults. All of the material contracts of Parent and its Subsidiaries that are required to be described in the Parent SEC Documents or to be filed as exhibits thereto, or that would be required to be described or filed if a Form 10-K with respect to the Parent were required to be filed on the date hereof, have been described or filed in the Parent SEC Documents except as disclosed on Schedule 3.2(i) of the Parent Letter. Neither Parent, nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) in the case of Parent and its Significant Subsidiaries, their respective charter and by-laws or comparable organizational documents, (ii) except as disclosed in Schedule 3.2(i) of the Parent Letter, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is now a party or by which Parent or any of its Subsidiaries or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its Subsidiaries, except in the case of (ii) and (iii) for defaults or violations which in the aggregate would not have a Parent Material Adverse Effect. Schedule 3.2(i) of the Parent Letter lists each contract containing covenants which in any way purport to limit the freedom of Parent or any of its Subsidiaries to engage in any line of business or engage in business in any geographic area or to compete with any person. Except as disclosed on Schedule 3.2(i), to the knowledge of Parent, none of the other parties to material contracts of Parent or its Subsidiaries are in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any contract, other than such violations or defaults as would not have a Parent Material Adverse Effect.

    (j) Compliance with Applicable Laws. Parent and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Parent Permits"), except where the failure so to hold would not have a Parent Material Adverse Effect. Parent and its Subsidiaries are in compliance with the terms of the Parent Permits, except where the failure so to comply would not have a Parent Material Adverse Effect. Except as disclosed or as set forth on Schedule 3.2(j), 3.2(k), 3.2(l), 3.2(m), 3.2(n) or 3.2(p) of the Parent Letter, the businesses of Parent and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, judgment or decree of any Governmental Entity, except for possible violations which would not have a Parent Material Adverse Effect. Except as set forth on Schedule 3.2(j) of the Parent Letter, as of the date of this Agreement, no investigation or review by any Governmental

  Entity with respect to Parent or any of its Subsidiaries is, to the best knowledge of Parent, pending or threatened, other than those the outcome of which would not have a Parent Material Adverse Effect.

    (k) Litigation. Except as disclosed on Schedule 3.2(k) of the Parent Letter or in the Parent SEC Documents, there is no suit, action or proceeding pending, or, to the best knowledge of Parent, threatened against Parent or any Subsidiary of Parent ("Parent Litigation"), that, individually or in the aggregate with all other Parent Litigation, is reasonably likely to have a Parent Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any Subsidiary of Parent ("Parent Order") that, individually or in the aggregate with all other Parent Litigation, is reasonably likely to have a Parent Material Adverse Effect or a material adverse effect on Parent's ability to perform its obligations hereunder or consummate the transactions contemplated by this Agreement.

    (l) Taxes. Except as set forth on Schedule 3.2(l) of the Parent Letter and except for exceptions to the following that would not, individually or in the aggregate, have a Parent Material Adverse Effect:

      (i) Each of Parent, each of its Subsidiaries and any affiliated, consolidated, combined, unitary or similar group of which any such corporation is or was a member has (A) duly and timely (taking into account any extensions) filed all federal, state, local, foreign and other Returns required to be filed or sent by or with respect to it in respect of any Taxes, (B) duly paid or deposited on a timely basis all Taxes (including estimated Taxes) that are due and payable (except for (x) audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in Parent's most recent audited financial statements and (y) such Taxes not exceeding an aggregate of $500,000 which are being contested in good faith in the ordinary course of business) for which Parent or any of its Subsidiaries may be liable,
    (C) established reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of Parent and its Subsidiaries through the date hereof, and (D) complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

      (ii) Schedule 3.2(l) of the Parent Letter sets forth (i) the last taxable period through which the United States federal income Tax Returns of Parent and any of its Subsidiaries have been examined by the IRS or otherwise closed and (ii) any affiliated, consolidated, combined, unitary or similar group Return in which the Parent or any of its Subsidiaries is or has been a member or is or has joined in the filing. Except to the extent being contested in good faith, all material deficiencies asserted as a result of such examinations and any examination by any applicable federal, state, local, foreign or other taxing authority have been paid, fully settled or adequately provided for in Parent's most recent audited financial statements. Except as adequately provided for in the financial statements included in the Parent SEC Documents, no material tax audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes for which Parent or any of its Subsidiaries would be liable, and no material deficiency for any such Taxes has been proposed, asserted or assessed pursuant to such examination against Parent or any of its Subsidiaries by any federal, state, local, foreign or other taxing authority with respect to any period.

      (iii) Neither Parent nor any of its Subsidiaries has executed or entered into with the IRS or any taxing authority (i) any agreement or other document extending or having the effect of extending the period for assessments or collection of any Taxes for which Parent or any of its Subsidiaries would be liable or (ii) a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of federal, state, local, foreign or other tax law that relates to the assets or operations of Parent or any of its Subsidiaries.

      (iv) Neither Parent nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount that would constitute a "parachute payment" within the meaning of Section 280G of the Code.

      (v) Neither Parent nor any of its Subsidiaries has made an election under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Parent or any of its Subsidiaries.

      (vi) Neither Parent nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing or allocation agreement or similar agreement or arrangement.

    (m) Pension and Benefit Plans; ERISA.

      (i) Parent has made available to the Company true, correct, and complete copies of each of the following which is sponsored, maintained or contributed to by Parent or any of its Subsidiaries for the benefit of the employees of Parent or such Subsidiary:

        (1) each "employee benefit plan," as such term is defined in
      Section 3(3) of ERISA, including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA ("Parent Plans"); and

        (2) each personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in Section 3.2(m)(i)(1) ("Parent Benefit Programs").

      (ii) Except as disclosed in Schedule 3.2(m)(ii) of the Parent Letter:

        (1) Parent and its Subsidiaries do not contribute to or have an obligation to contribute to, and have not at any time within six years prior to the Effective Time contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA;

        (2) Parent and its Subsidiaries have substantially performed all material obligations, whether arising by operation of law or by contract, required to be performed by them in connection with the Parent Plans and the Parent Benefit Programs, and to the knowledge of Parent there have been no material defaults or violations by any other party to the Parent Plans or Parent Benefit Programs;

        (3) All reports and disclosures relating to the Parent Plans required to be filed with or furnished to governmental agencies, Parent Plan participants or beneficiaries have been filed or furnished substantially in accordance with applicable law in a timely manner;

        (4) Each Parent Plan intended to be qualified under Section 401 of the Code satisfies the requirements of such Section and has received a favorable determination letter from the Internal Revenue Service regarding such qualified status and has not, since receipt of the most recent favorable determination letter, been amended or, to the knowledge of Parent, operated in a way which would adversely affect such qualified status. As to any Parent Plan intended to be qualified under Section 401 of the Code, there has been no termination or partial termination of the Parent Plan within the meaning of Section 411(d)(3) of the Code;

        (5) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Parent, threatened against, or with respect to, any of the Parent Plans or Parent Benefit Programs or their assets. To the knowledge of Parent, there is no matter pending (other than routine qualification determination filings) with respect to any of the Parent Plans before the IRS, the United States Department of Labor or the PBGC;

        (6) As to any Parent Plan subject to Title IV of ERISA, there has been no event or condition which presents the material risk of a Parent Plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of
      Section 302 of ERISA or Section 412 of the Code has been incurred, no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation 2615.3 promulgated by the PBGC have not been waived) has occurred, no notice of intent to terminate the Parent Plan has been given under Section 4041(c) of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the Parent Plan, no liability to the PBGC has been incurred;

        (7) No act, omission or transaction has occurred which would result in imposition on Parent or any of its Subsidiaries of (A) liability for a breach of fiduciary duty under Section 409 of ERISA,
      (B) a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code;

        (8) With respect to any employee benefit plan, within the meaning of Section 3(3) of ERISA, which is not a Parent Plan but which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within six years prior to the Effective Time, by any corporation, trade, business or entity under common control with Parent, within the meaning of Section 414(b), (c) or
      (m) of the Code or Section 4001 of ERISA ("Parent Commonly Controlled Entity"), (A) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (B) no liability to the PBGC has been incurred by any Parent Commonly Controlled Entity, which liability has not been satisfied, (C) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, and (D) all contributions (including installments) to such plan required by
      Section 302 of ERISA and Section 412 of the Code have been timely made; and

        (9) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (A) require Parent or any of its Subsidiaries to make a larger contribution to, or pay greater benefits under, any Parent Plan or Parent Benefit Program than it otherwise would or (B) create or give rise to any additional vested rights or service credits under any Parent Plan or Parent Benefit Program.

      (iii) Except as disclosed on Schedule 3.2(m)(iii) of the Parent Letter, there are no severance agreements or employment agreements between Parent or any of its Subsidiaries and any employee of Parent or such Subsidiary. True and correct copies of all such severance and employment agreements have been provided to the Company. Except as disclosed on Schedule 3.2(m)(iii) of the Parent Letter, (A) neither Parent nor any of its Subsidiaries has any consulting agreement or arrangement with any person involving annual compensation in excess of $100,000 except as are terminable without penalty upon one month's notice or less, and (B) no stock or other security issued by Parent or any of its Subsidiaries forms or has formed a material part of the assets of any Parent Plan or Parent Benefit Program.

    (n) Labor Matters.

      (i) Except as set forth in Schedule 3.2(n)(i) of the Parent Letter, as of the date of this Agreement, (1) no employees of Parent or any of its Subsidiaries are represented by any labor organization; (2) no labor organization or group of employees of Parent or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; and (3) to the knowledge of Parent, there are no organizing activities involving Parent or any of its Subsidiaries pending with any labor organization or group of employees of Parent or any of its Subsidiaries.

      (ii) Except as set forth on Schedule 3.2(n)(ii) of the Parent Letter, Parent and each of its Subsidiaries is in compliance with all laws and orders relating to the employment of labor, including all such laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health workers' compensation and the collection and payment of withholding and/or Social Security Taxes and similar Taxes, except where the failure to comply would not have a Parent Material Adverse Effect.

    (o) Intangible Property. Parent and its Subsidiaries possess or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, database, industrial designs and copyrights necessary for the operation of the businesses of each of Parent and its Subsidiaries (collectively, the "Parent Intangible Property"), except where the failure to possess or have adequate rights to use such properties would not reasonably be expected to have a Parent Material Adverse Effect. Except as set forth on Schedule 3.2(o) of the Parent Letter, all of the Parent Intangible Property is owned by Parent or its Subsidiaries free and clear of any and all liens, claims or encumbrances, except those that are not reasonably likely to have a Parent Material Adverse Effect, and neither Parent nor any such Subsidiary has forfeited or otherwise relinquished any Parent Intangible Property which forfeiture would result in a Parent Material Adverse Effect. The use of Parent Intangible Property by Parent or its Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other person and there have been no claims made and neither Parent nor any of its Subsidiaries has received any notice of any claim or otherwise knows that any of Parent Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has been failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of Parent Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that would not reasonably be expected to have a Parent Material Adverse Effect.

    (p) Environmental Matters.

      (i) Except as disclosed on Schedule 3.2(p) of the Parent Letter, the operations of Parent and its Subsidiaries have been and are currently in compliance with all Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Parent Material Adverse Effect;

      (ii) Except as disclosed on Schedule 3.2(p) of the Parent Letter, Parent and its Subsidiaries have obtained and maintained all permits required under applicable Environmental Laws for the continued operations of their respective businesses, except such permits the lack of which would not reasonably be expected to lead to a Parent Material Adverse Effect;

      (iii) Except as disclosed on Schedule 3.2(p) of the Parent Letter, as of the date hereof Parent and its Subsidiaries are not subject to any material (individually or in the aggregate) outstanding written orders or material contracts with any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action or (C) any Release or threatened Release of a Hazardous Material;

      (iv) Except as disclosed on Schedule 3.2(p) of the Parent Letter, Parent and its Subsidiaries have not received any written communication alleging, with respect to any such party, and has no knowledge of, or reasonable reason to suspect the existence of, the violation of or liability under any Environmental Law, which violation or liability would reasonably be expected to have a Parent Material Adverse Effect;

      (v) Except as disclosed on Schedule 3.2(p) of the Parent Letter, neither Parent nor any of its Subsidiaries has any contingent liability in connection with any Release of any Hazardous Material including, without limitation, in connection with the exposure of any person or property to Hazardous Material that would reasonably be expected to lead to a Parent Material Adverse Effect;

      (vi) Except as disclosed on Schedule 3.2(p) of the Parent Letter, the operations of Parent or its Subsidiaries involving the generation, transportation, treatment, storage or disposal of hazardous waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent, or any other Hazardous Material are in compliance with applicable Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Parent Material Adverse Effect; and

      (vii) Except as disclosed on Schedule 3.2(p) of the Parent Letter, to the knowledge of Parent as of the date hereof, there is not now on or in any property of Parent or its Subsidiaries any of the following: (A) any underground storage tanks or surface impoundments, (B) any asbestos-containing materials, or (C) any polychlorinated biphenyls, any of which ((A), (B), or (C) preceding) could reasonably be expected to have a Parent Material Adverse Effect. None of the properties owned or operated by Parent are restricted as to use or as to transfer of title, or the subject of any special recorded notice, as a result of the existence of Hazardous Substances thereon.

    With respect to Sections 3.2(p)(ii), (iii) and (iv), Parent will disclose in writing to the Company all changes to such information occurring subsequent to the date hereof and prior to the Closing Date.

      (viii) Parent has made available to the Company for review all written reports of environmental audits and assessments prepared for Parent or any of its Subsidiaries within the last three years by third party consultants or internal environmental, safety or health personnel which are in the possession or control of Parent and which relate to the assets or operations of Parent or any of its Subsidiaries.

    (q) Opinion of Financial Advisor. Parent has received the opinion of CS First Boston Corporation (a copy of which has been delivered to the Company) to the effect that, as of the date hereof, the consideration to be paid by the Parent in the Merger is fair to Parent from a financial point of view.

    (r) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock is the only vote of the holders of any class or series of Parent capital stock necessary to approve the Charter Amendment, the Parent Share Issuance, this Agreement and the transactions contemplated hereby.

    (s) Insurance. Parent has delivered to the Company an insurance schedule of Parent's and each of its Subsidiaries' directors' and officers' liability insurance, primary and excess casualty insurance policies, providing coverage for bodily injury and property damage to third parties, including products liability and completed operations coverage, and worker's compensation, in effect as of the date hereof. Parent maintains insurance coverage reasonably adequate for the operation of the business of Parent and each of its Subsidiaries (taking into account the cost and availability of such insurance), and the transactions contemplated hereby will not materially adversely affect such coverage.

    (t) Brokers. Except as disclosed on Schedule 3.2(t) of the Parent Letter, no broker, investment banker, or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

    (u) Tax Matters. As of the date hereof, the representations set forth in the numbered paragraphs of the form of Certificate of Parent included as
  Schedule 3.2(u) of the Parent Letter are true and correct, assuming for purposes of this representation and warranty that the Merger and the Liquidation referred to in such form had been consummated on the date hereof.

    (v) Interim Operations of Sub. Sub will be formed by Parent solely for the purpose of engaging in the transactions contemplated hereby, will engage in no other business or activities, will incur no other obligations or liabilities, will have no other assets and will conduct its operations only as contemplated hereby.

    (w) Title. Except as disclosed in the Parent Financial Statements or on
  Schedule 3.2(w) of the Parent Letter, the Parent and each of its Subsidiaries have good and indefeasible title to all real property and good title to all personal property owned by them, in each case free and clear of all liens, pledges or encumbrances securing money borrowed, the deferred purchase price of property in excess of $300,000 or capital leases and free and clear of all other liens, pledges, encumbrances or defects that could affect the value or use thereof except for any such other liens, pledges, encumbrances or defects that would not have a Parent Material Adverse Effect.

    (x) Books and Records. The Parent and its Subsidiaries (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of their financial statements and to maintain accountability for their assets, (C) access to their assets is permitted only in accordance with management's authorization and (D) the reported accountability for their assets is compared with existing assets at reasonable intervals.

    (y) Certain Payments. Neither the Parent not any of its Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Parent or any of its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic governmental official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; nor made any illegal bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

    (z) Transactions with Related Parties. Except as set forth in Schedule 3.2(z) of the Parent Letter or in the Parent SEC Documents, there are no agreements, contracts or other arrangements between (i) Parent or any of its Subsidiaries, on the one hand, and (ii) any Related Person of Parent, on the other hand. Except as set forth in Schedule 3.2(z) of the Parent Letter, after the Closing Date no Related Person of Parent and no present officer or director of any Related Person of Parent has any interest in any property (real or personal, tangible or intangible) or contract used in or pertaining to the business of the Parent and its Subsidiaries (or the Surviving Corporation and its Subsidiaries) and no Related Person of Parent has any direct or indirect ownership interest (excluding immaterial passive investments) in any person (other than through Parent or any of its Subsidiaries) with which Parent or any of its Subsidiaries competes in any material respect or has a material business relationship. Other than those services described in the Parent SEC Documents, Schedule 3.2(z) of the Parent Letter sets forth as of the date of this Agreement a description of all services provided by any Related Person of Parent to Parent and any of its Subsidiaries.

                                   ARTICLE IV

                   Covenants Relating to Conduct of Business

  4.1 Conduct of Business by the Company Pending the Merger. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that Parent shall otherwise consent in writing):

    (a) Ordinary Course. Except as provided on Schedule 4.1(a) of the Company Letter, each of the Company and its Subsidiaries shall carry on its businesses only in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and employees, and endeavor to preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Effective Time.

    (b) Dividends; Changes in Stock. Except as provided on Schedule 4.1(b) of the Company Letter, the Company shall not and it shall not permit any of its Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock or partnership interests, except for the declaration and payment of dividends from a Subsidiary of the Company to the Company or another Subsidiary of the Company and except for cash dividends or distributions paid on or with respect to the capital stock or partnership interests of a Subsidiary of the Company; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company capital stock; or (iii) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock, except as required by the terms of its securities outstanding on the date hereof, as contemplated by any existing employee benefit plan or pursuant to the terms of any existing agreements with employees of the Company and its Subsidiaries upon the termination of employment of any such employee.

    (c) Issuance of Securities. Except as provided on Schedule 4.1(c) of the Company Letter, the Company shall not and it shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt or convertible securities, other than: (i) the issuance of Company Common Stock upon the exercise of stock options granted under the Company Stock Option Plans that are outstanding on the date hereof, or in satisfaction of stock grants or stock based awards made prior to the date hereof pursuant to the Company Stock Option Plans; and (ii) issuances by a wholly owned Subsidiary of its capital stock to its parent.

    (d) Governing Documents. Except as contemplated hereby or in connection herewith, the Company shall not amend or propose to amend its Memorandum of Association or Bye-laws.

    (e) No Acquisitions. Other than acquisitions listed on Schedule 4.1(e) of the Company Letter or acquisitions as to which the aggregate purchase price is not in excess of $3,000,000, the Company shall not and it shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

    (f) No Dispositions. Other than: (i) dispositions or proposed dispositions listed on Schedule 4.1(f) of the Company Letter; (ii) as may be necessary or required by law to consummate the transactions contemplated hereby; or (iii) dispositions of inventory in the ordinary course of business consistent with past practice and dispositions of other assets that are not material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, the Company shall not and it shall not permit any of its Subsidiaries to sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its assets. Notwithstanding the foregoing, none of the Company nor its Subsidiaries shall sell, lease, encumber or otherwise dispose of, or agree to dispose of, any of its assets to any Related Person other than in the ordinary course of business on an arms length basis.

    (g) No Dissolution, Etc. Except as otherwise permitted or contemplated by this Agreement, the Company shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any of its Significant Subsidiaries.

    (h) Certain Employee Matters. Except as set forth on Schedule 4.1(h) of the Company Letter, the Company shall not and it shall not permit any of its Subsidiaries to: (i) grant any increases in the compensation of any of its directors, officers or employees, except increases in the ordinary course of business and in accordance with past practice; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing Company Benefit Programs or Company Plans as in effect on the date hereof to any such director, officer or employee, whether past or present; (iii) enter into any new, or amend any existing, employment or severance or termination agreement with any such director, officer or key employee; or (iv) become obligated under any new Company Benefit Program or Company Plan, which was not in existence or approved by the Board of Directors of the Company prior to or on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder.

    (i) Indebtedness; Leases; Capital Expenditures. Except as set forth on
  Schedule 4.1(i) of the Company Letter, the Company shall not, nor shall the Company permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money (except for working capital under the Company's existing credit facilities, and refinancings of existing debt that permit prepayment of such debt without penalty (other than LIBOR breakage costs)) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others, (ii) except in the ordinary course of business, enter into any lease (whether such lease is an operating or capital lease) or create any mortgages, liens, security interests or other encumbrances on the property of the Company or any of its Subsidiaries in connection with any indebtedness thereof, except for those securing purchase money indebtedness or (iii) commit to aggregate capital expenditures in excess of $1,000,000 outside the capital budget, as amended and approved by the Company prior to the date hereof and set forth on Schedule 4.1(i) of the Company Letter.

    (j) No Solicitation. From and after the date hereof, the Company will not, and will not authorize or permit any of its officers, directors, employees, agents and other representatives or those of any of its Subsidiaries (collectively, "Company Representatives") to, directly or indirectly, solicit or initiate any prospective buyer or the making of any proposal that constitutes, or may reasonably be expected to lead to, a Company Acquisition Proposal (as defined herein) from any person; provided, however, that, notwithstanding any other provision of this Agreement, (i) the Company may engage in discussions or negotiations with a third party who (without any solicitation or initiation, directly or indirectly, by or with the Company or any Company Representatives after the date of this Agreement) seeks to initiate such discussions or negotiations and may furnish such third party information concerning the Company and its business, properties and assets, (ii) the Company's Board of Directors may take and disclose to the Company's stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (iii) following receipt of a Company Acquisition Proposal that is financially superior to the Merger and reasonably capable of being financed (as determined in each case in good faith by the Company's Board of Directors after consultation with the Company's financial advisors), the Board of Directors of the Company may withdraw, modify or not make its recommendation referred to in
  Section 5.5, but in each case referred to in the foregoing clauses (i) through (iii) only to the extent that the Board of Directors of the Company shall conclude in good faith that such action is necessary in order for the Board of Directors of the Company to act in a manner that is consistent with its fiduciary obligations under applicable law. The Company shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by the Company or any Company Representatives with respect to any Company Acquisition Proposal existing on the date hereof. The Company will promptly notify Parent of any such requests for such information or the receipt of any Company Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Company Acquisition Proposal, and (unless the Board of Directors of the Company concludes such disclosure is inconsistent with its fiduciary obligations under applicable law) the material terms and conditions of any Company Acquisition Proposal. As used in this Agreement, "Company Acquisition Proposal" shall mean any proposal or offer, other than a proposal or offer by Parent or any of its affiliates, for a tender or exchange offer, a merger, consolidation or other business combination involving the Company or any Significant Subsidiary of the Company or any proposal to acquire in any manner a substantial equity interest in, or substantially all of the assets of, the Company or any of its Significant Subsidiaries.

  4.2 Conduct of Business by Parent Pending the Merger. During the period from the date of this Agreement and continuing until the Effective Time, Parent agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that the Company shall otherwise consent in writing):

    (a) Ordinary Course. Except as provided on Schedule 4.2(a) of the Parent Letter, each of Parent and its Subsidiaries shall carry on its businesses only in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and employees, and endeavor to preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Effective Time.

    (b) Dividends; Changes in Stock. Except as provided on Schedule 4.2(b) of the Parent Letter, Parent shall not and it shall not permit any of its Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock or partnership interests, except for the declaration and payment of dividends from a Subsidiary of Parent to Parent or another Subsidiary of Parent and except for cash dividends or distributions paid on or with respect to the capital stock or partnership interests of a Subsidiary of Parent; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent capital stock; or (iii) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock, except as required by the terms of its securities outstanding on the date hereof or as contemplated by any existing employee benefit plan or pursuant to the terms of any existing agreements with employees of Parent and its Subsidiaries upon the termination of employment of any such employee.

    (c) Issuance of Securities. Except as provided on Schedule 4.2(c) of the Parent Letter, Parent shall not and it shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt or convertible securities, other than: (i) the issuance of Parent Common Stock upon the exercise of stock options granted under Parent Stock Option Plans that are outstanding on the date hereof, or in satisfaction of stock grants or stock based awards made prior to the date hereof pursuant to Parent Stock Option Plans; and (ii) issuances by a wholly owned Subsidiary of its capital stock to its parent.

    (d) Governing Documents. Except as contemplated hereby or in connection herewith, Parent shall not amend or propose to amend its Certificate of Incorporation or Bylaws.

    (e) No Acquisitions. Other than acquisitions listed on Schedule 4.2(e) of the Parent Letter or acquisitions as to which the aggregate purchase price is not in excess of $3,000,000, Parent shall not and it shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

    (f) No Dispositions. Other than: (i) dispositions or proposed dispositions listed on Schedule 4.2(f) of the Parent Letter; (ii) as may be necessary or required by law to consummate the transactions contemplated hereby; or (iii) dispositions of inventory in the ordinary course of business consistent with past practice and disposition of other assets that are not material, individually or in the aggregate, to Parent and its Subsidiaries taken as a whole, Parent shall not and it shall not permit any of its Subsidiaries to sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its assets. Notwithstanding the foregoing, none of Parent nor its Subsidiaries shall sell, lease, encumber or otherwise dispose of, any of its assets to any Related Person other than in the ordinary course of business on an arms length basis.

    (g) No Dissolution, Etc. Except as otherwise permitted or contemplated by this Agreement, Parent shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Parent or any of its Significant Subsidiaries.

    (h) Certain Employee Matters. Except as set forth on Schedule 4.2(h) of the Parent Letter, Parent shall not and it shall not permit any of its Subsidiaries to: (i) grant any increases in the compensation of any of its directors, officers or employees, except increases in the ordinary course of business and in accordance with past practice; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing Parent Benefit Programs or Parent Plans as in effect on the date hereof to any such director, officer or employee, whether past or present; (iii) enter into any new, or amend any existing, employment or severance or termination agreement with any such director, officer or key employee; or (iv) become obligated under any new Parent Benefit Program or Parent Plan, which was not in existence or approved by the Board of Directors of Parent prior to or on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder.

    (i) Indebtedness; Leases; Capital Expenditures. Except as set forth on
  Schedule 4.2(i) of the Parent Letter, Parent shall not, nor shall Parent permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money (except for working capital under Parent's existing credit facilities, and refinancings of existing debt that permit prepayment of such debt without penalty (other than LIBOR breakage costs)) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others, (ii) except in the ordinary course of business, enter into any lease (whether such lease is an operating or capital lease) or create any mortgages, liens, security interests or other encumbrances on the property of Parent or any of its Subsidiaries in connection with any indebtedness thereof, except for those securing purchase money indebtedness or (iii) commit to aggregate capital expenditures in excess of $1,000,000 outside the capital budget, as amended and approved by Parent prior to the date hereof and set forth on Schedule 4.2(i) of the Parent Letter.

    (j) No Solicitation. From and after the date hereof, Parent will not, and will not authorize or permit any of its officers, directors, employees, agents and other representatives or those of any of its Subsidiaries (collectively, "Parent Representatives") to, directly or indirectly, solicit or initiate any prospective buyer or the making of any proposal that constitutes, or may reasonably be expected to lead to, a Parent Acquisition Proposal (as defined herein) from any person; provided, however, that, notwithstanding any other provision of this Agreement, (i) Parent may engage in discussions or negotiations with a third party who (without any solicitation or initiation, directly or indirectly, by or with Parent or any Parent Representatives after the date of this Agreement) seeks to initiate such discussions or negotiations and may furnish such third party information concerning Parent and its business, properties and assets, (ii) Parent's Board of Directors may take and disclose to Parent's stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (iii) following receipt of a Parent Acquisition Proposal that is financially superior to the Merger and reasonably capable of being financed (as determined in each case in good faith by Parent's Board of Directors after consultation with Parent's financial advisors), the Board of Directors of Parent may withdraw, modify or not make its recommendation referred to in Section 5.5 or terminate this Agreement in accordance with
  Section 7.1(b), but in each case referred to in the foregoing clauses (i) through (iii) only to the extent that the

  Board of Directors of Parent shall conclude in good faith that such action is necessary in order for the Board of Directors of Parent to act in a manner that is consistent with its fiduciary obligations under applicable law. Parent shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by Parent or any Parent Representatives with respect to any Parent Acquisition Proposal existing on the date hereof. Parent will promptly notify the Company of any such requests for such information or the receipt of any Parent Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Parent Acquisition Proposal, and (unless the Board of Directors of Parent concludes such disclosure is inconsistent with its fiduciary obligations under applicable law) the material terms and conditions of any Parent Acquisition Proposal. As used in this Agreement, "Parent Acquisition Proposal" shall mean any proposal or offer, other than a proposal or offer by the Company or any of its affiliates, for a tender or exchange offer, a merger, consolidation or other business combination involving Parent or any Significant Subsidiary of Parent or any proposal to acquire in any manner a substantial equity interest in, or substantially all of the assets of, Parent or any of its Significant Subsidiaries.

                                   ARTICLE V

                             Additional Agreements

  5.1 Preparation of S-4 and the Proxy Statement. Parent shall promptly prepare and file with the SEC the Proxy Statement and the S-4, in which the Proxy Statement will be included as a prospectus. Parent shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent shall use its reasonable best efforts to cause the Proxy Statement to be mailed to stockholders of Parent at the earliest practicable date. Parent shall use its reasonable best efforts to obtain all necessary state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of Parent Common Stock in the Merger and upon the exercise of the Company Stock Options (as defined herein) and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock, including financial statements required by Form S-4 and the proxy rules under the Exchange Act as may be reasonably requested in connection with obtaining such permits, approvals and registrations.

  5.2 Letter of the Company's Accountants. The Company shall use its reasonable best efforts to cause to be delivered to Parent a letter of KPMG Peat Marwick LLP, the Company's independent public accountants, and Ernst & Young LLP, Sweco's independent public accountants, each dated a date within two business days before the date on which the S-4 shall become effective and addressed to Parent and the individuals listed on Exhibit C-1, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

  5.3 Letter of Parent's Accountants. Parent shall use its reasonable best efforts to cause a letter of Ernst & Young LLP, Parent's independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective, in form and substance reasonably satisfactory to Parent and the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4 to be delivered and addressed to such persons and entities as is customary for similar letters.

  5.4 Access to Information. Upon reasonable notice, the Company and Parent shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of the Company and Parent shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each quarterly, annual or current report on Form 10-Q, 10-K or 8-K, schedule, registration statement and other document filed or received by it during such period pursuant to SEC requirements and (b) all other information concerning its business, properties and personnel as such other party may reasonably request, excluding, however, information covered by confidentiality agreements with third parties. Each of the Company and Parent agrees that it will not, and will cause its respective representatives not to, use any information obtained pursuant to this Section 5.4 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The Confidentiality Agreement dated as of October 24, 1995 between Parent and Drexel Oilfield Services Inc. (the "Confidentiality Agreement") shall apply with respect to information furnished thereunder or hereunder and any other activities contemplated thereby.

  5.5 Stockholders Meetings. The Company and Parent shall each call a meeting of its stockholders (respectively, the "Company Stockholder Meeting" and the "Parent Stockholder Meeting" and, collectively, the "Stockholder Meetings") to be held as promptly as practicable after the date hereof for the purpose of voting upon this Agreement and the Merger (in the case of the Company) and the Parent Share Issuance and the Charter Amendment (in the case of Parent). Subject only to the proviso of the first sentence of Section 4.1(j), the Company will, through its Board of Directors, recommend to its stockholders approval of such matters and not rescind such recommendation and shall use its reasonable best efforts to obtain approval and adoption of this Agreement and the Merger by its stockholders. Subject only to the proviso of the first sentence of Section 4.2(j), Parent will, through its Board of Directors, recommend to its stockholders approval of such matters and not rescind such recommendation and shall use its reasonable best efforts to obtain approval and adoption of the Parent Share Issuance and the Charter Amendment by its stockholders. The Company and Parent shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable best efforts to hold such meetings on the same day.

  5.6 Legal Conditions to Merger. Each of the Company, Parent and Sub will take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on such party with respect to the Merger (including, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. Each of the Company, Parent and Sub will, and will cause its Subsidiaries to, take all actions necessary to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Entity, court or other person or entity, including without limitation, any necessary parties to that certain Secured Credit Agreement dated June 30, 1994 among Parent, certain Subsidiaries of Parent and ABN AMRO Bank, N.V., as agent ("Parent's Credit Facility") and to that certain $37,000,000 Amended and Restated Revolving and Term Credit Agreement by and among Drexel Holdings, Inc. and Texas Commerce Bank NA (the "Company's Credit Facility") required to be obtained or made by the Company, Parent or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement, including complying with any requests or orders made by the Justice Department or the Federal Trade Commission in connection with the Merger.

  5.7 Agreements of Others. Prior to the Effective Time, the Company shall cause to be prepared and delivered to Parent a list identifying all persons who, at the time of the Company Stockholder Meeting, may be deemed to be "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates"). The Company shall use its reasonable best efforts to cause each person who is identified as an Affiliate in such list to deliver to Parent, at or prior to the Effective Time, a written agreement, in a form mutually agreeable to the Company and Parent whereby each such person acknowledges that such person is subject to the provisions of Rule 145(d) promulgated under the Securities Act.

  5.8 Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger, the shares of Parent Common Stock issuable upon exercise of the Warrants and the shares of Parent Common Stock issuable upon exercise of the Company Stock Options and issuable under the Company Stock Option Plans to be approved for trading on the Nasdaq Stock Market or the New York Stock Exchange, Inc. (the "NYSE"), subject to official notice of issuance, prior to the Closing Date.

  5.9 Board of Directors and Officers at the Effective Time. Parent shall take all necessary action so that as of the Effective Time the directors of Parent shall only be those individuals identified as directors on Exhibit C-1 hereto and the officers of Parent shall only be those individuals identified as officers on Exhibit C-2 hereto, except to the extent any such individual is unwilling or unable to serve in such capacity. Parent represents and warrants to the Company that it has received irrevocable letters of resignation effective as of the Effective Time from all of the current directors of Parent other than individuals identified as directors on Exhibit C-1 hereto. If prior to the Effective Time an individual identified on Exhibits C-1 or C-2 hereto as a director or officer is unwilling or unable to serve in such capacity, then the directors of Parent specified on Exhibit C-1 that are willing and able to serve shall fill any vacancies promptly after the Effective Time.

  5.10 Stock Options; Reservation and Registration of Shares. (a) At the Effective Time, each outstanding option to purchase the Company Common Stock and any stock appreciation rights related thereto that have been granted pursuant to the Company Stock Option Plans (a " Company Stock Option"), whether vested or unvested, shall be assumed by Parent. Each such option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock purchasable pursuant to such Company Stock Option multiplied by the Stock Option Exchange Ratio (as hereinafter defined), at a price per share equal to the per-share exercise price for the shares of Company Common Stock purchasable pursuant to such Company Stock Option divided by the Stock Option Exchange Ratio; provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422-424 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code; and provided further, that the number of shares of Parent Common Stock that may be purchased upon exercise of such Company Stock Option shall not include any fractional share and, upon exercise of such Company Stock Option, a cash payment shall be made for any fractional share based upon the closing price of a share of Parent Common Stock on the Nasdaq Stock Market or, if then traded on an exchange, such exchange, on the last trading day of the calendar month immediately preceding the date of exercise. "Stock Option Exchange Ratio" shall mean initially .4372, which amount shall be increased as of the date that Escrowed Shares are distributed pursuant to the Escrow Agreement by (i) the product of .0273 multiplied by (ii) the quotient of the number of Escrowed Shares distributed to former holders of Company Common Stock divided by the aggregate number of Escrowed Shares. Notwithstanding the foregoing, (i) if a Company Stock Option is exercised prior to the date that Escrowed Shares are distributed pursuant to the Escrow Agreement, upon such date appropriate adjustments shall be made so that such optionee will be in the same position with respect to Parent Common Stock as if the Stock Option Exchange Ratio on the date of such exercise had been the adjusted Stock Option Exchange Ratio as of such date and (ii) the Company may elect prior to the Effective Time to cancel for cash consideration the Sweco Options in accordance with their terms.

  (b) Subject to the approval of the Charter Amendment, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Company Stock Options. As soon as practicable after the Effective Time, Parent shall file with the SEC a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to the shares of Parent Common Stock subject to the Company Stock Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Company Stock Options remain outstanding.

  5.11 Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time, Parent and the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Parent or the Company or any of their Subsidiaries or an employee of the Parent or the Company or any of their Subsidiaries who acts as a fiduciary under any of the Parent Benefit Programs, the Parent Plans, the

Company Benefit Programs or the Company Plans (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, or such employee of the Parent or the Company or any of their Subsidiaries whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent permitted under applicable law (and Parent and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted by law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them, Parent and the Surviving Corporation and Parent and the Surviving Corporation shall pay all fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (ii) the Parent and the Surviving Corporation will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither the Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.11, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Parent and the Surviving Corporation, but the failure so to notify shall not relieve a party from any liability that it may have under this
Section 5.11, except to the extent such failure materially prejudices such party. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The Company, Parent and Sub agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnified Parties (including in the Memorandum of Association or Bye-laws or in the indemnification agreements previously provided by Parent to the Company) with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities.

  (b) For a period of six years after the Effective Time, if Parent maintains directors' and officers' liability insurance with respect to matters arising after the Effective Time, then Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries or other policies of comparable coverage and amounts with respect to matters arising before the Effective Time covering the Indemnified Parties, provided that Parent shall not be required to pay an annual premium for such insurance to the extent Parent's Board of Directors considers such premium unreasonable provided that, in such case, Parent shall purchase as much coverage, if any, as Parent's Board of Directors determines may be reasonably purchased.

  5.12 Registration Rights. At the Closing, the Company agrees to execute and deliver the Registration Rights Agreement in the form of Exhibit D hereto.

  5.13 Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or transaction reporting system.

  5.14 Other Actions. Except as contemplated by this Agreement, neither Parent nor the Company shall, and shall not permit any of its Subsidiaries to, take or agree or commit to take any action that is reasonably likely to result in any of its respective representations or warranties hereunder being untrue in any material respect or in any of the conditions to the Merger set forth in Article VI not being satisfied. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable, to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement.

  5.15 Advice of Changes; SEC Filings. Parent and the Company shall confer on a regular basis with each other, report on operational matters and promptly advise each other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Parent Material Adverse Effect or Company Material Adverse Effect. The Company and Parent shall promptly provide each other (or their respective counsel) copies of all filings made by such party with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

  5.16 Reorganization. It is the intention of Parent and the Company that the Merger and the Liquidation collectively will qualify as a reorganization described in Section 368(a) of the Code (and any comparable provisions of applicable state or local law). Neither Parent nor the Company (nor any of their respective Subsidiaries) will take or omit to take any action (whether before, on or after the Closing Date) that would cause the Merger and the Liquidation collectively not to be so treated. The parties will characterize the Merger and the Liquidation collectively as such a reorganization for purposes of all Returns and other filings.

  5.17 Change of Control. Parent and the Company agree that the transactions contemplated by this Agreement shall constitute a "Change of Control" as defined in the executive employment agreements of Parent listed on Schedule
5.17 of the Parent Letter. Parent represents and warrants to the Company that true and complete copies of such executive employment agreements have been delivered to the Company prior to the date hereof under cover letter specifically identifying such agreements as those listed on Schedule 5.17.

  5.18 Certain Tax Agreements. At or before the Closing, the Company will (i) provide to Parent copies of one or more duly executed statements described in Treasury Regulation Section 1.897-2(h)(1), which are issued by each of the Company's directly owned Subsidiaries that is organized in the United States or is organized outside the United States for which an election under Section 897(i) of the Code is in effect and which are dated not more than 30 days before the Closing Date, certifying that the stock of each such Subsidiary is not a United States real property interest and (ii) cause any such Subsidiary to provide to the IRS a duly executed notice described in Treasury Regulation
Section 1.897-2(h)(2).

  5.19 Formation of Sub. Parent agrees to promptly cause Sub to be formed and to ratify and approve this Agreement. Parent agrees to be responsible for, and to cause Sub to comply with, Sub's obligations hereunder.

                                   ARTICLE VI

                              Conditions Precedent

  6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

    (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock entitled to vote thereon at the Company Stockholder Meeting, and the Parent Share Issuance and the Charter Amendment shall have been approved by the holders of a majority of the outstanding shares of Parent Common Stock entitled to vote thereon at the Parent Stockholder Meeting.

    (b) Listing. The shares of Parent Common Stock issuable to the Company stockholders pursuant to this Agreement, the shares of Parent Common Stock issuable upon the exercise of the Warrants issuable in the Merger and such other shares of Parent Common Stock required to be reserved for issuance in connection with the Merger shall have been authorized for trading on the Nasdaq Stock Market or, listing on the NYSE, upon official notice of issuance.

    (c) Other Approvals. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from any Governmental Entity and from any necessary parties to Parent's Credit Facility and the Company's Credit Facility in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company, Parent and Sub shall have been made or obtained (as the case may be), except where the failure to obtain such consents, approvals, permits, and authorizations would not be reasonably likely to result in a Parent Material Adverse Effect (assuming the Merger and the Liquidation have taken place) or to materially adversely affect the consummation of the Merger or the Liquidation.

    (d) S-4. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

    (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect.

    (f) Subscription Agreement. SCF-III, L.P. shall have complied with its obligations under the Subscription Agreement.

    (g) Escrow Agreement. The Escrow Agreement shall have been executed and delivered in accordance with Section 2.4

  6.2 Conditions of Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Parent and Sub.

    (a) Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date except for such failures to be so true and correct (without giving effect to the individual materiality thresholds otherwise contained in Section 3.1 hereof) which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or which were provided by, or in accordance with, this Agreement.

    (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

    (c) Letters from the Company Affiliates. Parent shall have received from each person named in the letter referred to in Section 5.7 an executed copy of an agreement as provided in Section 5.7.

    (d) Tax Opinion. Parent shall have received an opinion, reasonably satisfactory to Parent, dated on or about the date that is two days prior to the date the Proxy Statement is first mailed to stockholders of the Parent and a copy of which will be furnished to the Company, of Baker & Botts, L.L.P., counsel to Parent, to the effect that, if the Merger and the Liquidation are consummated in accordance with the terms of this Agreement, the Merger and the Liquidation will be collectively treated as a reorganization within the meaning of Section 368(a) of the Code, Parent and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code and no gain or loss will be recognized for United States federal income tax purposes by Parent, Sub or the Company as a result of the Merger and the Liquidation, which opinion shall have been confirmed at the Closing. In rendering such opinion, such counsel may receive and rely upon representations of fact and covenants of the Company and Parent identical to those contained in the Certificates included as Schedule 3.1(v) of the Company Letter and Schedule 3.2(u) of the Parent Letter, respectively.

    (e) Fairness Opinion. The opinion described in Section 3.2(q) shall not have been withdrawn.

  6.3 Conditions of Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by the
Company:

    (a) Representations and Warranties. Each of the representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date except for such failures to be so true and correct which (without giving effect to the individual materiality thresholds otherwise contained in Section 3.2 hereof) would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or which were provided by or in accordance with this Agreement.

    (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

    (c) Tax Opinion. The Company shall have received an opinion, reasonably satisfactory to the Company, dated on or about the date that is two days prior to the date the Proxy Statement is first mailed to stockholders of the Company and a copy of which will be furnished to Parent, of Vinson & Elkins L.L.P. counsel to the Company, to the effect that, if the Merger and the Liquidation are consummated in accordance with the terms of this Agreement, the Merger and the Liquidation will be collectively treated as a reorganization within the meaning of Section 368(a) of the Code, each of Parent and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code and no gain or loss will be recognized for United States federal income tax purposes by a stockholder of the Company as a result of the Merger and the Liquidation upon the conversion of shares of the Company Common Stock into shares of Parent Common Stock except with respect to (i) cash, if any, received in lieu of fractional shares of Parent Common Stock, (ii) a stockholder in special circumstances, such as a stockholder who acquired shares of Company Common Stock through exercise of employee stock options or otherwise as compensation for employment, or (iii) a stockholder who failed to comply with certain filing requirements, which opinion shall have been confirmed at the Closing. In rendering such opinion, such counsel may receive and rely upon representations of fact and covenants of the Company and Parent identical to those contained in the Certificates included as Schedule 3.1(v) of the Company Letter and Schedule 3.2(u) of the Parent Letter, respectively.

                                  ARTICLE VII

                           Termination and Amendment

  7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or Parent:

    (a) by mutual written consent of the Company and Parent, or by mutual action of their respective Boards of Directors;

    (b) by either the Company or Parent if (i) the Merger shall not have been consummated by June 30, 1996 (provided that the right to terminate this Agreement under this clause (i) shall not be available to any party whose breach of any representation or warranty or failure to fulfill any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); (ii) any court of competent jurisdiction, or some other governmental body or regulatory authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; (iii) the stockholders of the Parent shall not approve the Parent Share Issuance or the Charter Amendment at the Parent Stockholder Meeting or at any adjournment thereof; or (iv) in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law, as advised by outside counsel, the Board of Directors of Parent determines that such termination is required by reason of a Parent Acquisition Proposal having been made, provided that Parent may not terminate this Agreement pursuant to this clause (iv) unless five business days shall have elapsed after delivery to the Company of a written notification of Parent's intention to terminate this Agreement and during such five business-day period Parent shall have fully cooperated with the Company; including, without limitation, informing the Company of the terms and conditions of such Parent Acquisition Proposal and the identity of the person or group making such Parent Acquisition Proposal, with the intent of enabling the Company to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected;

    (c) by Parent if (i) the Company shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by the Company at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by the Company of written notice from Parent of such breach and is existing at the time of termination of this Agreement); (ii) any representation or warranty of the Company contained in this Agreement shall not be true in all material respects when made (provided such breach has not been cured within 30 days following receipt by the Company of written notice from Parent of such breach and is existing at the time of termination of this Agreement) or on and as of the Effective Time as if made on and as of the Effective Time (except to the extent it relates to a particular date), except for such failures to be so true and correct (without giving effect to the individual materiality thresholds otherwise contained in Section 3.1 hereof) which would not individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or which were provided by, or in accordance with, this Agreement; or

    (d) by the Company if (i) Parent or Sub shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by it at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by Parent of written notice from the Company of such breach and is existing at the time of termination of this Agreement); (ii) any representation or warranty of Parent or Sub contained in this Agreement shall not be true in all material respects when made (provided such breach has not been cured within 30 days following receipt by Parent of written notice from the Company of such breach and is existing at the time of termination of this Agreement) or on and as of the Effective Time as if made on and as of the Effective Time (except to the extent it relates to a particular date), except for such failures to be so true and correct (without giving effect to the individual materiality thresholds otherwise contained in Section 3.2 hereof) which would not individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or which were provided by, or in accordance with, this Agreement or (iii) the Board of Directors of Parent withdraws, modifies or changes its recommendation of this Agreement, the Merger, the Parent Share Issuance or the Charter Amendment in a manner adverse to the Company or shall have resolved to do any of the foregoing.

  7.2 Effect of Termination. (a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company except (i) with respect to this Section 7.2, the second and third sentences of Section 5.4 and Section 8.1, and (ii) and such termination shall not relieve any party hereto for any intentional breach prior to such termination by a party hereto of any of its representations or warranties or of any of its covenants or agreements set forth in this Agreement.

  (b) If Parent or the Company terminates this Agreement pursuant to Section 7.1(b)(iv), Parent shall on the business day next succeeding such termination pay the Company a fee of $4,000,000 in cash by wire transfer of immediately available funds to an account designated by the Company.

  (c) If the Company terminates this Agreement pursuant to Section 7.1(d)(iii) and if the Company is not in material breach of this Agreement at the time of such termination and the condition specified in Section 6.2(a) would have been satisfied if the Closing would have occurred at the time of such termination, then if a Parent Acquisition Proposal was outstanding at the time the Parent's Board of Directors withdrew, changed or modified its recommendation Parent shall on the business day next succeeding such termination pay the Company a fee of $4,000,000 in cash by wire transfer of immediately available funds to an account designated by the Company.

  (d) If Parent or the Company terminates this Agreement pursuant to Section 7.1(b)(iii) and if the Company is not in material breach of this Agreement at the time of such termination and the condition specified in Section 6.2(a) would have been satisfied if the Closing would have occurred at the time of such termination, then (i) if after the date of this Agreement and on or prior to the Company Stockholder Meeting, any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) became the beneficial owner of 33% or more of the outstanding Parent Common Stock, Parent shall on the business day next succeeding such termination pay the Company a fee of $4,000,000 in cash by wire transfer of immediately available funds to an account designated by the Company and (ii) if no fee is paid pursuant to clause (i) of this Section 7.3(d) and if a Parent Acquisition Proposal had been publicly disclosed at or prior to the time of the Parent Stockholder Meeting and if after the Parent Stockholder Meeting, Parent consummates a Parent Acquisition Proposal within one year following such termination, then Parent shall on the business day next succeeding the consummation of such Parent Acquisition Proposal pay the Company a fee of $4,000,000 in cash by wire transfer of immediately available funds to an account designated by the Company.

  (e) If this Agreement is terminated by Company or Parent pursuant to Section 7.1(b)(iii) or 7.1(b)(iv) or by the Company pursuant to Section 7.1(d)(iii), if no fee is payable to the Company pursuant to Sections 7.2(b), (c) or (d), and if the Company is not in material breach of this Agreement at the time of such termination, then Parent shall on the business day next succeeding such termination pay the Company $1,000,000 in cash by wire transfer of immediately available funds to an account designated by the Company as a partial reimbursement of out-of-pocket expenses incurred by the Company in connection with the transactions contemplated by this Agreement.

  7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or Parent, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII

                               General Provisions

  8.1 Payment of Expenses. Except as provided in Section 7.2 and the Escrow Agreement, each party hereto shall pay its own expenses incident to preparing for entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, whether or not the Merger shall be consummated.

  8.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time and any liability for breach or violation thereof shall terminate absolutely and be of no further force and effect at and as of the Effective Time, except as provided in the Escrow Agreement and except for the agreements contained in Article II, Sections 5.10 through 5.12 and Article VIII, the agreements delivered pursuant to Section 5.7 and the representations, covenants and agreements contained in Sections 5.16 and 5.17. The Confidentiality Agreement shall survive the execution and delivery of this Agreement, and the provisions of the Confidentiality Agreement shall apply to all information and material delivered hereunder.

  8.3 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

    i(a) if to Parent or Sub, to:

    Tuboscope Vetco International Corporation
    2835 Holmes Road
    Houston, TX 77051
    Telecopy: 713-799-5183
    Attn: General Counsel

    with a copy to:

    Latham & Watkins
    650 Town Center Drive, 20th Floor
    Costa Mesa, CA 92626-1918
    Telecopy: 714-755-8290
    Attn: Patrick Seaver

    and (b) if to the Company, to:

    D.O.S. Ltd.
    2800 N. Frazier
    P.O. Box 2327
    Conroe, TX 77305
    Telecopy: 409-756-8102
    Attn: John F. Lauletta

    with a copy to:

    Vinson & Elkins L.L.P.
    2300 First City Tower
    1001 Fannin
    Houston, TX 77002
    Telecopy: 713-758-2346
    Attn: Joe Dilg

  8.4 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. Unless the context otherwise requires, "or" is disjunctive but not necessarily exclusive, and words in the singular include the plural and in the plural include the singular. Any representations and warranties of the Company that are qualified by the phrase "to the knowledge of the Company" or phrases with similar wording shall be interpreted to refer to the actual knowledge of the individuals set forth on Schedule 8.4 of the Company Letter. Any representations and warranties of Parent that are qualified by the phrase "to the knowledge of Parent" or phrases with similar wording shall be interpreted to refer to the actual knowledge of the individuals set forth on Schedule 8.4 of the Parent Letter.

  8.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

  8.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Confidentiality Agreement and any other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereto and (b) except as provided in Sections 5.7, 5.11, 5.16 and 5.17, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

  8.7 Governing Law. Except to the extent that the laws of Bermuda or the State of Delaware are mandatorily applicable to the Merger or the internal affairs of any of the parties, this Agreement shall be governed and construed in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.

  8.8 Severability. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes the Agreement impossible to perform in which case this Agreement shall terminate as if the parties mutually agreed under Section 7.1(a).

  8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

  IN WITNESS WHEREOF, each party has caused this Agreement to be signed by its respective officers thereunto duly authorized, all as of the date first written above.

PARENT:                          TUBOSCOPE VETCO INTERNATIONAL CORPORATION

                                                /s/ Martin R. Reid
                                 By:___________________________________________

                                                  Martin R. Reid
                                 Name:_________________________________________

                                               Chairman of the Board
                                 Title:________________________________________

SUB:                             GROW ACQUISITION LIMITED
                                 (a Bermuda corporation to be formed by
                                 Tuboscope Vetco International Corporation)

                                 By: Tuboscope Vetco International Corporation

                                                /s/ Martin R. Reid
                                 By:___________________________________________

                                                  Martin R. Reid
                                 Name:_________________________________________

                                               Chairman of the Board
                                 Title:________________________________________

THE COMPANY:                     D.O.S. LTD.

                                               /s/ John F. Lauletta
                                 By:___________________________________________

                                                 John F. Lauletta
                                 Name:_________________________________________

                                       President and Chief Executive Officer
                                 Title:________________________________________

                                                                      APPENDIX B

                             SUBSCRIPTION AGREEMENT

  THIS SUBSCRIPTION AGREEMENT (this "Agreement") made and entered into as of January 3, 1996, by and among SCF-III, L.P., a Delaware limited partnership (the "Purchaser"), TUBOSCOPE VETCO INTERNATIONAL CORPORATION, a Delaware corporation ("Parent") and, solely for purposes of Section 8.13 hereof, D.O.S. Ltd., a Bermuda corporation (the "Company").

                              W I T N E S S E T H:

  WHEREAS, D.O.S. Ltd. is to be merged with a wholly-owned subsidiary ("Sub") of Parent (the "Merger") pursuant to an Agreement and Plan of Merger dated of even date herewith among Parent, Sub and D.O.S. Ltd. (the "Merger Agreement");

  WHEREAS, the Board of Directors of Parent has determined that it is in the best interests of Parent and its shareholders to raise additional capital in connection with the Merger;

  WHEREAS, Purchaser will acquire, on the terms and subject to the conditions set forth herein, 4,200,000 shares (the "Shares") of Parent's Common Stock, par value $.01 per share (the "Common Stock") and warrants to purchase 2,533,000 shares of Common Stock (the "Warrants"), (the Shares and the Warrants are collectively referred to herein as the "Securities") in exchange for aggregate consideration of $31,000,000.00.

  NOW, THEREFORE, in consideration of and subject to the mutual agreements, terms and conditions herein contained, the parties hereto agree as follows:

                                   ARTICLE V

                                  Definitions

  Capitalized terms used herein without definitions shall have the meanings assigned to such terms in the Merger Agreement.

                                   ARTICLE VI

                               Sale of Securities

  6.1 Purchase Price. At the Closing, Parent will issue, sell, transfer, convey and deliver to the Purchaser (i) the Shares as evidenced by the delivery of a certificate or certificates evidencing the Shares in good delivery form and
(ii) the Warrants as evidenced by the delivery of the Warrant Certificates in the form set forth on Appendix I, and Purchaser will purchase the Securities subject to the terms and conditions set forth herein in exchange for an aggregate of $31,000,000.00 in cash, payable at the Closing by wire transfer to an account designated in writing by Parent at least five days prior to the Closing Date.

  6.1 Closing. The closing of the sale and purchase of the Securities shall take place at the Closing on the Closing Date. Immediately prior to the filing of the Certificate of Merger with the Registrar of Companies of Bermuda and subject to the terms and conditions set forth herein, Purchaser shall wire transfer funds in accordance with Section 2.1 and the purchase of the Securities by Purchaser shall be deemed to be made as of the Effective Time.

                                  ARTICLE VII

                         Representations and Warranties
                                   of Parent

  Parent warrants and represents to the Purchaser as follows:

  7.1 Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted.

  7.2 Authorization, Execution and Enforceability. Parent has full power and authority to enter into this Agreement and the capacity and authority to make the representations, warranties, covenants and agreements herein. The execution, delivery and performance by Parent of this Agreement have been duly and validly authorized and are within the corporate powers of Parent. This Agreement has been duly executed and delivered by Parent and constitutes its valid and binding agreement, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The Shares to be issued and sold by Parent to the Purchaser hereunder, as of the Closing will be duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable. When executed by Parent and delivered in accordance with their terms, the Warrants will constitute valid and binding obligations of Parent, enforceable in accordance with their terms. The shares of Common Stock reserved for issuance upon exercise of the Warrants will be as of the Closing duly authorized and reserved for such purpose, and, if and when the Warrants are exercised in accordance with the rights provided for therein, such shares will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights.

  7.3 Capital Structure as of Closing Date. The representations and warranties set forth in Section 3.2(b) of the Merger Agreement will be true and correct as of the Closing Date except to the extent such representations and warranties speak as of an earlier date.

  7.4 Consents and Approvals; No Violations.

    (a) No consent, action, approval or authorization of, or registration, declaration or filing with, any governmental department, commission, agency or other instrumentality or any other person or entity is required to authorize, or is otherwise required in connection with, the execution and delivery of this Agreement by Parent or its performance of the terms hereof, including without limitation, the issuance and sale of the Shares and the Warrants, or the validity or enforceability hereof or thereof against Parent as to which the failure to obtain or make would have a Parent Material Adverse Effect or would materially adversely affect the consummation of the transactions contemplated hereby except for the filing of a notification report by Parent and the Purchaser under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable waiting period with respect thereto.

    (b) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Certificate of Incorporation or Bylaws of Parent or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, or indenture applicable to Parent or any of its Subsidiaries,
  (iii) any other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 5.2 are duly and timely obtained or made and the approval of the Merger and the Charter Amendment and the Parent Share Issuance by the stockholders of Parent has been obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Parent Material Adverse Effect, materially impair the ability of Parent to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

  7.5 Registration Statement on Form S-4. The S-4 will comply in all material respects with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, (as applicable) and the rules and regulations of the Securities and Exchange Commission thereunder applicable to the S-4 and neither the S-4, as of its effective date, or the Proxy Statement, as of the Effective Time, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case, excluding for such purposes information relating to the Company and its Subsidiaries).

                                  ARTICLE VIII

                Representations and Warranties of the Purchaser

  The Purchaser represents and warrants to Parent as follows:

  8.1 Organization, Authorization, Execution and Enforceability. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware with power and authority to own, operate and lease its properties and to carry on its business as now conducted, and the Purchaser is duly qualified to do business and is in good standing as a foreign partnership in each jurisdiction with a character of its properties or the nature of its business makes such qualification necessary. Purchaser has full power and authority to enter into this Agreement and the capability and authority to make the representations, warranties, covenants and agreements herein. The execution, delivery and performance by the Purchaser of this Agreement have been duly and validly authorized and are within the powers of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes its valid and binding agreement, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

  8.2 Consents and Approvals. No consent, action, approval or authorization of, or registration, declaration or filing with, any governmental department, commission, agency or other instrumentality or any other person or entity is required to authorize, or is otherwise required in connection with, the execution and delivery of this Agreement by the Purchaser or its performance of the terms hereof, including without limitation, the purchase of the Shares and the Warrants, or the validity or enforceability hereof or thereof against the Purchaser as to which the failure to obtain or make would have a Parent Material Adverse Effect or would materially adversely affect the consummation of the transactions contemplated hereby except for the filing of a notification report by Parent and the Purchaser under the HSR Act, and the expiration or termination of the applicable waiting periods with respect thereto.

  8.3 Purchaser is an "accredited investor" as defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act of 1933, as amended.

                                  ARTICLE VIII

                              Covenants of Parent

  Parent further agrees, except as set forth in or contemplated by this Agreement or as otherwise approved by the Purchaser in writing, that:

  9.1 Registration of Securities. At the Closing, Parent will enter into a Registration Rights Agreement with the Purchaser relating to the Shares in the form set forth on Appendix II. Parent will use its reasonable best efforts to register the Shares, the Warrants, and the shares issuable pursuant to exercise of the Warrants pursuant to the S-4.

  9.2 Obtaining Consents. Parent will use its reasonable best efforts to obtain, and to assist the Purchaser in obtaining, all consents, resignations, authorizations and approvals and making all filings necessary for the consummation of the transactions contemplated by this Agreement required under
(a) the Securities Act of 1933, as amended, (b) the HSR Act and (c) any other applicable law or regulation. Parent and the Purchaser shall request early termination of the waiting period under the HSR Act with respect to the transactions contemplated herein.

  9.3 Satisfaction of Closing Conditions. Parent shall use its reasonable best efforts to satisfy the conditions to Closing set forth in Article VII relating to Parent in an expeditious manner.

  9.4 Delivery of Documents at Closing. At the Closing, subject to satisfaction of the conditions set forth in Article VII, Parent shall execute and deliver to the Purchaser all documents required to be delivered pursuant to Section 7.1.

  9.5 No Amendment of Merger Agreement. Parent shall not amend, alter or modify the Merger Agreement without the written consent of Purchaser, which consent shall not be unreasonably withheld; provided, however, that this Section 5.5 shall not be construed to limit the ability of Parent to waive any of the conditions set forth in Section 6.2 of the Merger Agreement.

                                   ARTICLE X

                           Covenants of the Purchaser

  The Purchaser further agrees, except as set forth in or contemplated by this Agreement or as otherwise approved by Parent in writing, as follows:

  10.1 Obtaining Consents. The Purchaser will use its reasonable best efforts to obtain, and to assist Parent in obtaining, all consents, authorizations and approvals and making all filings necessary for the consummation of the transactions contemplated by this Agreement required under (a) the Securities Act of 1933, as amended, (b) the HSR Act and (c) any other applicable law or regulation. Parent and the Purchaser shall request early termination of the waiting period under the HSR Act with respect to the transactions contemplated herein.

  10.2 Satisfaction of Closing Conditions. The Purchaser shall use its reasonable best efforts to satisfy the conditions to Closing set forth in
Article VII relating to the Purchaser in an expeditious manner.

  10.3 Delivery of Documents at Closing. At the Closing, subject to satisfaction of the conditions set forth in Article VII, the Purchaser shall execute and deliver to Parent the documents contemplated to be delivered pursuant to Section 7.2.

                                   ARTICLE XI

                           Conditions to the Closing;
                       Termination, Amendment and Waiver

  11.1 Conditions to Obligation of the Purchaser. The obligation of the Purchaser to effect the transactions contemplated by this Agreement is subject to the following conditions:

    (a) Representations and Warranties of Parent to be True. Except as contemplated by this Agreement, (i) the representations and warranties of Parent hereunder shall be made again at the Closing and shall be true in all material respects as of the Closing Date except to the extent such representations and warranties speak as of an earlier date, (ii) Parent shall have performed (or caused to have been performed) in all respects all covenants required of it (and its subsidiaries) by this Agreement as of the Closing and (iii) Parent shall have furnished the Purchaser at the Closing with a certificate of the President of Parent to such effect.

    (b) Third Party Consents and Approvals. Parent shall have made all filings with, and obtained all required consents, approvals, permits and authorizations in connection with the execution and delivery of this Agreement and the transactions contemplated hereby from any governmental entity except where the failure to obtain such consents, approvals, permits and authorizations would not be reasonably likely to result in a Parent Material Adverse Effect (assuming the transactions contemplated by this Agreement have taken place) or to materially adversely affect the consummation of the transactions contemplated hereby. The waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

    (c) Stock and Warrant Certificates. Parent shall have delivered to the Purchaser at the Closing one or more stock certificates representing the Shares in good delivery form and certificates representing the Warrants in the form set forth on Appendix I.

    (d) Conditions Precedent to Merger. All of the conditions precedent to the consummation of the Merger as set forth in Sections 6.1 (other than Section 6.1(f)) and 6.3 of the Merger Agreement shall have been satisfied as of the Closing Date; and all conditions precedent set forth in Section
  6.2 of the Merger Agreement shall have been satisfied or waived by Parent as of the Closing Date.

  11.2 Conditions to Obligations of Parent. In addition to the satisfaction of the conditions referred to in subparagraph (b) of Section 7.1 hereof, the obligations of Parent to effect the transactions contemplated by this Agreement shall be subject to the following conditions:

    (a) Representations and Warranties of the Purchaser to Be True. Except as contemplated in this Agreement, (i) the representations and warranties of the Purchaser hereunder shall be made again at the Closing and shall be true in all material respects as of the Closing Date except to the extent such representations and warranties speak as of an earlier date, (ii) the Purchaser shall have performed in all material respects all covenants required of it by this Agreement as of the Closing Date and (iii) the Purchaser shall have furnished Parent at the Closing with a certificate of one of its authorized representatives to such effect.

    (b) Payment of Purchase Price. The Purchaser shall have paid the purchase price for the Securities to be paid at the Closing as specified in Section
  1.1 hereof.

    (c) Conditions Precedent to Merger. All of the conditions precedent to the consummation of the Merger as set forth in Sections 6.1 (other than 6.1(f)), 6.2 and 6.3 of the Merger Agreement shall have been satisfied, or waived by a party having the right to waive such condition under the Merger Agreement, as of the Closing Date.

  11.3 Termination of Agreement. Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated herein may be terminated at any time before the Closing as follows:

    (a) Mutual Consent. By the mutual consent of Parent and the Purchaser.

    (b) Expiration Date. By Parent or the Purchaser if the Closing shall not have occurred by June 30, 1996.

    (c) Termination of Merger Agreement. By Parent or the Purchaser if the Merger Agreement shall have been terminated.

  11.4 Effect of Termination and Failure of Conditions. In the event of termination of this Agreement as provided in Section 6.3, or of the failure of a condition resulting in the Purchaser, or Parent not performing its or their obligations hereunder pursuant to the terms of Section 7.1 or 7.2, as the case may be, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto with respect thereto except that nothing herein shall relieve any party from liability for any breach hereof.

                                  ARTICLE XII

                                 Miscellaneous

  12.1 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of the Agreement.

  12.2 Entire Agreement. This Agreement, the documents to be executed hereunder, and the exhibits attached hereto constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof.

  12.3 Waiver. At any time prior to the Closing, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto or (b) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party. The consummation of the transactions contemplated hereby shall not be deemed a waiver of the right any party may have hereunder with respect to any other party's representations, warranties, covenants or agreements contained in or related to this Agreement being incorrect, untrue or breached.

  12.4 Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. No supplement, alteration or modification of this Agreement shall be binding unless executed in writing by the parties hereto.

  12.5 Further Actions. Each party shall execute and deliver such other certificates, agreements and other documents and take such other actions as may reasonably be requested by the other parties in order to consummate or implement the transactions contemplated by this Agreement.

  12.6 Assignment. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of Parent and the Purchaser. Parent may not assign or delegate any of its rights or duties hereunder, without the prior written consent of the Purchaser. Purchaser may not assign or delegate any of its rights or duties hereunder without the prior written consent of Parent, which consent shall not be unreasonably withheld; but in any event Purchaser shall remain responsible for any assignee's performance. Any assignment or delegation made without such consent shall be void.

  12.7 Independent Covenants. The covenants contained herein are independent and separate, and in the event that any provision contained herein is declared invalid or illegal, the other provisions hereof shall not be affected or impaired thereby and shall remain valid and enforceable.

  12.8 Remedies and Certain Rights. In the event of a breach or threatened breach by any party hereto of the provisions of this Agreement, any other party hereto shall be entitled to specific performance. The parties agree that, from and after the Closing, regardless of whether the Shares and the Warrants have been registered under the Securities Act of 1933, as amended, if Parent breaches a representation made in Section 3.5, then Purchaser shall be entitled to and shall have under this Agreement all rights, remedies and recourse against Parent that Purchaser would have had if Purchaser had acquired the Securities pursuant to the S-4, had relied upon such S-4 to make its investment decision and had not entered into this Agreement (i.e. Purchaser shall have contractual rights hereunder that are equivalent to the rights that a purchaser of securities pursuant to a registration statement would have); it being acknowledged that Purchaser is entering into this Agreement in reliance upon the expected actions of persons and entities assuming the representations in
Section 3.5 will be true.

  12.9 Governing Law. This Agreement and the other documents delivered pursuant hereto and the legal relations between the parties shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

  12.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all of which together shall constitute one and the same instrument.

  12.11 Withholding or Granting of Consent. Except as otherwise provided in this Agreement, each party hereto may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement or any other document or instrument or agreement delivered or entered into pursuant hereto, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

  12.12 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder.

  if to Tuboscope Vetco International:

    Tuboscope Vetco International Corporation
    2835 Holmes Road
    Houston, TX 77051
    Telecopy: 713-799-5183
    Attn: General Counsel

  with a copy to:

    Latham & Watkins
    650 Town Center Drive, 20th Floor
    Costa Mesa, CA 92626
    Telecopy: 714-755-8290
    Attn: Patrick Seaver

  if to SCF-III, L.P.

    c/o SCF Partners
    6600 Texas Commerce Tower
    Houston, TX 77002
    Attn: L.E. Simmons
  if to D.O.S. Ltd.

    D.O.S. Ltd.
    2800 N. Frazier
    P.O. Box 2327
    Conroe, TX 77305
    Telecopy: 409-756-8102
    Attn: John F. Lauletta

  with a copy to:

    Vinson & Elkins L.L.P.
    2300 First City Tower
    1001 Fannin
    Houston, TX 77002
    Telecopy: 713-758-2346
    Attn: Joe Dilg

  12.13 Payment of Fees by the Company. If the Merger Agreement is terminated and if the Company receives a fee pursuant to Section 7.2(b), (c) or (d) of the Merger Agreement, then the Company shall pay Purchaser a fee of $1,000,000 in cash, promptly after the Company's receipt of such fee, by wire transfer of immediately available funds to an account designated by Purchaser. If the Merger Agreement is terminated and if the Company receives a fee pursuant to
Section 7.2(e) of the Merger Agreement, then the Company shall pay Purchaser a fee of $250,000 in cash, promptly after the Company's receipt of such fee, by wire transfer of immediately available funds to an account designated by Purchaser.

  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

                                          SCF-III, L.P.


                                             SCF-II, L.P., its general partner
                                          By___________________________________

                                          By: L.E. Simmons & Associates,
                                           Incorporated,
                                             its general partner

                                             /s/ L. E. Simmons
                                          By: _________________________________
                                             Name: L. E. Simmons
                                             Title: President

                                          TUBOSCOPE VETCO INTERNATIONAL
                                          CORPORATION

                                             /s/ Martin R. Reid
                                          By: _________________________________
                                             Name: Martin R. Reid
                                             Title: Chairman of the Board

Solely for purposes of Section 8.13:

                                          D.O.S. Ltd.

                                             /s/ John F. Lauletta
                                          By: _________________________________
                                             Name: John F. Lauletta
                                             Title: President and Chief
                                             Executive Officer

                                                                      Appendix I

                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION

               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK
                           EXPIRING DECEMBER 31, 2000

NO. 1                                                           2,533,000 SHARES

  BY THIS WARRANT (this "Warrant"), Tuboscope Vetco International Corporation, a Delaware corporation (the "Company"), certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SCF III, L.P., a Delaware limited partnership (along with its registered assigns, the "Holder"), is entitled to subscribe for and purchase from the Company, subject to the terms and conditions set forth herein, at any time or from time to time prior to 5:00 p.m. (Houston, Texas time) on December 31, 2000 (the "Expiration Date") 2,533,000 (subject to adjustment as set forth herein) fully paid and non-assessable shares (the "Shares") of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), at a price equal to the exercise price per share, initially $10.00 (subject to adjustment as set forth herein) per share (the "Exercise Price").

  1. Exercise of Warrant; Company Office. This Warrant may be exercised at any time or from time to time prior to the Expiration Date as to the entire number or any lesser number of whole shares of Common Stock, by the surrender of this Warrant to the Company at its office at 2835 Holmes Road Houston, Texas 77051, or such other place as is designated in writing by the Company pursuant to this
Section 1, together with (a) a duly executed election in substantially the form of Exhibit A attached hereto and made a part hereof for all purposes, and (b) a wire transfer or a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of shares of Common Stock covered by such election. Notwithstanding the foregoing sentence, at any time that the Current Market Price (as hereinafter defined) is greater than the Exercise Price, the Holder may, at its option, exercise this Warrant at any time or from time to time prior to the Expiration Date as to the entire number or any lesser number of whole shares of Common Stock, by the surrender of this Warrant to the Company at the location designated in the foregoing sentence together with a duly executed election in substantially the form of Exhibit A attached hereto and made a part hereof for all purposes and, in return therefor, the Company shall deliver to the Holder that certain number of shares of Common Stock that is determined by dividing
(aa) the product of (1) the number of shares of Common Stock covered by such election and (2) the difference between the Current Market Price at the date of such exercise and the Exercise Price in effect on the date of such exercise by
(bb) the Current Market Price at the date of such exercise. For so long as this Warrant is outstanding, the Company shall continue to maintain an office in the State of Texas where notices, presentations and demands in respect of this Warrant may be made upon it and shall notify the Holder in writing at least 15 days before changing the location of any such office.

  2. Stock Ownership; Stock Certificates; Partial Exercise. Upon each exercise of this Warrant, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise as of the close of business on the day this Warrant is exercised, notwithstanding that the stock transfer books of the Company shall then be closed or certificates representing such shares shall not then have been actually delivered to the Holder. As soon as possible after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the shares issuable upon such exercise issued in such denominations as may be specified by Holder and registered in the name of the Holder or, subject to Section 9, such other name or names as shall be designated in the Holder's election to exercise. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares subject to purchase hereunder on the terms and conditions set forth herein (including all changes and adjustments that have occurred hereunder). The Company will, at the time of each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant; provided, however, that if the Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to such Holder.

  3. Company Records; Transfer or Assignment of Warrant; Exchange of Warrant. Any warrants issued in connection herewith or in substitution herefor, upon complete or partial transfer, assignment or exercise (the "Warrants") shall be numbered and shall be registered in the warrant register of the Company (the "Warrant Register") as they are issued. The Company shall treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes, except that if the Warrant is properly transferred or assigned and notice of such transfer or assignment is given to the Company, the Company shall treat the transferee or assignee as the owner thereof for all purposes (or, if such transfer or assignment is properly made in blank, the Company shall treat the bearer of this Warrant as the owner thereof for all purposes). The Warrant shall be transferred by the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced if requested by the Company in its reasonable discretion. The Company shall immediately register all assignments and transfers in the Warrant Register and, upon any registration of assignment or transfer, the Company shall deliver a new Warrant or Warrants to the person or entity entitled thereto on the terms and conditions set forth herein (including all changes and adjustments that have occurred hereunder). A Warrant, if properly transferred or assigned, may be exercised by a subsequent Holder without having a new Warrant issued. The Warrants may be exchanged at the option of the Holder thereof for another Warrant, or other Warrants, of different denominations and representing in the aggregate the right to purchase the same number of shares of Common Stock on the terms and conditions set forth herein (including all changes and adjustments that have occurred hereunder) upon surrender to the Company or its duly authorized agent. All provisions of this Section 3 shall be subject to Section 9.

  4. Reserved Stock. The Company shall reserve and keep available at all times solely for the purpose of providing for the exercise of this Warrant the maximum number of shares of Common Stock as to which this Warrant may then be exercised. All such shares shall be duly authorized and free of preemptive rights and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable.

  5. Certain Adjustments.

  (a) Number of Shares; Exercise Price. The number of shares of Common Stock which the Holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 5) be issuable upon such exercise, as designated by the Holder hereof, by a fraction of which (a) the numerator is $10.00 and (b) the denominator is the Exercise Price in effect on the date of such exercise. The Exercise Price shall be adjusted and readjusted from time to time as provided in this Section 5 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 5.

  (b) Issuance of Additional Shares of Common Stock or Certain Convertible Securities. If on or after the date hereof the Company shall issue any Common Stock other than Excluded Stock (as hereinafter defined) without consideration or for a consideration per share less than the Current Market Price in effect immediately prior to such issuance, the Exercise Price in effect immediately prior to each such issuance shall immediately (except as otherwise expressly provided below) be reduced to the price determined by dividing (1) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the Current Market Price in effect immediately prior to such issuance and (B) the consideration, if any, received by the Company upon such issuance, by (2) the total number of shares of Common Stock outstanding immediately after such issuance.

    For the purposes of any adjustment of the Exercise Price pursuant to this
  Section 5(b), the following provisions shall be applicable:

    (A) Cash. In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock before deducting therefrom any discounts, commissions, taxes or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

    (B) Consideration Other Than Cash. In the case of the issuance of Common Stock (otherwise than upon the conversion of shares of capital stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities of the Company that by their terms are exchangeable for such Common Stock), the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors of the Company and irrespective of any accounting treatment; provided, that such fair value as determined by the Board of Directors shall not exceed the aggregate Current Market Price of the shares of Common Stock being issued as of the date on which the Board of Directors authorizes the issuance of such shares.

    (C) Options and Convertible Securities. In the case of the issuance of
  (i) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable), (ii) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or (iii) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable), other than in each case Excluded Stock:

      (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subclauses (A) and (B) above), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

      (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants, or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in subclauses (A) and (B) above), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

      (3) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Exercise Price as then in effect shall forthwith be readjusted to such Exercise Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

      (4) on the expiration or cancellation of any such options, warrants or rights or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Exercise Price shall have been adjusted upon the issuance thereof, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

      (5) if the Exercise Price shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Exercise Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

    (D) Excluded Stock. "Excluded Stock" shall mean (1) shares of Common Stock issued by the Company as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Common Stock for which an adjustment to the Exercise Price is made pursuant to Section 5(c), (2) options to acquire Common Stock and shares of Common Stock issued or to be issued from time to time to directors, officers, employees, consultants, advisors, independent contractors and agents of the Company pursuant to stock option plans or other employee benefit plans approved of by the Board of Directors, or an authorized committee thereof, of the Company, (3) the shares of Common Stock issued or issuable upon conversion of the Redeemable Series A Convertible Preferred Stock of the Company outstanding on December 31, 1995, (4) the shares of Common Stock issued or issuable upon exercise of the Warrants and (5) shares of Common Stock issued by the Company pursuant to an underwritten public offering of Common Stock or pursuant to a public tender or exchange offer.

  (c) Stock Dividends, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of this Warrant who exercises this Warrant after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had this Warrant been exercised immediately prior to such date. Successive adjustments in the Exercise Price shall be made whenever any event specified above shall occur.

  (d) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class other than its Common Stock or (ii) of evidences of indebtedness of the Company or any subsidiary or (iii) of other assets, including cash, (excluding dividends or distributions referred to in Section 5(c) above and excluding any cash dividend or cash distribution if the per share amount when combined with the per share amount of all cash dividends and distributions paid by the Company on Common Stock during the 365-day period ending on such record date (as adjusted to appropriately reflect any of the events referred to in Section 5(c) or in this Section 5(d) and excluding cash dividends or distributions for which an adjustment to the Exercise Price was previously made pursuant to this Section 5(d)), does not exceed 10% of the Current Market Price on such record date) or (iv) of rights or warrants (excluding those referred to in Section 5(b) above), in each case the Exercise Price in effect immediately prior thereto shall be reduced immediately thereafter to the price determined by dividing (1) an amount equal to the difference resulting from (x) the number of shares of Common Stock outstanding on such record date multiplied by the Current Market Price on such record date, less (y) the fair market value (as determined in good faith by the Board of Directors) of said shares or evidences of indebtedness or assets or rights or warrants to be so distributed, by (2) the number of shares of Common Stock outstanding on such record date. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Exercise Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidence of indebtedness, assets, rights or warrants, as the case may be, to the Exercise Price which would then be in effect if such record date had not been fixed.

  (e) Other Dilutive Events. In case any event shall occur as to which the provisions of this Section 5 are not strictly applicable but the failure to make any adjustment relating thereto would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of this Section 5, then, in each such case, the Company shall immediately make all adjustments necessary to preserve, without dilution, the purchase rights represented by this Warrant on a basis consistent with the intent and principles established in this Section 5 and shall also immediately appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company if they satisfy such standard), which shall give their opinion that such adjustment, if any, preserves, without dilution, the purchase rights represented by this Warrant on a basis consistent with the intent and principles established in this Section 5. Upon receipt of such opinion, the Company will immediately deliver a copy thereof to the Holder of this Warrant. The Company shall not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith assist in carrying out all of such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (i) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Warrants from time to time outstanding, and (iii) will not take any action which results in any adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purpose of issuance upon such exercise.

  (f) Size of Adjustment; Rounding. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($.01) in such price; provided, however, that any adjustment which is thereby not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a Share, as the case may be.

  (g) Notice. Whenever there shall be an adjustment as provided in this Section 5, the Company shall promptly cause written notice thereof to be sent to the Holder, which notice shall be accompanied by an officer's certificate setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof. However, the failure by the Company to satisfy its obligations under this
Section 5(g) shall not in any manner affect or alter the rights of the Holder under this Warrant.

  (h) Fractional Shares. The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of Warrants. If any fraction of a share would be issuable upon the exercise of any Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of exercise of the Warrant.

  (i) Current Market Price. The Current Market Price at any date shall mean, in the event the Common Stock is publicly traded, the average of the daily closing prices per share of Common Stock for 30 consecutive trading days ending 3 trading days before such date (as adjusted for any stock dividend, other dividend for which an adjustment to the Exercise Price would be required pursuant to Section 5(d), split, combination or reclassification that took effect during such 30 trading day period). The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the closing sale price for such day reported by NASDAQ, if the Common Stock is traded over-the-counter and quoted in the National Market System, or if the Common Stock is so traded, but not so quoted, the average of the closing reported bid and asked prices of the Common Stock as reported by NASDAQ or any comparable system or, if the Common Stock is not listed on NASDAQ or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If the Common Stock is not traded in such manner that the quotations referred to above are available for the period required hereunder, the Current Market Price per share of Common Stock shall be deemed to be the fair value per share of Common Stock as determined by the Board of Directors of the Company in good faith and irrespective of any accounting treatment.

  (j) Treasury Stock. For the purposes of this Section 5, the sale or other disposition of any Common Stock theretofore held in the Company's treasury shall be deemed to be an issue thereof.

  (k) Valid Issuance. All shares of Common Stock which may be issued upon the exercise of this Warrant will upon issuance by the Company be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Company shall take no action which will cause a contrary result (including, without limitation, any action which would cause the Exercise Price to be less than the par value, if any, of the Common Stock).

  6. Certain Corporate Events or Actions.

  (a) Consolidation, Merger, Etc. In case of any consolidation with or merger of the Company with or into another corporation or other entity (except for a merger or consolidation in which the Company is the continuing corporation other than as a subsidiary of another corporation or other entity), or in case of any sale, lease or conveyance to another corporation or other entity of the assets of the Company as an entirety or substantially as an entirety, such successor, purchasing, leasing or receiving corporation or other entity, as the case may be, shall, prior to and as a condition to the occurrence of such event, (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease or conveyance (provided that, if the holders of shares have the right to make an election with respect to the kind or amount of securities, cash or other property receivable upon consummation of such event, then the kind and amount of securities, cash or other consideration receivable to the Holder upon consummation of such event shall be deemed to be the kind and amount so receivable per share by a plurality of the shares held by holders of such shares making such an election) and (ii) make effective provision in its certificate of incorporation or otherwise, if needed, in order to effect such agreement. Such agreement shall provide for adjustments which shall be equivalent to the adjustments in Section 5 and shall contain provisions equivalent to this Section 6.

  (b) Reclassification, Etc. In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant or in case of any consolidation or merger of another corporation or other entity with or into the Company in which the Company is the continuing corporation (other than as a subsidiary of another corporation or other entity) and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock, the Holder shall have the right thereafter to receive upon exercise of this Warrant the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock into which this Warrant would have been exercisable immediately prior to such reclassification, change, consolidation or merger (provided that, if the holders of shares have the right to make an election with respect to the kind or amount of securities, cash or other property receivable upon consummation of such event, then the kind and amount of securities, cash or other consideration receivable to the Holder upon consummation of such event shall be deemed to be the kind and amount so receivable per share by a plurality of the shares held by holders of such shares making such an election). Thereafter, appropriate provision (as determined by the Board of Directors of the Company in good faith) shall be made for adjustments which shall be equivalent to the adjustments in Section 5. This Section 6(b) shall be applicable to successive reclassifications, changes, consolidations or mergers.

  7. Certain Notices. In case at any time the Company shall propose or have knowledge of any proposal:

  (a) to pay any dividend or make any distribution on shares of Common Stock or to fix a record date for the making of any such dividend or distribution to holders of Common Stock; or

  (b) to take, or fix a record date for, any action that would result in any adjustment to the Exercise Price pursuant to Section 5; or

  (c) to effect any reclassification or change of outstanding shares of Common Stock, or consolidation or merger, or sale, lease or conveyance of property, of the type addressed in Section 6; or

  (d) to effect any voluntary or involuntary liquidation, dissolution or winding-up of the Company;

then, and in any one or more of such cases, the Company shall give written notice thereof to the Holder at least 30 days prior to the date on which (i) the books of the Company shall close, or a record date shall be set, for any such action described in Section 7(a) or (b) or (ii) such reclassification, change, consolidation, merger, sale, lease, conveyance, liquidation, dissolution or winding-up shall be effective, as the case may be.

  8. Expenses. The Company shall pay all costs, fees, taxes (other than any federal or state income or stock transfer taxes) and expenses payable in connection with the preparation, issuance and delivery from time to time of Warrants and of shares of Common Stock or other securities issued upon the exercise of Warrants.

  9. Restrictions on Transfer. The Holder, by its acceptance hereof, represents and warrants that it is acquiring the Warrants and any Common Stock issued upon the exercise of this Warrant for investment purposes, for its own account, and not with an intent to sell or distribute the Warrants or any such Common Stock except in compliance with applicable United States federal and state securities law. Neither this Warrant nor any of the Common Stock issued upon the exercise of this Warrant, nor any interest in either, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities laws and the terms and conditions hereof. The provisions of this Section 9 shall be binding upon all subsequent holders of this Warrant, if any. This Warrant and the shares of Common Stock or other securities issued upon exercise of this Warrant shall be subject to a stop-transfer order (except with respect to a transfer by SCF III, L.P. of this Warrant or such shares to its partners who are "accredited investors" within the meaning of Rule 501 of the Rules and Regulations under the Securities Act of 1933, as amended, (the "Securities Act")) and the certificate or certificates evidencing any such shares or securities shall bear the following legend:

  "THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION STATING THAT SUCH SALE, ASSIGNMENT OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND LAWS."

  10. Registration of Common Stock; Listing. If any shares of Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon exercise, the Company will, at its expense and as expeditiously as possible, cause such shares to be duly registered or approved, as the case may be. At any such time as Common Stock is listed for trading, the Company will, at its expense, obtain promptly and maintain the approval of all securities exchanges (including, for this purpose, NASDAQ) on which the Common Stock is listed for trading for an additional listing, upon official notice of issuance, of the shares of Common Stock issuable upon exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance.

  11. Availability of Information. The Company will comply with the reporting requirements of Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or, if the Company is not required to so comply pursuant to the Exchange Act, it will make publicly available the information specified by Rule 144(c)(2) under the Securities Act) and will comply with all other public information reporting requirements of the Securities and Exchange Commission (the "Commission") (including Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any restricted securities (as defined in the Securities Act) or the sale of securities by affiliates (as defined in the Securities Act). The Company will also cooperate with each holder of any restricted securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any restricted securities or the sale of securities by affiliates. The Company will furnish to each Holder of a Warrant, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Commission.

  12. Loss, Theft, Etc. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and upon surrender and cancellation of any Warrant if mutilated, the Company shall execute and deliver to the Holder thereof a new Warrant in the form and substance of the lost, stolen, destroyed or mutilated Warrant (including all changes and adjustments that have occurred hereunder). In the event a bond for security therefor is required, the cost of such bond shall be paid by the Holder.

  13. No Rights or Liabilities as a Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company or as imposing any obligation upon such Holder to purchase any securities or as imposing any liability upon such Holder as a stockholder of the Company, whether such obligation or liability is asserted by the Company or by creditors of the Company at law or in equity.

  14. Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware.

  15. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that, to the extent permitted by applicable law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

  16. Notices. All notices and other communications provided for herein shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed (a) if to any Holder of any Warrant, to the address of such Holder as set forth in the Warrant Register or to such other address as such Holder has notified the Company of in writing or (b) if to the Company, to the address set forth in Section 1 or to such other address as the Company has notified such Holder of pursuant to Section 1 and this Section

16; provided, however, that the exercise of any Warrant shall be effective in the manner provided in Section 1. All notices given pursuant to this Warrant shall be deemed to be effective upon receipt thereof by the party to whom such notice is addressed.

  17. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. Any provision of this Warrant which shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Company waives any provision of law which shall render any provision hereof prohibited or unenforceable in any respect. The section and paragraph headings used in this Warrant are inserted for convenience only and shall not be used for any interpretive purpose.

  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

Dated:                  , 1996                     TUBOSCOPE VETCO INTERNATIONAL
                                                 CORPORATION

[Corporate Seal]
                                          By: _________________________________

Attest:

Secretary

                                                            EXHIBIT A TO WARRANT

To: TUBOSCOPE VETCO INTERNATIONAL CORPORATION

                              ELECTION TO EXERCISE

  The undersigned hereby exercises his or its rights to subscribe for shares of Common Stock covered by the within Warrant [and tenders
payment herewith in the amount of $            ] [and tenders no payment
herewith with respect to such shares of Common Stock covered by the within
Warrant and thus requests      shares of Common Stock (the quotient of (i)
shares covered by this exercise multiplied by $    ) (the Current Market Price
at the date of this exercise minus the Exercise Price), divided by $      (the
Current Market Price at the date of this exercise)] in accordance with the terms thereof, and requests that certificates for such shares in the following denominations be issued in the name of, and delivered to, the person[s] at the following address[es]:

    Denominations: _________________________________________________________

              (Print Address[es] and Social Security Number[s] or
                Employer Identification Number[s] as applicable)

and, if said number of shares shall not be all the shares covered by the within Warrant, that a new Warrant for the balance remaining of the shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below:

Date:            ,                        Name: _______________________________
                                                (Print)

                                                (Signature)

                                          Address: ____________________________

                                                                      APPENDIX C

                                ESCROW AGREEMENT

  This Escrow Agreement, dated as of                   , 1996, between
Tuboscope Vetco International Corporation, a Delaware corporation ("Parent"), D.O.S. Ltd., a Bermuda corporation (the "Company"),
("Stockholders Representative") and                  ,
("Escrow Agent");

                             W I T N E S S E T H :

  WHEREAS, Parent, Grow Acquisition Limited ("Sub") and the Company have
entered into an Agreement and Plan of Merger dated as of January     , 1996,
(the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Sub with the Company, with the result that the surviving corporation (the "Surviving Corporation") will become a wholly owned subsidiary of Parent; and

  WHEREAS, the parties hereto desire, pursuant to Article II of the Merger Agreement, to set aside a portion of the consideration to be paid to the holders of ordinary shares, $.10 par value, of the Company (the "Company Common Stock") in connection with the Merger, for the purpose of providing Parent with a limited remedy in the event of a breach by the Company of certain representations and warranties made in the Merger Agreement;

  WHEREAS, Escrow Agent has agreed to hold the Escrowed Shares (as hereinafter defined) in accordance with the terms and provisions contained herein;

  NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the parties hereto hereby agree as follows:

  1. Definitions. Except as hereinafter defined, capitalized terms used in this Escrow Agreement will have the meanings assigned to such terms in the Merger Agreement.

    (a) "Breach" shall mean a breach by the Company of a representation or warranty of the Company set forth in the Merger Agreement as of the date of the Merger Agreement (except to the extent such representation or warranty speaks of an earlier date); provided, however that such a Breach shall be deemed not to be a Breach to the extent that (i) the Company has notified Parent in writing prior to the Closing of such Breach or (ii) an executive officer of Parent prior to the Closing is shown by clear and convincing evidence to have had actual knowledge of such Breach prior to the Closing.

    (b) "Claim" shall mean a claim for Damages incurred by Parent as a result of one or more Breaches.

    (c) "Claim Expiration Time" shall mean 5:00 p.m. C.S.T. on the fifteenth business day following the delivery to the Board of Directors of Parent of audited financial statements of the Company and its Subsidiaries as of and for the period ending on March 31, 1996 (or as of any later date).

    (d) "Damages" shall mean any loss, liability, claim, damage, expense, whether or not involving a third-party claim, net of any insurance proceeds or payments from any other responsible person or entity and net of any tax savings as a result of the incurrence of such Damages.

    (e) "Threshold Amount" shall mean the dollar amount of Damages, the loss of which would result in a Company Material Adverse Effect.

    (f) "Stockholders" means the holders of shares of Company Common Stock immediately before the Effective Time, excluding any holders of Dissenting Shares.

  2. Appointment of Escrow Agent. Parent and the Company hereby designate and
appoint                           as Escrow Agent for the purposes set forth
herein and the Escrow Agent hereby accepts such appointment on the terms herein provided.

  3. Deposit of Escrowed Shares. Promptly after the Effective Time, Parent shall deliver to the Escrow Agent one or more certificates in the name of the Escrow Agent representing the Escrowed Shares and cash in lieu of any fractional shares.

  4. Maintenance of Escrow.

    (a) The Escrow Agent shall hold the Escrowed Shares in escrow, and shall maintain and disburse the Escrowed Shares, pursuant to this Escrow Agreement.

    (b) All dividends and other distributions of money, securities or other property made by Parent with respect to the Escrowed Shares while such shares are held by the Escrow Agent, shall be paid or delivered to the Stockholders pro rata in accordance with their respective ownership of Company Common Stock immediately prior to the Effective Time, at the same time such dividends or other distributions are paid or delivered to other holders of Parent Common Stock; provided, however, that there shall be paid or delivered to the Escrow Agent at such time all shares of Parent Common Stock issuable as a result of any stock dividend or stock split with respect to the Escrowed Shares. The Escrowed Shares and such additional shares of Parent Common Stock are collectively referred to in this Escrow Agreement as the "Escrow Funds."

  5. Parent's Right to Assert Claim to Escrow Funds. Parent shall have the right to make one Claim on or prior to the Claim Expiration Time by delivering a written notice of such Claim to the Stockholders Representative and the Escrow Agent prior to such time. Subject to the other provisions herein, Parent shall have the right to receive a portion or all of the Escrow Funds only if the Damages for such Claim (determined without giving effect to the individual materiality thresholds contained in Section 3.1 of the Merger Agreement when evaluating the Damages resulting from a Breach, but without duplication for the same Damages resulting from more than one Breach) exceed the Threshold Amount and then only in the amount by which such Damages exceed $1,000,000. If Parent asserts a Claim, such Claim shall state with particularity all Breaches asserted, including sufficient facts relating thereto so that the Stockholders Representative may reasonably evaluate such Claim, the aggregate Damages incurred by Parent, Parent's estimate of the Threshold Amount and the amount (the "Parent Net Claim") that equals (i) the aggregate amount of such Damages, less (ii) $1,000,000, rounded to the nearest amount evenly divisible by $7.00. Notwithstanding anything to the contrary herein, Parent shall in no event be entitled to receive pursuant to this Agreement, more than the then available Escrow Funds. The parties agree that the $1,000,000 deductible set forth above was a negotiated risk sharing provision and does not and was not intended to, reflect either party's understanding or agreement as to the level of Damages necessary to exceed the Threshold Amount or constitute a Company Material Adverse Effect.

  6. Determination of Valid Parent Net Claim; Final Instruction. For purposes of this Escrow Agreement, a "Final Instruction" shall mean a written notice given to the Escrow Agent directing the disbursement of the amount of the Parent Net Claim, and shall be signed both by Parent and by the Stockholders Representative except as otherwise provided below in clause (b) or (d). A Final Instruction shall be delivered to the Escrow Agent under the following circumstances, and accompanied by the indicated documentation:

    (a) If the Stockholders Representative disputes either the validity, amount or calculation of the Threshold Amount or the Parent Net Claim, the Stockholders Representative shall give written notice of such dispute to Parent, with a copy to the Escrow Agent, within 20 business days after the delivery of notice of the Claim by Parent. In such circumstances, no Final Instruction may be given to the Escrow Agent except as provided in (c) or
  (d) below.

    (b) If the Stockholders Representative fails to respond to the Claim within 20 business days after the delivery to the Stockholders Representative and the Escrow Agent of the Notice of the Claim, or if the Stockholders Representative notifies the Escrow Agent that there is no dispute with respect to the Parent Net Claim, Parent shall have the right to deliver to the Escrow Agent a Final Instruction, signed only by Parent, with respect to the Parent Net Claim.

    (c) If the Stockholders Representative and Parent reach an agreement with respect to the proper determination of the Threshold Amount or the Parent Net Claim, the Stockholders Representative and Parent shall give to the Escrow Agent a Final Instruction, signed by both the Stockholders Representative and Parent, with respect to the Parent Net Claim.

    (d) If an arbitration order pursuant to Section 22 hereof, is entered with respect to the Parent Net Claim, either the Stockholders Representative or Parent shall have the right to deliver to the Escrow Agent a Final Instruction with respect to the Parent Net Claim based on and in compliance with such order, signed only by the Stockholders Representative or by Parent, as the case may be, and accompanied by a copy of such order.

  Upon receipt of a Final Instruction in accordance with this Section, the Escrow Agent shall disburse to Parent from the Escrow Funds such number of shares of Parent Common Stock as shall equal the Parent Net Claim based on the valuation procedures set forth in Section 8 herein and shall distribute the remaining Escrow Funds in accordance with Section 7 below.

  7. Distribution of Escrow Funds. If Parent fails to make a Claim on or prior to the Claim Expiration Time in accordance with Section 5, then as promptly as practicable thereafter the Escrow Agent shall deliver the Escrowed Shares and all other Escrow Funds to the Stockholders pro rata in accordance with their respective ownership of Company Common Stock immediately prior to the Effective Time. If Parent timely makes a Claim, then upon the Escrow Agent's receipt of a Final Instruction, the Escrow Agent shall deliver such portion of the Escrow Funds to Parent as set forth in such Final Instruction and then shall deliver any remaining Escrowed Shares and any other remaining Escrow Funds, on a pro rata basis, to the Stockholders.

  8. Valuation of Escrowed Shares; Fractional Shares. For purposes of determining the number of Escrowed Shares to be disbursed from the Escrow Fund under this Escrow Agreement with respect to the Parent Net Claim, each share of Parent Common Stock shall be valued at $7.00 per share (subject to appropriate adjustment for any stock split, stock dividend, reverse stock split or similar event with respect to Parent Common Stock effected after the Effective Time), regardless of the then market value of such shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued pursuant to this Agreement. In lieu of any fractional share of Parent Common Stock, each Stockholder who would otherwise have been entitled to a fraction of a share of Parent Common Stock hereunder shall be paid an amount in cash (without interest) equal to the value of such fraction of a share based upon an assumed value of $7.00 per share (subject to appropriate adjustment for any stock split, stock dividend, reverse stock split or similar event with respect to Parent Common Stock effected after the Effective Time). Parent agrees to pay to Escrow Agent such amounts as are necessary to pay such cash in lieu of fractional shares and the Escrow Agent shall transfer and deliver such shares to Parent with respect to which cash is so paid as a result of the distribution to the Stockholders.

  9. Reliance by Escrow Agent; Liability of Escrow Agent. The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization or other paper or document that the Escrow Agent believes to be genuine and what it purports to be. The Escrow Agent may confer with its own corporate or outside legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof, or its duties hereunder, and shall incur no liability and shall be fully protected in acting in accordance with the written opinions of such counsel. The duties of the Escrow Agent hereunder will be limited to the observance of the express provisions of this Escrow Agreement. The Escrow Agent will not be subject to, or be obliged to recognize, any other agreement between the parties hereto or directions or instructions not specifically set forth as provided for herein. The Escrow Agent will not make any payment or disbursement from or out of the Escrow Fund that is not expressly authorized pursuant to this Escrow Agreement. The Escrow Agent may rely upon and act upon any instrument received by it pursuant to the provisions of this Escrow Agreement that it reasonably believes to be genuine and in conformity with the requirements of this Escrow Agreement. The Escrow Agent undertakes to use the same degree of care and skill in performing its services hereunder as an ordinary prudent person would do or use under the circumstances in the conduct of his or her own affairs. The Escrow Agent will not be liable for any action taken or not taken by it under the terms hereof in the absence of breach of its obligations hereunder or gross negligence or willful misconduct on its part.

  10. Indemnification of Escrow Agent. Parent will indemnify and hold the Escrow Agent harmless from and against any and all losses, costs, damages or expenses (including, but not limited to, reasonable attorneys' fees) it may sustain by reason of its service as Escrow Agent hereunder, and except such losses, costs, damages or expenses (including, but not limited to, reasonable attorneys' fees) incurred by reason of such acts or omissions for which the Escrow Agent is liable or responsible under the last sentence of Section 9 hereof.

  11. Release of Stockholders Representative; Successor Stockholders
Representative. In consideration of                       (and any successor)
acting as the Stockholders Representative hereunder on behalf of all Stockholders, each such Stockholder, by accepting shares of Parent Common Stock in respect of such Stockholder's shares of Company Common Stock and by becoming a beneficiary of this Escrow Agreement, releases the Stockholder Representative from liability for any action taken or not taken by the Stockholders Representative under the terms hereof in the absence of the Stockholders Representative's gross negligence or willful misconduct. If ceases to act as the Stockholders Representative for any reason or or his representative shall notify Parent and the Escrow Agent of the Stockholders Representative intent to resign as Stockholders Representative, then Stockholders entitled to receive a majority of the Escrowed Shares hereunder (assuming no Claim is made) may by written notice to the Parent and Escrow Agent appoint a successor Stockholders Representative. If no such successor is appointed within 30 days, then Parent shall appoint an independent third party as successor.

  12. Fees and Expenses of the Escrow Agent. All fees of the Escrow Agent for its services hereunder, together with any expenses reasonably incurred by the Escrow Agent in connection with this Escrow Agreement, shall be paid by Parent.

  13. Resignation of Escrow Agent. The Escrow Agent may resign from its duties hereunder by giving each of the parties hereto not less than 60 days prior written notice of the effective date of such resignation (which effective date shall be at least 60 days after the date such notice is given). The parties hereto intend that a substitute Escrow Agent will be appointed by Parent to fulfill the duties of the Escrow Agent hereunder for the remaining term of this Escrow Agreement in the event of the Escrow Agent's resignation. If on or before the effective date of such resignation, a substitute Escrow Agent has not been appointed, the Escrow Agent will thereupon deposit the Escrow Funds into the registry of a court of competent jurisdiction.

  14. Designees for Instructions. Parent, may, by notice to the Escrow Agent, designate one or more persons who will execute notices and from whom the Escrow Agent may take instructions hereunder. Such designations may be changed from time to time upon notice to the Escrow Agent from Parent. The Escrow Agent will be entitled to rely conclusively on any notices or instructions from any person so designated by Parent.

  15. Voting of Escrowed Shares. With respect to any matter on which the Escrowed Shares or any other shares of Parent Common Stock in the Escrow Fund are entitled to vote, the Escrow Agent shall seek voting instructions from the Stockholders. With respect to Stockholders who timely provide such instruction, the Escrow Agent shall vote the Escrowed Shares that would be distributed to such Stockholders (assuming no Claim is made) in accordance with the instructions received by such Stockholders, but shall not otherwise vote such shares.

  16. Notices. Any notices, consents, demands, requests, approvals and other communications to be given under this Escrow Agreement by any party to any other party shall be in writing and shall be either (a) personally delivered,
(b) mailed by registered or certified mail, postage prepaid with return receipt requested, (c) delivered by overnight express delivery service or same-day local courier service, or (d) delivered by facsimile transmission, to the address set forth below, or to such other address as may be designated by such party from time to time in accordance with this Section. Notices delivered personally, by overnight express delivery service or by local courier service shall be deemed given as of actual receipt. Mailed notices shall be deemed given three business days after mailing. Notices delivered by facsimile transmission shall be deemed given upon receipt by the sender of the transmission confirmation.

    (a) If to Parent or, after the Effective Time, the Company:

                     -------------------------------------
                     -------------------------------------
                     -------------------------------------

      with a copy to:

    (b) If to the Escrow Agent:
                     -------------------------------------
                     -------------------------------------
                     -------------------------------------

    (c) If to the Stockholder Representative,
                     -------------------------------------
                     -------------------------------------
                     -------------------------------------

      with a copy to:
                     -------------------------------------
                     -------------------------------------
                     -------------------------------------

  17. Binding Effect. This Escrow Agreement will be binding upon and inure to the benefit of the parties hereto and their permitted assigns. The rights of any person or entity to receive Escrowed Shares hereunder shall not be transferable except by operation of law.

  18. Amendment and Termination. This Escrow Agreement may be amended by and upon written notice to the Escrow Agent given jointly by Parent and the Stockholders Representative, but the duties and responsibilities of the Escrow Agent may not be increased without its written consent. This Escrow Agreement will terminate on the date on which all the Escrow Funds have been distributed.

  19. Applicable Law. This Escrow Agreement will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to conflicts of law principles.

  20. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument.

  21. Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience only and are not part of this Escrow Agreement and will not be used in construing it.

  22. Arbitration. Any and all claims, demands, causes of action, disputes, controversies and other matters in question arising out of or relating to this Escrow Agreement, the alleged breach thereof, or in any way relating to the subject matter of this Agreement, including without limitation the validity of Claims, the calculation of Damages, and the determination of and the actual dollar amount of the Threshold Amount ("Disputes"), even though some or all of such Disputes allegedly are extra contractual in nature, whether such Disputes sound in contract, tort or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved and decided exclusively by binding arbitration pursuant to the Federal Arbitration Act in accordance with the Commercial Arbitration Rules then in effect with the American Arbitration Association. The arbitration proceeding shall be conducted in Houston, Texas. The arbitration shall be before a panel of three arbitrators. Parent and the Stockholders Representative shall each select one arbitrator and the two arbitrators so selected shall select the third arbitrator. The arbitrators are authorized to issue subpoenas for depositions and other discovery mechanisms, as well as trial subpoenas, in accordance with the Federal Rules of Civil Procedure. Any party may initiate a proceeding in the appropriate United States District Court to enforce this provision. This agreement to arbitrate shall be enforceable in either federal or state court. Judgment upon any award rendered in any such arbitration proceeding may be entered by any federal or state court having jurisdiction. The enforcement of this agreement to arbitrate and all procedural aspects of this agreement to arbitrate, including the construction and interpretation of this agreement to arbitrate, the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act. The arbitrators shall have no authority to award punitive damages (including, without limitation, any exemplary damages, treble damages or any other penalty or punitive type of damages), under any circumstances regardless of whether such damages in excess of such amount may be available under applicable law or otherwise, the parties hereto hereby waiving their right, if any, to recover such damages in excess of such amount in connection with any Disputes. The costs of the arbitration and attorney's fees shall be paid by Parent, but the arbitrators shall have the right to increase the Parent Net Claim by any or all of such costs, including amounts paid by the Parent pursuant to Section 24 hereof, as they deem equitable.

  23. Action by Parent. All actions to be taken by Parent hereunder shall be taken by, or pursuant to authority granted by a committee of the Board of Directors of Parent comprised of one or more members who were not prior to the Effective Time affiliated with the Company or affiliates of the Company and who are not Stockholders.

  24. Stockholders Representative's Expenses. Parent shall pay all invoices submitted by the Stockholders Representative with respect to all reasonable out-of-pocket expenses incurred by Stockholders Representative in the performance of his duties hereunder, including fees and expenses of counsel, or if Stockholders Representative has paid such expenses, then to reimburse Stockholders Representative within 30 days of the submission of a written request for reimbursement.

  25. Conduct of Audit. Parent agrees to use all reasonable efforts to cause the Claim Expiration Time to occur as soon as practicable.

  26. Tax Reporting. Unless otherwise required by Treasury Regulations issued in the future, the parties will treat the Escrowed Shares and any other shares of Parent Common Stock deposited with the Escrow Agent hereunder for purposes of Section 468B(g) of the Internal Revenue Code of 1986, as amended, and for all other income tax purposes as being owned by the Stockholders during the period such shares are held in Escrow, and therefore any income earned on such shares during such period will be allocated and reported to the Stockholders as such income is earned. The parties will make any elections or filings required to characterize such shares in a manner consistent with the preceding sentence.

  IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                          TUBOSCOPE VETCO INTERNATIONAL
                                           CORPORATION

                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                          D.O.S. Ltd.

                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                          STOCKHOLDERS REPRESENTATIVE

                                          _____________________________________
                                          Name: _______________________________

                                          ESCROW AGENT

                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                                                     APPENDIX D

                                CS FIRST BOSTON

Harry C. Pinson                                     CS First Boston Corporation
Managing Director                                     3030 Texas Commerce Tower
                                                         Houston, TX 77002-3003

March 22, 1996                                           Telephone 713 220 6706

Tuboscope Vetco International Corporation
Board of Directors
2835 Holmes Road
Houston, Texas 77O51

Dear Sirs:

  You have asked us to advise you with respect to the fairness to Tuboscope Vetco International Corporation (the "Acquiror") from a financial point of view of the consideration to be paid and received by the Acquiror pursuant to the terms of the Acquisition Agreement, dated as of January 3, 1996 (the "Acquisition Agreement"), among Drexel Oilfield Services, Ltd. (the "Company"), the Acquiror and ABC Sub (the "Sub"). The Acquisition Agreement provides for the merger (the "Merger") of the Company with the Sub pursuant to which the Company will become a wholly owned subsidiary of the Acquiror and each outstanding share of common stock, par value $0.10 per share, of the Company will be converted into 0.4372 shares of common stock, par value $0.01 per share, of the Acquiror ("Acquiror Common Stock"), and the right to receive up to 0.0273 additional shares of Acquiror Common Stock from escrow. Simultaneously with the Merger, SCF-III, L.P. will purchase 4,200,000 shares of Acquiror Common Stock and warrants to purchase 2,533,000 shares of Acquiror Common Stock at an exercise price of $10.00 per share expiring December 31, 2000, for $31,000,000 (the "Securities Purchase") and Baker Hughes Incorporated will exchange its 100,000 shares of redeemable Series A Convertible Preferred Stock of the Acquiror for 1,500,000 shares of Acquiror Common Stock and warrants to purchase 1,250,000 shares of Acquiror Common Stock at an exercise price of $10.00 per share expiring December 31, 2000 (the "Exchange"). The Merger, the Securities Purchase and the Exchange are all elements of the total transaction and are referred to herein as the "Transaction."

  In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Company and the Acquiror, as well as the Acquisition Agreement. We have also reviewed certain other information, including financial forecasts, provided to us by the Company and the Acquiror, and have met with the Company's and the Acquiror's management~s to discuss the business and prospects of the Company and the Acquiror, both individually and as a combined entity.

  We have also considered certain financial data of the Company and the Acquiror, and we have compared that data with similar data for publicly held companies in businesses similar to those of the Company and the Acquiror and we have considered the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant under the circumstances.

  In connection with our review, we have not assumed responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's and the Acquiror's managements as to the future financial performance of the Company and the Acquiror. In addition, we have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or the Acquiror, nor have we been furnished with any such evaluations or appraisals. We have also assumed, with your consent, that the Transaction would be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof.

  We were not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Acquiror. We agree that if we are approached by a third party with an unsolicited inquiry into a business combination with or acquisition of the Acquiror, we will advise you of any such proposal and, if requested, assist you in evaluating such proposal. We are not expressing any opinion as to what the value of the securities of the Acquiror actually will be when issued to the Company's stockholders pursuant to the Merger or the prices at which such securities will trade subsequent to the Merger.

  We have acted as financial advisor to the Acquiror in connection with the Transaction and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Transaction. We will also receive a fee for rendering this opinion.

  In the ordinary course of our business, CS First Boston and its affiliates may actively trade the debt and equity securities of the Acquiror for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

  It is understood that this letter is for the information of the Board of Directors of the Acquiror in connection with its consideration of the Transaction and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without CS First Boston's prior written consent, which will not be unreasonably withheld. We understand that this letter will be reprinted in its entirety in the proxy statement sent to the stockholders of the Acquiror and the Company in connection with the Transaction and that we will have the opportunity to review and comment on all descriptions thereof in such proxy statement prior to the filing with the Securities and Exchange Commission and prior to its dissemination to stockholders.

  Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be paid and received by the Acquiror in the Transaction is fair to the Acquiror from a financial point of view.

                                          Very truly yours,

                                          CS FIRST BOSTON CORPORATION

                                             /s/ Harry C. Pinson
                                          By: _________________________________
                                             Harry C. Pinson
                                             Managing Director

                                                                      APPENDIX E

                          CERTIFICATE OF AMENDMENT TO
                    RESTATED CERTIFICATE OF INCORPORATION OF

                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION

  Tuboscope Vetco International Corporation, a corporation organized and existing under and by the virtue of the General Corporation Law of the State of Delaware Does Hereby Certify:

  First: That the Board of Directors of Tuboscope Vetco International Corporation duly adopted a resolution setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation declaring said amendment to be advisable and further declaring that such amendment be submitted to the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

    Resolved, that the Restated Certificate of Incorporation of the Company is hereby amended by striking out the first paragraph of Article "Fourth" thereof and substituting in lieu of said paragraph the following new paragraph:

    "The Company shall be authorized to issue two classes of shares of stock to be designated respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Company shall have authority to issue is 65,000,000. The total authorized number of shares of Common Stock shall be 60,000,000 and each such share shall have a par value of $.01. The total authorized number of shares of Preferred Stock shall be 5,000,000 and each such share shall have a par value of $.01."

  Second: That thereafter, pursuant to resolution of its Board of Directors and upon the vote of its stockholders at the 1996 Annual Stockholders' Meeting, the necessary number of shares as required by statute and the Restated Certificate of Incorporation were voted in favor of the amendment.

  Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

  In Witness Whereof, Tuboscope Vetco International Corporation has caused this certificate to be signed by Martin R. Reid, its Chairman of the Board, and attested by James F. Maroney, III, its Vice President, Secretary and General
Counsel, this   th day of April 1996.

                                          TUBOSCOPE VETCO INTERNATIONAL
                                           CORPORATION

                                          By: _________________________________
                                                     Martin R. Reid,
                                                  Chairman of the Board

Attest:

By: _________________________________
        James F. Maroney, III
      Vice President, Secretary
         and General Counsel

                                                                      APPENDIX F

                       THE 1996 EQUITY PARTICIPATION PLAN
                                       OF
                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION

  TUBOSCOPE VETCO INTERNATIONAL CORPORATION, a Delaware corporation, has adopted The 1996 Equity Participation Plan of Tuboscope Vetco International Corporation (the "Plan"), effective April 23, 1996, for the benefit of its eligible employees, consultants and directors. The Plan consists of two plans, one for the benefit of key Employees (as such term is defined below) and consultants and one for the benefit of Independent Directors (as such term is defined below).

  The purposes of this Plan are as follows:

    (1) To provide an additional incentive for directors, key Employees and consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

    (2) To enable the Company to obtain and retain the services of directors, key Employees and consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

                                   ARTICLE I

                                  Definitions

  1.1 General. Wherever the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

  1.2 Award Limit. "Award Limit" shall mean one hundred thousand (100,000) shares of Common Stock.

  1.3 Board. "Board" shall mean the Board of Directors of the Company.

  1.4 Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

  1.5 Committee. "Committee" shall mean the Compensation Committee of the Board, or a subcommittee of the Board, appointed as provided in Section 9.1.

  1.6 Common Stock. "Common Stock" shall mean the common stock of the Company, par value $0.01 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any warrants, options or other rights to purchase Common Stock. Debt securities of the Company convertible into Common Stock shall be deemed equity securities of the Company.

  1.7 Company. "Company" shall mean Tuboscope Vetco International Corporation, a Delaware corporation.

  1.8 Corporate Transaction. "Corporate Transaction" shall mean any of the following stockholder-approved transactions to which the Company is a party:

    (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon this Plan and all Options are assumed by the successor entity;

    (b) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause (a), above; or

    (c) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or person different from those who held such securities immediately prior to such merger.

  1.9 Deferred Stock. "Deferred Stock" shall mean Common Stock awarded under
Article VII of this Plan.

  1.10 Director. "Director" shall mean a member of the Board.

  1.11 Dividend Equivalent. "Dividend Equivalent" shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Article VII of this Plan.

  1.12 Employee. "Employee" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

  1.13 Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  1.14 Fair Market Value. "Fair Market Value" of a share of Common Stock as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (ii) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by Nasdaq or such successor quotation system; or (iii) if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Committee (or the Board, in the case of Options granted to Independent Directors) acting in good faith.

  1.15 Grantee. "Grantee" shall mean an Employee or consultant granted a Performance Award, Dividend Equivalent, Stock Payment or Stock Appreciation Right, or an award of Deferred Stock, under this Plan.

  1.16 Incentive Stock Option. "Incentive Stock Option" shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

  1.17 Independent Director. "Independent Director" shall mean a member of the Board who is not an Employee of the Company.

  1.18 Non-Qualified Stock Option. "Non-Qualified Stock Option" shall mean an Option which is not designated as an Incentive Stock Option by the Committee.

  1.19 Option. "Option" shall mean a stock option granted under Article III of this Plan. An Option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Independent Directors and consultants shall be Non-Qualified Stock Options.

  1.20 Optionee. "Optionee" shall mean an Employee, consultant or Independent Director granted an Option under this Plan.

  1.21 Performance Award. "Performance Award" shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Article VII of this Plan.

  1.22 Plan. "Plan" shall mean The 1996 Equity Participation Plan of Tuboscope Vetco International Corporation.

  1.23 QDRO. "QDRO" shall mean a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

  1.24 Restricted Stock. "Restricted Stock" shall mean Common Stock awarded under Article VI of this Plan.

  1.25 Restricted Stockholder. "Restricted Stockholder" shall mean an Employee or consultant granted an award of Restricted Stock under Article VI of this Plan.

  1.26 Rule 16b-3. "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

  1.27 Stock Appreciation Right. "Stock Appreciation Right" shall mean a stock appreciation right granted under Article VIII of this Plan.

  1.28 Stock Payment. "Stock Payment" shall mean (i) a payment in the form of shares of Common Stock, or (ii) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to a key Employee or consultant in cash, awarded under Article VII of this Plan.

  1.29 Subsidiary. "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  1.30 Termination of Consultancy. "Termination of Consultancy" shall mean the time when the engagement of Optionee, Grantee or Restricted Stockholder as a consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including without limitation, by resignation, discharge, death or retirement; but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Consultancy. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a consultant's service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

  1.31 Termination of Directorship. "Termination of Directorship" shall mean the time when an Optionee who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

  1.32 Termination of Employment. "Termination of Employment" shall mean the time when the employee-employer relationship between the Optionee, Grantee or Restricted Stockholder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of an Optionee, Grantee or Restricted Stockholder by the Company or any Subsidiary, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

                                   ARTICLE II

                             Shares Subject to Plan

  2.1 Shares Subject to Plan.

  (a) The shares of stock subject to Options, awards of Restricted Stock, Performance Awards, Dividend Equivalents, awards of Deferred Stock, Stock Payments or Stock Appreciation Rights shall be Common Stock, initially shares of the Company's Common Stock, par value $0.01 per share. The aggregate number of such shares which may be issued upon exercise of such options or rights or upon any such awards under the Plan shall not exceed one million two hundred thousand (1,200,000). The shares of Common Stock issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares.

  (b) The maximum number of shares which may be subject to options, rights or other awards granted under the Plan to any individual in any calendar year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Options which are cancelled continue to be counted against the Award Limit and if, after grant of an Option, the price of shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Award Limit. Furthermore, to the extent required by Section 162(m) of the Code, if, after grant of a Stock Appreciation Right, the base amount on which stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Company's Common Stock, the transaction is treated as a cancellation of the Stock Appreciation Right and a grant of a new Stock Appreciation Right and both the Stock Appreciation Right deemed to be canceled and the Stock Appreciation Right deemed to be granted are counted against the Award Limit.

  2.2 Add-back Options and Other Rights. If any Option, or other right to acquire shares of Common Stock under any other award under this Plan, expires or is cancelled without having been fully exercised or is exercised in whole or in part for cash as permitted by this Plan, the number of shares subject to such Option or other right but as to which such Option or other right was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1.

Shares of Common Stock which are delivered by the Optionee or Grantee or withheld by the Company upon the exercise of any Option or other award under this Plan in payment of the exercise price thereof may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. If any share of Restricted Stock is forfeited by the Grantee or repurchased by the Company pursuant to Section 6.6 hereof, such share may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1.

                                  ARTICLE III

                              Granting of Options

  3.1 Eligibility. Any Employee or consultant selected by the Committee pursuant to Section 3.4(a)(i) shall be eligible to be granted an Option. Each Independent Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in Section 3.4(d).

  3.2 Disqualification for Stock Ownership. No person may be granted an Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

  3.3 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under Section 422 of the Code. No Incentive Stock Option shall be granted to any person who is not an Employee.

  3.4 Granting of Options

  (a) The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of this Plan:

    (i) Determine which Employees are key Employees and select from among the key Employees or consultants (including Employees or consultants who have previously received Options or other awards under this Plan) such of them as in its opinion should be granted Options;

    (ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected key Employees or consultants;

    (iii) Determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

    (iv) Determine the terms and conditions of such Options, consistent with this Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in
  Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

  (b) Upon the selection of a key Employee or consultant to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee or consultant that the Employee or consultant surrender for cancellation some or all of the unexercised Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments or other rights which have been previously granted to him under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an option price lower (or higher) than the exercise price of such surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award.

  (c) Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such option from treatment as an "incentive stock option" under Section 422 of the Code.

  (d) During the term of the Plan, (i) a person who is an Independent Director as of the effective date of this Plan automatically shall be granted an option to purchase four thousand (4,000) shares of Common Stock (subject to adjustment as provided in Section 10.3) on the date of each annual meeting of stockholders at which the Independent Director is reelected to the Board, and (ii) a person who is initially elected or appointed to the Board and is at the time of election or appointment an Independent Director automatically shall be granted
(A) an option to purchase four thousand (4,000) shares of Common Stock (subject to adjustment as provided in Section 10.3) on the date of such initial election or appointment and (B) an option to purchase four thousand (4,000) shares of Common Stock (subject to adjustment as provided in Section 10.3) on the date of each annual meeting of stockholders after such initial election or appointment at which the Independent Director is reelected to the Board. Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive an initial Option grant pursuant to clause (ii)(A) of the preceding sentence, but to the extent that they are otherwise eligible, will receive, after retirement from the Company, Options as described in the clause (ii)(B) of the preceding sentence. All of the foregoing Option grants authorized by this Section 3.4(d) are subject to stockholder approval of the Plan.

                                   ARTICLE IV

                                Terms of Options

  4.1 Option Agreement. Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee (or the Board, in the case of Options granted to Independent Directors) shall determine, consistent with this Plan. Stock Option Agreements evidencing Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

  4.2 Option Price. The price per share of the shares subject to each Option shall be set by the Committee; provided, however, that such price shall be no less than the par value of a share of Common Stock and (i) in the case of Incentive Stock Options and Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(c) of the Code, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted; (ii) in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted; and (iii) in the case of Options granted to Independent Directors, such price shall equal 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

  4.3 Option Term. The term of an Option shall be set by the Committee in its discretion; provided, however, that, (i) in the case of Options granted to Independent Directors, the term shall be (10) years from the date the Option is granted, without variation or acceleration hereunder, and (ii) in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary. Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Committee may extend the term of any outstanding Option in connection with any Termination of Employment or Termination of Consultancy of the Optionee, or amend any other term or condition of such Option relating to such a termination.

  4.4 Option Vesting

  (a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that, unless the Committee otherwise provides in the terms of the Option, no Option shall be exercisable by any Optionee who is then subject to Section 16 of the Exchange Act within the period ending six months and one day after the date the Option is granted; and provided, further, that Options granted to Independent Directors shall become exercisable in cumulative annual installments of 25% on each of the first, second, third and fourth anniversaries of the date of Option grant, without variation or acceleration hereunder except as provided in
Section 10.3(c). At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests (except an Option granted to an Independent Director).

  (b) No portion of an Option which is unexercisable at Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee in the case of Options granted to employees or consultants either in the Stock Option Agreement or by action of the Committee following the grant of the Option.

  (c) To the extent that the aggregate Fair Market Value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

  4.5 Consideration. In consideration of the granting of an Option, the Optionee shall agree, in the written Stock Option Agreement, to remain in the employ of (or to consult for or to serve as an Independent Director of, as applicable) the Company or any Subsidiary for a period of at least one year (or such shorter period as may be fixed in the Stock Option Agreement or by action of the Committee following grant of the Option) after the Option is granted (or until the next annual meeting of stockholders of the Company, in the case of an Independent Director). Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of, or as a consultant for, the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause.

                                   ARTICLE V

                              Exercise of Options

  5.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee (or the Board, in the case of Options granted to Independent Directors) may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

  5.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his office:

    (a) A written notice complying with the applicable rules established by the Committee or the Board stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

    (b) Such representations and documents as the Committee or the Board, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee or Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

    (c) In the event that the Option shall be exercised pursuant to Section
  10.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

    (d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Committee (or the Board, in the case of Options granted to Independent Directors), may in its discretion (i) allow a delay in payment up to thirty
  (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) subject to the timing requirements of Section 5.3, allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee or the Board, or (vi) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii), (iv) and (v). In the case of a promissory note, the Committee (or the Board, in the case of Options granted to Independent Directors) may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

  5.3 Certain Timing Requirements. At the discretion of the Committee (or Board, in the case of Options granted to Independent Directors), shares of Common Stock issuable to the Optionee upon exercise of the Option may be used to satisfy the Option exercise price or the tax withholding consequences of such exercise, in the case of persons subject to Section 16 of the Exchange Act, only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date or (ii) pursuant to an irrevocable written election by the Optionee to use shares of Common Stock issuable to the Optionee upon exercise of the Option to pay all or part of the Option price or the withholding taxes made at least six months prior to the payment of such Option price or withholding taxes.

  5.4 Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

    (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

    (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee or Board shall, in its absolute discretion, deem necessary or advisable;

    (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee or Board shall, in its absolute discretion, determine to be necessary or advisable;

    (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee or Board may establish from time to time for reasons of administrative convenience; and

    (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

  5.5 Rights as Stockholders. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

  5.6 Ownership and Transfer Restrictions. The Committee (or Board, in the case of Options granted to Independent Directors), in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within
(i) two years from the date of granting such Option to such Employee or (ii) one year after the transfer of such shares to such Employee. The Committee (or the Board, in the case of Options granted to Independent Directors) may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

  5.7 Limitations on Exercise of Options Granted to Independent Directors. No Option granted to an Independent Director may be exercised to any extent by anyone after the first to occur of the following events:

    (a) the expiration of twelve (12) months from the date of the Optionee's death;

    (b) the expiration of twelve (12) months from the date of the Optionee's Termination of Directorship by reason of his permanent and total disability (within the meaning of Section 22(e)(3) of the Code);

    (c) the expiration of three (3) months from the date of the Optionee's Termination of Directorship for any reason other than such Optionee's death or his permanent and total disability, unless the Optionee dies within said three-month period;

    (d) a Corporate Transaction; provided, however, that any Option granted or deemed regranted within six months of such Corporate Transaction shall remain exercisable until the expiration of six months and one day from the later of the date such Option was granted or the date such Option was deemed regranted; or

    (e) The expiration of ten years from the date the Option was granted.

                                   ARTICLE VI

                           Award of Restricted Stock

  6.1 Award of Restricted Stock

  (a) The Committee shall from time to time, in its absolute discretion:

    (i) Select from among the key Employees or consultants (including Employees or consultants who have previously received other awards under this Plan) such of them as in its opinion should be awarded Restricted Stock; and

    (ii) Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with this Plan.

  (b) The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

  (c) Upon the selection of a key Employee or consultant to be awarded Restricted Stock, the Committee shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

  6.2 Restricted Stock Agreement. Restricted Stock shall be issued only pursuant to a written Restricted Stock Agreement, which shall be executed by the selected key Employee or consultant and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

  6.3 Consideration. As consideration for the issuance of Restricted Stock, in addition to payment of any purchase price, the Restricted Stockholder shall agree, in the written Restricted Stock Agreement, to remain in the employ of, or to consult for, the Company or any Subsidiary for a period of at least one year after the Restricted Stock is issued (or such shorter period as may be fixed in the Restricted Stock Agreement or by action of the Committee following grant of the Restricted Stock). Nothing in this Plan or in any Restricted Stock Agreement hereunder shall confer on any Restricted Stockholder any right to continue in the employ of, or as a consultant for, the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Restricted Stockholder at any time for any reason whatsoever, with or without good cause.

  6.4 Rights as Stockholders. Upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 6.7, the Restricted Stockholder shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in his Restricted Stock Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in
Section 6.5.

  6.5 Restriction. All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Restricted Stock Agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that, unless the Committee otherwise provides in the terms of the Restricted Stock Agreement, no share of Restricted Stock granted to a person subject to Section 16 of the Exchange Act shall be sold, assigned or otherwise transferred until at least six months have elapsed from (but excluding) the date on which the Restricted Stock was issued, and provided, further, that by action taken after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Restricted Stock Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. Unless provided otherwise by the Committee, if no consideration was paid by the Restricted Stockholder upon issuance, a Restricted Stockholder's rights in unvested Restricted Stock shall lapse upon Termination of Employment or, if applicable, upon Termination of Consultancy with the Company.

  6.6 Repurchase of Restricted Stock. The Committee shall provide in the terms of each individual Restricted Stock Agreement that the Company shall have the right to repurchase from the Restricted Stockholder the Restricted Stock then subject to restrictions under the Restricted Stock Agreement immediately upon a Termination of Employment or, if applicable, upon a Termination of Consultancy between the Restricted Stockholder and the Company, at a cash price per share equal to the price paid by the Restricted Stockholder for such Restricted Stock; provided, however, that provision may be made that no such right of repurchase shall exist in the event of a Termination of Employment or Termination of Consultancy without cause, or following a change in control of the Company or because of the Restricted Stockholder's retirement, death or disability, or otherwise.

  6.7 Escrow. The Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Restricted Stock Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

  6.8 Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Restricted Stock Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

                                  ARTICLE VII

                   Performance Awards, Dividend Equivalents,
                         Deferred Stock, Stock Payments

  7.1 Performance Awards. Any key Employee or consultant selected by the Committee may be granted one or more Performance Awards. The value of such Performance Awards may be linked to the market value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee, or may be based upon the appreciation in the market value, book value, net profits or other measure of the value of a specified number of shares of Common Stock over a fixed period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular key Employee or consultant.

  7.2 Dividend Equivalents. Any key Employee or consultant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option, Stock Appreciation Right, Deferred Stock or Performance Award is granted, and the date such Option, Stock Appreciation Right, Deferred Stock or Performance Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

  7.3 Stock Payments. Any key Employee or consultant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Fair Market Value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

  7.4 Deferred Stock. Any key Employee or consultant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the market value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Grantee of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the award has vested and the Common Stock underlying the award has been issued.

  7.5 Performance Award Agreement, Dividend Equivalent Agreement, Deferred Stock Agreement, Stock Payment Agreement. Each Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment shall be evidenced by a written agreement, which shall be executed by the Grantee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

  7.6 Term. The term of a Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment shall be set by the Committee in its discretion.

  7.7 Exercise Upon Termination of Employment. A Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment is exercisable or payable only while the Grantee is an Employee or consultant; provided that the Committee may determine that the Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment may be exercised or paid subsequent to Termination of Employment or Termination of Consultancy without cause, or following a change in control of the Company, or because of the Grantee's retirement, death or disability, or otherwise.

  7.8 Payment on Exercise. Payment of the amount determined under Section 7.1 or 7.2 above shall be in cash, in Common Stock or a combination of both, as determined by the Committee. To the extent any payment under this Article VII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 5.4.

  7.9 Consideration. In consideration of the granting of a Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment, the Grantee shall agree, in a written agreement, to remain in the employ of, or to consult for, the Company or any Subsidiary for a period of at least one year after such Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment is granted (or such shorter period as may be fixed in such agreement or by action of the Committee following such grant). Nothing in this Plan or in any agreement hereunder shall confer on any Grantee any right to continue in the employ of, or as a consultant for, the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Grantee at any time for any reason whatsoever, with or without good cause.

                                  ARTICLE VIII

                           Stock Appreciation Rights

  8.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any key Employee or consultant selected by the Committee. A Stock Appreciation Right may be granted (i) in connection and simultaneously with the grant of an Option, (ii) with respect to a previously granted Option, or (iii) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with this Plan as the Committee shall impose and shall be evidenced by a written Stock Appreciation Right Agreement, which shall be executed by the Grantee and an authorized officer of the Company. The Committee, in its discretion, may determine whether a Stock Appreciation Right is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code and Stock Appreciation Right Agreements evidencing Stock Appreciation Rights intended to so qualify shall contain such terms and conditions as may be necessary to meet the applicable provisions of section 162(m) of the Code. Without limiting the generality of the foregoing, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition of the grant of a Stock Appreciation Right to an Employee or consultant that the Employee or consultant surrender for cancellation some or all of the unexercised Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, or other rights which have been previously granted to him under this Plan or otherwise. A Stock Appreciation Right, the grant of which is conditioned upon such surrender, may have an exercise price lower (or higher) than the exercise price of the surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award.

  8.2 Coupled Stock Appreciation Rights

  (a) A Coupled Stock Appreciation Right ("CSAR") shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

  (b) A CSAR may be granted to the Grantee for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

  (c) A CSAR shall entitle the Grantee (or other person entitled to exercise the Option pursuant to this Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

  8.3 Independent Stock Appreciation Rights

  (a) An Independent Stock Appreciation Right ("ISAR") shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of Common Stock as the Committee may determine; provided, however, that unless the Committee otherwise provides in the terms of the ISAR, no ISAR granted to a person subject to Section 16 of the Exchange Act shall be exercisable until at least six months have elapsed from (but excluding) the date on which the Option was granted. The exercise price per share of Common Stock subject to each ISAR shall be set by the Committee. An ISAR is exercisable only while the Grantee is an Employee or consultant; provided that the Committee may determine that the ISAR may be exercised subsequent to Termination of Employment or Termination of Consultancy without cause, or following a change in control of the Company, or because of the Grantee's retirement, death or disability, or otherwise.

  (b) An ISAR shall entitle the Grantee (or other person entitled to exercise the ISAR pursuant to this Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

  8.4 Payment and Limitations on Exercise

  (a) Payment of the amount determined under Section 8.2(c) and 8.3(b) above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee. To the extent such payment is effected in Common Stock it shall be made subject to satisfaction of all provisions of Section 5.4 hereinabove pertaining to Options.

  (b) Grantees of Stock Appreciation Rights who are subject to Section 16 of the Exchange Act may, in the discretion of the Board or Committee, be required to comply with any timing or other restrictions under Rule 16b-3 applicable to the settlement or exercise of a Stock Appreciation Right.

  8.5 Consideration. In consideration of the granting of a Stock Appreciation Right, the Grantee shall agree, in the written Stock Appreciation Right Agreement, to remain in the employ of, or to consult for, the Company or any Subsidiary for a period of at least one year after the Stock Appreciation Right is granted (or such shorter period as may be fixed in the Stock Appreciation Right Agreement or by action of the Committee following grant of the Restricted Stock.) Nothing in this Plan or in any Stock Appreciation Right Agreement hereunder shall confer on any Grantee any right to continue in the employ of, or as a consultant for, the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Grantee at any time for any reason whatsoever, with or without good cause.

                                   ARTICLE IX

                                 Administration

  9.1 Compensation Committee. The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under this Plan) shall consist of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a "disinterested person" as defined by Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

  9.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options granted to Independent Directors. Any such grant or award under this Plan need not be the same with respect to each Optionee, Grantee or Restricted Stockholder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the

Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

  9.3 Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

  9.4 Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Optionees, Grantees, Restricted Stockholders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

                                   ARTICLE X

                            Miscellaneous Provisions

  10.1 Not Transferable. Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a QDRO, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed. No Option, Restricted Stock award, Deferred Stock award, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee, Grantee or Restricted Stockholder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

  During the lifetime of the Optionee or Grantee, only he may exercise an Option or other right or award (or any portion thereof) granted to him under the Plan unless it has been disposed of pursuant to a QDRO. After the death of the Optionee or Grantee, any exercisable portion of an Option or other right or award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement or other agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's or Grantee's will or under the then applicable laws of descent and distribution.

  10.2 Amendment, Suspension or Termination of this Plan. This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company's stockholders given within twelve months before or after the action by the Committee, no action of the Committee may, except as provided in Section 10.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan or modify the Award Limit, and no action of the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. Notwithstanding the foregoing, except as permitted by the applicable exemptive conditions of Rule 16b-3, the provisions of this Plan relating to formula Option grants to Independent Directors, including the amount, price and timing thereof, shall not be amended more than once in any six-month period other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the respective rules thereunder. No amendment, suspension or termination of this Plan shall, without the consent of the holder of Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, alter or impair any rights or obligations under any Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments theretofore granted or awarded, unless the award itself otherwise expressly so provides. No Options, Restricted Stock, Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after the first to occur of the following events:

    (a) The expiration of ten years from the date the Plan is adopted by the Board; or

    (b) The expiration of ten years from the date the Plan is approved by the Company's stockholders under Section 10.4.

  10.3 Changes in Common Stock or Assets of the Company; Acquisition or Liquidation of the Company and Other Corporate Events.

  (a) Subject to Section 10.3(e), in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion (or in the case of options granted to Independent Directors, the Board's sole discretion), affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, Restricted Stock award, Performance Award, Stock Appreciation Right, Dividend Equivalent, Deferred Stock award or Stock Payment, then the Committee (or the Board, in the case of Options granted to Independent Directors) shall, in such manner as it may deem equitable, adjust any or all of

    (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments may be granted under the Plan, or which may be granted as Restricted Stock or Deferred Stock (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

    (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents, or Stock Payments, and in the number and kind of shares of outstanding Restricted Stock or Deferred Stock, and

    (iii) the grant or exercise price with respect to any Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment.

  (b) Subject to Section 10.3(e), in the event of any corporate transaction or other event described in Section 10.3(a) which results in shares of Common Stock being exchanged for or converted into cash, securities (including securities of another corporation) or other property, the Committee will have the right to terminate this Plan as of the date of the event or transaction, in which case all options, rights and other awards granted under this Plan shall become the right to receive such cash, securities or other property, net of any applicable exercise price.

  (c) Subject to Sections 10.3(c)(vii) and 10.3(e), in the event of any corporate transaction or other event described in Section 10.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee (or the Board, in the case of Options granted to Independent Directors) in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee (or the Board, in the case of Options granted to Independent Directors) determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any option, right or other award under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

    (i) In its discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Independent Directors) may provide, either automatically or upon the optionee's request, for either the purchase of any such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or any Restricted Stock or Deferred Stock for an amount of cash equal to the amount that could have been attained upon the exercise of such option, right or award or realization of the optionee's rights had such option, right or award been currently exercisable or payable or the replacement of such option, right or award with other rights or property selected by the Committee (or the Board, in the case of Options granted to Independent Directors) in its sole discretion;

    (ii) In its sole and absolute discretion, the Committee (or the Board, in the case of Options granted to Independent Directors) may provide, either by the terms of such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or Restricted Stock or Deferred Stock or by action taken prior to the occurrence of such transaction or event that it cannot be exercised after such event;

    (iii) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Independent Directors) may provide, either by the terms of such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or Restricted Stock or Deferred Stock or by action taken prior to the occurrence of such transaction or event, that, for a specified period of time prior to such transaction or event, such option, right or award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (i) Section
  4.4 or (ii) the provisions of such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or Restricted Stock or Deferred Stock;

    (iv) In its discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Independent Directors) may provide, either by the terms of such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or Restricted Stock or Deferred Stock or by action taken prior to the occurrence of such transaction or event, that upon such event, such option, right or award be assumed by the successor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

    (v) In its discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Independent Directors) may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents, or Stock Payments, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future.

    (vi) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide either by the terms of a Restricted Stock award or Deferred Stock award or by action taken prior to the occurrence of such event that, for a specified period of time prior to such event, the restricitons imposed under a Restricted Stock Agreement or a Deferred Stock Agreement upon some or all shares of Restricted Stock or Deferred Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 6.6 after such event.

    (vii) None of the foregoing discretionary terms of this Section 10.3(c) shall be permitted with respect to Options granted under Section 3.4(d) to Independent Directors to the extent that such discretion would be inconsistent with the requirements of Rule 16b-3. In the event of a Corporate Transaction, to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth above, each Option granted to an Independent Director shall be exercisable as to all shares covered thereby during the five days immediately preceding the consummation of such Corporate Transaction and subject to such consummation, notwithstanding anything to the contrary in (i) Section 4.4 or (ii) the vesting schedule of such option, and except as provided in Section 5.7(d), Options granted to an Independent Director cannot be exercised following such event.

  (d) Subject to Section 10.3(e) and 10.8, the Committee (or the Board, in the case of Options granted to Independent Directors) may, in its discretion, include such further provisions and limitations in any Option, Performance Award, Stock Appreciation Right, Dividend Equivalent, or Stock Payment, or Restricted Stock or Deferred Stock agreement or certificate, as it may deem equitable and in the best interests of the Company.

  (e) With respect to Incentive Stock Options and Options and Stock Appreciation Rights intended to qualify as performance-based compensation under
Section 162(m), no adjustment or action described in this Section 10.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code or would cause such option or stock appreciation right to fail to so qualify under Section 162(m), as the case may be, or any successor provisions thereto. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would violate Section 16 or the exemptive conditions of Rule 16b-3. The number of shares of Common Stock subject to any option, right or award shall always be rounded to the next whole number.

  10.4 Approval of Plan by Stockholders. This Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of this Plan. Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments may be granted and Restricted Stock or Deferred Stock may be awarded prior to such stockholder approval, provided that such Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments shall not be exercisable and such Restricted Stock or Deferred Stock shall not vest prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments previously granted and all Restricted Stock or Deferred Stock previously awarded under this Plan shall thereupon be cancelled and become null and void.

  10.5 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee, Grantee or Restricted Stockholder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or exercise of any Option, Restricted Stock, Deferred Stock, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment. Subject to the timing requirements of
Section 5.3, the Committee (or the Board, in the case of Options granted to Independent Directors) may in its discretion and in satisfaction of the foregoing requirement allow such Optionee, Grantee or Restricted Stockholder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Option or afterward (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

  10.6 Loans. The Committee may, in its discretion, extend one or more loans to key Employees in connection with the exercise or receipt of an Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment granted under this Plan, or the issuance of Restricted Stock or Deferred Stock awarded under this Plan. The terms and conditions of any such loan shall be set by the Committee.

  10.7 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to awards under the Plan, the Committee (or the Board, in the case of Options granted to Independent Directors) shall have the right (to the extent consistent with the requirements of Rule 16b-3) to provide, in the terms of Options or other awards made under the Plan, or to require the recipient to agree by separate written instrument, that (i) any proceeds, gains or other economic benefit actually or constructively received by the recipient upon any receipt or exercise of the award, or upon the receipt or resale of any Common Stock underlying such award, must be paid to the Company, and (ii) the award shall terminate and any unexercised portion of such award (whether or not vested) shall be forfeited, if (a) a Termination of Employment, Termination of Consultancy or Termination of Directorship occurs prior to a specified date, or within a specified time period following receipt or exercise of the award, or (b) the recipient at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee (or the Board, as applicable).

  10.8 Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of this Plan, this Plan, and any Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment granted, or Restricted Stock or Deferred Stock awarded, to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan, Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents, Stock Payments, Restricted Stock and Deferred Stock granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan, any Option or Stock Appreciation Right intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

  10.9 Effect of Plan Upon Options and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association.

  10.10 Compliance with Laws. This Plan, the granting and vesting of Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments granted or Restricted Stock or Deferred Stock awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

  10.11 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

  10.12 Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof.

                                     * * *

  I hereby certify that the foregoing Plan was duly adopted by the Board of
Directors of Tuboscope Vetco International Corporation on        , 1996.

  Executed on this      day of      , 1996.

                                          _____________________________________
                                                  James F. Maroney, III
                                                Vice President, Secretary
                                                   and General Counsel

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

 Statutory Provisions

  Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of members of its board of directors to the corporation or its stockholders for monetary damages for violations of a director's fiduciary duty of care. Such a provision would have no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. In addition, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying an unlawful dividend or approving an illegal stock repurchase, or obtaining an improper personal benefit.

  Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Additionally, a corporation is required to indemnify its directors and officers against expenses to the extent that such directors or officers have been successful on the merits or otherwise in any action, suit or proceeding or in defense of any claim, issue or matter therein.

  Indemnification can be made by the corporation only upon a determination that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in the DGCL. The indemnification provided by the DGCL shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. A corporation also has the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify him against such liability. The indemnification provided by the DGCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

 The Tuboscope Certificate of Incorporation and Tuboscope Bylaws

  The Tuboscope Certificate of Incorporation limits the directors' liability for monetary damages to Tuboscope and its stockholders for breaches of fiduciary duty except under the circumstances outlined in Section 102(b)(7) of the DGCL as described above under "--Statutory Provisions."

  The Tuboscope Bylaws extend indemnification rights to the fullest extent authorized by the DGCL to directors and officers involved in any action, suit or proceeding where the basis of such involvement is such persons' alleged action in an official capacity or in another capacity while serving as a director or officer of Tuboscope. The Tuboscope Bylaws also permit Tuboscope to maintain insurance to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss incurred as a result of any action, suit or proceeding whether or not Tuboscope would have the power to indemnify such person under the DGCL.

ITEM 21. EXHIBITS.

  2.1 Agreement and Plan of Merger, dated as of January 3, 1996, between Sub,
      Drexel and Tuboscope (incorporated by reference from the registrant's
      Current Report on Form 8-K filed on January 16, 1996).
  5   Opinion of Latham & Watkins.
  8.1 Opinion of Baker & Botts, L.L.P. regarding certain tax matters.
  8.2 Opinion of Vinson & Elkins L.L.P. regarding certain tax matters.
 23.1 Consent of Ernst & Young LLP.
 23.2 Consent of KPMG Peat Marwick LLP.
 99.1 Tuboscope Vetco International Corporation Form of Proxy.
 99.2 Consent of L. E. Simmons.
 99.3 Consent of John F. Lauletta.
 99.4 Consent of J. S. Dickson Leach.

ITEM 22. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information statement.

    (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

    (3) to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

  (c)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or any party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

  (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

  (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 20th day of March, 1996.

                                          TUBOSCOPE VETCO INTERNATIONAL
                                           CORPORATION

                                                /s/ James F. Maroney, III
                                          By___________________________________
                                              James F. Maroney, III
                                              Vice President, General Counsel
                                              and Secretary

  Each person whose signature appears below hereby constitutes and appoints James F. Maroney, III and Ronald L. Koons, or any one of them, his attorneys-in-fact and agents, each with full powers of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the Common Stock under the Securities and Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                NAME                             TITLE                    DATE
                ----                             -----                    ----

         /s/ Martin R. Reid          Chairman of the Board           March 20, 1996
____________________________________
           Martin R. Reid

     /s/ William V. Larkin, Jr.      President, Chief Executive      March 20, 1996
____________________________________ Officer and Director
       William V. Larkin, Jr.

        /s/ Ronald L. Koons          Executive Vice President,       March 20, 1996
____________________________________ Chief Financial Officer and
          Ronald L. Koons            Treasurer (Principal
                                     Financial Officer)

        /s/ Jerome L. Baier          Director                        March 20, 1996
____________________________________
          Jerome L. Baier

       /s/ Martin G. Hubbard         Director                        March 20, 1996
____________________________________
         Martin G. Hubbard

        /s/ Eric L. Mattson          Director                        March 20, 1996
____________________________________
          Eric L. Mattson

     /s/ Timothy M. Pennington       Director                        March 20, 1996
____________________________________
       Timothy M. Pennington

       /s/ Patrick T. Seaver         Director                        March 20, 1996
____________________________________
         Patrick T. Seaver

        /s/ James J. Shelton         Director                        March 20, 1996
____________________________________
          James J. Shelton

      /s/ Frederick J. Warren        Director                        March 20, 1996
____________________________________
        Frederick J. Warren

                                 EXHIBIT INDEX

 EXHIBIT        DESCRIPTION                                                                        PAGE
 -------        -----------                                                                        ----
   5     Opinion of Latham & Watkins.
   8.1   Opinion of Baker & Botts, L.L.P. regarding certain tax matters.
   8.2   Opinion of Vinson & Elkins L.L.P. regarding certain tax matters.
  23.1   Consent of Ernst & Young LLP.
  23.2   Consent of KPMG Peat Marwick LLP.
  99.1   Tuboscope Vetco International Corporation Form of Proxy.
  99.2   Consent of L. E. Simmons.
  99.3   Consent of John F. Lauletta.
  99.4   Consent of J. S. Dickson Leach.